Filed Pursuant to Rule 424(h)
Registration Statement Nos. 333-205778 and 333-205778-02

This document is subject to completion and amendment.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or foreign jurisdiction where the offer or sale is not permitted.

Subject to Completion and Amendment, Dated April 27, 2016
$1,200,000,000(1)

Toyota Auto Receivables 2016-B Owner Trust
Issuing Entity (CIK Number: 0001671697)
Toyota Auto Finance Receivables LLC
Depositor (CIK Number: 0001131131)
Toyota Motor Credit Corporation
Sponsor, Administrator and Servicer (CIK Number: 0000834071)

You should review carefully the factors described under “Risk Factors” beginning on page 23 of this prospectus.
The primary assets of the issuing entity will include a pool of fixed rate motor vehicle retail installment sales contracts secured by new or used cars, minivans, light-duty trucks and sport utility vehicles. The assets of the issuing entity will also include related security interests in the financed vehicles, proceeds from claims on related insurance policies, amounts deposited in specified bank accounts and all proceeds of the foregoing.
The notes are asset-backed securities issued by the issuing entity and will be paid only from the assets of the issuing entity.  The notes represent the obligations of the issuing entity only and do not represent the obligations of or interests in Toyota Motor Credit Corporation or any of its affiliates.  Neither the notes nor the receivables owned by the issuing entity are insured or guaranteed by any governmental agency.

•	The issuing entity will issue the six classes of notes with an aggregate initial principal amount of $1,200,000,000 or an aggregate initial principal amount of $1,600,000,000. If the aggregate initial principal amount of the notes is $1,200,000,000, the notes will be issued in the amounts described in the table below. The issuing entity will also issue a certificate representing the equity interest in the issuing entity, which is not being offered hereby.
•	The principal of and interest on the notes will generally be payable on the 15th day of each month, unless the 15th day is not a business day, in which case payment will be made on the following business day. The first payment will be made on June 15, 2016.
•	Credit enhancement for the notes consists of a reserve account, overcollateralization, a yield supplement overcollateralization amount, excess interest on the receivables and, in the case of the Class A Notes, subordination of the Class B Notes (which will have a 0.00% interest rate).
	Initial Principal Amount(2)	Interest Rate	Accrual Method	Final Scheduled Payment Date
Class A‑1 Notes(3)	$337,000,000	____%	Actual/360	May 15, 2017
Class A‑2a Notes(3)	$368,000,000 (aggregate)(4)	____%	30/360	October 15, 2018
Class A‑2b Notes(3)		One-Month LIBOR + ____%(5)	Actual/360	October 15, 2018
Class A‑3 Notes(3)	$362,000,000	____%	30/360	April 15, 2020
Class A‑4 Notes(3)	$103,000,000	____%	30/360	August 16, 2021
Class B Notes(3)	$30,000,000	0.00%	30/360	June 15, 2022
	Initial Public Offering Price	Underwriting Discounts and Commissions		Proceeds To Depositor(6)
Per Class A-2a Note	_____%	_____%		_____%
Per Class A-2b Note	_____%	_____%		_____%
Per Class A-3 Note	_____%	_____%		_____%
Per Class A-4 Note	_____%	_____%		_____%
Total	$__________(7)	$__________(7)		$__________(7)
(1)

Represents the aggregate initial principal amount of the notes if the aggregate initial principal amount of the notes is $1,200,000,000. The aggregate initial principal amount of the notes may be $1,600,000,000.

(2)

If the aggregate initial principal amount of the notes is $1,600,000,000, the following notes will be issued: $446,000,000 of Class A-1 Notes, $490,000,000 aggregate initial principal amount of Class A-2a Notes and Class A-2b Notes, $490,000,000 of Class A-3 Notes, $134,000,000 of Class A-4 Notes and 40,000,000 of Class B Notes. Toyota Motor Credit Corporation will make the determination regarding the initial principal amount of the notes based on, among other considerations, market conditions at the time of pricing. See “Risk Factors—Risks associated with unknown aggregate initial principal amount of the notes.”

(3)

The Class A-1 Notes, the Class B Notes and approximately 10% (by initial principal amount) of each of the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes will be retained by Toyota Auto Finance Receivables LLC or its affiliate on the closing date.

(4)

The allocation of the initial principal amount between the Class A-2a Notes and Class A-2b Notes will be determined at the time of pricing of the notes offered hereunder. If the aggregate initial principal amount of the notes is $1,200,000,000, the Depositor expects that the initial principal amount of the Class A-2b Notes will not exceed $276,000,000.  If the aggregate initial principal amount of the notes is $1,600,000,000, the Depositor expects that the initial principal amount of the Class A-2b Notes will not exceed $367,500,000.

(5)
If the sum of One-Month LIBOR plus ____% is less than 0.00% for any interest period, then the interest rate for the class A-2b notes for such interest period will be deemed to be 0.00%.  See “Description of the Notes—Payments of Interest” in this prospectus.

(6)	Before deducting expenses payable by Toyota Auto Finance Receivables LLC, estimated to be $1,000,000.
(7)	Calculated using the initial principal amount of the underwritten notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.
If the aggregate initial principal amount of the notes is $1,200,000,000, then $331,200,000 aggregate amount of Class A-2 Notes, $325,800,000 of Class A-3 Notes and $92,700,000 of Class A-4 Notes are offered by the underwriters and if the aggregate initial principal amount of the notes is $1,600,000,000, then $441,000,000 aggregate amount of Class A-2 Notes, $441,000,000 of Class A-3 Notes and $120,600,000 of Class A-4 Notes are offered by the underwriters, in each case, if and when issued by the issuing entity, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part. The notes will be delivered in book-entry form through The Depository Trust Company, on or about May ___, 2016 against payment in immediately available funds.  The net proceeds to Toyota Motor Credit Corporation from the sale of the receivables will be used to acquire retail installment sales contracts and beneficial interests in lease contracts financing new Toyota and Lexus gas-electric hybrid or alternative fuel powertrain vehicles meeting certain criteria, as described under “Use of Proceeds” in this prospectus.

The issuing entity will be relying on an exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Rule 3a-7 thereunder, although there may be additional exemptions or exclusions available to the issuing entity.  The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act.

Joint Bookrunners
Citigroup	Lloyds Securities	RBC Capital Markets
Co-Managers
Credit Agricole Securities	Mizuho Securities	US Bancorp

The date of this prospectus is May ___, 2016

TABLE OF CONTENTS
Page
SUMMARY OF PARTIES TO THE TRANSACTION	5
SUMMARY OF MONTHLY DISTRIBUTIONS OF COLLECTIONS	6
SUMMARY OF TERMS	7
RISK FACTORS	23
THE ISSUING ENTITY	44
CAPITALIZATION OF THE ISSUING ENTITY	46
THE DEPOSITOR	47
THE SPONSOR, ADMINISTRATOR AND SERVICER	47
Underwriting of Motor Vehicle Retail Installment Sales Contracts	48
Electronic Contracts and Electronic Contracting	50
Servicing of Motor Vehicle Retail Installment Sales Contracts	50
Securitization Experience	52
THE TRUSTEES	52
Duties of the Owner Trustee and Indenture Trustee	54
Fees and Expenses	55
ASSET REPRESENTATIONS REVIEWER	56
General	56
Fees and Expenses	56
Resignation and Removal	57
Indemnity and Liability	57
AFFILIATIONS AND CERTAIN RELATIONSHIPS	57
THE RECEIVABLES POOL	58
POOL UNDERWRITING	69
REVIEW OF POOL ASSETS	69
DELINQUENCIES, REPOSSESSIONS AND NET LOSSES	70
ASSET REPRESENTATIONS REVIEW	73
Delinquency Trigger	75
REPURCHASES OF RECEIVABLES	76
Dispute Resolution	78
STATIC POOLS	79
USE OF PROCEEDS	79
PREPAYMENT AND YIELD CONSIDERATIONS	80
WEIGHTED AVERAGE LIVES OF THE NOTES	81
POOL FACTORS AND TRADING INFORMATION	97
DESCRIPTION OF THE NOTES	97
General	97
Payments of Interest	97
Payments of Principal	99
Allocation of Losses	100
Indenture	100
Notices	104
Governing Law	104
Minimum Denominations	104
Book-Entry Registration	104
Definitive Securities	108
List of Securityholders	109
Reports to Securityholders	109
PAYMENTS TO NOTEHOLDERS	110
Calculation of Available Collections	111
Calculation of Principal Distribution Amounts	111
Priority of Payments	112
Payments After Occurrence of Event of Default Resulting in Acceleration	113
Credit and Cash Flow Enhancement	114

TRANSFER AND SERVICING AGREEMENTS	117
The Transfer and Servicing Agreements	117
Sale and Assignment of Receivables	117
Accounts	117
Servicing Procedures	118
Servicing Compensation and Payment of Expenses	119
Insurance on Financed Vehicles	119
Collections	120
Eligible Investments	120
Payments	122
Net Deposits	122
Optional Purchase of Receivables and Redemption of Notes	122
Removal of Servicer	122
Statements to Trustees and Issuing Entity	123
Evidence as to Compliance	123
Certain Matters Regarding the Servicer; Servicer Liability	124
Rights upon Servicer Default	125
Waiver of Past Defaults	125
Amendment	125
Non-Petition	126
Payment of Notes	126
Depositor Liability	126
Termination	126
Administration Agreement	127
Investor Communications	128
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES	128
General	128
Security Interests	128
Repossession of Financed Vehicles	130
Notice of Sale of Financed Vehicles; Reinstatement and Redemption Rights	131
Deficiency Judgments and Excess Proceeds	131
Certain Bankruptcy Considerations	131
Dodd-Frank Act Orderly Liquidation Authority Provisions	132
Consumer Protection Laws	135
Forfeiture for Drug, RICO and Money Laundering Violations	137
Other Limitations	137
LEGAL PROCEEDINGS	138
ERISA CONSIDERATIONS	138
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	140
Tax Characterization of the Issuing Entity	140
Changes Made by the Bipartisan Budget Act of 2015	141
Tax Consequences to Owners of the Notes	141
CERTAIN STATE TAX CONSEQUENCES	145
WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR NOTES	145
The Issuing Entity	145
The Depositor	145
UNDERWRITING	146
European Economic Area	148
EU Risk Retention and Due Diligence Requirements	149
United Kingdom	149
LEGAL OPINIONS	150
INDEX OF TERMS	151
ANNEX A: GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	A-1
ANNEX B: STATIC POOL INFORMATION	B-1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
Cross-references are included in this prospectus, which direct you to more detailed descriptions of a particular topic.  You can also find references to key topics in the table of contents beginning on page 2 of this prospectus.
For a listing of the pages where capitalized terms used in this prospectus are defined, you should refer to the “Index of Terms” beginning on page 151 of this prospectus.
Whenever we use words like “we” or “us” or similar words in this prospectus, we are referring to Toyota Auto Finance Receivables LLC in its capacity as depositor.  Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements in this prospectus speak only as of the date of this prospectus.  We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.  For the avoidance of doubt, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
 RELATING TO NOTES ISSUED BY THE ISSUING ENTITY
The Securities and Exchange Commission allows us to “incorporate by reference” information filed with it by Toyota Auto Finance Receivables LLC on behalf of the issuing entity, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the Securities and Exchange Commission will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus.  We incorporate by reference any future annual, monthly or current reports and proxy materials filed with the Securities and Exchange Commission by or on behalf of the issuing entity until we terminate our offering of the notes by the issuing entity.
If you have received a copy of this prospectus, you may request a copy of any document that we have incorporated by reference in this prospectus, excluding any exhibit to the document unless the exhibit is specifically incorporated by reference in the document, at no cost by contacting Toyota Auto Finance Receivables LLC at the following address or telephone number: Toyota Auto Finance Receivables LLC, 19851 South Western Avenue, Torrance, California 90501; telephone: (310) 468-7333.

SUMMARY OF PARTIES TO THE TRANSACTION

This chart provides only a simplified overview of the relationships between the key parties to the transaction.  For additional information, you should refer to this prospectus.   On the closing date, the Class A-1 Notes, the Class B Notes and approximately 10% (by initial principal amount) of each of the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes will be retained by Toyota Auto Finance Receivables LLC or its affiliate.

SUMMARY OF MONTHLY DISTRIBUTIONS OF COLLECTIONS

COLLECTION ACCOUNT
1st
SERVICER
(Servicing Fee)
2nd
INDENTURE TRUSTEE, OWNER TRUSTEE AND ASSET REPRESENTATIONS REVIEWER
(fees, expenses and indemnification amounts not to exceed $300,000 in any calendar year)
3rd
CLASS A NOTEHOLDERS
(accrued and unpaid interest on the class A notes)
4th
NOTEHOLDERS
(First Priority Principal Distribution Amount)
5th
CLASS B NOTEHOLDERS
(accrued and unpaid interest)
6th
NOTEHOLDERS
(Second Priority Principal Distribution Amount)
7th
RESERVE ACCOUNT DEPOSIT
(to the extent required)
8th
NOTEHOLDERS
(Regular Principal Distribution Amount)
9th
INDENTURE TRUSTEE, OWNER TRUSTEE AND ASSET REPRESENTATIONS REVIEWER
(any outstanding fees, expenses and indemnification amounts)
10th
ALL REMAINING AMOUNTS
(to the Certificateholder)
(prior to an Event of Default and acceleration of the Notes, first, to the Class A-1 Notes until paid in full, second, to the Class A-2a Notes and the Class A-2b Notes, pro rata, until paid in full, third, to the Class A-3 Notes until paid in full, fourth, to the Class A-4 Notes until paid in full, and fifth, to the Class B Notes until paid in full)

This chart provides only a simplified overview of the monthly distributions of available collections.   For additional information, see “Payments to Noteholders—Calculation of Available Collections” and “—Priority of Payments” in this prospectus.

SUMMARY OF TERMS
The following information highlights selected information from this document and provides a general overview of the terms of the notes.  To understand all of the terms of the offering of these notes, you should read carefully this entire document, including any documents incorporated by reference herein, before making your investment decision.
Relevant Parties
Issuing Entity	Toyota Auto Receivables 2016-B Owner Trust, a Delaware statutory trust.
Depositor
Toyota Auto Finance Receivables LLC, a Delaware limited liability company, is a wholly-owned, limited purpose subsidiary of Toyota Motor Credit Corporation.  The principal executive offices of Toyota Auto Finance Receivables LLC are located at 19851 South Western Avenue, Torrance, California 90501, its telephone number is (310) 468-7333 and its facsimile number is (310) 468-6194.

Sponsor, Administrator and Servicer
Toyota Motor Credit Corporation, a California corporation (“TMCC”).  The principal executive offices of TMCC are located at 19001 South Western Avenue, Torrance, California 90501, its telephone number is (310) 468-1310 and its facsimile number is (310) 468-6194.

Asset Representations Reviewer	Clayton Fixed Income Services LLC, a Delaware limited liability company.
Indenture Trustee	Deutsche Bank Trust Company Americas, a state-chartered New York banking corporation.
Owner Trustee	Wells Fargo Delaware Trust Company, National Association, a national banking association.
Relevant Agreements
Indenture	The indenture between the issuing entity and the indenture trustee. The indenture provides for the terms of the notes.
Trust Agreement	The trust agreement, as amended and restated, between the depositor and the owner trustee. The trust agreement establishes and governs the issuing entity and provides for the terms of the certificate.
Receivables Purchase Agreement
The receivables purchase agreement between the depositor and TMCC.  The receivables purchase agreement governs the sale of the receivables from TMCC, as the originator of the receivables, to the depositor.

Sale and Servicing Agreement
The sale and servicing agreement among the issuing entity, the servicer and the depositor.  The sale and servicing agreement governs the sale of the receivables by the depositor to the issuing entity and the servicing of the receivables by the servicer.

Administration Agreement
The administration agreement among the administrator, the issuing entity and the indenture trustee.  The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the issuing entity.

Asset Representations Review Agreement
The asset representations review agreement among the asset representations reviewer, the issuing entity, the servicer and the administrator.  The asset representations review agreement governs the performance by the asset representations reviewer of asset representations reviews.

Relevant Dates
Closing Date	On or about May ___, 2016.
Cutoff Date
The cutoff date for (i) the receivables in the statistical pools used in preparing the statistical information presented in this prospectus, and (ii) the receivables sold to the issuing entity on the closing date, is the close of business on March 31, 2016.

Statistical Information
The statistical information in this prospectus is based on the receivables in the statistical pools as of the cutoff date. The receivables sold to the issuing entity on the closing date will be selected from the applicable statistical pool and may also include other receivables owned by the sponsor. The characteristics of the receivables sold to the issuing entity on the closing date may not be identical to, but will not differ materially from, the characteristics of the receivables in the applicable statistical pool described in this prospectus.

Collection Period	The period commencing on the first day of the applicable month (or in the case of the first collection period, from, but excluding, the cutoff date) and ending on the last day of the applicable month.
Payment Dates
The issuing entity will generally pay interest on and principal of the notes on the 15th day of each month.  If the 15th day of the month is not a business day, payments on the notes will be made on the next business day.  The date that any payment is made is called a “payment date.”  The first payment date will be June 15, 2016.

A “business day” is any day except:
• a Saturday or Sunday; or
• a day on which banks in New York, New York or Wilmington, Delaware are closed.
Final Scheduled Payment Dates	The final principal payment for each class of notes is due on the related final scheduled payment date specified on the front cover of this prospectus.
Record Date
So long as the notes are in book-entry form, the issuing entity will make payments on the notes to the related holders of record on the day immediately preceding the related payment date.  If the notes are issued in definitive form, the record date will be the last day of the month preceding the related payment date.

Description of the Notes
The class A-1 notes, the class A-2a notes, the class A-2b notes, the class A‑3 notes and the class A‑4 notes are referred to in this prospectus collectively as the “class A notes.”  The class A-2a notes and the class A-2b notes are referred to in this prospectus collectively as the “class A-2 notes.” The class A notes and the class B notes are referred to in this prospectus collectively as the “notes.”
The class A-1 notes, the class B notes and approximately 10% (by initial principal amount) of each of the class A-2a notes, the class A-2b notes, the class A-3 notes and the class A-4 notes will be retained by the depositor or its affiliate on the closing date and may be sold at any time directly, including through a placement agent, or through underwriters.
The allocation of the initial principal amount of the class A-2 notes between the class A-2a notes and class A-2b notes will be determined at the time of pricing of the notes offered hereunder. The depositor expects that, if the aggregate initial principal amount of the notes is $1,200,000,000, the initial principal amount of the class A-2b notes will not exceed $276,000,000 and, if the aggregate initial principal amount of the notes is $1,600,000,000, the initial principal amount of the class A-2b notes will not exceed $367,500,000.
TMCC will make the determination regarding the initial principal amount of the notes based on, among other considerations, market conditions at the time of pricing. See “Risk Factors—Risks associated with unknown aggregate initial principal amount of the notes.”
All of the notes issued by the issuing entity will be secured by the assets of the issuing entity pursuant to the indenture and by funds on deposit in the accounts of the issuing entity.

For a description of how payments of interest on and principal of the notes will be made on each payment date, you should refer to “Description of the Notes” and “Payments to Noteholders” in this prospectus.

Certificate
The issuing entity will also issue a certificate representing the equity or residual interest in the issuing entity and the right to receive amounts that remain after the issuing entity makes full payment of interest on and principal of the notes payable on a given payment date, required deposits to the reserve account on that payment date and other required payments. The depositor will initially retain the certificate.  The certificate is not being offered by this prospectus.

Any information in this prospectus regarding the certificate is included only for informational purposes to facilitate a better understanding of the notes.
Minimum Denominations	The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Registration of the Notes
You will generally hold your interests in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or the Euroclear Bank SA/NV, as operator for the Euroclear System.  This is referred to as book-entry form.  You will not receive a definitive note except under limited circumstances.

For additional information, you should refer to “Description of the Notes––Book-Entry Registration” and “Annex A: Global Clearance, Settlement and Tax Documentation Procedures” in this prospectus.
Structural Summary
Assets of the Issuing Entity; the Receivables and Statistical Information
The primary assets of the issuing entity will include a pool of fixed rate retail installment sales contracts used to finance new and used passenger cars, minivans, light-duty trucks or sport utility vehicles.  We refer to these contracts as “receivables.”  The assets of the issuing entity will also include related security interests in the financed vehicles, proceeds from claims on related insurance policies, amounts deposited in specified bank accounts and all proceeds of the foregoing.
Purchasers of new and used cars, minivans, light-duty trucks and sport utility vehicles often finance their purchases by entering into retail installment sales contracts with Toyota, Lexus and Scion dealers who then sell the contracts to TMCC.  The purchasers of the financed vehicles are referred to as the “obligors” under the receivables.  The terms of the contracts must meet requirements specified by TMCC.
The receivables will be sold by the sponsor to the depositor and then transferred by the depositor to the issuing entity.  The sale by the sponsor to the depositor will be documented under a receivables purchase agreement between the sponsor and the depositor.  The sale by the depositor to the issuing entity will be documented under a sale and servicing agreement among the depositor, the servicer and the issuing entity.  The receivables will be selected based on criteria specified in the sale and servicing agreement.
The issuing entity will grant a security interest in the receivables and other specified assets of the issuing entity, and the depositor will grant a security interest in the amounts on deposit in the reserve account, in each case to the indenture trustee for the benefit of the noteholders.
The issuing entity’s main source of funds for making payments on the notes will be the receivables.
The information concerning the receivables presented throughout this prospectus is based on the receivables in the statistical pools described in this prospectus as of the cutoff date.

As of the cutoff date, if the aggregate initial principal amount of the notes is $1,200,000,000, the receivables in the related statistical pool had the following characteristics:
Total Principal Balance	$1,276,954,993.21
Number of Receivables	75,390
Average Principal Balance	$16,937.99
Range of Principal Balances	$253.67 – $86,718.85
Average Original Amount Financed	$25,445.98
Range of Original Amounts Financed	$2,761.00 - $103,483.76
Weighted Average Annual Percentage Rate (“APR”)(1)	2.12%
Range of APRs	0.00% – 21.90%
Weighted Average Original Number of
Scheduled Payments(1)	62.03 payments
Range of Original Number of
Scheduled Payments	12 – 72 payments
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Payments Greater Than 60 Months	29.32%
Weighted Average Remaining Number of Scheduled Payments(1)	46.96 payments
Range of Remaining Number
of Scheduled Payments	4 – 68 payments
Weighted Average FICO® score (1) (2)	755
Range of FICO® scores (2)	620 – 883
___________________ (1) Weighted by principal balance as of the cutoff date. (2) FICO® is a federally registered servicemark of Fair Isaac Corporation.

As of the cutoff date, if the aggregate initial principal amount of the notes is $1,600,000,000, the receivables in the related statistical pool had the following characteristics:
Total Principal Balance	$1,702,881,151.52
Number of Receivables	100,329
Average Principal Balance	$16,972.97
Range of Principal Balances	$252.10 – $90,278.19
Average Original Amount Financed	$25,468.58
Range of Original Amounts Financed	$2,529.19 - $103,483.76
Weighted Average Annual Percentage Rate (“APR”)(1)	2.11%
Range of APRs	0.00% – 21.90%
Weighted Average Original Number of
Scheduled Payments(1)	62.02 payments
Range of Original Number of
Scheduled Payments	12 – 72 payments
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Payments Greater Than 60 Months	29.22%
Weighted Average Remaining Number of Scheduled Payments(1)	46.99 payments
Range of Remaining Number
of Scheduled Payments	4 – 68 payments
Weighted Average FICO® score (1) (2)	755
Range of FICO® scores (2)	620 – 883
___________________ (1) Weighted by principal balance as of the cutoff date. (2) FICO® is a federally registered servicemark of Fair Isaac Corporation.

For additional information regarding the characteristics of the receivables in the statistical pools as of the cutoff date, you should refer to “The Receivables Pool” in this prospectus.
TMCC does not consider any of the receivables to be exceptions to its underwriting standards.  For additional information regarding TMCC’s underwriting standards, you should refer to “The Sponsor, Administrator and Servicer—Underwriting of Motor Vehicle Retail Installment Sales Contracts” in this prospectus.
If the aggregate initial principal amount of the notes is $1,200,000,000, the receivables sold to the issuing entity on the closing date are expected to have a total principal balance of approximately $1,276,954,993.21 as of the cutoff date.  If the aggregate initial principal amount of the notes is $1,600,000,000, the receivables sold to the issuing entity on the closing date are expected to have a total principal balance of approximately $1,702,881,151.52 as of the cutoff date.
The characteristics of the receivables in the pool acquired by the issuing entity on the closing date may not be identical to, but will not differ materially from, those of the receivables in the applicable statistical pool as of the cutoff date.  All receivables acquired by the issuing entity, however, must satisfy the eligibility criteria specified in the transaction documents.  For additional information regarding the eligibility criteria for receivables being acquired by the issuing entity, you should refer to “The Receivables Pool” in this prospectus.

The assets of the issuing entity will also include:
• certain monies due or received under the receivables after the cutoff date;
• security interests in the vehicles financed under the receivables;
• certain bank accounts and the proceeds of those accounts; and

•         proceeds from claims under certain insurance policies relating to the financed vehicles or the obligors under the receivables and certain rights of the depositor under the receivables purchase agreement.

For additional information regarding the assets of the issuing entity, you should refer to “The Issuing Entity” in this prospectus.
Review of Pool Assets
In connection with the offering of the notes, the depositor has performed a review of the receivables and certain disclosure in this prospectus relating to the receivables, and has concluded that it has reasonable assurance that such disclosure is accurate in all material respects, as described under “Review of Pool Assets” in this prospectus.
As described in “The Sponsor, Administrator and Servicer—Underwriting of Motor Vehicle Retail Installment Sales Contracts” in this prospectus, under TMCC’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a TMCC credit analyst with appropriate approval authority.  The credit analyst decisions applications based on an evaluation that considers an applicant’s creditworthiness and projected ability to meet the monthly payment obligation, which is derived, among other things, from the amount financed (as defined in the sale and servicing agreement), the term, and the assigned contractual interest rate.
If the aggregate initial principal amount of the notes is $1,200,000,000, approximately 53.61% of the aggregate principal balance of the receivables in the related statistical pool as of the cutoff date were automatically approved, while approximately 46.39% of the aggregate principal balance of the receivables in the related statistical pool as of the cutoff date were evaluated and approved by a TMCC credit analyst with appropriate authority in accordance with TMCC’s written underwriting guidelines.  If the aggregate initial principal amount of the notes is $1,600,000,000, approximately 53.77% of the aggregate principal balance of the receivables in the related statistical pool as of the cutoff date were automatically approved, while approximately 46.23% of the aggregate principal balance of the receivables in the related statistical pool as of the cutoff date were evaluated and approved by a TMCC credit analyst with appropriate authority in accordance with TMCC’s written underwriting guidelines.  TMCC determined that whether a receivable was accepted automatically by TMCC’s electronic credit decision system or was accepted following review by a TMCC credit analyst was not indicative of the related receivable’s quality.

Asset Representations Review
The asset representations reviewer will perform a review of certain of the receivables for compliance with the representations made about the receivables if:
•    a delinquency trigger for the receivables is reached; and
•    the required amount of noteholders vote to direct the review.

For additional information about the asset representations review, the delinquency trigger, voting requirements for a review, the representations and warranties to be reviewed and the cost of the review, you should refer to “Asset Representations Review” in this prospectus.

Repurchase Dispute Resolution
If a request is made for the repurchase of a receivable due to a breach of a representation or warranty, and the request is not resolved within 180 days of the receipt by TMCC or the depositor of such request, the party submitting the request will have the right to refer the matter to either mediation (including non-binding arbitration) or third-party binding arbitration.  See “Repurchases of Receivables—Dispute Resolution” in this prospectus.

Servicing and Servicer Compensation
TMCC will act as servicer for the receivables owned by the issuing entity.  The servicer will handle all collections, administer defaults and delinquencies and otherwise service the contracts.  On each payment date, the issuing entity will pay the servicer a monthly fee equal to one-twelfth of 1.00% multiplied by the aggregate principal balance of the receivables as of the first day of the related collection period; provided that, for the first payment date, the issuing entity will pay the servicer a fee equal to two-twelfths of 1.00% of the aggregate principal balance of the receivables as of the cutoff date.  The servicer will also receive additional servicing compensation in the form of certain investment earnings, late fees, extension fees and other administrative fees and expenses or similar charges received by the servicer during such month.
For additional information regarding the compensation payable to the servicer, you should refer to “Transfer and Servicing Agreements––Servicing Compensation and Payment of Expenses” in this prospectus.

Trustees Fees and Expenses
The issuing entity will pay the indenture trustee an annual fee equal to $5,000.  The issuing entity will also pay the owner trustee an annual fee equal to $3,000.   Each trustee will also be entitled to reimbursement or payment by the issuing entity for all expenses and indemnification amounts incurred in connection with the performance of its duties under the applicable transaction agreements.
For additional information regarding fees, expenses and indemnification amounts reimbursable or payable to the trustees, you should refer to “The Trustees––Fees and Expenses” in this prospectus.

Asset Representations Reviewer Fees and Expenses
The issuing entity will pay the asset representations reviewer an annual fee equal to $7,500.  The asset representations reviewer will also be entitled to reimbursement or payment by the issuing entity for all expenses and indemnification amounts incurred in connection with the performance of its duties under the asset representations review agreement.  In the event an asset representations review occurs, the issuing entity will also pay the asset representations reviewer a fee equal to $200 for each receivable reviewed by it.
For additional information regarding fees, expenses and indemnification amounts reimbursable or payable to the asset representations reviewer, you should refer to “Asset Representations Reviewer––Fees and Expenses” in this prospectus.

Administration Fee
As compensation for the performance of the administrator’s obligations and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee, which will be paid by the servicer from the servicing fee.

Interest and Principal Payments	Interest Rates
The notes will bear interest for each interest period at the interest rates specified on the front cover of this prospectus.
Interest Accrual

The class A-1 notes and the class A-2b notes will accrue interest on an actual/360 basis from (and including) a payment date to (but excluding) the next payment date, except that the first interest period for the class A-1 notes and the class A-2b notes will be from (and including) the closing date to (but excluding) the initial payment date.  This means that the interest due on each of the class A-1 notes and the class A-2b notes on each payment date will be the product of: (i) the outstanding principal amount of such class of notes; (ii) the related interest rate; and (iii) the actual number of days since the previous payment date (or, in the case of the first payment date, from (and including) the closing date to (but excluding) the initial payment date) divided by 360.
If the sum of One-Month LIBOR and the applicable spread set forth on the front cover of this prospectus is less than 0.00% for any interest period, then the interest rate for the class A-2b notes for such interest period will be deemed to be 0.00%.  See “Description of the Notes—Payments of Interest” in this prospectus.

The class A-2a notes, the class A-3 notes, the class A-4 notes and the class B notes will accrue interest on a 30/360 basis from (and including) the 15th day of the calendar month preceding a payment date to (but excluding) the 15th day of the calendar month in which the payment date occurs, except that the first interest period for the class A-2a notes, the class A-3 notes, the class A-4 notes and the class B notes will be from (and including) the closing date to (but excluding) the initial payment date.  This means that the interest due on each of the class A-2a notes, the class A-3 notes, the class A-4 notes and the class B notes on each payment date will be the product of: (i) the outstanding principal amount of such class of notes; (ii) the related interest rate; and (iii) 30 (or, in the case of the first payment date, the number of days from (and including) the closing date to (but excluding) the initial payment date (assuming a 30-day calendar month)) divided by 360.

If noteholders of any class do not receive all interest owed on their notes on any payment date, the issuing entity will make payments of interest on later payment dates to make up the shortfall (together with interest on such amounts at the applicable interest rate for such class, to the extent permitted by law) to the extent funds are available to do so pursuant to the payment priorities described in this prospectus.  If the full amount of interest due on the controlling class is not paid within five business days of a payment date, an event of default will also occur, which may result in an acceleration of the notes.  The class A notes will be the “controlling class” under the indenture while any class A notes are outstanding.  After the class A notes have been paid in full, the class B notes will be the controlling class.

For additional information regarding the payment of interest on the notes, you should refer to “Description of the Notes––Payments of Interest” and “Payments to Noteholders” in this prospectus.

Principal Payments

On each payment date, except after the acceleration of the notes following an event of default, from the amounts allocated to the noteholders to pay principal described in clauses (4), (6) and (8) under “—Priority of Payments” below, the issuing entity will pay principal of the notes in the following order of priority:
1.       to the class A-1 notes, until the principal amount of the class A‑1 notes is reduced to zero; then
2.       to the class A-2a notes and the class A-2b notes, pro rata, based on the outstanding principal amounts of each of those classes of notes, until the principal amount of each such class of notes is reduced to zero; then
3.       to the class A-3 notes, until the principal amount of the class A‑3 notes is reduced to zero; then
4.       to the class A-4 notes, until the principal amount of the class A‑4 notes is reduced to zero; and then
5.       to the class B notes, until the principal amount of the class B notes is reduced to zero.

If the notes are declared to be due and payable following the occurrence of an event of default, the issuing entity will pay principal of the notes from funds allocated to the noteholders, first, to the class A-1 notes until the principal amount of the class A-1 notes is reduced to zero, second, pro rata, based upon their respective unpaid principal amounts, to the class A-2a notes, the class A-2b notes, the class A-3 notes and the class A-4 notes until the principal amount of each such class of notes is reduced to zero, and third, to the class B notes until the principal amount of the class B notes is reduced to zero.
All outstanding principal and interest with respect to a class of notes will be payable in full on its final scheduled payment date.
For additional information regarding the payment of principal of the notes, you should refer to “Payments to Noteholders” in this prospectus.

Priority of Payments

On each payment date, except after the acceleration of the notes following an event of default, the issuing entity will make payments from available collections received during the related collection period (and, if applicable, amounts withdrawn from the reserve account) in the following order of priority:

1.       Servicing Fee –– to the servicer, the total servicing fee (which includes any supplemental servicing fee, to the extent not previously retained by the servicer);
2.       Transaction Fees and Expenses — to the indenture trustee, the owner trustee and the asset representations reviewer, the amount of any fees, expenses and indemnification amounts due to each such party, pro rata, based on amounts due to each such party, in an aggregate amount not to exceed $300,000 in any calendar year;

3.       Class A Note Interest ––  to the class A noteholders (pro rata, based upon the aggregate amount of interest due to each class of the class A notes), accrued and unpaid interest on each class of class A notes;

4.       Class A Note Principal –– to the noteholders, to be paid in the priority described under “—Principal Payments” above, the first priority principal distribution amount;
The “first priority principal distribution amount” means, with respect to any payment date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the class A notes as of such payment date (before giving effect to any principal payments made on the class A notes on such payment date), over (b) the aggregate principal balance of the receivables less the yield supplement overcollateralization amount (which amount is referred to in this prospectus as the “adjusted pool balance”), in each case, as of the last day of the related collection period; provided, that, for the final scheduled payment date of any class of class A notes, the “first priority principal distribution amount” will not be less than the amount necessary to reduce the outstanding principal amount of such class of class A notes to zero;

5. Class B Note Interest –– to the class B noteholders, accrued and unpaid interest on the class B notes;

6.       Note Principal –– to the noteholders, to be paid in the priority described under “—Principal Payments” above, the second priority principal distribution amount;
The “second priority principal distribution amount” means, with respect to any payment date, an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the class A notes and class B notes as of such payment date (before giving effect to any principal payments made on the class A notes and class B notes on such payment date), over (ii) the adjusted pool balance as of the last day of the related collection period, minus (b) the first priority principal distribution amount for such payment date; provided, that, for the final scheduled payment date of the class B notes, the “second priority principal distribution amount” will not be less than the amount necessary to reduce the outstanding principal amount of the class B notes to zero;

7.       Reserve Account Deposit –– to the reserve account, to the extent amounts then on deposit in the reserve account are less than the specified reserve account balance described below under “—Credit Enhancement—Reserve Account,” until the amount on deposit in the reserve account equals such specified reserve account balance;

8.       Note Principal –– to the noteholders, to be paid in the priority described under “—Principal Payments” above, the regular principal distribution amount;
The “regular principal distribution amount” means, with respect to any payment date, an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the notes as of such payment date (before giving effect to any principal payments made on the notes on such payment date); over (ii) the adjusted pool balance as of the last day of the related collection period less the overcollateralization target amount, minus (b) the sum of the first priority principal distribution amount and the second priority principal distribution amount for such payment date;

9. Additional Transaction Fees and Expenses –– to the indenture trustee, the owner trustee, and the asset representations reviewer, the amount of any fees, expenses and indemnification amounts due to each such party and remaining unpaid, pro rata, based on amounts due to each such party; and
10. Excess Amounts –– to the certificateholder, any remaining amounts.

For additional information regarding the priority of payments on the notes, you should refer to “Payments to Noteholders—Calculation of Available Collections” and “—Priority of Payments” in this prospectus.

Change in Priority of Distribution upon Events of Default Resulting in an Acceleration of the Notes
Following the occurrence of an event of default under the indenture that results in the acceleration of the maturity of the notes, and unless and until such acceleration has been rescinded, the issuing entity will make the following payments in the following order of priority from available collections received during the related collection period:

1. Servicing Fee –– to the servicer, the total servicing fee (which includes any supplemental servicing fee, to the extent not previously retained by the servicer);

2.       Transaction Fees and Expenses –– to the indenture trustee, the owner trustee and the asset representations reviewer, the amount of any fees, expenses and indemnification amounts due to each such party, pro rata, based on amounts due to each such party;

3.       Class A Note Interest –– to the class A noteholders (pro rata, based upon the aggregate amount of interest due to each class of the Class A notes), accrued and unpaid interest on each class of class A notes;

4. Class A Note Principal –– to the class A noteholders, to be paid in the priority described under “—Principal Payments” above;
5. Class B Note Interest –– to the class B noteholders, accrued and unpaid interest on the class B notes;
6. Class B Note Principal –– to the class B noteholders, until the principal amount of the class B notes is reduced to zero; and
7. Excess Amounts –– to the certificateholder, any remaining amounts.

Following the occurrence of an event of default under the indenture that results in the acceleration of the maturity of the notes, amounts on deposit in the reserve account will be withdrawn and used to the extent necessary to pay principal of the notes as described in clauses (4) and (6) above, in that order of priority.
For additional information regarding the priority of payments on the notes after the acceleration of the notes following an event of default, you should refer to “Payments to Noteholders—Calculation of Available Collections” and “—Priority of Payments” in this prospectus.

Final Scheduled Payment Dates
The issuing entity is required to pay the outstanding principal amount of each class of notes in full on or before the related final scheduled payment date specified on the front cover of this prospectus.

Events of Default	Each of the following will constitute an event of default under the indenture:

(a)    a default for five business days or more in the payment of any interest on any of the outstanding classes of the controlling class;
(b)    a default in the payment in full of the principal of any note on its final scheduled payment date or the redemption date for such note;
(c)    a default in the observance or performance of any covenant or agreement of the issuing entity made in the indenture which materially and adversely affects the noteholders, subject to notice and cure provisions;
(d)    any representation or warranty made by the issuing entity in the indenture having been incorrect in a material respect as of the time made, subject to notice and cure provisions; or
(e)    certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity;
provided, however, that a delay in or failure of performance referred to in clause (a), (b), (c) or (d) above will not constitute an event of default for a period of 30 days after the applicable cure period under the indenture if that delay or failure was caused by force majeure or other similar occurrence.
If an event of default under the indenture should occur and is continuing, the indenture trustee or the holders of notes evidencing not less than a majority of the aggregate principal amount of the notes of the controlling class then outstanding (excluding for these purposes the outstanding principal amount of any notes held of record or beneficially owned by TMCC, the depositor or any of their affiliates), acting together as a single class, may declare an acceleration of the notes and the principal of the notes to be immediately due and payable.
For additional information regarding the events of default, you should refer to “Description of the Notes—Indenture—Events of Default; Rights Upon Event of Default” in this prospectus.

Credit Enhancement
Credit enhancement is intended to protect you against losses and delays in payments on your notes.  If losses on the receivables and other shortfalls in cash flows exceed the amount of available credit enhancement, such losses will not be allocated to write down the principal amount of any class of notes. Instead, the amount available to make payments on the notes will be reduced to the extent of such losses.  The credit enhancement for the notes is:

•    the reserve account;
•    overcollateralization;
•    the yield supplement overcollateralization amount;
•    in the case of the class A notes, subordination of the class B notes; and
•    excess interest on the receivables.

If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later scheduled final payment date generally will bear a greater risk of loss than notes having an earlier final scheduled payment date.  For additional information, you should refer to “Risk Factors—Payment priorities increase risk of loss or delay in payment to certain classes of notes,” “Risk Factors—Because the issuing entity has limited assets, there is only limited protection against potential losses” and “Payments to Noteholders” in this prospectus.

Reserve Account

On each payment date, funds will be withdrawn from the reserve account (1) to cover shortfalls in the amounts required to be paid on that payment date with respect to clauses (1) through (6) under “—Priority of Payments” above, (2) after an event of default that results in the acceleration of the maturity of the notes, to pay principal on the notes, and (3) to pay principal on any class of notes on the final scheduled payment date of that class of notes.

On the closing date, (i) if the aggregate initial principal amount of the notes is $1,200,000,000, the depositor will cause to be deposited $3,000,018.11 into the reserve account, and (ii) if the aggregate initial principal amount of the notes is $1,600,000,000, the depositor will cause to be deposited $4,000,052.35 into the reserve account, which in each case is approximately 0.25% of the related adjusted pool balance as of the cutoff date.  On each payment date, after making required payments to the servicer, the indenture trustee, the owner trustee, the asset representations reviewer and the noteholders, available collections will be deposited into the reserve account to the extent necessary to maintain the amount on deposit in the reserve account at the specified reserve account balance.

On any payment date prior to an event of default that results in an acceleration of the maturity of the notes, if the amount in the reserve account exceeds the specified reserve account balance, the excess will be distributed to the depositor.  If the aggregate initial principal amount of the notes is $1,200,000,000, the “specified reserve account balance” is, on any payment date, the lesser of (a) $3,000,018.11 (which is approximately 0.25% of the adjusted pool balance as of the cutoff date) and (b) the aggregate outstanding balance of the notes after giving effect to all payments of principal on that payment date.  If the aggregate initial principal amount of the notes is $1,600,000,000, the “specified reserve account balance” is, on any payment date, the lesser of (a) $4,000,052.35 (which is approximately 0.25% of the adjusted pool balance as of the cutoff date) and (b) the aggregate outstanding balance of the notes after giving effect to all payments of principal on that payment date.  In addition, on any payment date prior to an event of default that results in an acceleration of the maturity of the notes, investment income on the amounts on deposit in the reserve account will be distributed to the sponsor.

For additional information regarding the reserve account, you should refer to “Payments to Noteholders—Credit and Cash Flow Enhancement—Reserve Account” in this prospectus.
Overcollateralization

Overcollateralization represents the amount by which the adjusted pool balance exceeds the aggregate outstanding principal amount of the notes.  The adjusted pool balance as of the cutoff date is expected to be approximately equal to the aggregate initial principal amount of the notes.

The application of funds according to clause (8) under “—Interest and Principal Payments—Priority of Payments” above is designed to achieve and maintain the level of overcollateralization as of any payment date to a target amount of 0.85% of the adjusted pool balance as of the cutoff date.  This amount is referred to in this prospectus as the “overcollateralization target amount.”
The overcollateralization will be available as an additional source of funds to absorb losses on the receivables.

For additional information regarding overcollateralization, you should refer to “Payments to Noteholders—Credit and Cash Flow Enhancement—Overcollateralization” in this prospectus.
Yield Supplement Overcollateralization Amount

The yield supplement overcollateralization amount for each payment date or with respect to the closing date is the aggregate amount by which the principal balance as of the last day of the related collection period or the cutoff date, as applicable, of each receivable with an APR below 5.25% (referred to herein as the “required rate”), other than any defaulted receivable, exceeds the present value of the future payments on such receivables, calculated as if their APRs were equal to the required rate, assuming such future payment is made on the last day of each month and each month has 30 days.
For additional information regarding the calculation of the yield supplement overcollateralization amount and its effect on the payment of principal, you should refer to “Payments to Noteholders—Credit and Cash Flow Enhancement—Yield Supplement Overcollateralization Amount” and “—Overcollateralization” in this prospectus.

Subordination

Payments of interest on the class B notes will be subordinated to payments of interest on the class A notes and certain other payments on each payment date (including principal payments of the class A notes in specified circumstances). No payments of principal will be made on the class B notes until the principal of and interest on the class A notes has been paid in full.
If an event of default that results in the acceleration of payment of the notes occurs, no payments of interest or principal will be made on the class B notes until the class A notes are paid in full. Consequently, the holders of the class B notes will incur losses and shortfalls because of delinquencies and losses on the receivables before the holders of the class A notes incur those losses and shortfalls.
While any class A notes are outstanding, the failure to pay interest on the class B notes will not be an event of default.
For additional information, you should refer to “Payments to Noteholders—Credit and Cash Flow Enhancement—Subordination of Principal and Interest” in this prospectus.

Excess Interest

More interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the sum of (i) the servicing fee, (ii) fees required to be paid to the indenture trustee, the owner trustee and the asset representations reviewer and (iii) interest on the notes each month.  Any such excess in interest payments from obligors will serve as additional credit enhancement.

For additional information, you should refer to “Payments to Noteholders—Credit and Cash Flow Enhancement—Excess Interest” in this prospectus.
Optional Redemption; Clean-Up Call
The servicer may purchase the receivables remaining in the issuing entity at a price equal to at least the unpaid principal amount of the notes plus any accrued and unpaid interest thereon on any payment date when the aggregate outstanding principal balance of the receivables has declined to 5% or less of the aggregate principal balance of the receivables as of the cutoff date.  Upon the exercise of this clean-up call option by the servicer, the issuing entity must redeem the notes in whole, and not in part.

For additional information, you should refer to “Transfer and Servicing Agreements––Optional Purchase of Receivables and Redemption of Notes” in this prospectus.
Removal of Pool Assets
Breaches of Representations and Warranties.  Upon sale of the receivables to the depositor, TMCC will make certain representations and warranties regarding the receivables, and upon sale of the receivables to the issuing entity, the depositor will make certain corresponding representations and warranties to the issuing entity regarding the receivables.  The depositor is required to repurchase from the issuing entity, and TMCC is required to repurchase from the depositor, in turn, any receivable for which a representation or warranty has been breached if such breach materially and adversely affects the issuing entity or the noteholders and such breach has not been cured in all material respects.

For additional information, you should refer to “Repurchases of Receivables” in this prospectus.

Breach of Servicer Covenants.  The servicer will be required to purchase any receivable with respect to which specified servicing covenants made by the servicer under the sale and servicing agreement are breached and not cured in all material respects.

CUSIP Numbers	Class A-1 Notes: 89231U AA5 Class A-2a Notes: 89231U AB3 Class A-2b Notes: 89231U AC1 Class A-3 Notes: 89231U AD9 Class A-4 Notes: 89231U AE7 Class B Notes: 89231U AF4
Tax Status
Subject to important considerations described under “Certain Federal Income Tax Consequences” and “Certain State Tax Consequences” in this prospectus, Morgan, Lewis & Bockius LLP, special tax counsel to the issuing entity, will deliver its opinion that:

• the notes held by parties unaffiliated with the issuing entity will be classified as debt for federal income tax purposes; and
• the issuing entity will not be classified as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

If you purchase the notes, you will agree to treat the notes as debt for federal and state income tax, franchise tax and any other tax measured in whole or in part by income.  You should consult your own tax advisor regarding the federal tax consequences of the purchase, ownership and disposition of the notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction.

For additional information regarding the application of federal income and state tax laws to the issuing entity and the notes, you should refer to “Certain Federal Income Tax Consequences” and “Certain State Tax Consequences” in this prospectus.

ERISA Considerations
The notes sold to parties unaffiliated with the issuing entity may be purchased by employee benefit plans and individual retirement accounts, subject to those considerations discussed under “ERISA Considerations” in this prospectus.

For additional information, you should refer to “ERISA Considerations” in this prospectus.  If you are a benefit plan fiduciary considering the purchase of the notes you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

Certain Investment Company Act Considerations
The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

RISK FACTORS
You should consider the following risk factors in deciding whether to purchase any notes.
The notes are not suitable investments for all investors.
The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The notes are complex investments that should be considered only by sophisticated investors.  We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the notes.

Risks associated with unknown aggregate initial principal amount of the notes.
Whether the issuing entity will issue notes with an aggregate initial principal amount of $1,200,000,000 or $1,600,000,000 is not expected to be known until the day of pricing. TMCC will make the determination regarding the aggregate initial principal amount of the notes based on, among other considerations, market conditions at the time of pricing. The size of a class of notes may affect liquidity of that class, with smaller classes being less liquid than larger classes.  In addition, if your class of notes is larger than you expected, then you will hold a smaller percentage of that class of notes and the voting power of your notes will be diluted.

You must rely for repayment only upon payments from the issuing entity’s assets, which may not be sufficient to make full payments on your notes.
The notes represent indebtedness of the issuing entity and will not be insured or guaranteed by the depositor, sponsor, administrator, servicer or any of their respective affiliates, any governmental entity, the trustees or any other person.  The only sources of payment on your notes are payments received on the receivables and, to the extent available, any funds on deposit in the accounts of the issuing entity, including amounts on deposit in the reserve account.  The amounts deposited in the reserve account will be limited.  If the entire reserve account has been used, the issuing entity will depend solely on current collections on the receivables to make payments on the notes.  If the available credit enhancement is exhausted, your notes will be paid solely from current distributions on the receivables.  The issuing entity will also have the benefit of overcollateralization (including the yield supplement overcollateralization amount) to provide limited protection against low-interest yielding receivables.  For additional information, you should refer to “Payments to Noteholders—Credit and Cash Flow Enhancement—Overcollateralization,” “—Yield Supplement Overcollateralization Amount,” “—Reserve Account” and “Risk Factors—Risks associated with unknown aggregate initial principal amount of the notes” in this prospectus.  If the assets of the issuing entity are not sufficient to pay interest on and principal of the notes you hold, you will suffer a loss.
Certain events (including some that are not within the control of the issuing entity or the depositor, the sponsor, the administrator, the servicer, Toyota Motor Corporation, Toyota Financial Services Americas Corporation, Toyota Financial Services Corporation, Toyota Motor Sales, U.S.A., Inc., the indenture trustee, the owner trustee or of their affiliates) may result in events of default under the indenture and cause acceleration of all outstanding notes.  If so directed by the holders of notes evidencing not less than a majority of principal amount of the notes of the controlling class then outstanding, acting together as a single class, following an event of default resulting in an acceleration of the notes, the indenture trustee will liquidate the assets of the issuing entity only in limited circumstances, and the issuing entity may be required promptly to sell the receivables, liquidate its assets and apply the proceeds to the payment of the notes.  Liquidation would be likely to accelerate payment of all notes that are then outstanding. If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of that class might be delayed while liquidation of the assets is occurring.  The issuing entity cannot predict the length of time that will be required for liquidation of its assets to be completed.  In addition, the amounts received from a sale in these circumstances may not be sufficient to pay all amounts owed to the holders of all classes of notes or any class of notes, and you may suffer a loss.  This deficiency will be more severe in the case of any notes where the aggregate principal amount of the notes exceeds the aggregate principal balance of the receivables.  Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes principal of a class of notes to be paid before the related final scheduled payment date will involve the prepayment risks described under “—Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you” below.  Also, an event of default that results in the acceleration of the maturity of the notes will cause priority of payments of the notes to change, as described under “Payments to Noteholders—Payments After Occurrence of Event of Default Resulting in Acceleration” in this prospectus.  Therefore, all outstanding notes may be affected by any shortfall in liquidation proceeds.  For additional information, you should refer to “—Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you” below.

The absence of a secondary market for the notes or a lack of liquidity in the secondary markets could limit your ability to resell the notes or adversely affect the market value of your notes.
The notes will not be listed on any securities exchange. Therefore, to sell your notes, you must first locate a willing purchaser. The underwriters may, but are not obligated to, provide a secondary market for the notes and even if the underwriters make a market in the notes, the underwriters may stop making offers at any time.   In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity.
For several years after the 2008 financial crisis, major disruptions in the global financial markets caused a significant reduction in liquidity in the secondary market for asset-backed securities.  While conditions in the financial markets and the secondary markets have improved, periods of illiquidity could occur again and affect the secondary market, thereby adversely affecting the value of your notes and limiting your ability to locate a willing purchaser of your notes.  Furthermore, the global financial markets have experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Concerns regarding sovereign debt may spread to other countries at any time.  There can be no assurance that this uncertainty related to the sovereign debt of various countries will not lead to disruption of the credit markets in the United States.  Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you could suffer a loss on your investment.
In addition, the issuance and offering of the notes will not comply with the requirements of Articles 404-410 of Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, 2013, known as the Capital Requirements Regulation.  Lack of compliance with the Capital Requirements Regulation and similar rules may preclude certain investors from purchasing the notes.  As a result, you may be unable to obtain the price that you wish to receive for your notes or you may suffer a loss on your investment.  For additional information, you should refer to “Underwriting—EU Risk Retention and Due Diligence Requirements” in this prospectus.

Continuing or worsening economic developments may adversely affect the performance and market value of your notes.
After the 2008 financial crisis, the United States experienced a recession and an extended period of economic contraction.  During the economic downturn, elevated unemployment, decreases in home values and lack of available credit led to increased delinquency and default rates by obligors, as well as decreased consumer demand for automobiles and declining market values of the automobiles securing the receivables.  Any such decline in market values of automobiles may weaken collateral coverage and increase the amount of losses in the event of default.  Although the economy has improved in the years since the 2008 financial crisis, if an economic downturn were to occur again, delinquencies and losses on the receivables could increase, which could result in losses on your notes.

Additionally, higher future energy and fuel prices could reduce the amount of disposable income that the affected obligors have available to make monthly payments on their automobile finance contracts.  Higher energy costs could also cause business disruptions, which could cause unemployment and a deepening economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment.  The issuing entity’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

Delinquencies and losses with respect to automobile finance contracts may increase during the term of your notes.  These increases in delinquencies and losses may be related to the weakness in the residential housing market, where increasing numbers of individuals have defaulted on their residential mortgage loans.  For delinquency and loss information regarding certain automobile loans originated and serviced by TMCC, you should refer to “Delinquencies, Repossessions and Net Losses” and “Static Pools” in this prospectus.

The issuing entity’s interests in financed vehicles may be unenforceable or defeated.
The certificates of title for vehicles financed by TMCC name TMCC as the secured party.  The certificates of title for financed vehicles under contracts assigned to the issuing entity will not be amended to identify the issuing entity as the new secured party because it would be administratively burdensome to do so.  However, financing statements showing the transfer to the issuing entity of TMCC’s and the depositor’s interest in the receivables and the transfer to the indenture trustee of the issuing entity’s interest in the receivables will be filed with the appropriate governmental authorities.  TMCC, as servicer, will retain the documentation for the receivables and the certificates of title.

Because of these arrangements, another person could acquire an interest in the receivables and the financed vehicles that is judged by a court of law to be superior to the issuing entity’s or the indenture trustee’s interest.  Examples of these persons are other creditors of the obligor, a subsequent purchaser of a financed vehicle or another lender who finances the vehicle.  Some of the ways this could happen are described under “Certain Legal Aspects of the Receivables” in this prospectus.  In some circumstances, either the depositor or the servicer will be required to purchase receivables if a security interest superior to the claims of others has not been properly established and maintained.  The details of this obligation are described under “Repurchases of Receivables” in this prospectus.

If the servicer does not maintain control of the receivables evidenced by electronic contracts, the issuing entity may not have a perfected interest in those receivables.
As described in “The Sponsor, Administrator and Servicer—Electronic Contracts and Electronic Contracting” in this prospectus, for some receivables, TMCC acquires possession of the related contracts from dealers and converts them to electronic form and maintains control of the electronic copies through TMCC’s own technology system.  Other receivables may be originated electronically through a third-party custodian using the third-party custodian’s technology system.  Both of these technology systems are designed to enable TMCC to perfect its interest in the receivables evidenced by electronic contracts by satisfying the Uniform Commercial Code’s requirements for “control” of electronic chattel paper.  TMCC will obtain “control” of an electronic contract if (a) there is a “single authoritative copy” of the electronic contract that is readily distinguishable from all other copies and which identifies TMCC as the owner, (b) all other copies of the electronic contract indicate that they are not the “authoritative copy” of the electronic contract, (c) any revisions to the authoritative copy of the electronic contract are readily identifiable as either authorized or unauthorized revisions, and (d) authorized revisions of the electronic contract cannot be made without TMCC’s participation.
However, it is possible that another person could acquire an interest in an electronic contract that is superior to TMCC’s interest (and accordingly, the issuing entity’s interest).  This could occur if TMCC ceases to have “control” over the electronic contract that is maintained by TMCC or on behalf of TMCC by the third-party custodian and another party purchases that electronic contract (without knowledge that such purchase violates TMCC’s rights in the electronic contract) and obtains “control” over the electronic contract.  TMCC also could lose control over an electronic contract if through fraud, forgery, negligence or error, or as a result of a computer virus or a failure of or weakness in TMCC’s or the third-party custodian’s technology system, as applicable, a person other than TMCC were able to modify or duplicate the authoritative copy of the contract.
Although TMCC will perfect its assignment of its interest in the electronic contracts to the issuing entity and the indenture trustee by filing financing statements, the fact that TMCC’s interest in the receivables may not be perfected by control may affect the priority of the issuing entity’s interest in the receivables. The issuing entity’s interest in the receivables could be junior to another party with a perfected security interest in the inventory of the originating dealer.
There can be no assurances that the third-party’s technology system will perform as represented to the servicer in maintaining the systems and controls required to provide assurance that TMCC maintains control over an electronic contract.  In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract.
TMCC and the depositor will represent that TMCC has a perfected interest in the receivables to the extent evidenced by electronic contracts by means of control and that the interest has been transferred to the depositor and thereafter to the issuing entity.
From time to time, the receivables evidenced by electronic contracts may be amended, including, without limitation, by extensions of the final maturity date.  To the extent any of those amendments is evidenced in tangible form, TMCC and the depositor will represent that TMCC has a perfected interest in the receivables (consisting of the electronic contract and tangible amendment) by possession of the tangible amendment and control of the electronic contract.

However, the law governing the perfection of interests in electronic contracts by control is relatively recent. As a result, there is a risk that the systems employed by TMCC or the third-party to maintain control of the electronic contracts may not be sufficient as a matter of law to give TMCC (and accordingly, the issuing entity) a perfected interest in the receivables evidenced by electronic contracts.
As a result of the foregoing, TMCC (and accordingly, the issuing entity) may not have a perfected interest in certain receivables or its interest, although perfected, could be junior to that of another party.  Either circumstance could affect TMCC’s ability on behalf of the issuing entity to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment on your notes and you may incur losses on your investment in the notes.

The bankruptcy of the issuing entity could result in losses or delays in payments on your notes.
If the issuing entity were to become subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes as a result of, among other things, an “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the applicable court, and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in limited circumstances.

The bankruptcy of TMCC or the depositor could result in losses or delays in payments on the notes.
If TMCC or the depositor were to become subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes.  TMCC will sell the receivables to the depositor, and the depositor will in turn sell the receivables to the issuing entity.  However, if TMCC or the depositor were to become subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that TMCC or the depositor effectively still owns the receivables by concluding that the sale to the depositor by TMCC or the sale to the issuing entity by the depositor was not a “true sale” or that the issuing entity should be consolidated with TMCC or the depositor for bankruptcy purposes.  If a court were to reach this conclusion, you could experience losses or delays in payments on the notes as a result of, among other things:
•       an “automatic stay” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances;
•         certain tax or government liens on TMCC’s or the depositor’s property (that arose prior to the transfer of a receivable to the issuing entity) having a prior claim on collections before the collections are used to make payments on your notes; and
•         the fact that neither the issuing entity nor the indenture trustee has a perfected security interest in (a) one or more of the vehicles securing the receivables or (b) any cash collections held by TMCC or the depositor at the time TMCC or the depositor were to become the subject of a bankruptcy proceeding.
The depositor will take steps in structuring the transactions described in this prospectus to minimize the risk that a court would consolidate the issuing entity with the depositor for bankruptcy purposes or conclude that the sale of receivables to the issuing entity was not a “true sale.”  For additional information, you should refer to “Certain Legal Aspects of the Receivables—Certain Bankruptcy Considerations” in this prospectus.

Failure to pay principal on your notes will not constitute an event of default until maturity.
The amount of principal required to be paid to the noteholders will generally be limited to amounts available in the collection account and, in certain circumstances, amounts available in the reserve account.  Therefore, the failure to pay principal of your notes generally will not result in the occurrence of an event of default until the final scheduled payment date for your notes.  For additional information, you should refer to “Description of the Notes—Indenture—Events of Default; Rights Upon Event of Default” in this prospectus.

Receivables that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment.
Numerous federal and state consumer protection laws regulate consumer contracts such as the receivables.  If any of the receivables do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting payments on the receivables.  If that happens, payments on your notes could be delayed or reduced.  TMCC, the depositor and the servicer will make representations and warranties relating to the receivables’ compliance with law and the issuing entity’s ability to enforce the contracts.  If the depositor breaches any of these representations or warranties, the issuing entity’s sole remedy will be to require the depositor to repurchase the related receivable if such breach materially and adversely affects the issuing entity or the noteholders and such breach has not been cured in all material respects within any applicable cure period.  For additional information, you should refer to “Certain Legal Aspects of the Receivables—Consumer Protection Laws” and “Repurchases of Receivables” in this prospectus.

Federal financial regulatory legislation could have an adverse effect on TMCC, the depositor and the issuing entity, which could result in losses or delays in payments on your notes.
The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” which was enacted in 2010, and its implementing regulations have had, and will likely continue to have, broad implications for the consumer financial services industry.  The Consumer Financial Protection Bureau, or the “CFPB,” which was created by the Dodd-Frank Act, has broad regulatory and enforcement authority over entities offering consumer financial services or products, including non-bank companies, such as TMCC.  The CFPB has supervisory and examination authority over certain bank and non-bank entities.  In this capacity, the CFPB can examine certain bank and non-bank entities for compliance with applicable laws and has authority to order remediation of violations of consumer financial protection laws in a number of ways, including imposing civil monetary penalties and requiring such entities to provide customer restitution and to improve their compliance management systems.  TMCC became subject to the CFPB’s supervisory and examination authority on August 31, 2015 when the CFPB’s final rule establishing its supervisory authority over larger participants in the auto finance industry took effect, as described below.
Under the so-called “larger participant” rule, which became effective August 31, 2015, the CFPB expanded the scope of its supervisory authority to include non-bank larger participants in the auto finance industry, including TMCC.  Such supervisory authority allows the CFPB to conduct comprehensive and rigorous on-site examinations to assess compliance with consumer financial protection laws, which could result in enforcement actions, regulatory fines and mandated changes to TMCC’s business products, policies and procedures.
In addition to its supervisory and examination authority, the CFPB has enforcement authority.  Under this authority, the CFPB is authorized to conduct investigations (which may include a joint investigation with other regulators) to determine whether any person is engaging in, or has engaged in, conduct that violates federal consumer financial protection laws and to initiate enforcement actions for such violations.  The CFPB has the authority to obtain cease and desist orders (which can include orders for restitution or rescission of contracts, as well as other kinds of affirmative relief), or other forms of remediation, and/or impose monetary penalties.  The CFPB and the Federal Trade Commission have become more active in investigating the products, services and operations of credit providers, including banks and other finance companies engaged in auto finance activities.  Both the Federal Trade Commission and CFPB announced various enforcement actions against lenders in the past few years involving significant penalties, consent orders, cease and desist orders and similar remedies that, if applicable to auto finance providers and the products, services and operations TMCC offers, may require TMCC to cease or alter certain business practices, which could have a material effect on TMCC’s financial condition, liquidity and results of operations.
The CFPB has focused on the area of auto finance, particularly with respect to fair lending compliance, including the payment of discretionary dealer compensation in indirect financing arrangements.  In March 2013, the CFPB issued a bulletin stating that indirect auto lenders may be liable for violations under the Equal Credit Opportunity Act based on dealer-specific and portfolio-wide disparities on a prohibited basis related to discretionary dealer compensation.  According to the CFPB, allowing dealers to exercise discretion in marking up the interest rate above the indirect auto lender’s buy rate when negotiating terms with consumers on automobile installment sales contracts may create a disparate impact resulting in pricing disparities on the basis of prohibited bases.   In addition, the bulletin outlined steps that indirect auto lenders should take in order to comply with fair lending laws regarding dealer compensation policies.  TMCC has adopted a dealer monitoring program regarding the payment of dealer compensation in connection with retail installment sales contracts as part of its larger fair lending compliance management system.
On February 2, 2016, TMCC reached a settlement with the CFPB and the U.S. Department of Justice (together, the “Agencies”) related to the Agencies’ previously disclosed investigation of, and allegations regarding, discretionary dealer compensation practices related to its purchases of auto finance contracts from dealers. TMCC entered into a consent order with each of the Agencies to reflect such settlement (collectively, the “Consent Orders”).  Pursuant to the Consent Orders, TMCC agreed to pay an amount in consumer restitution that is not material to TMCC’s financial condition or results of operations and within the amount TMCC had previously recorded as a loss contingency.  Additionally, TMCC agreed to implement a new dealer compensation policy within 180 days of February 2, 2016, which, includes, among other things, limits on dealer participation caps of 125 basis points (1.25%) for contracts of 60 months or less and 100 basis points (1.00%) for contracts with longer terms.  In connection with the implementation of such policy, TMCC also agreed to maintain general compliance management systems reasonably designed to assure compliance with all relevant federal consumer financial laws.  For additional details about the Consent Orders, see “Certain Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.  Compliance costs and the changes to TMCC’s business practices required by the Consent Orders may adversely affect TMCC’s future results of operations and financial condition, including TMCC’s financing volume, market share and financing margins.  TMCC has also received a request for documents and information from the New York State Department of Financial Services relating to its lending practices (including fair lending), and TMCC is fully cooperating with this request.  TMCC cannot predict the outcome of this request given its preliminary status.  As described under “Certain Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus, TMCC may take certain actions relating to certain of the Receivables, including modifying their terms or making certain payments to obligors.  There can be no assurance that TMCC will take any of these actions or, if it does, whether any of these actions will result in the repurchase of some or all of the affected Receivables.
The CFPB has also indicated a strong interest in debt collection and consumer reporting practices.  In November 2013, the CFPB issued an advance notice of proposed rulemaking regarding debt collection, seeking input on, among other issues, whether it should issue rules to cover the conduct of creditors collecting in their own names on their own consumer loans and whether it should generally seek to apply rules developed for third party collectors to first party collectors, such as ourselves.  The timing and impact of these anticipated rules on TMCC’s business remain uncertain.
In addition, the CFPB has increased scrutiny of the sale of certain ancillary or add-on products, including extended warranties and credit insurance.  Regulators have questioned such products’ value and how such products are marketed and sold.
CFPB supervision, regulation, inquiries and related enforcement actions, if any, may result in monetary penalties, increase TMCC’s compliance costs, require changes in its business practices, affect its competitiveness, impair its profitability, harm its reputation or otherwise adversely affect its business.  For additional information, you should refer to “Certain Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.
The Dodd-Frank Act also established the Financial Stability Oversight Council, which may designate non-bank financial companies that pose systemic risk to the U.S. financial system, or “SIFIs,” to be supervised by the Board of Governors of the Federal Reserve System.  The Board of Governors of the Federal Reserve System is required to establish and apply enhanced prudential standards to SIFIs, including capital, liquidity, counterparty exposure, resolution plan and overall risk management standards.  The Financial Stability Oversight Council uses a multi-stage review process to evaluate non-bank financial companies for potential designation and supervision by the Board of Governors of the Federal Reserve System.  If TMCC were designated after this multi-stage review process and any available appeal processes, TMCC could experience increased compliance costs, the need to change its business practices, and other adverse effects on its business.
In addition to the Financial Stability Oversight Council process, certain parallel regulatory efforts are underway on an international level.  The Financial Stability Board – an international standard-setting authority – has proposed a methodology for assessing and designating non-bank non-insurer global-SIFIs, or “G-SIFIs.”  It is unclear when this framework will be finalized, what form a final framework may take, what policy measures will be recommended to apply to G-SIFIs, and whether TMCC or any of its affiliates would be designated and subject to additional regulatory requirements due to any potential G-SIFI designation.
The Dodd-Frank Act increases the regulation of the securitization markets.  For example, it will require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate.  It will also give broader powers to the Securities and

Exchange Commission to regulate credit rating agencies and adopt regulations governing these organizations and their activities.
Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the Securities and Exchange Commission or the CFPB may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as TMCC or its affiliates.  Federal regulatory agencies have issued numerous additional rulemakings to implement various requirements of the Dodd-Frank Act, and some of these rules remain in proposed form.  In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, and on the regulation and supervision of the servicer, the sponsor, the depositor, the issuing entity and/or their respective affiliates.
Additionally, no assurances can be given that the liquidation framework for the resolution of “covered financial companies” would not apply to TMCC or its affiliates, including the depositor and the issuing entity.  For additional information, you should refer to “Certain Legal Aspects of the Receivables—Dodd-Frank Act Orderly Liquidation Authority Provisions—Potential Applicability to TMCC, the Depositor and the Issuing Entity” in this prospectus.
If the Federal Deposit Insurance Corporation were appointed receiver of TMCC, the depositor or the issuing entity under the Orderly Liquidation Authority provisions of the Dodd-Frank Act, the Federal Deposit Insurance Corporation could repudiate contracts deemed burdensome to the estate, including secured debt.  TMCC has structured the transfers of the receivables to the depositor and the issuing entity as a valid and perfected sale under applicable state law and under the U.S. Bankruptcy Code to mitigate the risk of the recharacterization of the sale as a grant of security interest to secure debt of TMCC.  Any attempt by the Federal Deposit Insurance Corporation to recharacterize the transfer of the receivables as a grant of a security interest to secure debt that the Federal Deposit Insurance Corporation then repudiates would cause delays in payments or losses on the notes.  In addition, if the issuing entity were to become subject to the Orderly Liquidation Authority, the Federal Deposit Insurance Corporation may repudiate the debt of the issuing entity and the noteholders would have a secured claim in the receivership of the issuing entity.  Also, if the issuing entity were subject to Orderly Liquidation Authority, the noteholders would not be permitted to accelerate the debt, exercise remedies against the collateral or replace the servicer without the Federal Deposit Insurance Corporation’s consent for 90 days after the receiver is appointed.  As a result of any of these events, delays in payments on the notes would occur and possible reductions in the amount of those payments could occur.  For additional information, you should refer to “Certain Legal Aspects of the Receivables—Dodd-Frank Act Orderly Liquidation Authority Provisions—FDIC’s Repudiation Power Under the OLA” in this prospectus.

Payment priorities increase risk of loss or delay in payment to certain classes of notes.
Based on the priorities described under “Payments to Noteholders” in this prospectus, classes of notes that receive principal payments before other classes will be repaid more rapidly than the other classes.  Because principal of the notes will be paid sequentially, except in the case of the class A-2a notes, the class A-2b notes, the class A-3 notes and the class A-4 notes after an event of default resulting in an acceleration of the notes, classes of notes that have higher sequential numerical class designations or higher alphabetical sequential class designations will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes have received most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

Because of the priority of payment on the notes, the yields of the higher numerically designated classes or higher alphabetically designated classes will be more sensitive to losses on the receivables and the timing of such losses than the lower numerically designated classes and lower alphabetically designated classes.  Accordingly, the class A-2a notes and the class A-2b notes will be more sensitive to losses on the receivables and the timing of such losses than the class A-1 notes; the class A-3 notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the class A-1 notes, the class A-2a notes and the class A-2b notes; the class A-4 notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the class A-1 notes, the class A-2a notes, the class A-2b notes and the class A-3 notes; and the class B notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the class A notes. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Classes of notes that receive payments of principal earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive payments of principal later than expected are exposed to greater risk of loss.  In either case, the yields on your notes could be materially and adversely affected.
In addition, the notes are subject to risk because payments of principal and interest on the notes on each payment date are subordinated to the payment of the servicing fee and certain amounts payable to the indenture trustee, the owner trustee and the asset representations reviewer in respect of fees, expenses and indemnification amounts.  This subordination could result in reduced or delayed payments of principal and interest on the notes.
For additional information, you should refer to “—You must rely for repayment only upon payments from the issuing entity’s assets, which may not be sufficient to make full payments on your notes” above.

The class B notes are subject to greater risk because of subordination.
The class B notes are subordinated to the class A notes and are more likely to be impacted by delinquent payments and defaults on the receivables than the class A notes.  Interest payments on the class B notes on each payment date will be subordinated to both (i) interest payments on the class A notes and (ii) principal payments to the class A notes in an amount equal to the first priority principal distribution amount.
In addition, in the event the notes are declared to be due and payable after the occurrence of an event of default resulting from the failure to make a payment on the notes, no interest will be paid to the class B notes until all principal of and interest on the class A notes have been paid in full.
Principal payments on the class B notes will be subordinated in priority to the class A notes, as described under “Description of the Notes—Payments of Principal” in this prospectus. No principal will be paid on the class B notes until all principal of the class A notes has been paid in full.  In addition, principal payments on the class B notes will be subordinated to payments of interest on the class A notes and the class B notes.  For additional information, you should refer to “Description of the Notes—Payments of Principal” in this prospectus.
Therefore, if there are insufficient amounts available to pay all classes of notes the amounts due on such classes, delays in payments or losses will be borne by the most junior class of notes outstanding.

The amounts received upon disposition of the financed vehicles may be adversely affected by a variety of factors, including discount pricing incentives, marketing incentive programs and other used car market factors, which may increase the risk of loss on your notes.

The market for used Toyota, Lexus or Scion vehicles could be adversely affected by factors such as governmental action, changes in consumer demand, styling changes (including future plans for new Toyota, Lexus and Scion product introductions), recalls, the actual or perceived quality, safety or reliability of Toyota, Lexus and Scion vehicles, used vehicle supply (such as an overabundance of used cars, minivans, light-duty trucks and sport utility vehicles in the marketplace), the level of current used vehicle values, fuel prices, new vehicle pricing, new vehicle incentive programs, new vehicle sales, increased competition, decreased or delayed new vehicle production due to natural disasters, supply chain interruptions or other events and economic conditions generally. Any such adverse change could result in reduced proceeds upon the liquidation or other disposition of financed vehicles, and therefore could result in reduced proceeds on defaulted receivables.  If losses on the receivables exceed the credit enhancement available, you may suffer a loss on your investment.
Discount pricing incentives or other marketing incentive programs on new cars by Toyota Motor Sales, U.S.A., Inc., TMCC or any of their competitors that effectively reduce the prices of new cars may have the effect of reducing demand by consumers for used cars, minivans, light-duty trucks and sport utility vehicles.  Additionally, the pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer tastes, economic factors (including the price of gasoline), the introduction and pricing of new car models, the actual or perceived quality, safety or reliability of vehicles and other factors.  The reduced demand for used cars, minivans, light-duty trucks and sport utility vehicles resulting from discount pricing incentives or other marketing incentive programs introduced by Toyota Motor Sales, U.S.A., Inc.  TMCC or any of their competitors or other factors may reduce the prices consumers will be willing to pay for used cars, minivans, light-duty trucks and sport utility vehicles, including the vehicles that secure the receivables. As a result, the proceeds received by the issuing entity upon any repossession of financed vehicles may be reduced and may not be sufficient to pay the receivables. The servicer manages the market for used Toyota, Lexus and Scion vehicles through certain programs, but there can be no assurance that such programs will continue to be successful.

Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you.
You may receive payment of principal on your notes earlier than you expected.  If that happens, you may not be able to reinvest the principal you receive at a rate as high as the rate on your notes.  Prepayments on the receivables will shorten the life of the notes to an extent that cannot be predicted.

Prepayments may occur for a number of reasons. Some prepayments may be caused by the obligors under the receivables. For example, obligors may:
• make early payments, since receivables will be prepayable at any time without penalty;
• default, resulting in the repossession and sale of the financed vehicle;

• damage the vehicle or become unable to pay due to death or disability, resulting in payments to the issuing entity under any existing physical damage, credit life or other insurance; or
• sell their vehicles or be delinquent or default on their receivables as a result of a manufacturer recall.

Some prepayments may be caused by the depositor or the servicer.  For example, the depositor will make representations and warranties regarding the receivables, and the servicer will agree to take or refrain from taking certain actions with respect to the receivables.  If the depositor or the servicer breaches a representation or an agreement, respectively, and the breach is material and cannot be remedied, the breaching party will be required to purchase the affected receivables from the issuing entity.  This will result, in effect, in the prepayment of the purchased receivables.  The servicer will also have the option to purchase the receivables from the issuing entity on or after the payment date when the aggregate outstanding principal balance of the receivables has declined to 5% or less of the aggregate principal balance of the receivables as of the cutoff date.  In addition, an event of default under the indenture could cause your notes to be prepaid.
Additionally, under its current servicing practices, the servicer will modify the terms of any receivable impacted by the Servicemembers Civil Relief Act, as amended, and will be obligated to purchase any such modified receivable by depositing an amount equal to the remaining outstanding principal balance of such impacted receivable into the collection account.  The Servicemembers Civil Relief Act provides, and similar laws of many states may provide, relief to obligors who enter active military service (including national guard members) and to obligors in reserve status who are called to active duty after the origination of their receivables. In addition, relief may also be granted to obligors who are dependents of persons eligible for benefits under the Servicemembers Civil Relief Act.  Global conflicts and tensions may continue to involve military operations that will increase the number of U.S. citizens who have been called or will be called to active duty.  The Servicemembers Civil Relief Act provides, generally, that an obligor who is covered by the Servicemembers Civil Relief Act may not be charged interest on the related receivable in excess of 6% per annum during the period of the obligor’s active duty.   The Servicemembers Civil Relief Act also limits the ability of the servicer to repossess the financed vehicle securing a receivable during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the receivable, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service.  We do not know how many receivables may be impacted by the Servicemembers Civil Relief Act.
For additional information, you should refer to the risk factor entitled “—You must rely for repayment only upon payments from the issuing entity’s assets which may not be sufficient to make full payments on your notes” above.

The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors.  The sponsor cannot predict the actual prepayment rates for the receivables.  The depositor, however, believes that the actual rate of payments, including prepayments, will result in the weighted average life of each class of notes being shorter than the period from the closing date to the related final scheduled payment date.  If this is the case, the weighted average life of each class of notes will be correspondingly shorter.  You will bear any reinvestment risks resulting from a faster or slower rate of payments of the receivables.

For additional information, you should refer to “Weighted Average Lives of the Notes” in this prospectus.
The return on the notes could be reduced by shortfalls due to state laws limiting collections on certain receivables.
Pursuant to laws of various states, payments on retail installment sales contracts or installment loans, such as the receivables, by residents in those states who are called into active duty with the national guard or the reserves, will be deferred under certain circumstances. These state laws and related regulations may also limit the ability of the servicer to repossess the financed vehicle securing a receivable.  As a result of such state legislation or regulations, there may be delays or reductions in payment of, and increased losses on the receivables and you may suffer a loss on your notes.  We do not know how many receivables may be impacted by such state legislation or regulations.

Paid-ahead simple interest contracts may affect the weighted average lives of the notes.
If an obligor on a simple interest contract makes a payment on the contract ahead of schedule (for example, because the obligor intends to go on vacation), the weighted average life of the notes could be affected.  This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related contract and the obligor will generally not be required to make any scheduled payments during the period for which it was paid ahead.  During this paid ahead period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional scheduled payments, but the obligor’s contract would not be considered delinquent during this period. Furthermore, when the obligor resumes his required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor.  This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the contract.
The payment by the issuing entity of the paid ahead principal amount on the notes will generally shorten the weighted average lives of the notes.  However, depending on the length of time during which a paid ahead simple interest contract is not amortizing as described above, the weighted average lives of the notes may be extended.
TMCC’s portfolio of retail installment sales contracts has historically included simple interest contracts which have been paid ahead by one or more scheduled monthly payments. There can be no assurance as to the number of contracts in the issuing entity which may become paid ahead simple interest contracts as described above or the number or the principal amount of the scheduled payments which may be paid ahead.

This prospectus provides information regarding the characteristics of the receivables in two statistical pools as of the cutoff date that may differ from the characteristics of the receivables sold to the issuing entity on the closing date as of the cutoff date.

This prospectus describes the characteristics of the receivables in two statistical pools as of the cutoff date. The receivables sold to the issuing entity on the closing date will be selected from the applicable statistical pool and may also include other receivables owned by the sponsor and may have characteristics that differ somewhat from the characteristics of the receivables in the statistical pools described in this prospectus.  However, the characteristics (as of the cutoff date) of the receivables sold to the issuing entity on the closing date will not differ materially from the characteristics (as of the cutoff date) of the receivables in the applicable statistical pool described in this prospectus, and each receivable must satisfy the eligibility criteria specified in the sale and servicing agreement.  You must not assume that the characteristics of the receivables sold to the issuing entity on the closing date will be identical to the characteristics of the receivables in either of the statistical pools disclosed in this prospectus.

There may be potential adverse effects on the servicer, the receivables and your notes in the event any Toyota, Lexus or Scion models are subject to recalls.
Toyota Motor Sales, U.S.A., Inc. periodically conducts vehicle recalls which could include temporary suspensions of sales and production of certain Toyota, Lexus and Scion models.  Because TMCC’s business is substantially dependent upon the sale of Toyota, Lexus and Scion vehicles, such events could adversely affect TMCC’s business. A decline in values of used Toyota, Lexus and Scion vehicles would have a negative effect on realized values and return rates which, in turn, could increase credit losses to TMCC.  Further, as described above in “—Federal financial regulatory legislation could have an adverse effect on TMCC, the depositor and the issuing entity, which could result in losses or delays in payments on your notes,” TMCC and its affiliates have been or may continue to become subject to litigation or governmental investigations and may become subject to fines or other penalties.  These factors could affect sales of Toyota, Lexus and Scion vehicles and, accordingly, could have a negative effect on TMCC’s operating results, liquidity and financial condition.
If the demand for used Toyota, Lexus or Scion vehicles decreases due to recalls or other factors, the resale value of the vehicles related to the receivables may also decrease. As a result, the amount of proceeds received upon the liquidation or other disposition of financed vehicles may decrease.  A decrease in the level of sales, including as a result of the actual or perceived quality, safety or reliability of Toyota, Lexus and Scion vehicles, or a change in standards of regulatory bodies, will have a negative impact on the level of TMCC’s financing volume, insurance volume, earnings assets and revenues.  The credit performance of TMCC’s dealer and consumer lending portfolios may also be adversely affected.  In addition, as a result of any recalls, obligors of related receivables may be more likely to be delinquent in or default on payments on their receivables.
If any of these events materially affect collections on the receivables, you may experience delays in payments or principal losses on your notes if the available credit enhancement has been exhausted.

There may be potential adverse effects of credit ratings-related matters on the servicer, which could have an adverse effect on your notes.
Several credit rating agencies rate the long-term corporate credit and/or debt of TMCC and its affiliates.  The credit ratings of TMCC depend, in large part, on the existence of the credit support arrangements with Toyota Financial Services Corporation and Toyota Motor Corporation and on the financial condition and operating results of Toyota Motor Corporation.  If these arrangements (or replacement arrangements acceptable to the applicable rating agencies) become unavailable to TMCC, or if the credit ratings of the credit support providers were lowered, TMCC’s credit ratings would be adversely impacted. The cost and availability of financing is influenced by credit ratings, which are intended to be an indicator of the creditworthiness of a particular company, security or obligation.
Credit rating agencies which rate the credit of Toyota Motor Corporation and its affiliates, including TMCC, may qualify or alter ratings at any time.  Global economic conditions and other geopolitical factors may directly or indirectly affect such ratings.  Any downgrade in the sovereign credit ratings of the United States or Japan may directly or indirectly have a negative effect on the ratings of Toyota Motor Corporation and TMCC. Downgrades or placement on review for possible downgrades could result in an increase in TMCC’s borrowing costs as well as reduced access to global unsecured debt capital markets. In addition, depending on the level of the downgrade, TMCC may be required to post an increased amount of cash collateral under certain of its derivative agreements. These factors would have a negative impact on TMCC’s competitive position, operating results and financial condition, which could affect the ability of the servicer to collect on the receivables and therefore result in delays in payments or principal losses on your notes if the available credit enhancement has been exhausted.
Funds held by the servicer that are intended to be used to make payments on the notes may be exposed to a risk of loss.
The servicer generally may retain all payments and proceeds collected on the receivables during each collection period.  The servicer is generally not required to segregate those funds from its own accounts until the funds are deposited in the collection account on or prior to each payment date.  Until any collections or proceeds are deposited into the collection account, the servicer will be able to invest those amounts for its own benefit at its own risk.  The issuing entity and noteholders are not entitled to any amount earned on the funds held by the servicer.  If the servicer does not deposit the funds in the collection account as required on any payment date, the issuing entity may be unable to make the payments owed on your notes.

A servicer default may result in additional costs, increased servicing fees by a substitute servicer or a diminution in servicing performance, including higher delinquencies and defaults, all of which may have an adverse effect on your notes.

If a servicer default occurs, the indenture trustee or the holders of notes evidencing not less than a majority of principal amount of the notes of the controlling class then outstanding, acting together as a single class, may remove the servicer without the consent of the owner trustee or the certificateholders.  In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:
•        the cost of the transfer of servicing to the successor;
•         the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement; or
•        the servicing fees charged by the successor.
In addition, the holders of notes evidencing not less than a majority of principal amount of the notes of the controlling class then outstanding, acting together as a single class, have the ability, with some exceptions, to waive defaults by the servicer.
Furthermore, the indenture trustee or the holders of notes evidencing not less than a majority of principal amount of the notes of the controlling class then outstanding, acting together as a single class, may experience difficulties in appointing a successor servicer and during any transition phase, it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the receivables.
Additionally, because the servicer is paid its basic servicing fee based on a percentage of the aggregate outstanding amount of the receivables, the fee the servicer receives each month will be reduced as the size of the pool decreases over time.  At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to service the remaining receivables in the pool, which could result in increased delinquencies and/or defaults on the receivables.

The insolvency or bankruptcy of the servicer could delay the appointment of a successor servicer or reduce payments on your notes.
In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, neither the indenture trustee nor the noteholders of the controlling class could appoint a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, without the consent of the bankruptcy trustee or the bankruptcy court, and delays in the collection of payments on the receivables may occur.  Any delay in the collection of payments on the receivables may delay or reduce payments to noteholders.

Performance of the receivables may be affected by servicer’s consolidation of or change in servicing operations.
From time to time, the servicer may update its servicing systems in order to improve operating efficiency, update technology and enhance customer services. In connection with such updates, the servicer may experience limited disruptions in servicing activities both during and following roll-out of the new servicing systems or platforms caused by, among other things, periods of system down-time and periods devoted to user training.  These and other implementation related difficulties may contribute to higher delinquencies.  However, it is not possible to predict with any degree of certainty all of the potential adverse consequences that may be experienced.

The timing of principal payments is uncertain, and losses and delinquencies on the receivables may differ from TMCC’s historical loss and delinquency levels.
The amount of distributions of principal on the notes and the time when you receive those distributions depend on the rate of payments and losses relating to the receivables, which cannot be predicted with certainty.  Increased delinquency and credit losses are significantly influenced by the combined impact of a number of factors, including the effects of changes in a servicer’s servicing operations, lower used vehicle prices, continued economic weakness, longer term financing and tiered/risk based pricing.  We cannot guarantee that the delinquency and loss levels of the receivables will correspond to the delinquency and loss levels TMCC has experienced in the past on its loan portfolio.  There is a risk that delinquencies and losses could increase or decline for various reasons including changes in underwriting standards or changes in local, regional or national economies.

The geographic concentration of the obligors and performance of the receivables may increase the risk of loss on your investment.
The concentration of the receivables in specific geographic areas may increase the risk of loss.  A deterioration in economic conditions in the states where obligors reside could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently affect the delinquency, loss and repossession experience of the issuing entity with respect to the receivables.  An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables.  As a result, you may receive principal payments of your notes earlier than anticipated.

As of the cutoff date, TMCC’s records indicate that, based on the mailing addresses of the obligors of the receivables in the statistical pool, if the aggregate initial principal amount of the notes is $1,200,000,000, the aggregate principal balance of the receivables in such statistical pool was concentrated in the following states:

	State	Percentage of Aggregate Principal Balance of the Receivables as of the Cutoff Date
	California	24.74%
	Texas	15.50%

As of the cutoff date, TMCC’s records indicate that, based on the mailing addresses of the obligors of the receivables in the statistical pool, if the aggregate initial principal amount of the notes is $1,600,000,000, the aggregate principal balance of the receivables in such statistical pool was concentrated in the following states:

	State	Percentage of Aggregate Principal Balance of the Receivables as of the Cutoff Date
	California	24.71%
	Texas	15.47%
	In either case, no other state, based on the mailing addresses of the related obligors, accounts for more than 5.00% of the aggregate principal balance of the receivables as of the cutoff date.

Certain obligors’ ability to make timely payments on the receivables may be adversely affected by extreme weather conditions and natural disasters.
Extreme weather conditions could cause substantial business disruptions, economic losses, unemployment and an economic downturn. As a result, the related obligors’ ability to make timely payments could be adversely affected. The issuing entity’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

In addition, natural disasters may adversely affect the obligors of the receivables. The effect of natural disasters on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience on the performance of the receivables.

The ratings for the notes may be lowered or withdrawn at any time and do not consider the suitability of the notes for you.
The ratings assigned to the notes by any rating agency will be based on, among other things, the adequacy of the assets of the issuing entity, any credit enhancement and any other information such rating agency considers material to such determination.  The rating considers only the likelihood that the issuing entity will pay interest on time and will ultimately pay principal in full or make full distributions of note balances.  Ratings on the notes do not address the timing of distributions of principal on the notes prior to their applicable final scheduled payment date.  The ratings do not consider the prices of the notes or their suitability to a particular investor.  The ratings may be lowered or withdrawn at any time.  If any rating agency changes its rating or withdraws its rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

Withdrawal or downgrading of the initial ratings of the notes will, and any adverse changes to a rating may, affect the prices for the notes upon resale, and the payment of rating agency fees by the sponsor may present a conflict of interest.

A security rating is not a recommendation to buy, sell or hold securities.  Similar ratings on different types of securities do not necessarily mean the same thing.  To the extent the notes are rated by any rating agency, any such rating agency may change its rating of the notes if that rating agency believes that circumstances have changed.  Any subsequent change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.
The depositor expects that the notes will receive ratings from two nationally recognized statistical rating organizations, or NRSROs, hired by the sponsor to rate the notes.  Ratings initially assigned to the notes will be paid for by the sponsor.  The sponsor is not aware that any other NRSRO, other than the NRSROs hired by the sponsor to rate the notes, has assigned ratings on the notes.  Securities and Exchange Commission rules state that the payment of fees by the sponsor, the issuing entity or an underwriter to rating agencies to issue or maintain a credit rating on asset-backed securities is a conflict of interest for rating agencies.  In the view of the SEC, this conflict is particularly acute because arrangers of asset-backed securities transactions provide repeat business to the rating agencies.  Under Securities and Exchange Commission rules, information provided by the sponsor or the underwriters to a hired NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each non-hired NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes.  An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned to the notes and such parties may be aware of such unsolicited ratings.  NRSROs, including the hired rating agencies, may have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.  In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.
Furthermore, Congress or the Securities and Exchange Commission may determine that any NRSRO that assigns ratings to the notes no longer qualifies as a nationally recognized statistical rating organization for purposes of the federal securities laws and that determination may also have an adverse effect on the market price of the notes.
Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal balance of the loan on those financed vehicles, which may result in losses.
There can be no assurance that the value of any financed vehicle will be greater than the outstanding principal balance of the related receivable.  New vehicles normally experience an immediate decline in value after purchase because they are no longer considered new.  As a result, it is highly likely that the principal balance of the related receivable will exceed the value of the related vehicle during the earlier years of a receivable’s term.  Defaults during these earlier years are likely to result in losses because the proceeds of repossession are less likely to pay the full amount of interest and principal owed on the receivable.  The frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the financed vehicle is less than the remaining principal balance of the receivable.  The frequency and amount of losses may also be greater for obligors with little or no equity in their vehicles because the principal balances for such obligors are likely to be greater for similar loan terms and vehicles than for obligors with a more significant amount of equity in the vehicle.  Additionally, although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, the amount of any loss tends to be greater for receivables secured by new vehicles because of the higher rate of depreciation described above.

You may suffer losses due to receivables with low annual percentage rates.
The receivables include receivables that have APRs that are less than the interest rates on your securities.  Obligors with higher APR receivables may prepay at a faster rate than obligors with lower APR receivables.  Higher rates of prepayments of receivables with higher APRs may result in the issuing entity holding receivables that will generate insufficient collections to cover delinquencies or chargeoffs on the receivables or to make current payments of interest on or principal of your notes.  Similarly, higher rates of prepayments of receivables with higher APRs will decrease the amounts available to be deposited in the reserve account, reducing the protection against losses and shortfalls afforded thereby to the notes.  For additional information, you should refer to the tables entitled “Distribution of the Receivables in the Statistical Pool as of the Cutoff Date by APR (if the Aggregate Initial Principal Amount of the Notes is $1,200,000,000)” and “Distribution of the Receivables in the Statistical Pool as of the Cutoff Date by APR (if the Aggregate Initial Principal Amount of the Notes is $1,600,000,000)” under “The Receivables Pool” and “Prepayment and Yield Considerations” in this prospectus.

Retention of the class A-1 notes, class B notes and a portion of the class A-2a notes, the class A-2b notes, the class A-3 notes and the class A-4 notes by the depositor or an affiliate of the depositor may reduce the liquidity of such classes of notes.

The class A-1 notes, the class B notes and approximately 10% (by initial principal amount) of each of the class A-2a notes, the class A-2b notes, the class A-3 notes and the class A-4 notes will be retained by the depositor or its affiliate on the closing date, but may subsequently be sold directly, including through a placement agent, on or after the closing date, or through underwriters after the closing date, in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.  If only a portion of the class A-1 notes or class B notes are sold, the market for such a retained class of notes may be less liquid than would otherwise be the case.  In addition, if any retained notes are subsequently sold in the secondary market, demand and market price of notes already in the market could be adversely affected.  Additionally, if any class A-1 notes or class B notes are subsequently sold, or if any of the retained portion of the class A-2a notes, the class A-2b notes, the class A-3 notes or the class A-4 notes are subsequently sold, the voting power of the noteholders of the outstanding notes may be diluted.

Holders of the notes that are subordinate to the controlling class may suffer losses because they have limited control over actions of the issuing entity and conflicts between classes of notes may occur.

The class A notes will be the “controlling class” under the indenture while any class A notes are outstanding.  After the class A notes have been paid in full, the class B notes will be the controlling class. The rights of the controlling class will include the following:
•         following an event of default, to direct the indenture trustee to exercise one or more of the remedies specified in the indenture relating to the property of the issuing entity, including a sale of the receivables;
•         following certain servicer defaults, to waive such servicer default or to terminate the servicer;
•         to appoint a successor indenture trustee; and
•         to consent to specified types of amendments.
In exercising any rights or remedies under the indenture, the controlling class may act solely in its own interests or direct the indenture trustee to act in the interest of the controlling class. Therefore, holders of notes that are subordinated to the controlling class will not be able to participate in the determination of any proposed actions that are within the purview of the controlling class, and the controlling class, or the indenture trustee at the direction of the controlling class, could take actions that would adversely affect the holders of notes that are subordinated to the controlling class.

The issuing entity may issue floating rate notes, but the issuing entity will not enter into any interest rate hedge agreements and you may suffer losses on your notes if interest rates rise.
The receivables sold to the issuing entity on the closing date will provide for level monthly payments, while the class A-2b notes will bear interest at a floating rate based on a spread over One-Month LIBOR. Even though the issuing entity will issue any class A-2b notes as floating rate notes, it will not enter into any interest rate swap or cap agreements in connection with the issuance of any class A-2b notes.
If the floating rate payable by the issuing entity in respect of the class A-2b notes increases to the point where the amount of interest and principal due on the notes, together with other fees and expenses payable by the issuing entity, exceeds the amount of collections and other funds available to the issuing entity to make such payments, the issuing entity may not have sufficient funds to make payments on the notes, including the class A-2b notes.  If the issuing entity does not have sufficient funds to make payments, you may experience delays or reductions in the interest and principal payments on your notes.

If market interest rates rise or other conditions change materially after the issuance of the notes, you may experience delays or reductions in interest and principal payments on your notes. The issuing entity will make payments on the class A-2b notes out of its generally available funds—not solely from funds that are dedicated to the class A-2b notes.  Therefore, an increase in interest rates would reduce the amounts available for distribution to holders of all notes, not just the holders of the class A-2b notes.

Risks associated with the unknown allocation of the class A-2a notes and the class A-2b notes.
The allocation of the initial principal amount between the class A-2a notes and the class A-2b notes may not be known until the time of pricing. Therefore, investors should not expect further disclosure of these matters prior to their entering into commitments to purchase these classes of notes.  Additionally, one of the two classes may not be issued or may have a very small initial principal amount.  However, if the aggregate initial principal amount of the notes is $1,200,000,000, the Depositor expects that the initial principal amount of the class A-2b notes will not exceed $276,000,000 and, if the aggregate initial principal amount of the notes is $1,600,000,000, the Depositor expects that the initial principal amount of the class A-2b notes will not exceed $367,500,000.
As the allocated initial principal amount of the class A-2b notes is increased (relative to the class A-2a notes), there will be a greater amount of floating rate notes issued by the issuing entity, and therefore the issuing entity will have greater exposure to increases in the floating rate payable on the class A-2b notes.
Because the aggregate initial principal amount of class A-2a notes and the class A-2b notes is fixed as set forth on the front cover of this prospectus, the division of the aggregate initial principal amount between the class A-2a notes and the class A-2b notes may result in one of such classes being issued in only a very small principal amount, which may reduce the liquidity of such class of notes.

Negative One-Month LIBOR rates would reduce the rate of interest on the class A-2b notes.
The interest rate to be borne by the class A-2b notes is based on a spread over One-Month LIBOR.  As a result, changes in One-Month LIBOR will affect the rate at which the class A-2b notes accrue interest and the level of interest payments on the class A-2b notes. To the extent that One-Month LIBOR decreases below 0.00% for any interest period, the rate at which the class A-2b notes accrue interest for such interest period will be reduced by the amount by which One-Month LIBOR is negative, provided that the interest rate on the class A-2b notes for any interest period will not be less than 0.00%.  A negative One-Month LIBOR rate could result in the interest applied to the class A-2b notes decreasing to 0.00% for the related interest accrual period.

Ongoing investigations into LIBOR may have an adverse impact on the notes.
The interest rate to be borne by the class A-2b notes is based on a spread over One-Month LIBOR. The London Interbank Offered Rate, or LIBOR, serves as a global benchmark for home mortgages, student loans and what various issuers pay to borrow money.
Regulators and law-enforcement agencies in a number of different jurisdictions have conducted and continue to conduct civil and criminal investigations into potential manipulation or attempted manipulation of LIBOR submissions to the British Bankers’ Association.  The British Bankers’ Association was replaced by ICE Benchmark Administration Limited as LIBOR administrator as of February 1, 2014, and additional reforms to LIBOR, and related submission and calculation procedures, are anticipated.  Investors in the notes should be aware that the administrator of LIBOR will not have any involvement in the administration of the issuing entity or the notes and may take actions in respect of LIBOR without regard to the effect of such actions on the notes.  Any changes to LIBOR could affect the level and volatility of the published One-Month LIBOR rate and any uncertainty in the value of LIBOR or the development of a widespread market view that LIBOR has been manipulated, or any uncertainty in the prominence of LIBOR as a benchmark interest rate due to the recent regulatory reform may adversely affect the liquidity and market value of the class A-2b notes in the secondary market.
No prediction can be made as to future levels of the One-Month LIBOR index or as to the timing of any changes thereto, each of which will directly affect the yield of the class A-2b notes and could impact the amount of funds available to make payments on other classes of the notes.

Because the notes are in book-entry form, your rights can only be exercised indirectly.
Because the notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or the Euroclear Bank SA/NV, as operator for the Euroclear System or their successors or assigns. Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking, société anonyme or the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under “Description of the Notes—Book-Entry Registration” in this prospectus. Unless and until the notes cease to be held in book-entry form, the indenture trustee will not recognize you as a “noteholder,” as the term is used in the indenture. As a result, you will only be able to exercise the rights of noteholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme or the Euroclear Bank SA/NV, as operator for the Euroclear System and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking, société anonyme or the Euroclear System and to take other actions that require a physical certificate representing the notes.
Interest and principal on the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

THE ISSUING ENTITY
The Toyota Auto Receivables 2016-B Owner Trust (the “Issuing Entity”) is a Delaware statutory trust formed pursuant to the trust agreement, as amended and restated (the “Trust Agreement”), between Toyota Auto Finance Receivables LLC, as depositor (“TAFR LLC” or the “Depositor”), and Wells Fargo Delaware Trust Company, National Association, as owner trustee (in such capacity, the “Owner Trustee”), and the filing of a certificate of trust with the Secretary of State of the State of Delaware.  After its formation, the Issuing Entity will not engage in any activity other than:
(i)            acquiring, holding and managing the Receivables described below under “The Receivables Pool” and the other property of the Issuing Entity and proceeds therefrom;
(ii)            issuing the Class A-1 Asset-Backed Notes the “Class A‑1 Notes”), the Class A-2a Asset-Backed Notes (the “Class A-2a Notes”), the Class A-2b Asset-Backed Notes (the “Class A-2b Notes”), the Class A-3 Asset-Backed Notes (the “Class A‑3 Notes”), the Class A-4 Asset-Backed Notes (the “Class A‑4 Notes”), the Class B Asset-Backed Notes (the “Class B Notes”), and the certificate (the “Certificate”) evidencing an undivided beneficial ownership interest in the Issuing Entity that is subordinate to the interests of the holders of the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A‑3 Notes, the Class A‑4 Notes and the Class B Notes (the “Noteholders”).
(iii)            making distributions on the Notes and the Certificate and to the Depositor, the Servicer, the Administrator and any third parties;
(iv)            engaging in those other activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;
(v)            subject to compliance with the Transfer and Servicing Agreements, engaging in such other activities as may be required in connection with conservation of the Trust Estate; and
(vi)            assigning, granting, transferring, pledging, mortgaging and conveying the Trust Estate pursuant to, and on the terms and conditions described in, the indenture (the “Indenture”) between the Issuing Entity and Deutsche Bank Trust Company Americas, as indenture trustee (in such capacity, the “Indenture Trustee”) and to holding, managing and distributing to the holders of the Certificate (the “Certificateholders”) pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the lien of the Indenture.
Whether the issuing entity will issue notes with an aggregate initial principal amount of $1,200,000,000 or $1,600,000,000 is not expected to be known until the day of pricing. TMCC will make the determination regarding the aggregate initial principal amount of the notes based on, among other considerations, market conditions at the time of pricing.  In addition, the allocation of the initial principal amount between the Class A-2a Notes and Class A-2b Notes will be determined at the time of pricing of the Notes offered hereunder.  The Depositor expects that, if the aggregate initial principal amount of the notes is $1,200,000,000, the initial principal amount of the Class A-2b Notes will not exceed $276,000,000 and, if the aggregate initial principal amount of the notes is $1,600,000,000, the initial principal amount of the Class A-2b Notes will not exceed $367,500,000.
The Class A-2a Notes and the Class A-2b Notes are referred to in this prospectus collectively as the “Class A-2 Notes.”  The Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A‑3 Notes and the Class A‑4 Notes are referred to in this prospectus collectively as the “Class A Notes.”  The Class A Notes and the Class B Notes are referred to in this prospectus collectively as the “Notes.” The Class A-1 Notes, the Class B Notes and approximately 10% (by initial principal amount) of each of the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes will be retained by TAFR LLC or its affiliate on the Closing Date, but such Notes may subsequently be sold directly, including through a placement agent, on or after the Closing Date, or through underwriters after the Closing Date in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.
The Notes and the Certificate are collectively referred to as the “Securities” and the holders of Securities are referred to as “Securityholders.”  Each Note will represent an obligation of, and each Certificate will represent an undivided ownership interest in, the Issuing Entity. Payments in respect of the Certificate will be subordinated to payments in respect of the Notes to the extent described in this prospectus.  The Notes are the only securities being offered hereby.  The Certificate is not being offered to you in this offering.
The Issuing Entity may not issue securities other than the Notes and Certificate.  Except for the Notes, the Issuing Entity is also prohibited from borrowing money or making loans to any other person.
Any amendment to the trust agreement to amend, supplement or modify these permitted activities, or otherwise make any modification that would materially and adversely affect the Noteholders, would require the consent of the holders of not less than a majority of the aggregate outstanding principal amount of the Controlling Class.
The Issuing Entity will be structured as a bankruptcy remote, special purpose entity.  The Issuing Entity will use the Notes and the Certificate as consideration for the Receivables transferred to the Issuing Entity by the Depositor pursuant to the Sale and Servicing Agreement (the “Sale and Servicing Agreement”).  Only the Notes are being offered by this prospectus.  TAFR LLC will deliver the net proceeds from the sale of the Notes to TMCC, the sponsor of this transaction (in such capacity, the “Sponsor”), as consideration for the Receivables transferred to TAFR LLC by TMCC, pursuant to the Receivables Purchase Agreement (the “Receivables Purchase Agreement”).
TMCC will be appointed to act as the servicer of the Receivables (in such capacity, the “Servicer”).  TMCC, as Servicer, will service the Receivables pursuant to the Sale and Servicing Agreement and the Trust Agreement,  TMCC, as administrator (in such capacity, the “Administrator”), will perform additional administrative services for the Issuing Entity, the Owner Trustee and the Indenture Trustee pursuant to the Administration Agreement (the “Administration Agreement”).  TMCC (or any successor servicer or successor administrator) will be compensated for such services as described under “Transfer and Servicing Agreements––Servicing Compensation and Payment of Expenses” and “––Administration Agreement” in this prospectus.
Pursuant to agreements between TMCC and authorized Toyota (including Scion) and Lexus vehicle dealers or dealer groups and, to a lesser extent, other domestic and import franchise dealers (collectively, the “Dealers”), each Dealer will repurchase from TMCC those contracts that do not meet certain representations and warranties made by the Dealer when sold by the Dealer.  These Dealer repurchase obligations are referred to in this prospectus as “Dealer Recourse.”  Although the Dealer agreements with respect to the Receivables will not be assigned to the Issuing Entity, the Sale and Servicing Agreement will require that any recovery by TMCC in respect of any Receivable pursuant to any Dealer Recourse be deposited in the Collection Account in satisfaction of TMCC’s repurchase obligations under the Sale and Servicing Agreement.  However, the representations and warranties of the Dealers in the Dealer Agreements will not be incorporated in the Transfer and Servicing Agreements and TMCC will not represent or warrant in the Transfer and Servicing Agreements that the representations and warranties of the Dealers in the Dealer Agreements are true and correct.  Thus, TMCC will not be obligated to repurchase any Receivables upon a breach of representation or warranty by the related Dealer.  The sales by the Dealers of installment sales contracts to TMCC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by a retail purchaser of a Financed Vehicle who entered into a retail installment sales contract with a Dealer (each, an “Obligor”) under an installment sales contract, other than in connection with the breach of the foregoing representations and warranties.  As of March 31, 2016, there were approximately 1,600 Dealers from whom TMCC has purchased installment sales contracts.
The Notes will be secured by and payable from the property of the Issuing Entity.  The Issuing Entity property that secures the Notes includes the Receivables and certain monies due or received on such Receivables after the Cutoff Date.  The Issuing Entity property also includes (i) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the Sale and Servicing Agreement, as described below; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds with respect to the Receivables under physical damage, theft, credit life, credit disability and similar insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the right to receive proceeds from any Dealer Recourse; (v) the rights of the Depositor under the Receivables Purchase Agreement; (vi) the right to realize upon any property (including the right to receive future proceeds of liquidation of Defaulted Receivables) that shall have secured a Receivable and that shall have been acquired by the Issuing Entity; and (vii) any and all proceeds of the property listed in clauses (i) through (vi).  The property of the Issuing Entity is referred to herein as the “Trust Estate.”

The Reserve Account, which belongs to the Depositor, will be established with and maintained by the Indenture Trustee and pledged to the Indenture Trustee to secure payments on the Notes.
The Issuing Entity’s fiscal year end will occur on the 31st day of December each year.
The Issuing Entity’s principal offices are in Wilmington, Delaware, in care of Wells Fargo Delaware Trust Company, National Association, at the address described below under “The Trustees” in this prospectus.
For additional information regarding permissible activities of or restrictions on the Issuing Entity, you should refer to “Description of the Notes—Indenture—Certain Covenants” in this prospectus.  The Issuing Entity will initially be capitalized with the Notes, the Certificate, the yield supplement overcollateralization amount, overcollateralization and the amounts on deposit in the accounts of the Issuing Entity.
CAPITALIZATION OF THE ISSUING ENTITY
The property of the Issuing Entity will include a pool (a “Receivables Pool”) of retail installment sales contracts (the “Receivables”) between Dealers and the Obligors of new and used cars, minivans, light-duty trucks and sport utility vehicles (the “Financed Vehicles”) and all payments due on such Receivables on and after the close of business on March 31, 2016 (the “Cutoff Date”).  The Receivables were originated by Dealers in accordance with TMCC’s requirements and subsequently purchased by TMCC.  TMCC will purchase the Receivables of each Receivables Pool in the ordinary course of business pursuant to Dealer Agreements.  The Receivables evidence the indirect financing made available by TMCC to the related Obligors of the Financed Vehicles.  Each Receivable creates a valid, subsisting and enforceable first priority security interest in favor of TMCC in the related Financed Vehicle.  On or before the date of initial issuance of the Notes (the “Closing Date”), TMCC will sell the Receivables to the Depositor pursuant to the Receivables Purchase Agreement.  The Depositor will, in turn, sell the Receivables to the Issuing Entity pursuant to the Sale and Servicing Agreement.  For so long as the Notes are outstanding, neither the Depositor nor TMCC may substitute any other retail installment sales contract for any Receivable sold to the Issuing Entity.
If the aggregate initial principal amount of the Notes is $1,200,000,000, the following table illustrates the capitalization of the Issuing Entity as of the Closing Date, as if the issuance and sale of the Notes and the Certificate had taken place on such date:
Class A-1 Notes	$337,000,000.00
Class A-2a Notes(1)	$__________
Class A-2b Notes(1)	$__________
Class A-3 Notes	$362,000,000.00
Class A-4 Notes	$103,000,000.00
Class B Notes	$30,000,000.00
Reserve Account Initial Deposit(2)	$3,000,018.11
Yield Supplement Overcollateralization Amount	$76,947,750.46
Initial Overcollateralization	$7,242.75
Total	$1,279,955,011.32
_______________________________________________________________
(1)	If the aggregate initial principal amount of the Notes is $1,200,000,000, the aggregate initial principal amount of the Class A-2a Notes and the Class A-2b Notes will be $368,000,000. The allocation of the initial principal amount between the Class A-2a Notes and Class A-2b Notes will be determined at the time of pricing of the Notes offered hereunder. If the aggregate initial principal amount of the Notes is $1,200,000,000, the Depositor expects that the initial principal amount of the Class A-2b Notes will not exceed $276,000,000.
(2)	The Reserve Account is pledged to the Indenture Trustee for the benefit of the Noteholders and, although the Issuing Entity does not have rights to the Reserve Account, funds on deposit therein will be applied to payments of the Notes in certain circumstances, as described in this prospectus.

If the aggregate initial principal amount of the Notes is $1,600,000,000, the following table illustrates the capitalization of the Issuing Entity as of the Closing Date, as if the issuance and sale of the Notes and the Certificate had taken place on such date:
Class A-1 Notes	$446,000,000.00
Class A-2a Notes(1)	$__________
Class A-2b Notes(1)	$__________
Class A-3 Notes	$490,000,000.00
Class A-4 Notes	$134,000,000.00
Class B Notes	$40,000,000.00
Reserve Account Initial Deposit(2)	$4,000,052.35
Yield Supplement Overcollateralization Amount	$102,860,209.62
Initial Overcollateralization	$20,941.90
Total	$1,706,881,203.87
_______________________________________________________________
(1)	If the aggregate initial principal amount of the Notes is $1,600,000,000, the aggregate initial principal amount of the Class A-2a Notes and the Class A-2b Notes will be $490,000,000. The allocation of the initial principal amount between the Class A-2a Notes and Class A-2b Notes will be determined at the time of pricing of the Notes offered hereunder. If the aggregate initial principal amount of the Notes is $1,600,000,000, the Depositor expects that the initial principal amount of the Class A-2b Notes will not exceed $367,500,000.
(2)	The Reserve Account is pledged to the Indenture Trustee for the benefit of the Noteholders and, although the Issuing Entity does not have rights to the Reserve Account, funds on deposit therein will be applied to payments of the Notes in certain circumstances, as described in this prospectus.
THE DEPOSITOR
The Depositor was formed in the State of Delaware on December 22, 2000, as a wholly-owned, limited purpose subsidiary of TMCC. The principal executive offices of the Depositor are located at 19851 South Western Avenue EF 12, Torrance, California, 90501, Attn: President, and its telephone number is (310) 468-7333.
The Depositor was organized primarily for the purpose of acquiring installment sales contracts similar to the Receivables and associated rights from TMCC, selling the Receivables and installment sales contracts similar to the Receivables to issuing entities, causing the issuance of securities similar to the Notes and the Certificate and engaging in related transactions.  Initially, the Depositor will also own the Certificate issued by the Issuing Entity.  TAFR LLC’s limited liability company agreement limits the Depositor’s activities to the purposes indicated above and to any activities incidental to and necessary for such purposes (including repurchase obligations with respect to Warranty Receivables).  Other than the obligation to obtain the consent of the Certificateholder with respect to amendments to the Trust Agreement or other consent rights given to the holder of the residual interest in the Issuing Entity, the Depositor will have no ongoing duties with respect to the Issuing Entity.
The limited liability company agreement of the Depositor includes requirements for independent directors, extensive corporate separateness covenants and restrictions on its permitted corporate functions (including on its ability to borrow money or incur debts), all of which are designed to prevent the consolidation of the assets of the Depositor with those of any of TMCC, any of its affiliates or of the Issuing Entity in the event of a bankruptcy or insolvency proceeding of TMCC, such other affiliated entity or the Issuing Entity.
THE SPONSOR, ADMINISTRATOR AND SERVICER
TMCC was incorporated in California in 1982, and commenced operations in 1983.  The address of TMCC’s principal executive offices is 19001 South Western Avenue, Torrance, California 90501.  TMCC is wholly-owned by Toyota Financial Services Americas Corporation, a California corporation, which is a wholly-owned subsidiary of Toyota Financial Services Corporation, a Japanese corporation (“TFSC”).  TFSC, in turn, is a wholly-owned subsidiary of Toyota Motor Corporation (“TMC”), a Japanese corporation.  TFSC manages TMC’s worldwide financial services operations.  TMCC is marketed under the brands of Toyota Financial Services and Lexus Financial Services.
On April 28, 2014, TMCC issued a press release announcing that, TMCC’s corporate headquarters will move from Torrance, California to Plano, Texas, beginning in 2017 as part of TMC’s planned consolidation of its three separate North American headquarters for manufacturing, sales and marketing into a single new headquarters facility.
TMCC provides a variety of finance and insurance products to Dealers and their customers in the United States (excluding Hawaii) (the “U.S.A.”) and Puerto Rico.  The Dealers will originate, and TMCC will purchase, the Receivables in the ordinary course of business pursuant to dealer agreements (the “Dealer Agreements”).  TMCC’s products fall primarily into the following categories:
•	Finance – TMCC acquires a broad range of retail finance products including consumer and commercial installment sales contracts (collectively referred to as “retail contracts”) in the U.S.A. and Puerto Rico and leasing contracts accounted for as either direct finance leases or operating leases (“lease contracts”) from vehicle dealers in the U.S.A. TMCC also provides dealer financing, including wholesale financing (also referred to as “floorplan financing”), working capital loans, revolving lines of credit and real estate financing to vehicle dealers in the U.S.A. and Puerto Rico.
•	Insurance – Through a wholly-owned subsidiary, TMCC provides marketing, underwriting, and claims administration related to covering certain risks of vehicle dealers and their customers in the U.S.A. TMCC also provides coverage and related administrative services to certain of its affiliates in the U.S.A.
TMCC primarily acquires retail contracts, lease contracts and insurance contracts from vehicle dealers through 30 dealer sales and services offices (“DSSOs”) and services the contracts through three regional customer service centers (“CSCs”) located throughout the U.S.A.  The DSSOs primarily support vehicle dealer financing needs by providing services such as acquiring retail and lease contracts from vehicle dealers, financing inventories, and financing other dealer activities and requirements such as business acquisitions, facilities refurbishment, real estate purchases and working capital requirements.  The DSSOs also provide support for TMCC’s insurance products sold in the U.S.A.  The CSCs support customer account servicing functions such as collections, lease terminations, and administration of both retail contract customer and lease contract customer accounts.  The Central region CSC also supports insurance operations by providing agreement and claims administrative services.
Underwriting of Motor Vehicle Retail Installment Sales Contracts
TMCC purchases retail installment sales contracts secured by new or used cars, minivans, light-duty trucks and sport utility vehicles from Dealers located throughout the U.S.A. and Puerto Rico.  Dealers originate these Receivables in accordance with TMCC’s requirements as specified in existing agreements between TMCC and the Dealers.  The Receivables are purchased in accordance with TMCC’s underwriting guidelines.  TMCC acquires possession of the retail installment sales contracts that are not originated electronically from Dealers and generally converts such retail installment sales contracts to electronic form and maintains control of the electronic copies.  TMCC uses a proprietary credit scoring system to evaluate an applicant’s risk profile.  Factors used by the credit scoring system (based on the applicant’s credit history) include the term of the contract, ability to pay, debt ratios, amount financed relative to the value of the vehicle to be financed and credit bureau attributes, such as number of trade lines, utilization ratio, and number of credit inquiries.
Applications are received by TMCC either from Dealers or directly from consumers when submitted online through TMCC’s online credit application.  In the case of online credit applications, the consumer simultaneously applies to the related Dealer and TMCC.  Applications received from Dealers include the applicant’s name, address, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment.  Since 2011, TMCC has been using an online loan origination system (“carLOS”) for contract acquisition.  Applications received from consumers also include the applicant’s name, address, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment.  Upon receipt of the credit application, carLOS automatically generates and transmits credit bureau requests to one or more of the major credit bureaus, which provide a credit report to TMCC.
Credit applications are then subject to systematic evaluation.  carLOS evaluates each application to determine if it qualifies for automatic approval or decline (“auto-decisioning”) using specific requirements and without manual intervention.  carLOS first reviews the application for compliance with TMCC credit policies (such as OFAC, social security, fraud, identity theft and address discrepancies) and then reviews selected factors of the application in a matrix.  These factors include FICO®, VantageScore® and internal credit scores, payment-to-income ratios, loan-to-value ratio, full credit history, term and new versus used status.  carLOS sends specific credit scoring attributes of an application (such as delinquency history, number of vehicles financed and utilization ratio) to an external decision engine.  Typically, the highest quality credit applications are approved automatically.  The automated approval process approves only the applicant’s credit eligibility.  carLOS has the capability of performing automated declines of applications, typically those which are the most risky and of the lowest quality of credit applications received.  The automated declines consider factors including term, amount of advance, payment to income ratio and FICO® score.
Credit analysts (located at the DSSOs) approve or reject all credit applications that are not auto-decisioned, and may also approve an application that has been the subject of an automated decline under carLOS.  Failure to be automatically approved through auto-decisioning does not mean that an application does not meet TMCC’s underwriting guidelines.
Credit analysts are assigned approval levels for maximum amount financed, maximum percentage advanced, payment-to-income ratio, and maximum term.  Senior personnel may approve applications that have not been approved by a credit analyst or were not originally approved by a credit analyst.  Purchasing standards are not strict limits or requirements and may be overridden for a number of compensating reasons determined in the judgment of the analyst or more senior personnel evaluating the application, including demonstrated ability to pay, strong credit history, and prior favorable TMCC financing experience with the applicant.
A credit analyst decisions applications based on an evaluation that considers an applicant’s creditworthiness and may consider an applicant’s projected ability to meet the monthly payment obligation, which is derived, among other things, from the amount financed and the term.  TMCC’s proprietary scoring system assists the credit analyst in the credit review process.  The system calculates and assigns a payment probability and a credit grade.  To calculate the payment probability, key data from credit bureaus are combined with data from customer applications, including ratios such as vehicle payment to income and total debt payments to income.  These and other factors are weighted by a statistically validated credit scoring process to produce the payment probability and credit grade.
A credit analyst will verify information contained in the credit application if the application presents an elevated level of credit risk.  At any time during the credit decisioning process, the credit analyst may elect to counter the offer to extend credit.  A countered credit decision is a credit application that could be purchased upon satisfaction of modified contract terms not originally submitted by the Dealer.
The final credit decision is made based upon the degree of credit risk perceived by the credit analyst after assessing the strengths and weaknesses of the application.  Additionally, an Equal Credit Opportunity Act adverse action notice is sent to the customer specifying the reasons for the denial of, or counteroffer to, the application for credit.  When a customer application is approved, the Dealer is required to submit specific contract documentation in accordance with TMCC procedures.
TMCC utilizes a tiered pricing program for retail installment sales contracts.  The program matches contract interest rates with customer risk as defined by credit bureau scores and other factors for a range of price and risk combinations.  Each application is assigned a credit tier.  Rates vary based on credit tier, term, loan-to-value and collateral, including whether a new or used vehicle is financed.  In addition, special rates may apply as a result of promotional activities or exceptions granted by TMCC on a case-by-case basis.  TMCC reviews and adjusts interest rates based on competitive and economic factors and distributes the rates, by tier, to Dealers.
TMCC regularly reviews and analyzes its portfolio of Receivables to evaluate the effectiveness of its underwriting guidelines and purchasing criteria.  If external economic factors, credit losses or delinquency experience, market conditions or other factors change, TMCC may adjust its underwriting guidelines and purchasing criteria in order to change the asset quality of its portfolio or to achieve other goals and objectives.
TMCC’s retail installment sales contracts require Obligors to possess physical damage insurance and to provide evidence of such insurance upon TMCC’s request.  The terms of each Receivable allow, but do not require, TMCC to obtain any such coverage on behalf of the Obligor.  In accordance with its normal servicing procedures, TMCC currently does not obtain insurance coverage on behalf of the Obligor.

Electronic Contracts and Electronic Contracting
For Receivables that are not originated electronically, TMCC typically acquires possession of the retail installment sales contracts from Dealers, converts such retail installment sales contracts to electronic form and maintains control of the electronic copies (“Converted Electronic Contracts”) through TMCC’s technology system that permits storage, access and administration of these Converted Electronic Contracts.
Beginning in 2011, TMCC began to engage a number of Dealers in the United States in electronic contracting, under which the related contracts are evidenced by an electronic record and are electronically signed by the related Obligors (the “Original Electronic Contracts”).  TMCC has contracted with a third-party to facilitate the process of creating and storing Original Electronic Contracts.  The third-party’s technology system permits transmission, storage, access and administration of Original Electronic Contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail industry.  Through use of the third-party’s system, a Dealer originates electronic retail installment sales contracts and then transfers these electronic contracts to TMCC.
Both TMCC’s system for Converted Electronic Contracts and the third-party system for Original Electronic Contracts use a combination of technological and administrative features that are designed to (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the Receivable, (ii) manage access to and the expression of the authoritative copy, (iii) identify TMCC as the owner of record of the authoritative copy and (iv) in the case of Original Electronic Contracts, provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.
Servicing of Motor Vehicle Retail Installment Sales Contracts
TMCC is the servicer of the Receivables (in such capacity, the “Servicer”).  Each of the three customer service centers services the finance contracts using the same servicing system and procedures, for all open accounts.  TMCC manages vendor relationships responsible for the bankruptcy administration and post-charge-off recovery and liquidation activities, with some support from the service centers.  TMCC considers an Obligor to be past due if less than 90% of a regularly scheduled payment is received by the due date.  TMCC uses an on-line collection and auto dialer system that prioritizes collection efforts and directs TMCC collections personnel to make telephone contact with delinquent Obligors.  In the event of a default by an Obligor under a retail installment sales contract, some jurisdictions require that the Obligor be notified of the default and be given a time period within which to cure the default prior to repossession.  TMCC engages a third party vendor to mail the majority of cure notices to customers at 45 days past due.  In certain limited circumstances, the required cure notices are sent by the service centers.  Collection efforts are based on risk and behavioral scoring models (which analyze borrowers’ past payment performance, vehicle valuation, credit scores and other factors to predict future payment behavior and loss probabilities).  In accordance with its Customary Servicing Practices, TMCC may offer Obligors due date changes, extensions and payment deferrals over the course of the contract for Obligors with temporary financial hardships.  Extensions and deferral approvals are based on specific business rules and risk-based scoring for each account.  TMCC generally determines whether to commence repossession efforts after a Receivable is 82 days past due.  Repossessed vehicles are held in inventory to comply with statutory requirements and then sold at auctions.  Any unpaid amounts remaining after sale or after full charge‑off are pursued by TMCC to the extent practical and legally permissible.  For additional information, you should refer to “Certain Legal Aspects of the Receivables—Deficiency Judgments and Excess Proceeds” in this prospectus.  Any surplus amounts remaining after recovery fees, sale fees and expenses have been paid, and any reserve charge-backs and/or dealer guarantees, are refunded to the customers.  Collections of deficiencies and full skip charge-offs are handled by third party vendors.  Refunds of any surplus are administered by the service centers.  TMCC’s policy is to charge‑off a finance contract in its servicing system as soon as disposition of the vehicle has been completed and sales proceeds have been received, but TMCC may in some circumstances charge-off a finance contract prior to repossession.  In the case of uncollectible accounts, charge-off of a finance contract will occur prior to repossession.  When repossession and disposition of the collateral has not been completed, TMCC’s policy is to charge‑off the account as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days delinquent. However, the service centers will continue to collect or pursue recovery of the vehicle up until 150 to 190 days past due, depending on the contract.

As described in the Sale and Servicing Agreement, the Servicer is generally obligated to manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable automotive receivables that it services for itself or others (“Customary Servicing Practices”).  As part of its Customary Servicing Practices, the Servicer may implement new programs, whether on an intermediate, pilot or permanent basis, or on a regional or nationwide basis, or modify its standards, policies and procedures as long as, in each case, the Servicer implements such programs or modifies its standards, policies and procedures in respect of comparable assets it services for itself in the ordinary course of business.  For example, the Servicer has from time to time granted deferrals, extensions and other administrative relief to obligors living in areas affected by natural disasters.
As also described in the Sale and Servicing Agreement, the Servicer may, in accordance with its Customary Servicing Practices, waive any prepayment charge, late payment charge or any other fees that may be collected in the ordinary course of servicing the Receivables.  In addition, to the extent provided in the Sale and Servicing Agreement, the Servicer will also be authorized to offer and grant extensions, rebates or adjustments on a Receivable in accordance with its Customary Servicing Practices, without the prior consent of the Owner Trustee, Indenture Trustee or any registered holder of the Securities, subject to the terms described under “Transfer and Servicing Agreements—Servicing Procedures” in this prospectus.
TMCC, in its capacity as Servicer, began servicing operations in 1983.  In addition to servicing retail installment sales contracts similar to the Receivables, TMCC also services vehicle leases, dealer loans and other products and services.
TMCC has been engaged in purchasing finance contracts from authorized Toyota dealers in the U.S. since 1983, and has seen its managed portfolio of retail installment sales contracts grow to approximately $50.5 billion as of December 31, 2015.
The tables below under “Delinquencies, Repossessions and Net Losses” in this prospectus show TMCC’s servicing experience for its entire portfolio of retail installment sales contracts on automobiles, including contracts sold in securitizations, that TMCC continues to service, as further described under “Delinquencies, Repossessions and Net Losses” in this prospectus.
The Servicer is permitted to appoint a subservicer or engage a third party to perform all or a portion of its servicing obligations at the Servicer’s expense.  For example, TMCC has contracted with third parties to retrieve titles with respect to the Receivables, make collections on TMCC’s behalf and perform certain vehicle repossession functions.  Such an appointment does not relieve the Servicer of its obligations or liability for servicing and administering the Receivables in accordance with the provisions of the Sale and Servicing Agreement.
Under its current servicing practices, the Servicer will modify the terms of any Receivable impacted by the Servicemembers Civil Relief Act, as amended (the “Relief Act”), and will be obligated to purchase any such modified Receivable by depositing an amount equal to the remaining outstanding Principal Balance of such Receivable into the Collection Account.
In July 2010, the Servicer implemented a modification program pursuant to which the Servicer may enter into an amendment to the loan contract with an Obligor whose Receivable relates to a new vehicle and meets certain criteria, in order to extend the term of such Receivable, thereby increasing the number of Scheduled Payments remaining on such Receivable, and re-amortize the loan if a default, breach, violation, delinquency or event permitting acceleration under the terms of such Receivable shall have occurred or, in the judgment of the Servicer, is imminent.  The maximum term of such an amendment was 12 months added to the original term to maturity of the related contract regardless of whether prior deferments were granted, and provided that the number of Scheduled Payments after giving effect to such amendment did not exceed 72.  In April 2011, the Servicer changed the terms of this modification program in order to make the modification program available to an Obligor whose Receivable relates to a used vehicle and to eliminate the 72 month limit.  However, a Receivable will not be amended if the original contract term is greater than 72 months.  In addition, if any amendment under the modification program extends the maturity of a Receivable beyond the end of the Collection Period preceding the Class B Final Scheduled Payment Date, the Servicer will be obligated to purchase such Receivable, as described under “Transfer and Servicing Agreements—Servicing Procedures” in this prospectus.

Securitization Experience
TMCC utilizes the asset-backed securities markets as a complement to its core unsecured funding programs, to secure an alternate source of liquidity, and to gain access to a unique investor base. TMCC currently maintains a shelf registration statement on Form SF-3 (the “Registration Statement”), with the Depositor listed as the registrant, with the Securities and Exchange Commission (the “SEC”) relating to the issuance of securities secured by retail installment sales contracts.
TMCC indirectly originates all Receivables in each asset pool to be securitized in the ordinary course of its business.  For additional information regarding the selection criteria used in selecting the asset pool to be securitized, you should refer to “The Receivables Pool” in this prospectus.  TMCC engages one of the underwriters to assist in structuring the transaction based on the forecasted cash flows of the pool and to determine class sizes and average lives based on current market conditions.
Since it began sponsoring securitization trusts in 1993, TMCC, in its capacity as Sponsor, has sponsored 31 securitization trusts backed by retail installment sales contracts which have issued approximately $35 billion of registered securities to date, none of which have defaulted, experienced any events of default or failed to pay principal in full at maturity.
In addition to securitizing retail installment sales contracts similar to the Receivables, since 1993, TMCC has sponsored other securitization entities backed by pools of automobile leases which have issued more than $3.5 billion of registered securities to date, none of which have defaulted, experienced any trigger events of default or failed to pay principal in full at maturity.
THE TRUSTEES
Wells Fargo Delaware Trust Company, National Association (“Wells Fargo”) will be the Owner Trustee under the Trust Agreement.  As a matter of Delaware law, the Issuing Entity will be viewed as a separate legal entity, distinct from the Owner Trustee, and the Issuing Entity will be viewed as the issuer of the Certificate.
Wells Fargo is a national banking association existing under the laws of the United States of America authorized to exercise trust powers.  Wells Fargo maintains its principal office at 919 North Market Street, Suite 1600, Wilmington, Delaware 19801.
Wells Fargo has served and currently is serving as owner trustee for numerous securitization transactions and programs involving pools of motor vehicle receivables.  Currently, there are no legal proceedings pending before any court or governmental authority against Wells Fargo that would have a material adverse effect on the ability of Wells Fargo to perform its obligations as Owner Trustee as provided in the Trust Agreement.
Other than the above two paragraphs, Wells Fargo has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.
Deutsche Bank Trust Company Americas (“DBTCA”) will be the Indenture Trustee under the Indenture.  DBTCA has acted as indenture trustee on numerous asset-backed securities transactions, including acting as indenture trustee on various auto loan and auto lease securitization transactions. While the structure of the transactions referred to in the preceding sentence may differ among these transactions, DBTCA is experienced in administering transactions of this kind.  DBTCA is a New York banking corporation and its corporate trust offices are located at 60 Wall Street, 16th Floor, Mail Stop NYC60-1625, New York, NY 10005.
DBTCA has been named as a defendant in civil litigation concerning its role as trustee of certain residential mortgage backed securities (“RMBS”) trusts.  On June 18, 2014, a group of investors, including funds managed by Blackrock Advisors, LLC, PIMCO-Advisors, L.P., and others, filed a derivative action against DBTCA and Deutsche Bank National Trust Company (“DBNTC”) in New York State Supreme Court purportedly on behalf of and for the benefit of 544 private-label RMBS trusts asserting claims for alleged violations of the U.S. Trust Indenture Act of 1939, breach of contract, breach of fiduciary duty and negligence based on DBNTC’s and DBTCA’s alleged failure to perform their duties as trustees for the trusts.  Plaintiffs subsequently dismissed their state court complaint and filed a derivative and class action complaint in the U.S. District Court for the Southern

District of New York on behalf of and for the benefit of 564 private-label RMBS trusts (the “SDNY Action”), which substantially overlapped with the trusts at issue in the state court action.  The complaint alleges that the trusts at issue have suffered total realized collateral losses of U.S. $89.4 billion, but the complaint does not include a demand for money damages in a sum certain.  DBNTC and DBTCA filed a motion to dismiss, and on January 19, 2016, the court partially granted the motion on procedural grounds: as to the 500 trusts that are governed by pooling and servicing agreements, the court declined to exercise jurisdiction. The court did not rule on substantive defenses asserted in the motion to dismiss as to the 64 trusts formed under indentures for which it retained jurisdiction.  Instead, the court ordered plaintiffs to file an amended complaint as to those trusts. On February 23, 2016, plaintiffs filed an amended complaint as to 62 of the 64 indenture trusts included in the original U.S. District Court complaint.  DBNTC and DBTCA will have an opportunity to file new defensive motions with respect to this amended complaint.
On March 25, 2016, plaintiffs filed a new state court complaint in California against DBTCA as to 513 trusts governed by pooling and servicing agreements, most of which had been dismissed from the U.S. District Court action.  Plaintiffs removed 19 of the original 500 and added 32 new trusts.  DBTCA serves as trustee on only one of these 513 trusts.
On December 30, 2015, IKB International, S.A. and IKB Deutsche Industriebank A.G. filed a Summons With Notice in New York state court naming as defendants DBNTC and DBTCA, as trustees of 37 RMBS trusts (the “IKB Action”).  DBTCA believes the claims in the IKB Action to be substantively similar to the SDNY Action.  The IKB Action is not styled as a putative class action, but the plaintiffs may attempt to bring derivative claims on behalf of the named RMBS trusts.  DBTCA intends to vigorously defend the IKB Action.
It is DBTCA’s belief that it has no pending legal proceedings (including, based on DBTCA’s present evaluation, the litigation disclosed in the three immediately preceding paragraphs) that would materially affect its ability to perform its duties as Indenture Trustee.
The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold the Notes in their own names or as pledgees.  For the purpose of meeting the legal requirements of certain jurisdictions or in other circumstances set forth in the Trust Agreement, the Administrator and the Owner Trustee acting jointly (or in some instances, the Owner Trustee acting alone) and the Indenture Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Issuing Entity.  In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee or the Indenture Trustee, as applicable, will be conferred or imposed upon the Owner Trustee or the Indenture Trustee, as applicable, and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee or the Indenture Trustee, as applicable, will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.
The Owner Trustee’s or the Indenture Trustee’s liability in connection with the issuance and the sale of the Securities is limited solely to the express obligations described in the Trust Agreement, the Sale and Servicing Agreement or the Indenture, as applicable.  The Owner Trustee and the Indenture Trustee may resign at any time.  If the Owner Trustee or Indenture Trustee resigns, the Servicer or the Administrator, respectively, will be obligated to appoint a successor thereto.  The Administrator may also remove the Owner Trustee or the Indenture Trustee if either (i) ceases to be eligible to continue as such under the Trust Agreement or the Indenture, as the case may be, (ii) becomes legally unable to act, (iii) is adjudged bankrupt or insolvent or (iv) a receiver or other public officer shall take charge of the Owner Trustee or the Indenture Trustee, as applicable, or their respective property.  In such circumstances, the Servicer or the Administrator, as applicable, will be obligated to promptly appoint a successor Owner Trustee or Indenture Trustee, respectively.  Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.  If no successor Owner Trustee shall have been so appointed or shall have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.  If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Administrator or the holders of a majority of the outstanding principal amount of the Controlling Class may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

The Depositor, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Owner Trustee, the Indenture Trustee and their respective affiliates.  The Trust Agreement and the Indenture will provide that the Issuing Entity will pay the fees and expenses of the Owner Trustee and the Indenture Trustee, respectively, in connection with their duties under the Trust Agreement and Indenture, respectively.  The Administrator will agree, in the Administration Agreement, to pay the fees and expenses of the Owner Trustee and the Indenture Trustee, to the extent such amounts are not paid by the Issuing Entity in accordance with the terms of the Sale and Servicing Agreement or the Indenture.  The Trust Agreement will further provide that the Owner Trustee will be entitled to indemnification by the Issuing Entity for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee not resulting from its own willful misconduct, bad faith or gross negligence (other than by reason of a breach of any of its representations or warranties to be described in the Trust Agreement).  The Indenture will further provide that the Indenture Trustee will be entitled to indemnification by the Issuing Entity for, and will be held harmless against, any loss, liability or expense incurred in connection with the administration of the Issuing Entity and the performance of its duties under the Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Receivables Purchase Agreement and the Administration Agreement (collectively, the “Transfer and Servicing Agreements”) not resulting from its own willful misconduct, bad faith or negligence (other than by reason of a breach of any of its representations, warranties or covenants to be described in the Indenture).  The Indenture Trustee will notify the Issuing Entity and the Administrator promptly of any claim for which it may seek indemnity; provided, that, failure by the Indenture Trustee to provide such notification will not relieve the Issuing Entity or the Administrator of its obligations under the Indenture if no prejudice to the Issuing Entity or the Administrator will have resulted from such failure.  Neither the Issuing Entity nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.
TMCC will agree to promptly pay to the Indenture Trustee and the Owner Trustee the amount of any fees, expenses and indemnification amounts not otherwise paid or reimbursed to it by the Issuing Entity on any Payment Date; provided that the Indenture Trustee and the Owner Trustee will be obligated to reimburse TMCC for any such amounts to the extent such Trustee subsequently receives payment or reimbursement in respect thereof from the Issuing Entity.
Duties of the Owner Trustee and Indenture Trustee
The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Notes or the Certificate (other than the authentication of the Certificate) or of any Receivables or related documents and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Certificate or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account.  The Owner Trustee will not independently verify information concerning the Receivables.  The Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.  The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or Sale and Servicing Agreement, or the breach of any representations made with respect to the Receivables, unless the Owner Trustee obtains actual knowledge of such failure or breach as will be specified in the Trust Agreement.
The Owner Trustee will not be required to perform any of the obligations of the Issuing Entity under the Transfer and Servicing Agreements or the Asset Representations Review Agreement that are required to be performed by:
•	the Servicer under the Servicing Agreement;
•	the Administrator under the Trust Agreement, the Administration Agreement or the Indenture;
•	the Depositor under the Receivables Purchase Agreement or the Trust Agreement; or
•	the Indenture Trustee under the Indenture.

In addition, the Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto at the request, order or direction of any Certificateholder, unless that Certificateholder has offered to the Owner Trustee security or indemnity reasonably satisfactory to the Owner Trustee against the costs, expenses and liabilities that may be incurred by the Owner Trustee in connection with the exercise of those rights.
The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Notes (other than the execution and authentication thereof) or of any Receivables or related documents, and will not be accountable for the use or application by the Sponsor or the Servicer of any funds paid to the Sponsor or the Servicer in respect of the Notes, or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account.  If no Event of Default has occurred and is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Indenture.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture.  The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or Sale and Servicing Agreement or of TMCC to perform its duties under the Administration Agreement, unless the Indenture Trustee obtains actual knowledge of such failure as will be specified in the Indenture.
The Indenture Trustee will be required to mail (within 60 days after each December 31, beginning with December 31, 2016) to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture and other information relating to the Receivables.  For additional information regarding such reports, you should refer to “Description of the Notes—Indenture” in this prospectus.
The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation thereto at the request, order or direction of any of the Noteholders, other than request, demands or directions relating to the dispute resolution procedures described below under “Dispute Resolution,” unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred with respect to such litigation.  No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, except pursuant to the dispute resolution procedures described below under “Dispute Resolution,” unless such holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer’s failure to remit payments when due or (ii) the holders of the Controlling Class (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their affiliates), evidencing not less than 25% of the voting interests of such Controlling Class, have made written request upon the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 30 days has neglected or refused to institute any such proceedings.  For additional information, you should refer to “Description of the Notes—Indenture” in this prospectus.
Fees and Expenses
The table below sets forth the fees and expenses payable on each Payment Date, unless otherwise specified in this prospectus.
Party	Amount
Servicer(1)
(i) from Available Collections, one-twelfth of 1.00% multiplied by the outstanding Principal Balance of the Receivables as of the first day of the related Collection Period; provided that, in the case of the first Payment Date, the servicing fee is equal to two-twelfths of 1.00% multiplied by the outstanding Principal Balance of the Receivables as of the Cutoff Date, plus (ii) investment earnings on amounts on deposit in the Collection Account and all late fees, extension fees and other administrative fees and expenses or similar charges allowed by applicable law with respect to the Receivables received by the Servicer during the related Collection Period (the “Servicing Fee”).

Indenture Trustee(2)	An annual fee equal to $5,000, payable on the Payment Date occurring in June of each year, commencing in 2017.
Owner Trustee(2)	An annual fee equal to $3,000, payable on the Payment Date occurring in June of each year, commencing in 2017.
Asset Representations Reviewer(2)
An annual fee equal to $7,500 per annum, payable on the Payment Date occurring in June of each year, commencing in 2017.  In the event of an Asset Representations Review, the Asset Representations Reviewer will also be entitled to receive a fee equal to $200 for each Receivable reviewed by it.

(1)	To be paid before any amounts are distributed to Noteholders. The Administrator will be entitled to a monthly administration fee, which will be paid to it by the Servicer from the Servicing Fee.
(2)	Fees, expenses and indemnification amounts payable to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer prior to the payment of any amounts to Noteholders are subject to an aggregate cap equal to $300,000 in any calendar year.
ASSET REPRESENTATIONS REVIEWER
General
Clayton Fixed Income Services LLC (“Clayton”), a Delaware limited liability company, will serve as asset representations reviewer (the “Asset Representations Reviewer”) pursuant to the terms of an asset representations review agreement (the “Asset Representations Review Agreement”) among the Asset Representations Reviewer, the Issuing Entity, the Servicer and the Administrator.  The Asset Representations Reviewer is not and will not be affiliated with any of TMCC, the Depositor, the Issuing Entity, the Servicer, the Administrator, the Indenture Trustee, the Owner Trustee or any of their respective affiliates, and has not been, and may not be an affiliate of any person that was engaged by TMCC or any underwriter of the Notes to perform any due diligence on the Receivables prior to the Closing Date.
Clayton is a wholly-owned subsidiary of Radian Group, Inc. (NYSE: RDN), and has provided independent due diligence loan review and servicer oversight services since 1989.  Clayton has been engaged as the asset representations reviewer on more than 15 auto loan, auto lease and dealer floorplan securitization transactions since 2015.
Clayton is a leading provider of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements.  Clayton has performed over 12 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies.  These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton has also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.
Fees and Expenses
The Issuing Entity will pay the Asset Representations Reviewer an annual fee equal to $7,500, which is payable in June of each year, commencing in 2017.  The Asset Representations Reviewer will also be entitled to reimbursement or payment by the Issuing Entity for all costs, expenses and indemnification amounts incurred by it in connection with the performance of its duties under the Asset Representations Review Agreement.  Prior to an acceleration of the Notes following the occurrence of an Event of Default, the aggregate amount of fees, expenses and indemnification amounts payable to the Asset Representations Reviewer, the Indenture Trustee and the Owner Trustee before payments are made to Noteholders on any Payment Date will not exceed $300,000 in any calendar year.   Any such costs, expenses and indemnification amounts due in excess of the annual cap will be paid to the Asset Representations Reviewer and such other parties after payment of principal and interest due on the Notes on the related Payment Date, as described under “Payments to Noteholders—Priority of Payments” in this prospectus.  After the acceleration of the Notes following the occurrence of an Event of Default, all fees, expenses and indemnification amounts due to the Asset Representations Reviewer, the Indenture Trustee and the Owner Trustee will be reimbursed or paid to the Asset Representations Reviewer and such other applicable parties before the

Issuing Entity makes any payments to Noteholders.  TMCC will agree to promptly pay to the Asset Representations Reviewer the amount of any fees, expenses and indemnification amounts not otherwise paid or reimbursed to it by the Issuing Entity on any Payment Date; provided that the Asset Representations Reviewer will be obligated to reimburse TMCC for any such amounts to the extent it subsequently receives payment or reimbursement in respect thereof from the Issuing Entity.
Resignation and Removal
The Asset Representations Reviewer may not resign unless it determines it is legally unable to perform its obligations under the Asset Representations Review Agreement and there is no reasonable action that it could take to make the performance of its obligations under the Asset Representations Review Agreement permitted under applicable law.  If the Asset Representations Reviewer breaches any of its representations, warranties, covenants or agreements under the Asset Representations Review Agreement, becomes the subject of a bankruptcy or similar proceeding, or no longer satisfies the applicable eligibility criteria, the Issuing Entity may remove the Asset Representations Reviewer and terminate its obligations under the Asset Representations Review Agreement. The Issuing Entity will be obligated to engage a successor asset representations reviewer after any such resignation or removal.  No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under the Asset Representations Review Agreement, until a successor asset representations reviewer has accepted its engagement for such purpose.
The Asset Representations Reviewer is not contractually obligated to pay the reasonable expenses incurred in the transfer of its rights and obligations under the Asset Representations Review Agreement.  To the extent expenses incurred in connection with the replacement of the Asset Representations Reviewer are not paid by the Asset Representations Reviewer that is being replaced, the Issuing Entity will be responsible for the payment of such expenses.  Any resignation, removal, replacement or substitution of the Asset Representations Reviewer, or the appointment of a new asset representations reviewer, will be reported by the Administrator in the Form 10-D related to the Collection Period in which such change occurs, together with a description of the circumstances surrounding the change and, if applicable, information regarding the new asset representations reviewer.
Indemnity and Liability
The Asset Representations Reviewer will not be liable to any person or entity for any action taken, or not taken, in good faith under the Asset Representations Review Agreement or for errors in judgment.  However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under the Asset Representations Review Agreement.  The Asset Representations Reviewer and its officers, directors, employees and agents will be indemnified by the Issuing Entity for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under the Asset Representations Review Agreement (including the fees and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence or (ii) the Asset Representations Reviewer’s breach of any of its representations or warranties in the Asset Representations Review Agreement.  The Asset Representations Reviewer will indemnify each of the Issuing Entity, the Servicer, the Owner Trustee and the Indenture Trustee and their respective directors, officers, employees and agents for all fees, expenses, losses, damages and liabilities resulting from (a) the willful misconduct, bad faith or negligence of the Asset Representations Reviewer in performing its obligations under the Asset Representations Review Agreement or (b) the Asset Representations Reviewer’s breach of any of its representations or warranties in the Asset Representations Review Agreement.
AFFILIATIONS AND CERTAIN RELATIONSHIPS
The Issuing Entity, the Depositor and Toyota Financial Services Securities USA Corporation (“TFSS USA”) are affiliates of TMCC (which is the Sponsor, the Servicer and the Administrator).  There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, among any of the Depositor, the Issuing Entity, TFSS USA and the Sponsor.

None of the Depositor, Sponsor, the Issuing Entity or any of their affiliates have, within the past two years, entered into any business relationship, agreement, arrangement, transaction or understanding  with any of the Underwriters, Indenture Trustee, Owner Trustee or the Asset Representations Reviewer that would be material to an investor’s understanding of the Notes and that is outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party.
THE RECEIVABLES POOL
The Receivables Pool for the Issuing Entity will include the Receivables purchased as of the Cutoff Date.  The Receivables will have been originated by Dealers in accordance with TMCC’s requirements and subsequently purchased by TMCC.  The Receivables evidence the indirect financing made available by TMCC to the related Obligors in connection with the purchase by such Obligors of the Financed Vehicles.  On or before the Closing Date, TMCC will sell the Receivables comprising the Receivables Pool to the Depositor pursuant to the Receivables Purchase Agreement.  The Depositor will, in turn, sell the Receivables to the Issuing Entity pursuant to the Sale and Servicing Agreement.  During the term of the Sale and Servicing Agreement, neither the Depositor nor TMCC may substitute any other retail installment sales contract for any Receivable sold to the Issuing Entity.
The Receivables in each Receivables Pool will have been purchased by TMCC from Dealers in the ordinary course of business.  The Receivables are purchased from Dealers pursuant to Dealer Agreements.  TMCC purchases Receivables originated in accordance with its credit standards which are based upon the vehicle buyer’s ability and willingness to repay the obligation as well as the value of the vehicle being financed, as described under “The Sponsor, Administrator and Servicer—Underwriting of Motor Vehicle Retail Installment Sales Contracts” in this prospectus.
The Receivables to be held by the Issuing Entity for inclusion in a Receivables Pool will be selected from TMCC’s portfolio of car, minivan, light-duty truck and sport utility vehicle retail installment sales contracts that meet several criteria.  These criteria require that each Receivable satisfies the criteria below.  No selection procedures believed by the Depositor to be adverse to the Noteholders will be used in selecting the Receivables.
Each Receivable will provide for the allocation of payments according to the simple interest method (“Simple Interest Receivables”).  Payments on Simple Interest Receivables will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal.  Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the Interest Period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the Principal Balance will be correspondingly greater, and the Principal Balance will be amortized more rapidly than scheduled.  Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest for the Interest Period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the Principal Balance will be correspondingly less, and the Principal Balance will be amortized more slowly than scheduled, in which case a larger portion of the Principal Balance may be due on the Final Scheduled Payment Date for the related Receivable.  No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.
The information concerning the Receivables presented throughout this prospectus is based on the Receivables in the statistical pools described in this prospectus as of the Cutoff Date. The statistical pools consist of a portion of the Receivables owned by the Sponsor that met the criteria below as of the Cutoff Date. The Receivables Pool sold to the Issuing Entity on the Closing Date will be selected from the applicable statistical pool and may also include other Receivables owned by the Sponsor.  The characteristics of the Receivables Pool sold to the Issuing Entity on the Closing Date as of the Cutoff Date may not be identical to, but will not vary materially from, the characteristics of the Receivables in the applicable statistical pool described in this prospectus as of the Cutoff Date illustrated in the tables below.
If the aggregate initial principal amount of the Notes is $1,200,000,000, as of the Cutoff Date, the Receivables in the related statistical pool described in this prospectus had an aggregate Principal Balance of $1,276,954,993.21 and, as of the Cutoff Date, the Receivables sold to the Issuing Entity on the Closing Date are expected to have an aggregate Principal Balance of approximately $1,276,954,993.21.   If the aggregate initial

principal amount of the Notes is $1,600,000,000, as of the Cutoff Date, the Receivables in the related statistical pool described in this prospectus had an aggregate Principal Balance of $1,702,881,151.52 and, as of the Cutoff Date, the Receivables sold to the Issuing Entity on the Closing Date are expected to have an aggregate Principal Balance of approximately $1,702,881,151.52.
TMCC and the Depositor will represent and warrant that the Receivables in the Receivables Pool satisfy certain representations and warranties, as described below under “Repurchases of Receivables.”  In addition, the Receivables in the Receivables Pool were selected by TMCC from its portfolio of car, minivan, light-duty truck and sport utility vehicle retail installment sales contracts using certain selection criteria.  Pursuant to such selection criteria, as of the Cutoff Date and as of the Closing Date (unless one specific date is otherwise stated below), each Receivable:
• falls within the range of:
remaining Principal Balance as of the Cutoff Date	$250.00 to $100,000.00
original Principal Balance	$1,000.00 to $110,000.00
APR	0.00% to 24.00%
original number of monthly payments (“Scheduled Payments”)	12 to 72 payments
remaining number of Scheduled Payments as of the Cutoff Date	4 to 68 payments
• as of the Cutoff Date, had a FICO® score of at least 620; and
• as of the Cutoff Date, does not relate to a vehicle as to which the related obligor is an employee of TMCC or any of its affiliates.
No selection procedures believed by TMCC to be adverse to Noteholders have been used in selecting the Receivables from qualifying retail installment sales contracts or from the Receivables in the statistical pools. Except as described in the first bullet-point above, the Receivables were not selected on the basis of their APRs.
If the aggregate initial principal amount of the Notes is $1,200,000,000, then 43,782 Receivables, having an aggregate Principal Balance of approximately $865,526,757.39 (representing approximately 67.78% of the aggregate Principal Balance of the Receivables in the related statistical pool as of the Cutoff Date) are evidenced by electronic contracts.  If the aggregate initial principal amount of the Notes is $1,600,000,000, then 58,408 Receivables, having an aggregate Principal Balance of approximately $1,156,633,919.40 (representing approximately 67.92% of the aggregate Principal Balance of the Receivables in the related statistical pool as of the Cutoff Date) are evidenced by electronic contracts.
Based on the mailing addresses of the Obligors, the Receivables have been originated in 48 States and the District of Columbia.  Except in the case of any breach of representations and warranties by the related Dealer, the Receivables generally do not provide for recourse against the originating Dealer.  The composition, and the distributions by APR, geographic distribution, remaining Principal Balance, original number of Scheduled Payments, remaining number of Scheduled Payments and FICO® score of the Receivables as of the Cutoff Date are as described in the following tables for (i) the statistical pool if the aggregate initial principal amount of the Notes is $1,200,000,000 and (ii) the statistical pool if the aggregate initial principal amount of the Notes is $1,600,000,000.

Composition of the Receivables in the Statistical Pool as of the Cutoff Date
(if the Aggregate Initial Principal Amount of the Notes is $1,200,000,000)
Total Principal Balance	$1,276,954,993.21
Number of Receivables	75,390
Average Principal Balance	$16,937.99
Range of Principal Balances	$253.67 - $86,718.85
Average Original Amount Financed	$25,445.98
Range of Original Amounts Financed	$2,761.00 - $103,483.76
Weighted Average APR(1)	2.12%
Range of APRs	0.00% - 21.90%
Weighted Average Original Number of Scheduled Payments(1)	62.03 payments
Range of Original Number of Scheduled Payments	12 – 72 payments
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Payments Greater Than 60 Months	29.32%
Weighted Average Remaining Number of Scheduled Payments(1)	46.96 payments
Range of Remaining Number of Scheduled Payments	4 – 68 payments
Weighted Average FICO® score(1) (2)	755
Range of FICO® scores(2)	620 – 883
_______________________________________________________________
(1)	Weighted by Principal Balance as of the Cutoff Date.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.

If the aggregate initial principal amount of the Notes is $1,200,000,000, the following are additional characteristics of the Receivables in the related statistical pool as of the Cutoff Date, in each case as a percentage of the aggregate Principal Balance of the Receivables as of the Cutoff Date:
New vehicles	80.54%
Used vehicles	19.46%
Passenger cars	48.64%
Minivans	7.80%
Light-duty trucks	13.74%
Sport utility vehicles	29.82%
Toyota and Scion vehicles	86.72%
Lexus vehicles	13.28%

Composition of the Receivables in the Statistical Pool as of the Cutoff Date
(if the Aggregate Initial Principal Amount of the Notes is $1,600,000,000)
Total Principal Balance	$1,702,881,151.52
Number of Receivables	100,329
Average Principal Balance	$16,972.97
Range of Principal Balances	$252.10 - $90,278.19
Average Original Amount Financed	$25,468.58
Range of Original Amounts Financed	$2,529.19 - $103,483.76
Weighted Average APR(1)	2.11%
Range of APRs	0.00% - 21.90%
Weighted Average Original Number of Scheduled Payments(1)	62.02 payments
Range of Original Number of Scheduled Payments	12 – 72 payments
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Payments Greater Than 60 Months	29.22%
Weighted Average Remaining Number of Scheduled Payments(1)	46.99 payments
Range of Remaining Number of Scheduled Payments	4 – 68 payments
Weighted Average FICO® score(1) (2)	755
Range of FICO® scores(2)	620 – 883
_______________________________________________________________
(1)	Weighted by Principal Balance as of the Cutoff Date.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
If the aggregate initial principal amount of the Notes is $1,600,000,000, the following are additional characteristics of the Receivables in the related statistical pool as of the Cutoff Date, in each case as a percentage of the aggregate Principal Balance of the Receivables as of the Cutoff Date:
New vehicles	80.60%
Used vehicles	19.40%
Passenger cars	48.63%
Minivans	7.82%
Light-duty trucks	13.77%
Sport utility vehicles	29.78%
Toyota and Scion vehicles	86.61%
Lexus vehicles	13.39%

Distribution of the Receivables in the Statistical Pool as of the Cutoff Date by APR
 (if the Aggregate Initial Principal Amount of the Notes is $1,200,000,000)
Range of APRs	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
0.00 - 0.99%	35,178	46.66%	$594,278,941.01	46.54%
1.00 - 1.99%	10,970	14.55%	$179,025,960.34	14.02%
2.00 - 2.99%	11,002	14.59%	$184,258,144.05	14.43%
3.00 - 3.99%	5,973	7.92%	$107,523,381.12	8.42%
4.00 - 4.99%	3,633	4.82%	$63,852,273.91	5.00%
5.00 - 5.99%	3,387	4.49%	$58,820,771.53	4.61%
6.00 - 6.99%	1,904	2.53%	$32,660,573.85	2.56%
7.00 - 7.99%	966	1.28%	$15,512,081.66	1.21%
8.00 - 8.99%	881	1.17%	$15,485,874.64	1.21%
9.00 - 9.99%	559	0.74%	$10,036,574.92	0.79%
10.00 - 10.99%	364	0.48%	$6,451,714.13	0.51%
11.00 - 11.99%	261	0.35%	$4,514,151.31	0.35%
12.00 - 12.99%	115	0.15%	$2,004,946.51	0.16%
13.00 - 13.99%	79	0.10%	$1,108,319.90	0.09%
14.00 - 14.99%	52	0.07%	$674,476.66	0.05%
15.00 - 15.99%	26	0.03%	$304,386.50	0.02%
16.00 - 16.99%	11	0.01%	$126,442.57	0.01%
17.00 - 17.99%	9	0.01%	$99,641.15	0.01%
18.00 - 18.99%	11	0.01%	$126,749.81	0.01%
19.00 - 19.99%	4	0.01%	$53,994.39	*
20.00 - 20.99%	3	*	$24,007.40	*
21.00% or greater	2	*	$11,585.85	*
Total(1):	75,390	100.00%	$1,276,954,993.21	100.00%
________________________________________________________________
(1)	Percentages may not add to 100% due to rounding.
*	Represents a number greater than 0.000% but less than 0.005%.

Distribution of the Receivables in the Statistical Pool as of the Cutoff Date by APR
 (if the Aggregate Initial Principal Amount of the Notes is $1,600,000,000)
Range of APRs	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
0.00 - 0.99%	47,000	46.85%	$796,082,832.94	46.75%
1.00 - 1.99%	14,522	14.47%	$238,649,074.89	14.01%
2.00 - 2.99%	14,592	14.54%	$244,043,775.28	14.33%
3.00 - 3.99%	7,900	7.87%	$142,262,645.28	8.35%
4.00 - 4.99%	4,833	4.82%	$85,130,728.92	5.00%
5.00 - 5.99%	4,475	4.46%	$77,921,546.41	4.58%
6.00 - 6.99%	2,567	2.56%	$43,554,133.06	2.56%
7.00 - 7.99%	1,284	1.28%	$20,778,767.50	1.22%
8.00 - 8.99%	1,147	1.14%	$20,213,132.90	1.19%
9.00 - 9.99%	745	0.74%	$13,391,111.32	0.79%
10.00 - 10.99%	480	0.48%	$8,613,397.89	0.51%
11.00 - 11.99%	355	0.35%	$6,003,427.22	0.35%
12.00 - 12.99%	150	0.15%	$2,551,668.39	0.15%
13.00 - 13.99%	112	0.11%	$1,640,258.58	0.10%
14.00 - 14.99%	61	0.06%	$773,549.45	0.05%
15.00 - 15.99%	41	0.04%	$521,792.03	0.03%
16.00 - 16.99%	19	0.02%	$209,916.07	0.01%
17.00 - 17.99%	19	0.02%	$247,041.76	0.01%
18.00 - 18.99%	14	0.01%	$161,712.19	0.01%
19.00 - 19.99%	6	0.01%	$75,889.06	*
20.00 - 20.99%	5	*	$43,164.53	*
21.00% or greater	2	*	$11,585.85	*
Total(1):	100,329	100.00%	$1,702,881,151.52	100.00%
________________________________________________________________
(1)	Percentages may not add to 100% due to rounding.
*	Represents a number greater than 0.000% but less than 0.005%.

Distribution of the Receivables in the Statistical Pool as of the Cutoff Date by Geographic Distribution
(if the Aggregate Initial Principal Amount of the Notes is $1,200,000,000)(1)
Geographic Distribution	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
Alabama	168	0.22%	$3,196,720.47	0.25%
Alaska	176	0.23%	$3,337,188.03	0.26%
Arizona	1,611	2.14%	$28,630,628.14	2.24%
Arkansas	86	0.11%	$1,613,528.26	0.13%
California	19,045	25.26%	$315,938,240.74	24.74%
Colorado	1,282	1.70%	$23,233,534.63	1.82%
Connecticut	991	1.31%	$15,517,709.64	1.22%
Delaware	299	0.40%	$4,510,069.10	0.35%
District of Columbia	134	0.18%	$2,234,337.29	0.17%
Florida	903	1.20%	$17,240,820.14	1.35%
Georgia	404	0.54%	$8,949,789.87	0.70%
Idaho	291	0.39%	$4,898,498.70	0.38%
Illinois	3,668	4.87%	$60,068,268.63	4.70%
Indiana	731	0.97%	$12,005,380.13	0.94%
Iowa	559	0.74%	$8,974,719.02	0.70%
Kansas	697	0.92%	$11,842,008.19	0.93%
Kentucky	922	1.22%	$14,401,778.90	1.13%
Louisiana	1,286	1.71%	$23,681,099.06	1.85%
Maine	322	0.43%	$4,657,990.28	0.36%
Maryland	2,749	3.65%	$46,840,006.41	3.67%
Massachusetts	2,552	3.39%	$37,563,349.07	2.94%
Michigan	785	1.04%	$12,245,546.78	0.96%
Minnesota	1,598	2.12%	$25,640,379.10	2.01%
Mississippi	557	0.74%	$9,833,399.64	0.77%
Missouri	430	0.57%	$6,921,782.50	0.54%
Montana	216	0.29%	$3,695,170.32	0.29%
Nebraska	292	0.39%	$4,722,295.36	0.37%
Nevada	918	1.22%	$17,003,322.53	1.33%
New Hampshire	488	0.65%	$6,657,458.66	0.52%
New Jersey	3,120	4.14%	$48,698,798.08	3.81%
New Mexico	332	0.44%	$5,820,494.96	0.46%
New York	3,108	4.12%	$47,737,373.78	3.74%
North Carolina	337	0.45%	$5,954,029.73	0.47%
North Dakota	138	0.18%	$2,563,131.84	0.20%
Oklahoma	553	0.73%	$10,540,947.39	0.83%
Oregon	1,040	1.38%	$15,953,349.93	1.25%
Pennsylvania	3,366	4.46%	$50,314,633.78	3.94%
Rhode Island	247	0.33%	$3,349,710.08	0.26%
South Carolina	150	0.20%	$2,767,166.60	0.22%
South Dakota	145	0.19%	$2,362,448.54	0.19%
Tennessee	1,267	1.68%	$22,107,570.66	1.73%
Texas	9,906	13.14%	$197,865,464.38	15.50%
Utah	378	0.50%	$7,205,902.28	0.56%
Vermont	297	0.39%	$4,757,304.57	0.37%
Virginia	2,931	3.89%	$47,913,931.11	3.75%
Washington	2,121	2.81%	$37,003,845.55	2.90%
West Virginia	397	0.53%	$6,598,171.76	0.52%
Wisconsin	1,284	1.70%	$19,335,677.48	1.51%
Wyoming	113	0.15%	$2,050,021.12	0.16%
Total(2):	75,390	100.00%	$1,276,954,993.21	100.00%
________________________________________________________________
(1)	Based solely on the mailing addresses of the Obligors.
(2)	Percentages may not add to 100% due to rounding.

Distribution of the Receivables in the Statistical Pool as of the Cutoff Date by Geographic Distribution
(if the Aggregate Initial Principal Amount of the Notes is $1,600,000,000)(1)
Geographic Distribution	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
Alabama	220	0.22%	$4,209,258.86	0.25%
Alaska	230	0.23%	$4,369,918.19	0.26%
Arizona	2,140	2.13%	$38,156,926.90	2.24%
Arkansas	119	0.12%	$2,204,097.76	0.13%
California	25,306	25.22%	$420,845,105.62	24.71%
Colorado	1,791	1.79%	$32,731,364.77	1.92%
Connecticut	1,313	1.31%	$20,452,007.77	1.20%
Delaware	396	0.39%	$5,953,111.48	0.35%
District of Columbia	178	0.18%	$3,008,746.02	0.18%
Florida	1,229	1.22%	$23,489,632.01	1.38%
Georgia	535	0.53%	$11,879,716.46	0.70%
Idaho	379	0.38%	$6,295,101.78	0.37%
Illinois	4,900	4.88%	$80,578,080.93	4.73%
Indiana	1,026	1.02%	$16,986,085.95	1.00%
Iowa	741	0.74%	$11,911,070.91	0.70%
Kansas	901	0.90%	$15,549,313.27	0.91%
Kentucky	1,229	1.22%	$19,200,661.58	1.13%
Louisiana	1,692	1.69%	$30,801,195.89	1.81%
Maine	438	0.44%	$6,340,864.59	0.37%
Maryland	3,633	3.62%	$62,158,432.86	3.65%
Massachusetts	3,364	3.35%	$49,317,275.64	2.90%
Michigan	1,049	1.05%	$16,486,163.85	0.97%
Minnesota	2,104	2.10%	$34,054,200.58	2.00%
Mississippi	736	0.73%	$12,936,477.49	0.76%
Missouri	576	0.57%	$9,112,303.57	0.54%
Montana	284	0.28%	$4,774,660.09	0.28%
Nebraska	375	0.37%	$6,101,243.97	0.36%
Nevada	1,206	1.20%	$22,240,455.61	1.31%
New Hampshire	661	0.66%	$9,232,276.27	0.54%
New Jersey	4,156	4.14%	$65,049,879.07	3.82%
New Mexico	443	0.44%	$7,671,765.03	0.45%
New York	4,094	4.08%	$62,883,530.66	3.69%
North Carolina	457	0.46%	$8,296,295.78	0.49%
North Dakota	183	0.18%	$3,424,003.49	0.20%
Oklahoma	754	0.75%	$14,182,049.14	0.83%
Oregon	1,371	1.37%	$21,256,193.24	1.25%
Pennsylvania	4,514	4.50%	$67,710,479.32	3.98%
Rhode Island	322	0.32%	$4,400,749.35	0.26%
South Carolina	189	0.19%	$3,458,978.80	0.20%
South Dakota	200	0.20%	$3,280,240.09	0.19%
Tennessee	1,702	1.70%	$29,996,289.74	1.76%
Texas	13,151	13.11%	$263,412,035.68	15.47%
Utah	512	0.51%	$9,652,221.37	0.57%
Vermont	411	0.41%	$6,615,587.13	0.39%
Virginia	3,904	3.89%	$63,865,907.72	3.75%
Washington	2,825	2.82%	$49,281,433.48	2.89%
West Virginia	530	0.53%	$8,731,517.18	0.51%
Wisconsin	1,715	1.71%	$25,747,352.20	1.51%
Wyoming	145	0.14%	$2,588,892.38	0.15%
Total(2):	100,329	100.00%	$1,702,881,151.52	100.00%
________________________________________________________________
(1)	Based solely on the mailing addresses of the Obligors.
(2)	Percentages may not add to 100% due to rounding.

Distribution of the Receivables in the Statistical Pool as of the Cutoff Date by Remaining Principal Balance
 (if the Aggregate Initial Principal Amount of the Notes is $1,200,000,000)
Remaining Principal Balance	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
0.00 - 2,499.99	2,323	3.08%	$3,796,122.99	0.30%
2,500.00 - 4,999.99	4,144	5.50%	$15,652,256.18	1.23%
5,000.00 - 9,999.99	12,255	16.26%	$93,805,825.75	7.35%
10,000.00 - 14,999.99	15,588	20.68%	$195,894,946.34	15.34%
15,000.00 - 19,999.99	16,096	21.35%	$280,797,948.37	21.99%
20,000.00 - 24,999.99	11,515	15.27%	$256,620,254.76	20.10%
25,000.00 - 29,999.99	6,661	8.84%	$181,655,964.33	14.23%
30,000.00 - 34,999.99	3,605	4.78%	$116,123,936.97	9.09%
35,000.00 - 39,999.99	1,816	2.41%	$67,609,889.35	5.29%
40,000.00 - 44,999.99	751	1.00%	$31,636,033.18	2.48%
45,000.00 - 49,999.99	327	0.43%	$15,408,224.39	1.21%
50,000.00 - 54,999.99	145	0.19%	$7,569,843.01	0.59%
55,000.00 - 59,999.99	75	0.10%	$4,284,245.29	0.34%
60,000.00 - 64,999.99	35	0.05%	$2,173,198.21	0.17%
65,000.00 - 69,999.99	23	0.03%	$1,553,275.14	0.12%
70,000.00 - 74,999.99	14	0.02%	$1,009,132.31	0.08%
75,000.00 - 79,999.99	10	0.01%	$776,878.18	0.06%
80,000.00 - 84,999.99	3	*	$243,925.85	0.02%
85,000.00 or greater	4	0.01%	$343,092.61	0.03%
Total(1):	75,390	100.00%	$1,276,954,993.21	100.00%
________________________________________________________________
(1)	Percentages may not add to 100% due to rounding.
*	Represents a number greater than 0.000% but less than 0.005%.

Distribution of the Receivables in the Statistical Pool as of the Cutoff Date by Remaining Principal Balance
 (if the Aggregate Initial Principal Amount of the Notes is $1,600,000,000)
Remaining Principal Balance	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
0.00 - 2,499.99	3,109	3.10%	$5,111,807.61	0.30%
2,500.00 - 4,999.99	5,511	5.49%	$20,823,294.47	1.22%
5,000.00 - 9,999.99	16,240	16.19%	$124,337,334.97	7.30%
10,000.00 - 14,999.99	20,654	20.59%	$259,527,721.02	15.24%
15,000.00 - 19,999.99	21,390	21.32%	$373,298,458.90	21.92%
20,000.00 - 24,999.99	15,255	15.20%	$339,902,860.60	19.96%
25,000.00 - 29,999.99	9,001	8.97%	$245,361,348.25	14.41%
30,000.00 - 34,999.99	4,855	4.84%	$156,516,685.51	9.19%
35,000.00 - 39,999.99	2,448	2.44%	$91,068,770.20	5.35%
40,000.00 - 44,999.99	1,035	1.03%	$43,608,132.91	2.56%
45,000.00 - 49,999.99	438	0.44%	$20,641,176.83	1.21%
50,000.00 - 54,999.99	194	0.19%	$10,113,410.68	0.59%
55,000.00 - 59,999.99	92	0.09%	$5,248,622.52	0.31%
60,000.00 - 64,999.99	44	0.04%	$2,734,755.91	0.16%
65,000.00 - 69,999.99	28	0.03%	$1,889,458.99	0.11%
70,000.00 - 74,999.99	15	0.01%	$1,079,632.59	0.06%
75,000.00 - 79,999.99	11	0.01%	$855,223.53	0.05%
80,000.00 - 84,999.99	3	*	$243,925.85	0.01%
85,000.00 or greater	6	0.01%	$518,530.18	0.03%
Total(1):	100,329	100.00%	$1,702,881,151.52	100.00%
________________________________________________________________
(1)	Percentages may not add to 100% due to rounding.
*	Represents a number greater than 0.000% but less than 0.005%.

Distribution of the Receivables in the Statistical Pool as of the Cutoff Date by Original Number of
 Scheduled Payments (if the Aggregate Initial Principal Amount of the Notes is $1,200,000,000)
Original Number of Scheduled Payments	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
1 - 12	3	*	$14,282.46	*
13 - 24	105	0.14%	$883,268.76	0.07%
25 - 36	1,444	1.92%	$16,507,227.93	1.29%
37 - 48	5,960	7.91%	$80,561,073.33	6.31%
49 - 60	49,993	66.31%	$804,559,892.75	63.01%
61 - 72	17,885	23.72%	$374,429,247.98	29.32%
Total(1):	75,390	100.00%	$1,276,954,993.21	100.00%
________________________________________________________________
(1)	Percentages may not add to 100% due to rounding.
*	Represents a number greater than 0.000% but less than 0.005%.
Distribution of the Receivables in the Statistical Pool as of the Cutoff Date by Original Number of
 Scheduled Payments (if the Aggregate Initial Principal Amount of the Notes is $1,600,000,000)
Original Number of Scheduled Payments	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
1 - 12	5	*	$20,560.42	*
13 - 24	139	0.14%	$1,127,997.07	0.07%
25 - 36	1,913	1.91%	$21,827,609.43	1.28%
37 - 48	7,969	7.94%	$107,780,579.52	6.33%
49 - 60	66,545	66.33%	$1,074,566,396.41	63.10%
61 - 72	23,758	23.68%	$497,558,008.67	29.22%
Total(1):	100,329	100.00%	$1,702,881,151.52	100.00%
________________________________________________________________
(1)	Percentages may not add to 100% due to rounding.
*	Represents a number greater than 0.000% but less than 0.005%.
Distribution of the Receivables in the Statistical Pool as of the Cutoff Date by Remaining Number of
 Scheduled Payments (if the Aggregate Initial Principal Amount of the Notes is $1,200,000,000)
Remaining Number of Scheduled Payments	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
1 - 12	4,226	5.61%	$13,949,355.53	1.09%
13 - 24	8,907	11.81%	$72,380,224.23	5.67%
25 - 36	13,056	17.32%	$166,095,422.61	13.01%
37 - 48	18,633	24.72%	$324,465,159.62	25.41%
49 - 60	24,164	32.05%	$526,554,301.28	41.24%
61 - 72	6,404	8.49%	$173,510,529.94	13.59%
Total(1):	75,390	100.00%	$1,276,954,993.21	100.00%
________________________________________________________________
(1)	Percentages may not add to 100% due to rounding.

Distribution of the Receivables in the Statistical Pool as of the Cutoff Date by Remaining Number of
 Scheduled Payments (if the Aggregate Initial Principal Amount of the Notes is $1,600,000,000)
Remaining Number of Scheduled Payments	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
1 - 12	5,659	5.64%	$18,586,252.96	1.09%
13 - 24	11,760	11.72%	$95,706,877.58	5.62%
25 - 36	17,352	17.30%	$221,111,635.33	12.98%
37 - 48	24,832	24.75%	$433,168,489.32	25.44%
49 - 60	32,182	32.08%	$702,751,298.12	41.27%
61 - 72	8,544	8.52%	$231,556,598.21	13.60%
Total(1):	100,329	100.00%	$1,702,881,151.52	100.00%
________________________________________________________________
(1)	Percentages may not add to 100% due to rounding.
Distribution of the Receivables in the Statistical Pool as of the Cutoff Date by FICO® Score Range
(if the Aggregate Initial Principal Amount of the Notes is $1,200,000,000)(1)
FICO® Score Range(1)	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
620 - 650	3,326	4.41%	$62,924,940.95	4.93%
651 - 700	11,776	15.62%	$214,344,014.27	16.79%
701 - 750	17,939	23.79%	$311,680,525.65	24.41%
751 - 800	18,878	25.04%	$316,483,308.12	24.78%
801 - 850	21,717	28.81%	$345,214,113.80	27.03%
Greater than or equal to 851	1,754	2.33%	$26,308,090.42	2.06%
Total(2):	75,390	100.00%	$1,276,954,993.21	100.00%
________________________________________________________________
(1)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(2)	Percentages may not add to 100% due to rounding.
Distribution of the Receivables in the Statistical Pool as of the Cutoff Date by FICO® Score Range
(if the Aggregate Initial Principal Amount of the Notes is $1,600,000,000)(1)
FICO® Score Range(1)	Number of Receivables	Percentage of Total Number of Receivables	Cutoff Date Aggregate Principal Balance	Percentage of Cutoff Date Aggregate Principal Balance
620 - 650	4,418	4.40%	$83,418,131.70	4.90%
651 - 700	15,637	15.59%	$285,062,172.23	16.74%
701 - 750	23,820	23.74%	$415,836,961.51	24.42%
751 - 800	25,063	24.98%	$420,697,938.06	24.71%
801 - 850	29,048	28.95%	$462,309,003.30	27.15%
Greater than or equal to 851	2,343	2.34%	$35,556,944.72	2.09%
Total(2):	100,329	100.00%	$1,702,881,151.52	100.00%
________________________________________________________________
(1)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(2)	Percentages may not add to 100% due to rounding.

POOL UNDERWRITING

As described in “The Sponsor, Administrator and Servicer—Underwriting of Motor Vehicle Retail Installment Sales Contracts” in this prospectus, under TMCC’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a TMCC credit analyst with appropriate approval authority.  The credit analyst decisions applications based on an evaluation that considers an applicant’s creditworthiness and may consider an applicant’s projected ability to meet the monthly obligation, which is derived from the amount financed, the term, and the assigned contractual interest rate.  If the initial principal amount of the Notes is $1,200,000,000, then 39,769 Receivables, having an aggregate Principal Balance of approximately $684,540,503.69 (representing approximately 53.61% of the aggregate Principal Balance of the Receivables in the related statistical pool as of the Cutoff Date) were automatically approved, while 35,621 Receivables, having an aggregate Principal Balance of approximately $592,414,489.52 (representing approximately 46.39% of the aggregate Principal Balance of the Receivables in the related statistical pool as of the Cutoff Date) were evaluated and approved by a TMCC credit analyst with appropriate authority in accordance with TMCC’s written underwriting guidelines.  If the initial principal amount of the Notes is $1,600,000,000, then 53,005 Receivables, having an aggregate Principal Balance of approximately $915,623,248.74 (representing approximately 53.77% of the aggregate Principal Balance of the Receivables in the related statistical pool as of the Cutoff Date) were automatically approved, while 47,324 Receivables, having an aggregate Principal Balance of approximately $787,257,902.78 (representing approximately 46.23% of the aggregate Principal Balance of the Receivables in the related statistical pool as of the Cutoff Date) were evaluated and approved by a TMCC credit analyst with appropriate authority in accordance with TMCC’s written underwriting guidelines.  TMCC determined that whether a Receivable was accepted automatically by TMCC’s electronic credit decision system or was accepted following review by a TMCC credit analyst was not indicative of the related Receivable’s quality.
REVIEW OF POOL ASSETS
In connection with the offering of the Notes, the Depositor has performed a review of the Receivables and the disclosure regarding those Receivables that is required to be included in this prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”).  This review was designed and affected to provide the Depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.  The Depositor consulted with, and was assisted by, responsible personnel of TMCC in performing the review.  This review consisted of a review of TMCC underwriting guidelines and the eligibility and characteristics of the Receivables, as well as a review of the disclosure describing such underwriting guidelines, and the eligibility and characteristics of the Receivables in this prospectus.
As part of the review of the Receivables, TMCC and the Depositor identified the Rule 193 Information to be covered and identified the review procedures for each portion of such Rule 193 Information.  Descriptions in this prospectus under “The Sponsor, Administrator and Servicer—Underwriting of Motor Vehicle Retail Installment Sales Contracts” consisting of factual information regarding TMCC underwriting guidelines were reviewed and approved by TMCC management to ensure the accuracy of such descriptions.  Additionally, members of TMCC’s Treasury group consulted with internal counsel, as well as external counsel, with respect to the descriptions of the legal and regulatory provisions that may materially and adversely affect the performance of the Receivables or payments on the Notes.
TMCC selected a random sample of 150 Receivables (the “Sample”) from a pool of 104,049 Receivables (the “Sample Pool”) owned by TMCC as of the Cutoff Date that satisfied, on its system, the selection criteria set forth under “The Receivables Pool” above.  TMCC then performed an eligibility review to confirm that those Receivables in the Sample Pool satisfied those selection criteria.  The statistical pools were selected from the Sample Pool in a manner designed to cause the characteristics of the Receivables in the statistical pools to not differ materially from the characteristics of the Receivables in the Sample Pool.  The Receivables sold to the Issuing Entity on the Closing Date will be selected from the applicable statistical pool and may also include other Receivables owned by the Sponsor.  TMCC also tested the accuracy of the data contained in TMCC’s data tape.  The data tape is an electronic record maintained by TMCC, which includes certain attributes of the Receivables in the Sample Pool, including the Receivables in the statistical pools.  TMCC reviewed the Receivable files for the Sample to confirm that the following 14 data points conformed to the applicable information on the data tape, within certain tolerance bands: account number, contract date, original principal balance, original interest rate, monthly payment amount, maturity date at origination, vehicle identification number, state of origination, new or used, original term, FICO®

score, delinquency status, repossession/bankruptcy status and, other than for electronic titles, confirmed TMCC is listed as lienholder or was assigned the lien.  Seven variances between the data points reviewed and the data tape were found.  Six of the variances were subsequently remedied by TMCC.  The Depositor considers the variances to be immaterial and determined that they are not indicative of any systematic errors in the data or other errors that could have a material adverse effect on the data and information about the Receivables described in this prospectus.  TMCC also compared the statistical information contained in the tables entitled “Composition of the Receivables in the Statistical Pool as of the Cutoff Date (if the Aggregate Initial Principal Amount of the Notes is $1,200,000,000)” and “Composition of the Receivables in the Statistical Pool as of the Cutoff Date (if the Aggregate Initial Principal Amount of the Notes is $1,600,000,000)” under “The Receivables Pool” above to data contained in, or derived from, the data tape.  Specifically, statistical information relating to the Receivables in the statistical pools was recalculated using the applicable information on the data tape.
In addition to this review, the Depositor’s review of the Receivables is further supported by TMCC compliance procedures used in the day-to-day operation of its business.  These procedures include financial reporting controls required by the Sarbanes-Oxley Act, regular internal audits of key business functions, including credit decisioning, servicing and systems processing, testing controls to verify compliance with procedures and quality assurance reviews for credit decisions and securitization processes.  In addition, TMCC has a network of computer applications which capture and maintain information about the Receivables.  These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively.
Portions of the review of the characteristics of, and statistical information with respect to, the Sample and the Receivables, were performed with the assistance of third parties engaged by TMCC.  TMCC and the Depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review.  The Depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review.  The Depositor attributes all finding and conclusions of the review to itself.
After undertaking the review described above, the Depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.
DELINQUENCIES, REPOSSESSIONS AND NET LOSSES
Described below is information concerning TMCC’s experience with respect to its portfolio of new and used passenger car, minivan, light-duty truck and sport utility vehicle retail installment sales contracts which it has funded and is servicing, including contracts that have been securitized.
The data presented in the following tables are for illustrative purposes only.  There is no assurance that TMCC’s delinquency, credit loss and repossession experience with respect to passenger car, minivan, light-duty truck and sport utility vehicle retail installment sales contracts in the future, or the experience of the Issuing Entity with respect to the Receivables, will be similar to that described below.
Delinquency and credit losses are significantly influenced by the combined impact of a number of factors, including, but not limited to, general economic conditions (including unemployment rates, fuel and energy prices and interest rates), the used vehicle market, purchase quality mix, contract term length, unenforceable or defeated security interests and operational changes affecting TMCC, which have the potential to adversely affect delinquencies and credit losses by disrupting TMCC’s normal operations during the operational change process.
The following tables show TMCC’s servicing experience for its entire portfolio of retail installment sales contracts on automobiles, including contracts sold in securitizations that TMCC continues to service.  The percentages in the tables below have not been adjusted to eliminate the effect of the growth of TMCC’s portfolio.  Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown for any group of Receivables that are isolated for any period or periods of time and the delinquency, repossession and net loss data measured the activity only for that isolated group over the periods indicated, as will be the case for the Receivables.  If the credit losses on the Receivables included in the Issuing Entity are greater than the historical credit loss experience listed below, the yield to holders of the Notes could be adversely affected.

Managed Portfolio
Historical Delinquency Experience(1)
	At December 31,		At March 31,
	2015	2014	2015	2014	2013	2012	2011
Outstanding Contracts(2)	3,204,795	3,237,607	3,209,872	3,220,641	3,156,247	3,119,781	3,189,591

Number of Accounts Past Due in the following categories
30 - 59 days	46,257	45,369	31,130	32,920	35,672	35,162	43,070
60 - 89 days	10,945	9,905	6,569	6,660	7,182	6,786	8,588
Over 89 days	10,278	6,894	5,616	5,799	6,362	5,870	9,153

Delinquencies as a Percentage of Contracts Outstanding(3)
30 - 59 days	1.44%	1.40%	0.97%	1.02%	1.13%	1.13%	1.35%
60 - 89 days	0.34%	0.31%	0.20%	0.21%	0.23%	0.22%	0.27%
Over 89 days	0.32%	0.21%	0.17%	0.18%	0.20%	0.19%	0.29%
____________________
(1)	The historical delinquency data reported in this table includes all retail installment sales contracts purchased by TMCC, excluding those purchased by a subsidiary of TMCC in Puerto Rico. The historical delinquency data reported in this table also includes contracts that have been sold but are still being serviced by TMCC.
(2)	Number of contracts outstanding at end of period.
(3)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.

Managed Portfolio
Net Loss and Repossession Experience(1)
 (Dollars In Thousands)
	For the Nine Months Ended December 31,		For the Fiscal Years Ended March 31,
	2015	2014	2015	2014	2013	2012	2011
Principal Balance Outstanding(2)	$50,570,615	$50,007,576	$49,645,354	$48,761,164	$46,932,720	$44,648,020	$45,053,303
Average Principal Balance Outstanding(3)	$50,107,985	$49,384,370	$49,203,259	$47,846,942	$45,790,370	$44,850,661	$44,144,021
Number of Contracts Outstanding	3,204,795	3,237,607	3,209,872	3,220,641	3,156,247	3,119,781	3,189,591
Average Number of Contracts Outstanding(3)	3,207,334	3,229,124	3,215,257	3,188,444	3,138,014	3,154,686	3,141,743
Number of Repossessions(4)	26,259	25,870	34,780	34,923	34,353	42,937	64,710
Number of Repossessions as a Percent of the Number of Contracts Outstanding	1.09%(7)	1.07%(7)	1.08%	1.08%	1.09%	1.38%	2.03%
Number of Repossessions as a Percent of the Average Number of Contracts Outstanding	1.09%(7)	1.07%(7)	1.08%	1.10%	1.09%	1.36%	2.06%
Gross Charge-Offs(5)	$232,390	$212,401	$267,835	$257,586	$244,432	$240,736	$447,159
Recoveries(6)	$36,296	$45,135	$59,931	$62,714	$69,088	$78,593	$98,105
Net Losses	$196,094	$167,266	$207,904	$194,872	$175,344	$162,143	$349,054
Net Losses as a Percentage of Principal Balance Outstanding	0.52%(7)	0.45%(7)	0.42%	0.40%	0.37%	0.36%	0.77%
Net Losses as a Percentage of Average Principal Balance Outstanding	0.52%(7)	0.45%(7)	0.42%	0.41%	0.38%	0.36%	0.79%
____________________
(1)	The net loss and repossession data reported in this table includes all retail installment sales contracts purchased by TMCC, excluding those purchased by a subsidiary of TMCC in Puerto Rico. The net loss and repossession data reported in this table also includes contracts that have been sold but are still being serviced by TMCC.
(2)	Principal Balance Outstanding includes payoff amount for simple interest contracts and net principal balance for actuarial contracts. Actuarial contracts do not comprise any of the Receivables.
(3)	Average of the principal balance or number of contracts outstanding as of the beginning and end of the indicated periods.
(4)	Includes bankrupt repossessions but excludes bankruptcies.
(5)	Amount charged off is the net remaining principal balance, including earned but not yet received finance charges, repossession expenses and unpaid extension fees, less any proceeds from the liquidation of the related vehicle. Also includes dealer reserve charge‑offs.
(6)	Includes all recoveries from post‑disposition monies received on previously charged‑off contracts including any proceeds from the liquidation of the related vehicle after the related charge‑off. Also includes recoveries for dealer reserve charge‑offs and dealer reserve chargebacks.
(7)	Annualized.

ASSET REPRESENTATIONS REVIEW
The Asset Representations Reviewer will perform a review of certain Receivables for compliance with representations and warranties made by TMCC and the Depositor about the Receivables in the applicable Transfer and Servicing Agreements (an “Asset Representations Review”) if:
•	a Delinquency Trigger occurs; and
•	the required amount of Noteholders vote to direct an Asset Representations Review.
A “Delinquency Trigger” will occur if the aggregate Principal Balance of 60-Day Delinquent Receivables as a percentage of the aggregate Principal Balance of Receivables as of the end of a Collection Period exceeds the Delinquency Trigger Percentage for that Collection Period set by TMCC as described below.
A “60-Day Delinquent Receivable” is, for any date of determination, a Receivable for which payment of at least 90% of the required payment has not been received by the Servicer by the payment due date on or immediately preceding 60 days prior to such date of determination.  Charged off Receivables are not considered delinquent Receivables and therefore are not included in the Delinquency Trigger calculation.  TMCC does not treat a charged off Receivable as a delinquent Receivable because the related vehicle is no longer in the possession of the related Obligor and any loss would have been realized.
Upon the occurrence of a Delinquency Trigger, the Servicer will promptly send a notice to the Administrator, the Indenture Trustee, each Noteholder and clearing agency (which notice will be forwarded to the related Note Owners), which notice will describe the occurrence of the Delinquency Trigger and the rights of the Noteholders regarding an Asset Representations Review (including a description of the method by which Noteholders and Note Owners may contact the Indenture Trustee in order to request a formal Noteholder vote).  The Administrator will also include such descriptions in the Issuing Entity’s Form 10-D filing for the Collection Period in which the Delinquency Trigger occurs.
If Noteholders and Verified Note Owners (as defined below) holding at least 5% of the outstanding aggregate principal amount of the Notes, other than Notes held by the Sponsor, the Servicer, or any affiliate of either  (“Requesting Noteholders”), request a formal Noteholder vote by contacting the Indenture Trustee within 90 days of the date of the Form 10-D in which the occurrence of a Delinquency Trigger has been reported, then the Administrator will include in the Issuing Entity’s Form 10-D filing for the Collection Period in which such request occurred a statement that sufficient Requesting Noteholders are requesting a full vote of Noteholders and Note Owners to commence an Asset Representations Review.  If the requesting party is a record Noteholder, no further verification of ownership will be required.  If the requesting party is a Note Owner, then the Note Owner must include with its request to the Indenture Trustee a written certification that it is a Note Owner, together with one of the following additional forms of documentation of the requesting party’s status as a Note Owner:
•	a trade confirmation;
•	an account statement;
•	a letter from a broker dealer that is acceptable to the Indenture Trustee or Administrator, as applicable; or
•	any other form of documentation that is acceptable to the Indenture Trustee or Administrator, as applicable.
Any Note Owner who provides the required certification and documentation is referred to herein as a (“Verified Note Owner”).  While Verified Note Owners may request a formal Noteholder vote without acting through their respective DTC participants, in a formal Noteholder vote Note Owners may vote only through their respective DTC Participants.  For more information on the policies and procedures applicable to book-entry Notes, refer to “Description of the Notes—Book-Entry Registration” in this prospectus.

The related Form 10-D filing will specify the means by which Noteholders and Note Owners may make their votes known to the Indenture Trustee and will also specify the voting deadline (not earlier than 150 days from the date of the Form 10-D filing that first reported the occurrence of the Delinquency Trigger) that will be used to calculate whether the requisite amount of Noteholders have cast affirmative votes to direct the Indenture Trustee to notify the Asset Representations Reviewer to commence an Asset Representations Review.  If, by that voting deadline, votes in favor of an Asset Representations Review have been cast by Noteholders representing at least a majority of the aggregate outstanding principal amount of the Notes held by voting Noteholders, and such affirmative votes represent votes by Noteholders holding at least 5% of the aggregate outstanding principal amount of the Notes (excluding, for the purpose of each such calculation of the requisite percentage of Noteholders, any Notes held by the Sponsor, the Servicer or any affiliate of either), the Indenture Trustee will send a notice to the Asset Representations Reviewer, the Administrator and the Servicer informing them that the requisite Noteholders have directed the Asset Representations Reviewer to perform a review of all Receivables that are 60 days or more delinquent (the “ARR Receivables”) for the purpose of determining whether such Receivables were in compliance with the representations and warranties made by TMCC and the Depositor about the Receivables in the applicable Transfer and Servicing Agreements.  The Form 10-D filing for the Collection Period in which the Indenture Trustee sent the foregoing notice to the Asset Representations Reviewer will specify that the requisite Noteholders have directed an Asset Representations Review.
However, if by the voting deadline date set forth in the related Form 10-D, affirmative votes have not been cast by Noteholders representing at least a majority of the aggregate outstanding principal amount of the Notes held by voting Noteholders, or if affirmative votes were not cast by Noteholders holding at least 5% of the aggregate outstanding principal amount of the Notes (excluding, for the purpose of each such calculation of the requisite percentage of Noteholders, any Notes held by the Sponsor, the Servicer or any affiliate of either), then no Asset Representations Review will occur for that occurrence of the Delinquency Trigger.
Within 60 days of the delivery by the Indenture Trustee to the Asset Representations Reviewer, the Administrator and the Servicer of the notice directing the Asset Representations Reviewer to proceed with an Asset Representations Review, the Servicer will give the Asset Representations Reviewer access to the information necessary for it to perform a review of the ARR Receivables, as described below.  The Asset Representations Reviewer will be obligated to complete its review within 60 days after receiving access to such information, provided that such deadline will be extended for an additional 30 days in respect of any ARR Receivable in respect of which additional information was required by the Asset Representations Reviewer for the purpose of completing the related review.  The review procedures for each ARR Receivable will consist of tests designed to determine whether such ARR Receivable was or was not in compliance with the representations and warranties made regarding such ARR Receivable in the applicable Transfer and Servicing Agreements.  The Asset Representations Reviewer will determine whether each such test was passed or failed; however, the Asset Representations Reviewer will have no obligation to determine whether a Delinquency Trigger has occurred or whether the required percentage of Noteholders has voted to direct a review, to determine which Receivables are to be the subject of a review, to obtain or confirm the validity of the information to be reviewed, to obtain missing or insufficient review information, or to take any action or cause any other party to take any action to enforce any remedies for breaches of representations or warranties.  The Asset Representations Reviewer will only be required to perform the specific tests enumerated in the Asset Representations Review Agreement, and will not be obligated to perform additional procedures on any ARR Receivable other than as specified therein.  However, the Asset Representations Reviewer may, in its discretion, perform other tests that it deems reasonable and appropriate in determining whether the ARR Receivables were in compliance with the representations and warranties made by TMCC and the Depositor about the Receivables in the Transfer and Servicing Agreements as of the Cutoff Date, and may provide additional information about any ARR Receivable that it determines in good faith to be material to the related review.  If the Servicer notifies the Asset Representations Reviewer that an ARR Receivable was paid in full or repurchased from the pool before a review report is delivered, the Asset Representations Reviewer will terminate the tests of that ARR Receivable and the review of that ARR Receivable will be considered complete.
The Sale and Servicing Agreement will provide that the Servicer will render reasonable assistance, including granting access to copies of any underlying documents and Receivable files, to the Asset Representations Reviewer to facilitate the performance of a review of all ARR Receivables in order to verify compliance with the representations and warranties made to the Issuing Entity by TMCC and the Depositor.  The Servicer will provide the Asset Representations Reviewer with access to the related Receivables and all other relevant documents related to each ARR Receivable.  The Servicer may redact these materials to remove any personally identifiable customer information, but will use commercially reasonable efforts not to change the meaning of these materials or their usefulness to the Asset Representations Reviewer in connection with its review.
The Asset Representations Reviewer will report its findings and conclusions to the Issuing Entity, the Servicer, the Administrator, the Indenture Trustee, TMCC and the Depositor after completion of the Asset Representations Review, but in any event, no later than five days after completion of the Asset Representations Review.  The ultimate determination as to whether the compliance or non-compliance of any representation constitutes a breach of the applicable agreement will not be made by the Asset Representations Reviewer, but by TMCC and the Depositor, as described below. The related Form 10-D filed for the Issuing Entity will include a summary of the Asset Representations Reviewer’s report, so that Noteholders and Note Owners can form their own views of whether they consider any non-compliance of any representation to be a breach of the applicable agreement and, if so, what actions they intend to take.  The Form 10-D will also specify the means by which Noteholders and Verified Note Owners may notify the Indenture Trustee, TMCC and the Depositor in writing that it considers any non-compliance of any representation to be a breach of the applicable agreement, or may request in writing that a Receivable be repurchased.  If a Noteholder or a Verified Note Owner notifies the Indenture Trustee in writing that it considers any non-compliance of any representation to be a breach of the applicable agreement, or requests in writing that a Receivable be repurchased, the Indenture Trustee will forward that written notice to TMCC and the Depositor.  In addition, the Indenture Trustee may also determine and assert to TMCC and the Depositor, on behalf of all Noteholders, whether it considers any such non-compliance to constitute such a breach and request the repurchase of the related Receivable.  Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, will have the right to direct the Indenture Trustee regarding the time, method and place of exercising of any trust or power conferred on the Indenture Trustee, including the ability to determine and assert to TMCC and the Depositor, on behalf of all Noteholders, whether it considers that any such non-compliance constitutes a breach and to request the repurchase of the related Receivable.
TMCC and the Depositor will evaluate any report of the Asset Representations Reviewer, and any repurchase request received from the Indenture Trustee, any Noteholder, any Verified Note Owner or any other party to any of the transaction documents.  After receiving and reviewing a report of the Asset Representations Reviewer, or any such repurchase request, the Depositor will have the sole ability to determine if there was non-compliance with any representation or warranty made by it that constitutes a breach, and whether to repurchase the related Receivable from the Issuing Entity, and TMCC will have the sole ability to determine if there was non-compliance with any representation or warranty made by it that constitutes a breach, and whether to repurchase the related Receivable from the Depositor.  None of the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer, the Depositor, the Sponsor or the Servicer is otherwise obligated to monitor the Receivables or otherwise to investigate the accuracy of the representations and warranties with respect to the Receivables.  The transaction documents require that any breach of the representations and warranties must materially and adversely affect the Issuing Entity’s interests in a Receivable before the TMCC or the Depositor would be required to repurchase the Receivable.
Delinquency Trigger
The following table sets forth the “Delinquency Trigger Percentage”  applicable for each Collection Period:
Collection Period	Delinquency Trigger Percentage
1 to 12	0.95%
13 to 24	1.55%
25 to 36	2.20%
37 and after	3.00%
TMCC developed the Delinquency Trigger Percentages by considering the 60-Day Delinquent Receivables rate observed in each collection period of its public securitization transactions since 2010.  TMCC calculated a maximum 60-Day Delinquent Receivables ratio for each annual period and then calculated the average of this ratio for each annual period. An average of the maximum 60-Day Delinquent Receivables ratio was utilized to account for typical seasonal increases in 60-Day Delinquent Receivables, which TMCC believes, given the consistency of its origination and servicing practices, represents a reasonable expected case 60-Day Delinquent Receivables curve for the Receivables over an economic cycle.  TMCC then applied a multiple of 5x to the average 60-Day Delinquent Receivables percentage observed at the 12th Collection Period, the 24th Collection Period, the 36th Collection Period and the 42nd Collection Period and rounded to the nearest 0.05%.  Because TMCC’s other transactions have not experienced significant historical 60-Day Delinquent Receivables and given the relatively stable economic period for these transactions, the multiple is intended to account for future volatility and stressed economic conditions.  Based on its experience in historical transactions, TMCC believes that this method will incorporate shifts in delinquencies for each annual period that the Notes are outstanding and will align the Delinquency Trigger Percentages with the reasonable expected case 60-Day Delinquent Receivables curve.  Additionally, the 5x multiple is expected to generate a Delinquency Trigger Percentage that would be met before any losses on the Notes would occur.
REPURCHASES OF RECEIVABLES
TMCC and the Depositor, pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, respectively, will represent and warrant with respect to each Receivable, that as of the Cutoff Date and as of the Closing Date (or as of such other date specified below):
•	it was originated in the United States by a Dealer for the retail sale of the related Financed Vehicle in the ordinary course of such Dealer’s business, it has been fully and properly executed or electronically authenticated by the parties thereto, it has been purchased by TMCC from such Dealer under an existing agreement with TMCC, and it has been validly assigned by such Dealer to TMCC;
•	as of the Closing Date, TMCC has, or has started procedures that will result in TMCC having, a perfected, first priority security interest in the related Financed Vehicle, which security interest was validly created and is assignable to the related transferee;
•	it provides for scheduled monthly payments that fully amortize the amount financed by maturity (except for minimally different payments in the first or last month in the life of the Receivable) and it provides for a finance charge or yield interest at its APR, in either case calculated based on the simple interest method;
•	it allows for prepayment without penalty;
•	it complied in all material respects at the time it was originated with all requirements of applicable federal, state and local laws, and regulations thereunder;
•	it is on a form contract containing customary and enforceable provisions that includes rights and remedies allowing the holder to enforce the obligation and realize on the related Financed Vehicle and represents the legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity and consumer protection laws, regardless of whether such enforceability is considered in a proceeding in equity or at law;
•	it is not due from the United States or any state or local government, or from any agency, department or instrumentality of the United States or any state or local government;
•	as of the Cutoff Date, it has not been satisfied, nor has the related Financed Vehicle been released in whole or in part from the lien granted by the such Receivable;
•	as of the Cutoff Date, no material provision of the Receivable has been amended, modified or waived in a manner that is prohibited by the provisions of the Sale and Servicing Agreement;
•	to the Seller’s knowledge, as of the Closing Date, it is not subject to any right of rescission, setoff, counterclaim or defense, nor has any such right been asserted or threatened with respect to such Receivable;

•	except for payment delinquencies that have been continuing for a period of not more than 29 days, no payment default under the terms of any Receivable exists as of the Cutoff Date;
•	the related Financed Vehicle has not been repossessed without reinstatement as of the Cutoff Date;
•	the terms of such Receivable require the related Obligor to obtain and maintain physical damage insurance covering the related Financed Vehicle in accordance with TMCC’s normal requirements, and the related Financed Vehicle was not subject to force-placed insurance;
•	immediately prior to the transfer and assignment contemplated by the related Transfer and Servicing Agreement, the seller thereof had good and marketable title to such Receivable free and clear of all liens and rights of others (other than pursuant to the Transfer and Servicing Agreements) and, immediately upon the transfer and assignment thereof, the purchaser thereof will have good and marketable title to such Receivable, free and clear of all liens and rights of others (other than pursuant to the Transfer and Servicing Agreements);
•	it has not been originated in, and is not subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under the applicable Transfer and Servicing Agreement or the pledge of such Receivable under the Indenture are unlawful, void or voidable, and the terms of such Receivable do not limit the right of the owner of such Receivable to sell such Receivable; and
•	(A) it is being serviced by TMCC as of the Closing Date; (B) it is secured by a new or used passenger car, minivan, light-duty truck or sport utility vehicle; (C) it was no more than 29 days past due as of the Cutoff Date; and (D) as of the Cutoff Date, it was not noted in the records of TMCC or the Servicer as being the subject of a bankruptcy proceeding or insolvency proceeding.
By the last day of the second month following the discovery by or notice to the Depositor of a breach of any representation or warranty of the Depositor that materially and adversely affects the interests of the Issuing Entity in any Receivable, unless the breach is cured in all material respects, the Depositor will repurchase such Receivable (a “Warranty Receivable”) from the Issuing Entity and, pursuant to the Receivables Purchase Agreement, TMCC will purchase such Warranty Receivable from the Depositor at a price equal to its unpaid Principal Balance plus interest thereon at a rate equal to the sum of the Interest Rate and the Servicing Fee rate up to and including the last day of the Collection Period relating to such repurchase (the “Warranty Purchase Payment”).  This repurchase obligation will constitute the sole remedy available to the Noteholders, the Indenture Trustee or the Issuing Entity for any such uncured breach by the Depositor.  The obligation of the Depositor to repurchase a Warranty Receivable will not be conditioned on performance by TMCC of its obligation to purchase such Warranty Receivable from the Depositor pursuant to the Receivables Purchase Agreement.
The transaction documents for prior pools of Receivables securitized by the Sponsor contain covenants requiring the repurchase of Receivables for breach of a related representation or warranty.  TMCC, as securitizer, discloses, in a report on Form ABS-15G, all fulfilled and unfulfilled repurchase requests for securitized Receivables that were the subject of a demand to repurchase.  In the past three years, there was no activity to report with respect to any demand to repurchase Receivables underlying a securitization sponsored by TMCC.  TMCC filed its most recent corresponding report on Form ABS-15G with the SEC on February 11, 2016.  For additional information about obtaining a copy of the report, you should refer to “Where You Can Find More Information about Your Notes” in this prospectus.
In the Sale and Servicing Agreement, the Servicer will covenant that, except as otherwise contemplated in the Sale and Servicing Agreement, (i) it will not release any Financed Vehicle from the security interest granted in the related Receivable except (a) in the event of payment in full or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its Customary Servicing Practices by or on behalf of the Obligor thereunder, (b) in connection with repossession of such Financed Vehicle by the Servicer or (c) as may be required by an insurer in order to receive proceeds from any insurance policy covering such Financed Vehicle; (ii) it will do nothing to impair the rights of the Securityholders in the Receivables and (iii) it will not amend any Receivable such that the total number of Scheduled Payments, the Amount Financed (as defined in the Sale and Servicing Agreement) or the APR is altered or the maturity of a Receivable is extended beyond the Final Scheduled Maturity Date.  By the last day of the second Collection Period following the Collection Period in which the

Depositor, the Servicer, the Indenture Trustee or the Owner Trustee discovers or receives notice of a breach of any such covenant that materially and adversely affects the interests of the Securityholders in a Receivable, the Servicer, unless the breach is cured in all material respects, will purchase the Receivable (an “Administrative Receivable”) from the trustee at a price equal to its unpaid Principal Balance, plus interest thereon at a rate equal to the sum of the Interest Rate and the Servicing Fee rate up to and including the last day of the Collection Period relating to such purchase (the “Administrative Purchase Payment”).  This purchase obligation will constitute the sole remedy available to the Securityholders, the Issuing Entity, the Indenture Trustee or the Owner Trustee for any such uncured breach by the Servicer.
Dispute Resolution
The Sale and Servicing Agreement provides that if the Owner Trustee or the Indenture Trustee requests (by written notice to TMCC or the Depositor), or if any Noteholder or Verified Note Owner requests (by written notice to the Indenture Trustee, TMCC or the Depositor), that a Receivable be repurchased due to an alleged breach of a representation or warranty as described above, and the request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of such request by TMCC or the Depositor (which, if sent to by a Noteholder or Verified Note Owner to the Indenture Trustee, will be forwarded by the Indenture Trustee to TMCC and the Depositor), then the requesting party has the right to refer the matter, at its discretion, to either mediation (including non-binding arbitration) or third-party binding arbitration held in New York, New York, on the following terms, or to institute a legal proceeding.  Dispute resolution to resolve repurchase requests will be available regardless of whether Noteholders and Verified Note Owners voted to direct an Asset Representations Review or whether the Delinquency Trigger occurred.
The Depositor will direct the Indenture Trustee to, and the Indenture Trustee will, notify the requesting party of the date when the 180-day period ends without resolution by the appropriate party.  The requesting party will be required to provide notice of its choice to mediate, to arbitrate or to institute a legal proceeding to the appropriate party within 30 days after the delivery of such notice of the end of the 180-day period.
JAMS, an organization providing alternative dispute resolution services, will administer any mediation (including non-binding arbitration) pursuant to its mediation procedures in effect on the Closing Date. The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience, and will be appointed from a list of neutrals maintained by JAMS.  Upon being supplied a list of at least 10 potential mediators fitting the criteria above by JAMS, each party will have the right to exercise two peremptory challenges within 14 days and to rank the remaining potential mediators in order of preference.  JAMS will select the mediator from the remaining attorneys on the list, respecting the preference choices of the parties to the extent possible.  The parties will use commercially reasonable efforts to begin the mediation within 30 days of the selection of the mediator and to conclude the mediation within 60 days of the start of the mediation. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation.
Any binding arbitration will be administered by the American Arbitration Association (the “AAA”) pursuant to its commercial arbitration rules and mediation procedures in effect on the Closing Date. The panel will consist of three members.  One arbitrator will be appointed by the requesting party within five business days of its notice selecting arbitration, one arbitrator will be appointed by the Depositor within five business days of the requesting party’s appointment, and one arbitrator (who will preside over the panel) will be chosen by the two party-appointed arbitrators within five business days of the second appointment.  If any party fails to appoint an arbitrator or the two party-appointed arbitrators fail to appoint the third within the required time periods, then the appointments will be made by AAA.  In each such case, each arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience.  Each arbitrator will be independent and will abide by the AAA’s code of ethics for arbitrators in commercial disputes in effect as of the Closing Date.  Before accepting an appointment, each arbitrator must disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule.  Any arbitrator may be removed by AAA for cause consisting of actual bias, conflict of interest or other serious potential for conflict.
After consulting with the parties, the panel will devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within 90 days after appointment.  The arbitral panel will have the authority to schedule, hear, and determine any and all motions in accordance with New York law, and will do so on the motion of any party.  Unless otherwise agreed by the parties, each party to the arbitration will be presumptively limited to four party witness depositions not to exceed five hours, and one set of interrogatories, document requests and requests for admissions, though the panel will have the ability to grant additional discovery based on a determination of good cause after a showing that additional discovery is reasonable and necessary.
The panel will make its final determination no later than 90 days after appointment.  The panel will not have the power to award punitive damages or consequential damages.  The panel will determine and award the costs of the arbitration and reasonable attorneys’ fees to the parties as determined by the panel in its reasonable discretion.  The determination in any binding arbitration will be final and non-appealable and may be enforced in any court of competent jurisdiction.  By selecting binding arbitration, the selecting party will give up the right to sue in court, including the right to a trial by jury.  No person may bring a putative or certified class action to arbitration.
STATIC POOLS
Attached to this prospectus as Annex B is tabular information that reflects the static pool performance data (including delinquency and cumulative net loss experience) of previous, recent securitizations of the Sponsor.  The static pool information is deemed to be a part of this prospectus and the registration statement of which this prospectus is a part.
The characteristics of the Receivables included in the static pool information discussed above, as well as the social, economic and other conditions existing at the time when those Receivables were originated and repaid, may vary materially from the characteristics of the Receivables in the Receivables Pool and the social, economic and other conditions existing at the time when the Receivables in the Receivables Pool were originated and those that will exist in the future when the Receivables in the Receivables Pool are required to be repaid.  For additional information regarding the Receivables included in the Sponsor’s previous, recent securitizations, you should refer to the summary characteristics for such prior securitizations that is included in Annex B.  There is no assurance that TMCC’s delinquency and loss experience with respect to the Receivables included in the Issuing Entity will be similar to that described in Annex B to this prospectus.
USE OF PROCEEDS
The Depositor will use the net proceeds from the sale of the Notes to third parties to purchase the Receivables from TMCC pursuant to the Receivables Purchase Agreement and to make a deposit into the Reserve Account.
The net proceeds to TMCC from the sale of the Receivables on the Closing Date will be deposited by TMCC into one or more segregated accounts (the “Proceeds Accounts”).  The net proceeds to TMCC on the Closing Date will be an amount equal to the initial public offering price of the Notes sold to third parties on the Closing Date, less the sum of applicable underwriting discounts and commissions, the amount deposited into the Reserve Account and approximately $1,000,000, which is the anticipated amount of expenses payable by the Depositor in connection with the offering of the Notes.  If any Notes retained by the Depositor or its affiliate on the Closing Date are subsequently sold to third parties, then an amount equal to the net proceeds of such subsequent sale will also be deposited by TMCC into the Proceeds Accounts.  TMCC will agree in the Receivables Purchase Agreement to withdraw and use the amounts deposited into the Proceeds Accounts solely for the purpose of acquiring retail installment sales contracts and beneficial interests in lease contracts financing new Toyota and Lexus vehicles of the following models: Avalon Hybrid, Camry Hybrid, Mirai, Prius, Prius c and Prius v; Lexus CT 200h and Lexus ES 300h (each, a “Qualifying Model”).  As of April 26, 2016, each Qualifying Model has (i) gas-electric hybrid or alternative fuel powertrains, (ii) minimum highway and city miles per gallon (or miles-per-gallon equivalent, which represents the number of miles a vehicle can go using a quantity of fuel with the same energy content as a gallon of gasoline) of at least 35, and (iii) a smog rating of “8” or better (“10” being the cleanest), as determined by the United States Environmental Protection Agency for the purchase of a vehicle in California.
Until such time as the amounts required to be deposited into the Proceeds Accounts by TMCC have been used in their entirety, TMCC will certify to the Indenture Trustee on a monthly basis with respect to its use of such amounts for the prior calendar month and since the Closing Date, including the amount used to finance each

Qualifying Model and any such amount remaining unused in the Proceeds Accounts.  TMCC intends to engage a firm of independent accountants to perform agreed upon procedures with respect to the amounts certified to the Indenture Trustee.  Any unused amounts on deposit in the Proceeds Accounts may be invested by TMCC, from time to time, in money market investments.  Investment income on amounts on deposit in the Proceeds Accounts will be distributed to TMCC.
 If the use of net proceeds by TMCC is a factor in your decision to invest in the Notes, you should consider the foregoing discussion and consult with your counsel or other advisors before making an investment in any Notes.
PREPAYMENT AND YIELD CONSIDERATIONS
For additional information regarding certain maturity and prepayment considerations with respect to the Notes, you should refer to “Risk Factors––Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and  reinvestment risk to you,” “Description of the Notes––Payments of Principal” and “Weighted Average Lives of the Notes” in this prospectus.
Because the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the Principal Balance of the Receivables, final payment of any class of Notes could occur significantly earlier or later than their respective Final Scheduled Payment Dates.  Noteholders will bear the risk of not being able to reinvest principal payments on the Notes at yields equal at least to the yield on their respective Notes.  Such reinvestment risk includes the risk that interest rates may be lower at the time such holders received payments from the Issuing Entity than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.  No prediction can be made as to the rate of prepayments on the Receivables.
Obligors with higher interest rate Receivables may prepay at a faster rate than Obligors with lower interest rate Receivables.  Higher rates of prepayments of Receivables with higher APRs may result in the Issuing Entity holding Receivables that will generate insufficient collections to cover delinquencies or chargeoffs on the Receivables or to make current payments of interest on or principal of the Notes.  Similarly, higher rates of prepayments of Receivables with higher APRs will decrease the amounts available to be deposited in the Reserve Account, reducing the protection against losses and shortfalls afforded thereby to the Notes.  For additional information, you should refer to the tables entitled “Distribution of the Receivables in the Statistical Pool as of the Cutoff Date by APR (if the Aggregate Initial Principal Amount of the Notes is $1,200,000,000)” and “Distribution of the Receivables in the Statistical Pool as of the Cutoff Date by APR (if the Aggregate Initial Principal Amount of the Notes is $1,600,000,000)” under “The Receivables Pool” in this prospectus.
Prior to the occurrence of an Event of Default resulting in acceleration of the maturity of the Notes, principal payments will be made on a sequential basis, i.e., principal payments will not be made on the Class A-2a Notes or the Class A-2b Notes until the principal amount of the Class A-1 Notes is reduced to zero; principal payments will not be made on the Class A-3 Notes until the principal amounts of the Class A-2a Notes and the Class A-2b Notes are reduced to zero; principal payments will not be made on the Class A-4 Notes until the principal amount of the Class A-3 Notes is reduced to zero; and principal payments will not be made on the Class B Notes until the principal amount of the Class A-4 Notes is reduced to zero.  However, upon the occurrence and during the continuation of an Event of Default resulting in acceleration of the maturity of the Notes (and until such acceleration has been rescinded), the Issuing Entity will pay principal of the Notes, first, to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, second, pro rata, based upon their respective unpaid principal amounts, to the holders of the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes, until the principal amount of each such class of the Notes has been reduced to zero, and third, to the holders of the Class B Notes until the principal amount of the Class B Notes has been reduced to zero.  It is expected that final payment of each class of Notes will occur on or prior to their respective Final Scheduled Payment Dates.
Failure to make final payment of any class of Notes on or prior to its respective Final Scheduled Payment Dates will constitute an Event of Default under the Indenture, which may result in an acceleration of payments in respect of classes that have not reached their respective Final Scheduled Payment Dates.  However, as the rate of payment of principal of each class of Notes depends on the rate of payment (including prepayments) of the Principal Balance of the Receivables, sufficient funds may not be available to pay each class of Notes in full on or prior to its respective Final Scheduled Payment Dates.  If sufficient funds are not available, final payment of any class of Notes could occur later than such dates, and the holders of such Notes could suffer a loss.
The rate of prepayments of the Receivables may be influenced by a variety of economic, social and other factors, and under certain circumstances relating to breaches of representations, warranties or covenants, the Depositor and/or the Servicer will be obligated to repurchase Receivables from the Issuing Entity.  A higher than anticipated rate of prepayments will reduce the aggregate Principal Balance of the Receivables more quickly than expected and thereby reduce anticipated aggregate interest payments on the Notes.  For additional information, you should refer to “Risk Factors––Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you” in this prospectus.
Noteholders should consider, in the case of Notes purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of Notes purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield.
Certain events (including some that are not within the control of the Issuing Entity) may cause an Event of Default under the Indenture.  Certain Events of Default under the Indenture will not result in acceleration of the Notes unless a majority of the holders of the Class A Notes, for so long as the Class A Notes are outstanding, and thereafter, the Class B Notes then outstanding (the “Controlling Class”) (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their affiliates), voting together as a single class, instruct the Indenture Trustee to accelerate the Notes.  The holders of any class of Notes may not have sufficient voting interests as of any date to cause or to prevent an acceleration of the Notes.  If an Event of Default under the Indenture results in the acceleration of the maturity of the Notes, the Indenture Trustee may liquidate the assets of the Issuing Entity.  Liquidation would accelerate payment of all Notes that are then outstanding.  If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of such class might be delayed while liquidation of the assets is occurring.  The Issuing Entity cannot predict the length of time that will be required for liquidation of the assets of the Issuing Entity to be completed.  Even if liquidation proceeds are sufficient to repay the Notes in full, any liquidation that causes principal of a class of Notes to be paid before the related Final Scheduled Payment Date will involve the prepayment risks described under “Risk Factors––Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you” in this prospectus.
The proceeds of any liquidation of the assets of the Issuing Entity may be insufficient to pay in full all accrued interest on and principal of each outstanding class of Notes.  All outstanding Notes will be affected by any shortfall in liquidation proceeds.
WEIGHTED AVERAGE LIVES OF THE NOTES
The weighted average lives of the Notes will generally be influenced by the rate at which the Principal Balances of the Receivables are paid, which payment may be in the form of scheduled amortization or prepayments.  For this purpose, the term “prepayments” includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, as well as receipts of proceeds from physical damage, theft, credit life and credit disability insurance policies and repurchases or purchases by the Depositor or TMCC of certain Receivables for administrative reasons or for breaches of representations and warranties.  The term “weighted average life” corresponds to the average amount of time during which each dollar of principal of a Receivable is outstanding.
All of the Receivables will be prepayable at any time without penalty to the Obligor.  If full or partial prepayments are received, the actual weighted average lives of the Receivables may be shorter than the scheduled weighted average lives of the Receivables.  The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Servicer.  A prepayment may also occur if an Obligor refinances a Receivable.  Refinancings may occur more frequently in a declining interest rate environment.
Under certain circumstances, the Depositor or Servicer will be obligated to repurchase Warranty Receivables from the Issuing Entity.  For additional information, you should refer to “Repurchases of Receivables”

and “Transfer and Servicing Agreements—Servicing Procedures” in this prospectus.  In addition, pursuant to agreements between TMCC and the Dealers, each Dealer is obligated to repurchase from TMCC contracts that do not meet certain representations and warranties made by such Dealer (such Dealer repurchase obligations are referred to in this prospectus as “Dealer Recourse”).  For additional information, you should refer to “The Issuing Entity” in this prospectus.  Such representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related Financed Vehicles, and do not relate to the creditworthiness of the related Obligors or the collectability of such contracts.  Although the Dealer Agreements with respect to the Receivables will not be assigned to the Issuing Entity, TMCC’s interest in any Dealer Recourse will be assigned, and the Sale and Servicing Agreement will require that TMCC deposits any recovery in respect of any Receivable pursuant to any Dealer Recourse in the Collection Account.  The sales by the Dealers of installment sales contracts to TMCC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor under such retail installment sales contract, other than in connection with the breach of the foregoing representations and warranties.  For additional information, you should refer to “Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “—Servicing Procedures” in this prospectus.
The effective yield on, and average lives of, the Notes will depend on, among other things, the amount of payments (including prepayments) on or in respect of the Receivables and the rate at which such payments are made to such Noteholders. The timing of changes in the rate of payments in respect of the Receivables may also significantly affect an investor’s actual yield to maturity and the average lives of the Notes. A substantial increase in the rate of payments on or in respect of the Receivables (including liquidation or other disposition of Financed Vehicles) may shorten the final maturities of, and may significantly affect the yields on, the Notes.
An investor’s expected yield will be affected by:
•	the price paid for the Notes,
•	the rate of prepayments of the Receivables, and
•	the investor’s assumed reinvestment rate.
These factors do not operate independently, but are interrelated. For example, if prepayments on the related Receivables are slower than anticipated, an investor’s yield may be lower if interest rates are higher than anticipated and higher if interest rates are lower than anticipated. Conversely, if prepayments on the related Receivables are faster than anticipated, an investor’s yield may be higher if interest rates are higher than anticipated and lower if interest rates are lower than anticipated.
Early retirement of the Notes will occur if the Servicer, or any successor to the Servicer, exercises its option to purchase all of the Receivables remaining in the Issuing Entity on any Payment Date on or after the Payment Date when the Pool Balance is equal to or less than 5% of the Pool Balance as of the Cutoff Date.  For additional information, you should refer to “Transfer and Servicing Agreements—Termination” in this prospectus.  Certain Events of Default could result in liquidation of the assets of the Issuing Entity and acceleration of the Notes.  For additional information, you should refer to “Description of the Notes—Indenture—Events of Default; Rights upon Event of Default” in this prospectus.
Any reinvestment risk resulting from the rate of prepayments of the Receivables and the payment of such prepayments to Noteholders will be borne entirely by the Noteholders.
In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes on each Payment Date, since the amount will depend, in part, on the amount of principal collected on the Receivables Pool during the applicable Collection Period.  No prediction can be made as to the actual prepayment experience on the Receivables, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders.
Prepayments on automotive Receivables can be measured relative to a prepayment standard or model.  The model used in this prospectus, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of Receivables in a pool of Receivables.  ABS further assumes that all the Receivables in such a pool are the same size and amortize at the same rate and that each such Receivable will, in each month of its life, either be paid as scheduled or be prepaid in full.  For example, in a pool of Receivables originally containing 10,000 Receivables, a 1% ABS rate means that 100 Receivables prepay in full each month.  ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of Receivables, including the Receivables to be sold to the Issuing Entity on the Closing Date.
As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Principal Balance of the Receivables, final payment of any class of Notes could occur significantly earlier than the Final Scheduled Payment Date for such class.  Reinvestment risk associated with early payment of the Notes of any class will be borne exclusively by the holders of such Notes.
The tables captioned “Percent of Initial Note Principal Amount at Various ABS Percentages (if the Aggregate Initial Principal Amount of the Notes is $1,200,000,000)” and “Percent of Initial Note Principal Amount at Various ABS Percentages (if the Aggregate Initial Principal Amount of the Notes is $1,600,000,000)” (collectively, the “ABS Tables”) in this prospectus have been prepared on the basis of the characteristics of the Receivables in the applicable statistical pool. Each absolute prepayment model table assumes that:
•	the Issuing Entity issues Notes with an aggregate initial principal amount of $1,200,000,000 or $1,600,000,000, as applicable;
•	the Receivables prepay in full at the specified constant percentage of the absolute prepayment model monthly, with no defaults, losses or repurchases on any of the Receivables;
•	each scheduled monthly payment on the Receivables is made on the last day of each month commencing in April 2016 and each month has 30 days;
•	payments on the Notes are made on each Payment Date (and each Payment Date is assumed to be the 15th day of each applicable month) commencing on June 15, 2016;
•	the closing date is May 11, 2016;
•	the Servicer exercises its option to purchase all of the Receivables and cause a redemption of the Notes when the aggregate Principal Balance of the Receivables is equal to 5% or less of the aggregate Principal Balance of the Receivables as of the Cutoff Date;
•	the Servicing Fee for each Payment Date is equal to a rate of 1/12 of 1.00% times the aggregate Principal Balance of the Receivables as of the first day of the related Collection Period; provided that, in the case of the first Payment Date, the Servicing Fee is equal to a rate of 2/12 of 1.00% times the aggregate Principal Balance of the Receivables as of the Cutoff Date;
•	the aggregate amount of fees, expenses and indemnification amounts payable to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer on each Payment Date is equal to $1,291.67; provided that, in the case of the first Payment Date, the aggregate amount of such fees, expenses and indemnification amounts payable is equal to $2,583.33;
•	interest on the Class A-1 Notes and the Class A-2b Notes will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year and interest on the other classes of Notes will be calculated on the basis of a 360-day year of twelve 30-day months;
•	if (i) the aggregate initial principal amount of the Notes is $1,200,000,000, the initial principal amount of the Class A-2 Notes is allocated to the Class A-2a Notes in the amount of $92,000,000 and to the Class A-2b Notes in the amount of $276,000,000, and (ii) the aggregate initial principal amount of the Notes is $1,600,000,000, the initial principal amount of the Class A-2 Notes is allocated to the Class A-2a Notes in the amount of $122,500,000 and to the Class A-2b Notes in the amount of $367,500,000;

•	if (i) the aggregate initial principal amount of the Notes is $1,200,000,000, the initial outstanding principal amounts of the Class A-1 Notes will be $337,000,000, of the Class A-3 Notes will be $362,000,000, of the Class A-4 Notes will be $103,000,000 and of the Class B Notes will be $30,000,000, and (ii) the aggregate initial principal amount of the Notes is $1,600,000,000, the initial outstanding principal amounts of the Class A-1 Notes will be $446,000,000, of the Class A-3 Notes will be $490,000,000, of the Class A-4 Notes will be $134,000,000 and of the Class B Notes will be $40,000,000;
•	interest accrues on the Class A-1 Notes at 0.63% per annum, on the Class A-2a Notes at 1.26% per annum, on the Class A-2b Notes at 0.73% per annum (the interest rate on the Class A-2b Notes is assumed to be a fixed interest rate at such level for this purpose), on the Class A-3 Notes at 1.51% per annum, on the Class A-4 Notes at 1.71% per annum and on the Class B Notes at 0.00% per annum;
•	no Event of Default has occurred; and
•	the Yield Supplement Overcollateralization Amount at each Payment Date is the amount described in the schedule below.
The Yield Supplement Overcollateralization Amount schedules described below are utilized solely to calculate the weighted average lives and percentages of initial outstanding principal amounts at various absolute prepayment model percentages in the tables below.  The actual Yield Supplement Overcollateralization Amount will be calculated for each Payment Date and may differ depending on the actual Receivables included in the Receivables Pool and the actual prepayments and losses on those Receivables with an APR less than the Required Rate.  For purposes of the Yield Supplement Overcollateralization Amount schedules described below, the “Required Rate” is assumed to be 5.25%.

If the aggregate initial principal amount of the Notes is $1,200,000,000, the following Yield Supplement Overcollateralization Amount schedule is applicable:
Payment Date	Yield Supplement Overcollateralization Amount	Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$76,947,750.46	March 2019	$7,442,907.80
June 2016	70,539,773.37	April 2019	6,660,644.81
July 2016	67,449,614.49	May 2019	5,933,296.16
August 2016	64,435,863.26	June 2019	5,259,421.15
September 2016	61,498,912.86	July 2019	4,637,410.51
October 2016	58,638,623.41	August 2019	4,065,713.91
November 2016	55,854,800.66	September 2019	3,542,427.75
December 2016	53,147,162.20	October 2019	3,065,449.22
January 2017	50,515,588.11	November 2019	2,632,382.57
February 2017	47,960,000.71	December 2019	2,240,603.96
March 2017	45,480,203.14	January 2020	1,888,604.14
April 2017	43,076,062.52	February 2020	1,575,059.27
May 2017	40,747,491.15	March 2020	1,298,489.02
June 2017	38,494,318.29	April 2020	1,057,294.91
July 2017	36,316,226.02	May 2020	850,083.44
August 2017	34,212,644.60	June 2020	674,922.04
September 2017	32,182,890.66	July 2020	529,645.24
October 2017	30,226,493.84	August 2020	411,444.88
November 2017	28,343,000.96	September 2020	317,171.61
December 2017	26,531,723.44	October 2020	243,621.15
January 2018	24,792,097.47	November 2020	187,353.48
February 2018	23,123,484.97	December 2020	144,348.58
March 2018	21,524,706.32	January 2021	111,438.33
April 2018	19,994,768.09	February 2021	84,927.22
May 2018	18,532,970.64	March 2021	62,656.56
June 2018	17,138,568.24	April 2021	44,415.97
July 2018	15,810,730.72	May 2021	29,931.47
August 2018	14,548,487.36	June 2021	18,881.14
September 2018	13,350,593.27	July 2021	10,880.15
October 2018	12,215,784.69	August 2021	5,500.46
November 2018	11,142,748.75	September 2021	2,228.62
December 2018	10,129,980.34	October 2021	561.55
January 2019	9,176,457.71	November 2021	0.75
February 2019	8,281,127.19	December 2021	-

If the aggregate initial principal amount of the Notes is $1,600,000,000, the following Yield Supplement Overcollateralization Amount schedule is applicable:
Payment Date	Yield Supplement Overcollateralization Amount	Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$102,860,209.62	March 2019	$9,952,446.60
June 2016	94,299,117.11	April 2019	8,906,277.77
July 2016	90,170,439.93	May 2019	7,933,570.91
August 2016	86,143,703.91	June 2019	7,032,384.75
September 2016	82,219,433.43	July 2019	6,200,550.13
October 2016	78,397,421.07	August 2019	5,435,982.66
November 2016	74,677,416.51	September 2019	4,736,205.00
December 2016	71,059,041.50	October 2019	4,098,367.06
January 2017	67,542,137.51	November 2019	3,519,179.91
February 2017	64,126,575.25	December 2019	2,995,238.39
March 2017	60,812,111.45	January 2020	2,524,510.36
April 2017	57,598,583.31	February 2020	2,105,247.89
May 2017	54,485,905.67	March 2020	1,735,464.10
June 2017	51,473,841.77	April 2020	1,412,997.21
July 2017	48,562,007.00	May 2020	1,136,001.09
August 2017	45,749,666.05	June 2020	901,881.04
September 2017	43,035,951.25	July 2020	707,686.70
October 2017	40,420,208.49	August 2020	549,710.80
November 2017	37,901,861.13	September 2020	423,730.76
December 2017	35,479,964.58	October 2020	325,491.03
January 2018	33,153,780.46	November 2020	250,416.44
February 2018	30,922,481.61	December 2020	193,061.71
March 2018	28,784,572.85	January 2021	149,131.95
April 2018	26,738,696.80	February 2021	113,719.14
May 2018	24,783,873.48	March 2021	83,945.87
June 2018	22,919,140.24	April 2021	59,535.74
July 2018	21,143,378.52	May 2021	40,139.32
August 2018	19,455,301.33	June 2021	25,326.11
September 2018	17,853,288.75	July 2021	14,586.29
October 2018	16,335,655.93	August 2021	7,365.19
November 2018	14,900,603.02	September 2021	2,974.28
December 2018	13,546,135.45	October 2021	744.19
January 2019	12,270,891.46	November 2021	0.75
February 2019	11,073,480.18	December 2021	-
For purposes of these absolute prepayment model tables, the Receivables have an assumed cutoff date of the close of business on March 31, 2016.  Each absolute prepayment model table indicates the projected weighted average life of each class of Notes and sets forth the percent of the original principal amount of each class of Notes that is projected to be outstanding after each of the Payment Dates, shown at various constant absolute prepayment model percentages.
The ABS Table also assumes that the Receivables have been aggregated into 12 hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate Principal Balance, weighted average APR, weighted average original number of scheduled payments and weighted average remaining number of scheduled payments as of the assumed cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

If the aggregate initial principal amount of notes issued is $1,200,000,000, the 12 hypothetical pools have the following characteristics:
Pool	Aggregate Principal Balance	Weighted Average APR	Weighted Average Original Number of Scheduled Monthly Payments	Weighted Average Remaining Number of Scheduled Monthly Payments
1	$ 12,189,721.91	1.474%	54	9
2	65,712,851.20	0.996%	54	19
3	151,560,584.97	1.027%	57	31
4	291,509,696.98	1.134%	60	43
5	450,480,018.53	1.145%	62	53
6	95,171,982.01	2.724%	72	64
7	1,759,633.62	6.339%	64	9
8	6,667,373.03	6.144%	62	19
9	14,534,837.64	6.135%	63	31
10	32,955,462.64	6.399%	65	43
11	76,074,282.75	6.444%	68	55
12	78,338,547.93	6.566%	72	64
	$1,276,954,993.21

If the aggregate initial principal amount of notes issued is $1,600,000,000, the 12 hypothetical pools have the following characteristics:
Pool	Aggregate Principal Balance	Weighted Average APR	Weighted Average Original Number of Scheduled Monthly Payments	Weighted Average Remaining Number of Scheduled Monthly Payments
1	$ 16,179,191.64	1.480%	54	9
2	86,910,230.21	0.991%	54	20
3	202,138,271.18	1.024%	57	31
4	389,256,489.16	1.129%	60	43
5	602,184,322.25	1.140%	62	53
6	126,614,810.19	2.718%	72	64
7	2,407,061.32	6.390%	64	9
8	8,796,647.37	6.160%	62	19
9	18,973,364.15	6.173%	62	31
10	43,912,000.16	6.421%	65	43
11	100,566,975.87	6.454%	68	55
12	104,941,788.02	6.554%	72	64
	$1,702,881,151.52
The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables.  The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS.  Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Notes.

Percent of Initial Note Principal Amount at Various ABS Percentages
(if the Aggregate Initial Principal Amount of the Notes is $1,200,000,000)(1)
	Class A-1 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2016	81.97	78.06	73.35	69.97	67.37	62.37
July 15, 2016	73.23	67.50	60.63	55.71	51.92	44.91
August 15, 2016	65.25	57.80	48.89	42.53	37.65	28.79
September 15, 2016	57.22	48.17	37.35	29.64	23.76	13.21
October 15, 2016	49.16	38.59	25.99	17.04	10.24	0.00
November 15, 2016	41.07	29.08	14.83	4.74	0.00	0.00
December 15, 2016	32.93	19.63	3.86	0.00	0.00	0.00
January 15, 2017	24.76	10.25	0.00	0.00	0.00	0.00
February 15, 2017	17.02	1.36	0.00	0.00	0.00	0.00
March 15, 2017	9.24	0.00	0.00	0.00	0.00	0.00
April 15, 2017	1.43	0.00	0.00	0.00	0.00	0.00
May 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)(2)	0.47	0.39	0.32	0.28	0.25	0.22
Weighted Average Life to Maturity (Years)(2)	0.47	0.39	0.32	0.28	0.25	0.22
____________________
(1)	Other than the weighted average life to maturity, the numbers in this table were calculated based on the assumption that the Servicer will exercise its clean-up call option to purchase the Receivables.
(2)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

Percent of Initial Note Principal Amount at Various ABS Percentages
(if the Aggregate Initial Principal Amount of the Notes is $1,600,000,000)(1)
	Class A-1 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2016	81.95	78.01	73.28	69.88	67.28	62.29
July 15, 2016	73.21	67.44	60.52	55.58	51.79	44.79
August 15, 2016	65.22	57.72	48.75	42.36	37.47	28.64
September 15, 2016	57.20	48.07	37.17	29.43	23.53	13.01
October 15, 2016	49.14	38.48	25.79	16.79	9.96	0.00
November 15, 2016	41.04	28.95	14.59	4.44	0.00	0.00
December 15, 2016	32.90	19.48	3.58	0.00	0.00	0.00
January 15, 2017	24.73	10.08	0.00	0.00	0.00	0.00
February 15, 2017	16.99	1.18	0.00	0.00	0.00	0.00
March 15, 2017	9.21	0.00	0.00	0.00	0.00	0.00
April 15, 2017	1.39	0.00	0.00	0.00	0.00	0.00
May 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)(2)	0.47	0.39	0.31	0.28	0.25	0.22
Weighted Average Life to Maturity (Years)(2)	0.47	0.39	0.31	0.28	0.25	0.22
____________________
(1)	Other than the weighted average life to maturity, the numbers in this table were calculated based on the assumption that the Servicer will exercise its clean-up call option to purchase the Receivables.
(2)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

Percent of Initial Note Principal Amount at Various ABS Percentages
(if the Aggregate Initial Principal Amount of the Notes is $1,200,000,000)(1)
	Class A-2 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2016	100.00	100.00	100.00	100.00	100.00	98.32
November 15, 2016	100.00	100.00	100.00	100.00	97.34	85.03
December 15, 2016	100.00	100.00	100.00	93.34	85.66	72.23
January 15, 2017	100.00	100.00	93.66	82.61	74.32	59.93
February 15, 2017	100.00	100.00	84.31	72.43	63.53	48.14
March 15, 2017	100.00	93.16	75.12	62.49	53.06	36.77
April 15, 2017	100.00	85.13	66.10	52.80	42.89	25.84
May 15, 2017	94.12	77.15	57.23	43.35	33.02	15.35
June 15, 2017	86.89	69.23	48.53	34.15	23.47	5.31
July 15, 2017	79.64	61.36	40.00	25.19	14.23	0.00
August 15, 2017	72.35	53.55	31.62	16.47	5.29	0.00
September 15, 2017	65.03	45.79	23.42	8.01	0.00	0.00
October 15, 2017	57.68	38.09	15.37	0.00	0.00	0.00
November 15, 2017	50.29	30.44	7.50	0.00	0.00	0.00
December 15, 2017	43.92	23.77	0.51	0.00	0.00	0.00
January 15, 2018	37.52	17.15	0.00	0.00	0.00	0.00
February 15, 2018	31.09	10.57	0.00	0.00	0.00	0.00
March 15, 2018	24.63	4.04	0.00	0.00	0.00	0.00
April 15, 2018	18.14	0.00	0.00	0.00	0.00	0.00
May 15, 2018	11.62	0.00	0.00	0.00	0.00	0.00
June 15, 2018	5.07	0.00	0.00	0.00	0.00	0.00
July 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)(2)	1.58	1.35	1.13	1.00	0.92	0.80
Weighted Average Life to Maturity (Years)(2)	1.58	1.35	1.13	1.00	0.92	0.80
____________________
(1)	Other than the weighted average life to maturity, the numbers in this table were calculated based on the assumption that the Servicer will exercise its clean-up call option to purchase the Receivables.
(2)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

Percent of Initial Note Principal Amount at Various ABS Percentages
(if the Aggregate Initial Principal Amount of the Notes is $1,600,000,000)(1)
	Class A-2 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2016	100.00	100.00	100.00	100.00	100.00	98.09
November 15, 2016	100.00	100.00	100.00	100.00	97.06	84.83
December 15, 2016	100.00	100.00	100.00	93.06	85.39	72.04
January 15, 2017	100.00	100.00	93.41	82.35	74.07	59.75
February 15, 2017	100.00	100.00	84.09	72.19	63.30	47.95
March 15, 2017	100.00	93.02	74.93	62.27	52.83	36.58
April 15, 2017	100.00	85.03	65.92	52.59	42.66	25.62
May 15, 2017	94.12	77.08	57.08	43.15	32.79	15.10
June 15, 2017	86.94	69.20	48.40	33.95	23.23	5.01
July 15, 2017	79.73	61.36	39.88	24.99	13.97	0.00
August 15, 2017	72.49	53.58	31.52	16.27	5.01	0.00
September 15, 2017	65.21	45.86	23.33	7.80	0.00	0.00
October 15, 2017	57.90	38.18	15.29	0.00	0.00	0.00
November 15, 2017	50.56	30.57	7.43	0.00	0.00	0.00
December 15, 2017	43.29	23.10	0.00	0.00	0.00	0.00
January 15, 2018	36.87	16.46	0.00	0.00	0.00	0.00
February 15, 2018	30.43	9.87	0.00	0.00	0.00	0.00
March 15, 2018	23.96	3.32	0.00	0.00	0.00	0.00
April 15, 2018	17.46	0.00	0.00	0.00	0.00	0.00
May 15, 2018	10.92	0.00	0.00	0.00	0.00	0.00
June 15, 2018	4.36	0.00	0.00	0.00	0.00	0.00
July 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)(2)	1.57	1.35	1.13	1.00	0.92	0.80
Weighted Average Life to Maturity (Years)(2)	1.57	1.35	1.13	1.00	0.92	0.80
____________________
(1)	Other than the weighted average life to maturity, the numbers in this table were calculated based on the assumption that the Servicer will exercise its clean-up call option to purchase the Receivables.
(2)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

Percent of Initial Note Principal Amount at Various ABS Percentages
(if the Aggregate Initial Principal Amount of the Notes is $1,200,000,000)(1)
	Class A-3 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2017	100.00	100.00	100.00	100.00	100.00	95.60
August 15, 2017	100.00	100.00	100.00	100.00	100.00	86.24
September 15, 2017	100.00	100.00	100.00	100.00	96.61	77.30
October 15, 2017	100.00	100.00	100.00	99.78	88.17	68.78
November 15, 2017	100.00	100.00	100.00	91.68	80.04	60.69
December 15, 2017	100.00	100.00	100.00	84.37	72.60	53.05
January 15, 2018	100.00	100.00	93.55	77.27	65.41	45.74
February 15, 2018	100.00	100.00	86.72	70.37	58.47	38.78
March 15, 2018	100.00	100.00	80.03	63.68	51.79	32.14
April 15, 2018	100.00	97.51	73.48	57.19	45.36	25.87
May 15, 2018	100.00	90.96	67.07	50.90	39.18	19.95
June 15, 2018	100.00	84.46	60.80	44.82	33.26	14.35
July 15, 2018	98.46	78.01	54.68	38.95	27.60	9.09
August 15, 2018	91.74	71.60	48.69	33.29	22.20	4.16
September 15, 2018	84.99	65.25	42.85	27.84	17.05	0.00
October 15, 2018	78.21	58.94	37.15	22.59	12.16	0.00
November 15, 2018	71.40	52.69	31.59	17.56	7.54	0.00
December 15, 2018	66.08	47.71	27.03	13.29	3.47	0.00
January 15, 2019	60.72	42.78	22.58	9.17	0.00	0.00
February 15, 2019	55.35	37.87	18.23	5.20	0.00	0.00
March 15, 2019	49.94	33.01	13.99	1.39	0.00	0.00
April 15, 2019	44.51	28.17	9.86	0.00	0.00	0.00
May 15, 2019	39.05	23.38	5.83	0.00	0.00	0.00
June 15, 2019	33.57	18.62	1.92	0.00	0.00	0.00
July 15, 2019	28.07	13.91	0.00	0.00	0.00	0.00
August 15, 2019	22.54	9.23	0.00	0.00	0.00	0.00
September 15, 2019	16.98	4.58	0.00	0.00	0.00	0.00
October 15, 2019	11.40	0.00	0.00	0.00	0.00	0.00
November 15, 2019	5.80	0.00	0.00	0.00	0.00	0.00
December 15, 2019	2.33	0.00	0.00	0.00	0.00	0.00
January 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)(2)	2.90	2.64	2.32	2.10	1.95	1.70
Weighted Average Life to Maturity (Years)(2)	2.90	2.64	2.32	2.10	1.95	1.70
____________________
(1)	Other than the weighted average life to maturity, the numbers in this table were calculated based on the assumption that the Servicer will exercise its clean-up call option to purchase the Receivables.
(2)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

Percent of Initial Note Principal Amount at Various ABS Percentages
(if the Aggregate Initial Principal Amount of the Notes is $1,600,000,000)(1)
	Class A-3 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2017	100.00	100.00	100.00	100.00	100.00	95.33
August 15, 2017	100.00	100.00	100.00	100.00	100.00	86.06
September 15, 2017	100.00	100.00	100.00	100.00	96.37	77.19
October 15, 2017	100.00	100.00	100.00	99.57	88.03	68.74
November 15, 2017	100.00	100.00	100.00	91.58	80.00	60.69
December 15, 2017	100.00	100.00	99.79	83.89	72.29	53.05
January 15, 2018	100.00	100.00	92.92	76.89	65.20	45.85
February 15, 2018	100.00	100.00	86.19	70.09	58.37	38.98
March 15, 2018	100.00	100.00	79.60	63.49	51.78	32.44
April 15, 2018	100.00	96.82	73.15	57.09	45.44	26.24
May 15, 2018	100.00	90.37	66.83	50.90	39.35	20.38
June 15, 2018	100.00	83.97	60.65	44.90	33.51	14.86
July 15, 2018	97.77	77.61	54.61	39.12	27.93	9.67
August 15, 2018	91.15	71.30	48.71	33.53	22.60	4.81
September 15, 2018	84.50	65.03	42.95	28.16	17.53	0.27
October 15, 2018	77.82	58.82	37.33	22.99	12.71	0.00
November 15, 2018	71.11	52.66	31.86	18.02	8.14	0.00
December 15, 2018	65.86	47.75	27.36	13.81	4.14	0.00
January 15, 2019	60.58	42.88	22.97	9.75	0.32	0.00
February 15, 2019	55.27	38.05	18.69	5.84	0.00	0.00
March 15, 2019	49.94	33.25	14.51	2.08	0.00	0.00
April 15, 2019	44.59	28.49	10.43	0.00	0.00	0.00
May 15, 2019	39.21	23.76	6.46	0.00	0.00	0.00
June 15, 2019	33.80	19.07	2.60	0.00	0.00	0.00
July 15, 2019	28.38	14.42	0.00	0.00	0.00	0.00
August 15, 2019	22.92	9.80	0.00	0.00	0.00	0.00
September 15, 2019	17.45	5.23	0.00	0.00	0.00	0.00
October 15, 2019	11.95	0.69	0.00	0.00	0.00	0.00
November 15, 2019	6.43	0.00	0.00	0.00	0.00	0.00
December 15, 2019	3.00	0.00	0.00	0.00	0.00	0.00
January 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)(2)	2.90	2.64	2.33	2.10	1.95	1.71
Weighted Average Life to Maturity (Years)(2)	2.90	2.64	2.33	2.10	1.95	1.71
____________________
(1)	Other than the weighted average life to maturity, the numbers in this table were calculated based on the assumption that the Servicer will exercise its clean-up call option to purchase the Receivables.
(2)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

Percent of Initial Note Principal Amount at Various ABS Percentages
(if the Aggregate Initial Principal Amount of the Notes is $1,200,000,000)(1)
	Class A-4 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2018	100.00	100.00	100.00	100.00	100.00	98.43
October 15, 2018	100.00	100.00	100.00	100.00	100.00	83.50
November 15, 2018	100.00	100.00	100.00	100.00	100.00	69.60
December 15, 2018	100.00	100.00	100.00	100.00	100.00	56.56
January 15, 2019	100.00	100.00	100.00	100.00	98.59	44.37
February 15, 2019	100.00	100.00	100.00	100.00	85.64	33.13
March 15, 2019	100.00	100.00	100.00	100.00	73.35	22.85
April 15, 2019	100.00	100.00	100.00	92.05	61.73	0.00
May 15, 2019	100.00	100.00	100.00	79.75	50.78	0.00
June 15, 2019	100.00	100.00	100.00	68.01	40.50	0.00
July 15, 2019	100.00	100.00	93.37	56.82	30.90	0.00
August 15, 2019	100.00	100.00	80.38	46.19	21.99	0.00
September 15, 2019	100.00	100.00	67.78	36.12	0.00	0.00
October 15, 2019	100.00	99.94	55.58	26.62	0.00	0.00
November 15, 2019	100.00	83.92	43.77	0.00	0.00	0.00
December 15, 2019	100.00	73.77	35.89	0.00	0.00	0.00
January 15, 2020	95.93	63.69	28.23	0.00	0.00	0.00
February 15, 2020	83.60	53.69	0.00	0.00	0.00	0.00
March 15, 2020	71.20	43.77	0.00	0.00	0.00	0.00
April 15, 2020	58.75	33.92	0.00	0.00	0.00	0.00
May 15, 2020	46.24	24.16	0.00	0.00	0.00	0.00
June 15, 2020	33.67	0.00	0.00	0.00	0.00	0.00
July 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)(2)	4.00	3.83	3.52	3.27	3.06	2.68
Weighted Average Life to Maturity (Years)(2)	4.03	3.84	3.55	3.29	3.08	2.70
____________________
(1)	Other than the weighted average life to maturity, the numbers in this table were calculated based on the assumption that the Servicer will exercise its clean-up call option to purchase the Receivables.
(2)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

Percent of Initial Note Principal Amount at Various ABS Percentages
(if the Aggregate Initial Principal Amount of the Notes is $1,600,000,000)(1)
	Class A-4 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2018	100.00	100.00	100.00	100.00	100.00	85.69
November 15, 2018	100.00	100.00	100.00	100.00	100.00	71.43
December 15, 2018	100.00	100.00	100.00	100.00	100.00	58.05
January 15, 2019	100.00	100.00	100.00	100.00	100.00	45.54
February 15, 2019	100.00	100.00	100.00	100.00	87.87	34.02
March 15, 2019	100.00	100.00	100.00	100.00	75.27	23.48
April 15, 2019	100.00	100.00	100.00	94.45	63.35	0.00
May 15, 2019	100.00	100.00	100.00	81.83	52.11	0.00
June 15, 2019	100.00	100.00	100.00	69.79	41.58	0.00
July 15, 2019	100.00	100.00	95.79	58.31	31.73	0.00
August 15, 2019	100.00	100.00	82.47	47.41	22.59	0.00
September 15, 2019	100.00	100.00	69.55	37.08	0.00	0.00
October 15, 2019	100.00	100.00	57.03	27.33	0.00	0.00
November 15, 2019	100.00	86.08	44.92	0.00	0.00	0.00
December 15, 2019	100.00	75.67	36.83	0.00	0.00	0.00
January 15, 2020	98.40	65.34	28.98	0.00	0.00	0.00
February 15, 2020	85.75	55.08	0.00	0.00	0.00	0.00
March 15, 2020	73.04	44.90	0.00	0.00	0.00	0.00
April 15, 2020	60.27	34.81	0.00	0.00	0.00	0.00
May 15, 2020	47.43	24.79	0.00	0.00	0.00	0.00
June 15, 2020	34.54	0.00	0.00	0.00	0.00	0.00
July 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)(2)	4.01	3.83	3.52	3.27	3.07	2.69
Weighted Average Life to Maturity (Years)(2)	4.04	3.85	3.56	3.30	3.09	2.71
____________________
(1)	Other than the weighted average life to maturity, the numbers in this table were calculated based on the assumption that the Servicer will exercise its clean-up call option to purchase the Receivables.
(2)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

Percent of Initial Note Principal Amount at Various ABS Percentages
(if the Aggregate Initial Principal Amount of the Notes is $1,200,000,000)(1)
	Class B Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2019	100.00	100.00	100.00	100.00	100.00	0.00
May 15, 2019	100.00	100.00	100.00	100.00	100.00	0.00
June 15, 2019	100.00	100.00	100.00	100.00	100.00	0.00
July 15, 2019	100.00	100.00	100.00	100.00	100.00	0.00
August 15, 2019	100.00	100.00	100.00	100.00	100.00	0.00
September 15, 2019	100.00	100.00	100.00	100.00	0.00	0.00
October 15, 2019	100.00	100.00	100.00	100.00	0.00	0.00
November 15, 2019	100.00	100.00	100.00	0.00	0.00	0.00
December 15, 2019	100.00	100.00	100.00	0.00	0.00	0.00
January 15, 2020	100.00	100.00	100.00	0.00	0.00	0.00
February 15, 2020	100.00	100.00	0.00	0.00	0.00	0.00
March 15, 2020	100.00	100.00	0.00	0.00	0.00	0.00
April 15, 2020	100.00	100.00	0.00	0.00	0.00	0.00
May 15, 2020	100.00	100.00	0.00	0.00	0.00	0.00
June 15, 2020	100.00	0.00	0.00	0.00	0.00	0.00
July 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)(2)	4.18	4.09	3.76	3.51	3.34	2.93
Weighted Average Life to Maturity (Years)(2)	4.63	4.47	4.26	4.04	3.80	3.30
____________________
(1)	Other than the weighted average life to maturity, the numbers in this table were calculated based on the assumption that the Servicer will exercise its clean-up call option to purchase the Receivables.
(2)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

Percent of Initial Note Principal Amount at Various ABS Percentages
(if the Aggregate Initial Principal Amount of the Notes is $1,600,000,000)(1)
	Class B Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2019	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2019	100.00	100.00	100.00	100.00	100.00	0.00
May 15, 2019	100.00	100.00	100.00	100.00	100.00	0.00
June 15, 2019	100.00	100.00	100.00	100.00	100.00	0.00
July 15, 2019	100.00	100.00	100.00	100.00	100.00	0.00
August 15, 2019	100.00	100.00	100.00	100.00	100.00	0.00
September 15, 2019	100.00	100.00	100.00	100.00	0.00	0.00
October 15, 2019	100.00	100.00	100.00	100.00	0.00	0.00
November 15, 2019	100.00	100.00	100.00	0.00	0.00	0.00
December 15, 2019	100.00	100.00	100.00	0.00	0.00	0.00
January 15, 2020	100.00	100.00	100.00	0.00	0.00	0.00
February 15, 2020	100.00	100.00	0.00	0.00	0.00	0.00
March 15, 2020	100.00	100.00	0.00	0.00	0.00	0.00
April 15, 2020	100.00	100.00	0.00	0.00	0.00	0.00
May 15, 2020	100.00	100.00	0.00	0.00	0.00	0.00
June 15, 2020	100.00	0.00	0.00	0.00	0.00	0.00
July 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)(2)	4.18	4.09	3.76	3.51	3.34	2.93
Weighted Average Life to Maturity (Years)(2)	4.63	4.47	4.26	4.04	3.80	3.30
____________________
(1)	Other than the weighted average life to maturity, the numbers in this table were calculated based on the assumption that the Servicer will exercise its clean-up call option to purchase the Receivables.
(2)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

The foregoing tables have been prepared on the basis of the assumptions described above under “Weighted Average Lives of the Notes” (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables), and should be read in conjunction therewith.
POOL FACTORS AND TRADING INFORMATION
The “Pool Factor” with respect to any class of Notes will be a seven-digit decimal indicating the principal amount of such class of Notes as of the close of business on the Payment Date in such month as a fraction of the respective principal amount thereof as of the Closing Date.  The Servicer will compute each Pool Factor each month.  Each Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of Notes.  Each such principal amount will be computed by allocating payments in respect of the Receivables to principal and interest using the simple interest method.  The portion of the principal amount of any class of Notes for a given month allocable to a Noteholder can be determined by multiplying the original denomination of the holder’s Note by the related Pool Factor for that month.
DESCRIPTION OF THE NOTES
General
The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement.  A copy of the form of Indenture will be filed with the SEC upon the filing of this prospectus.  The following summary describes certain terms of the Notes and the Indenture.  The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.
Payments of Interest
Interest on the principal amounts of the Notes will accrue at the respective per annum interest rates described on the front cover of this prospectus (each, an “Interest Rate”) and will be payable to the related Noteholders monthly on the 15th of each month (or, if such date is not a Business Day, on the next succeeding Business Day) (each such date, a “Payment Date”) commencing on June 15, 2016.  A “Business Day” is any day except (i) a Saturday or Sunday or (ii) a day on which banks in New York, New York or Wilmington, Delaware are closed.  Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the applicable Interest Rate (to the extent lawful).
Interest will accrue for the period (i) with respect to the Class A-1 Notes and the Class A-2b Notes, from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date on which interest has been paid to but excluding the following Payment Date and (ii) with respect to the Notes (other than the Class A-1 Notes and the Class A-2b Notes), from and including the Closing Date (in the case of the first Payment Date) or from and including the 15th day of the most recent calendar month during which interest was paid preceding each Payment Date to but excluding the 15th day of the following calendar month (each an “Interest Period”).
Interest payments on all classes of Class A Notes will have the same priority and will be subordinated to Servicing Fees (which includes any Supplemental Servicing Fee) due to the Servicer and payment or reimbursement of fees, expenses and indemnification amounts required to be paid to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer (which fees, expenses and indemnification amounts may not exceed an aggregate amount equal to $300,000 in any calendar year).  Interest payments on the Class B Notes will be subordinated to (i) Servicing Fees (which includes any Supplemental Servicing Fee) due to the Servicer and payment or reimbursement of fees, expenses and indemnification amounts  required to be paid to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer (which fees, expenses and indemnification amounts may not exceed an aggregate amount equal to $300,000  in any calendar year, (ii) interest payments on the Class A Notes and (iii) the First Priority Principal Distribution Amount.  For additional information, you should refer to “Payments to Noteholders” in this prospectus.

Under certain circumstances, the amount available for interest payments on the Notes could be less than the amount of interest payable on such class of Notes.  In such case, with respect to the Class A Notes, each class of Class A Noteholders will receive their pro-rata share (based upon the aggregate amount of such amounts due to such class of Noteholders) of the aggregate amount available to be paid in respect of interest on the Class A Notes on such Payment Date.  For additional information, you should refer to “Payments to Noteholders—Credit and Cash Flow Enhancement” and “Transfer and Servicing Agreements—Payments” in this prospectus.
An Event of Default will occur if the full amount of interest due on any Controlling Class is not paid within five business days of the related Payment Date.  Upon such an Event of Default, the Indenture Trustee may accelerate the maturity of the Notes and take actions to liquidate the assets of the Issuing Entity and funds on deposit in the accounts of the Issuing Entity.  For additional information, you should refer to “Description of Notes—Indenture—Events of Default; Rights Upon Event of Default” in this prospectus.
Each of the Class A-1 Notes, the Class A-2a Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes will bear interest at the applicable fixed per annum interest rate specified on the front cover of this prospectus.  The Class A-2b Notes will bear interest during each applicable Interest Period at a rate per annum rate equal to the sum of One-Month LIBOR and the applicable spread set forth on the front cover of this prospectus, provided that, if the sum of One-Month LIBOR and such spread is less than 0.00% for any Interest Period, then the interest rate for the Class A-2b Notes for such Interest Period will be deemed to be 0.00%.
Interest on the outstanding principal amount of the Class A-1 Notes and the Class A-2b Notes will accrue at the related interest rate during an Interest Period from (and including) the previous Payment Date to (but excluding) the next Payment Date, except that the first Interest Period for the Class A-1 Notes and the Class A-2b Notes will be from (and including) the Closing Date to (but excluding) the initial Payment Date.  Interest on the Class A-1 Notes and the Class A-2b Notes will be calculated on the basis of the actual number of days elapsed in such Interest Period, but assuming a 360-day year.
Interest on the outstanding principal amount of the Class A-2a Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes will accrue at the related interest rate during an Interest Period from (and including) the 15th day of the calendar month preceding a Payment Date to (but excluding) the 15th day of the calendar month in which the Payment Date occurs, except that the first Interest Period for the Class A-2a Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes will be from (and including) the Closing Date to (but excluding) the initial Payment Date.  Interest on the Class A-2a Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes for each such Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in that Interest Period.
For purposes of computing interest on the Class A-2b Notes, the following terms have the following meanings:
 “One-Month LIBOR” means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on the Bloomberg Screen BBAM Page as of 11:00 a.m., London time, on such LIBOR Determination Date; provided, however, that for the first Interest Period, One-Month LIBOR shall mean an interpolated rate for deposits based on London interbank offered rates for deposits in U.S. dollars for a period that corresponds to the actual number of days in the first Interest Period.  If the rates used to determine One-Month LIBOR do not appear on the Bloomberg Screen BBAM Page, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal balance of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks.  The Indenture Trustee will request the principal London office of each Reference Bank to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations.  If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee (after consultation with the Depositor), are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for that maturity; provided that if such selected Banks are not quoting as described in this sentence, One-

Month LIBOR in effect for the applicable Interest Period will be One-Month LIBOR in effect for the previous Interest Period. The “Reference Banks” for any LIBOR Determination Date are the four major banks in the London interbank market selected by the Indenture Trustee (after consultation with the Depositor).
“LIBOR Determination Date” means, (i) with respect to the first Payment Date, the second London Business Day prior to the Closing Date and (ii) with respect to each subsequent Payment Date, the second London Business Day prior to the immediately preceding Payment Date.
“London Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in London, England are authorized or obligated by law or government decree to be closed.
The Indenture Trustee will determine One-Month LIBOR for each Interest Period on the related LIBOR Determination Date.  All determinations of One-Month LIBOR by the Indenture Trustee, in the absence of manifest error, will be conclusive for all purposes and binding on the Noteholders.
Payments of Principal
Principal payments will be made to the Noteholders on each Payment Date commencing on June 15, 2016.  Payments of interest on the Notes will generally be made prior to payments of principal.  For additional information, you should refer to “Payments to Noteholders” in this prospectus.
On each Payment Date, except after an Event of Default resulting in the acceleration of the Notes, from the amounts allocated to the Noteholders to pay principal described in clauses (4), (6) and (8) under “Payments to Noteholders—Priority of Payments” in this prospectus, the Issuing Entity will pay principal of each class of Notes in the following order of priority:
(1)	to the Class A-1 Notes until the principal amount of the Class A-1 Notes is reduced to zero; then
(2)	to the Class A-2a Notes and the Class A-2b Notes, pro rata, based on the outstanding principal amounts of each of those classes of notes, until the principal amount of each such note is reduced to zero; then
(3)	to the Class A-3 Notes until the principal amount of the Class A-3 Notes is reduced to zero; then
(4)	to the Class A-4 Notes until the principal amount of the Class A-4 Notes is reduced to zero; and then
(5)	to the Class B Notes until the principal amount of the Class B Notes is reduced to zero.
If the Notes are declared to be due and payable following the occurrence of an Event of Default, the Issuing Entity will pay principal of all classes of Notes from funds allocated to the Noteholders, first, to the Class A-1 Notes until the principal amount of the Class A-1 Notes is reduced to zero, second, pro rata, based upon their respective unpaid principal amount, to the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes until the principal amount of each such class of the Notes is reduced to zero, and third, to the Class B Notes until the principal amount of the Class B Notes is reduced to zero.  For additional information regarding Events of Default, you should refer to “Description of the Notes—Indenture––Events of Default, Rights Upon Event of Default” in this prospectus.
The principal amount of each class of Notes will be due on the respective Final Scheduled Payment Dates indicated on the front cover of this prospectus (the “Class A-1 Final Scheduled Payment Date,” the “Class A-2a Final Scheduled Payment Date,” the “Class A-2b Final Scheduled Payment Date,” the “Class A-3 Final Scheduled Payment Date,” the “Class A-4 Final Scheduled Payment Date” and the “Class B Final Scheduled Payment Date,” respectively, and each a “Final Scheduled Payment Date”).  The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the respective Final Scheduled Payment Dates described above based on a variety of factors, including those described under “Prepayment and Yield Considerations” and “Weighted Average Lives of the Notes” in this prospectus.

For additional information, you should refer to “Payments to Noteholders—Calculation of Principal Distribution Amounts” and “—Priority of Payments” in this prospectus.
Allocation of Losses
If losses on the Receivables exceed the amount of available credit enhancement, such losses will not be allocated to write down the principal amount of any class of Notes.  Instead, the amount available to make payments on the Notes will be reduced to the extent of such losses.  If the available credit enhancement is not sufficient to cover all amounts payable on the Notes, Notes having a later Final Scheduled Payment Date generally will bear a greater risk of loss than Notes having an earlier Final Scheduled Payment Date.
Indenture
Modification of Indenture.  The Issuing Entity and the Indenture Trustee may, with the consent of the holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders.  For purposes of determining whether the Noteholders of the requisite percentage of the outstanding amount of the Controlling Class or any class of Notes have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture or other Transfer and Servicing Agreements, Notes held or owned by the Issuing Entity, any other obligor upon the Notes, TAFR LLC, TMCC or any affiliate of any of the foregoing will be disregarded and deemed not to be “outstanding.”
The Issuing Entity and the Indenture Trustee may also enter into supplemental indentures with prior notice to the rating agencies engaged by TMCC to rate the Notes (each, a “Rating Agency”) and without obtaining the consent of the Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of such Noteholders; provided, that either (i) an officer’s certificate has been delivered by the Servicer to the Owner Trustee and the Indenture Trustee certifying that such officer reasonably believes that such supplemental indenture will not materially and adversely affect the interest of any such Noteholder or (ii) each Rating Agency either has provided the Indenture Trustee a letter to the effect that such action will not result in the reduction or withdrawal of any rating it currently assigns to any class of Notes or has not notified the Indenture Trustee, within 10 days following delivery of notice to such Rating Agency of the proposed supplemental indenture, that such action might or would result in the reduction or withdrawal of the rating it has currently assigned to any class of Notes.
Additionally, the Issuing Entity and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Securityholders, but with prior notice to the Rating Agencies, for the purpose of, among other things, correcting or amplifying the description of the collateral, conforming the provisions in the Indenture to the descriptions thereof contained in this prospectus, evidencing the assumption of the Issuing Entity’s obligations under the Indenture, the Notes and the Certificate, as applicable, by a permitted successor to the Issuing Entity, adding additional covenants of the Issuing Entity for the benefit of the Noteholders, surrendering rights of the Issuing Entity, conveying, or otherwise transferring or pledging, property to or with the Indenture Trustee, evidencing and providing for the appointment of a successor indenture trustee or adding or changing any of the provisions of the Indenture as necessary and permitted to facilitate the administration by more than one indenture trustee, and modifying, eliminating or adding to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended.
Subject to the terms described in the following paragraph, the Issuing Entity and the Indenture Trustee may also, with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental to the indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such indenture or of modifying in any manner the rights of the Noteholders under such indenture; provided, that holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, have consented to such amendment.
Without the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount of any such Note, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any such Note or any interest thereon is payable; (ii) impair the right to bring suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults under the Indenture and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuing Entity, any other obligor on such Notes, the Depositor or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Trust Estate if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.
Events of Default; Rights Upon Event of Default.  With respect to the Notes, an event of default under the Indenture (an “Event of Default”) will consist of: (i) a default for five business days or more in the payment of any interest on any Note of the Controlling Class; (ii) a default in the payment of the principal of any such Note on the related Final Scheduled Payment Date; (iii) a default in the observance or performance of any covenant or agreement of the Issuing Entity made in the Indenture which materially and adversely affects interests of the Noteholders and the continuation of any such default for a period of 90 days after written notice of such default is given to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class; (iv) any representation or warranty made by the Issuing Entity in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made which materially and adversely affects the interests of the Noteholders, and such breach not having been cured within 60 days after written notice of such breach is given to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity (which, if involuntary, remains unstayed for more than 90 days).
Notwithstanding the foregoing, the amount of principal required to be paid to Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Collection Account.  Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the Final Scheduled Payment Date for such class of Notes.  Notwithstanding the foregoing, if a delay in or failure of performance referred to under clauses (i) through (iv) above was caused by force majeure or other similar occurrence, the grace period described in the applicable clause will be extended for a period of 30 calendar days.  In addition, as described below, following the occurrence of an Event of Default (other than an Event of Default related to the failure to make required payments) resulting in an acceleration of the maturity of the Notes, the Indenture Trustee is not required to sell the assets of the Issuing Entity (as described above under “Capitalization of the Issuing Entity” in this prospectus), and the Indenture Trustee may sell the assets of the Issuing Entity only after meeting requirements specified in the Indenture.  Under those circumstances, even if the maturity of the Notes has been accelerated, there may not be any funds to pay the principal owed on the Notes.
If an Event of Default should occur and is continuing, the Indenture Trustee or holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, may declare the principal of such Notes to be immediately due and payable.  Such declaration may be rescinded by the holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, if:
(i)	the Issuing Entity has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)	all payments of principal of and interest on the Notes and all other amounts that would then be due on such Notes if the Event of Default giving rise to such acceleration had not occurred; and
(B)	all sums paid by the Indenture Trustee under the Indenture or the Owner Trustee under the Trust Agreement and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and the Owner Trustee and their respective agents and counsel; and
(ii)	all Events of Default, other than the nonpayment of the principal or interest of the Notes that has become due solely by such acceleration, have been cured or waived.
If the Notes are due and payable following an Event of Default, the Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the Trust Estate or elect to have the Issuing Entity maintain possession of the Trust Estate and continue to apply proceeds from the Trust Estate as if there had been no declaration of acceleration.  However, the Indenture Trustee is prohibited from selling the Trust Estate following an Event of Default, other than a default in the payment of any principal on the Final Scheduled Payment Date of a Note or a default for five days or more in the payment of any interest on any Note of the Controlling Class, unless (i) the holders of all such outstanding Notes of the Controlling Class consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of the Trust Estate would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of such Notes of the Controlling Class.  In the event of a sale of the assets of the Trust Estate by the Indenture Trustee following an Event of Default, the Noteholders will receive notice and an opportunity to submit a bid in respect of such sale.
If an Event of Default occurs and is continuing and the Indenture Trustee has actual knowledge of such Event of Default, the Indenture Trustee will be obligated to mail to each Noteholder notice of the Event of Default within 90 days of the Indenture Trustee’s discovery thereof in the case of an Event of Default in payment of principal on the Final Scheduled Payment Date of a Note or of interest on any Note of the Controlling Class, the Indenture Trustee may withhold the notice to Noteholders if and so long as a committee of its officers in good faith determines that withholding the notice is in the best interests of Noteholders.
Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request.  Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising of any trust or power conferred on the Indenture Trustee, and the holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, may, in certain cases, waive any default under the Indenture except a default in (i) the deposit of collections or other required amounts, (ii) any required payment from amounts held in any Trust Account in respect of amounts due on the Notes, (iii) payment of principal or interest or (iv) a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes of the Controlling Class.
Any Notes owned by the Depositor, the Servicer or any of their respective affiliates will be entitled to equal and proportionate benefits under the Indenture, except that such Notes, while owned by the Depositor, the Servicer or any of their respective affiliates, will not be considered to be outstanding for the purpose of determining whether the requisite percentage of Noteholders have given any request, demand, authorization, direction, notice, consent or other action under the Indenture.

No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of the Controlling Class have made written request to the Indenture Trustee to institute such proceeding in its own name, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 30 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 30 day period by the holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class,.
In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, covenant that they will not at any time institute against the Issuing Entity or the Depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
With respect to the Issuing Entity, neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of the Certificate representing an ownership interest in the Issuing Entity nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuing Entity contained in the Indenture.
Certain Covenants.  The Indenture will provide that the Issuing Entity may not consolidate with or merge into any other entity, unless, among other things, (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Issuing Entity’s obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Issuing Entity under the Indenture, (iii) no Event of Default has occurred and is continuing immediately after such merger or consolidation, (iv) the Issuing Entity has been advised that the rating of the Notes then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) the Issuing Entity has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuing Entity or to any Securityholder.
The Issuing Entity will not, among other things, (i) except as expressly permitted by the Indenture, the Transfer and Servicing Agreements or certain related documents with respect to the Issuing Entity (collectively, the “Related Documents”), sell, transfer, exchange or otherwise dispose of any of the assets of the Issuing Entity, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code”) or applicable state law) or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon the Issuing Entity, (iii) except as expressly permitted by the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuing Entity or any part thereof, or any interest in the assets of the Issuing Entity or the proceeds thereof.
The Issuing Entity may not engage in any activity other than as specified in this prospectus.  The Issuing Entity will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture or otherwise in accordance with the Related Documents.
Indenture Trustee’s Annual Report.  The Indenture Trustee will be required to distribute each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuing Entity to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.
Satisfaction and Discharge of Indenture.  The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all such Notes, including interest thereon, and any fees, expenses and indemnification amounts due and payable to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer.
Notices
Noteholders of record will be notified in writing by the Indenture Trustee of any Event of Default or termination of, or appointment of a successor to, the Servicer promptly upon a Trust Officer (as defined in the Sale and Servicing Agreement) obtaining actual knowledge thereof.  While Notes are held in book-entry form, these notices will be delivered by the Indenture Trustee to The Depository Trust Company (“DTC”).  If Notes are issued in definitive form, these notices will be mailed to the addresses provided to the Indenture Trustee by the holders of record as of the relevant record date.  Such notices will be deemed to have been given as of the date of delivery to DTC or mailing.
Governing Law
The Indenture and Notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within such jurisdiction.
Minimum Denominations
The Notes of each class shall be issued in U.S. Dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (except for one Note of each class which may be issued in a denomination other than an integral multiple of $1,000).  Each class of Notes will initially be represented by one or more Notes registered in the name of the nominee of DTC (together with any successor depository selected by the Issuing Entity, the “Depository”) and will be registered in the name of Cede & Co., as the nominee of DTC, the clearing agency.  Accordingly, such nominee is expected to be the holder of record of the Notes of each class.  Unless and until Definitive Notes are issued under the limited circumstances described in this prospectus, no Noteholder will be entitled to receive a physical certificate representing a Note.  All references in this prospectus to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the “DTC Participants”) and all references in this prospectus to payments, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC’s procedures with respect thereto.  For additional information, you should refer to “Description of the Notes—Book-Entry Registration” and “—Definitive Securities” in this prospectus.
Book-Entry Registration
General
Upon issuance, all Notes in book-entry form having the same original issue date, maturity and otherwise having identical terms and provisions will be represented by one or more fully registered global notes.  Each global note will be deposited with, or on behalf of, DTC, as depository, registered in the name of DTC or a nominee of DTC.
Except as described below, a global note may not be transferred except as a whole: (1) by DTC to a nominee of DTC; (2) by a nominee of DTC to DTC or another nominee of DTC; (3) by DTC or any nominee to a successor of DTC or a nominee of the successor.
So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be the sole holder of the Notes in book-entry form represented by the global note for all purposes under the Indenture. Except as otherwise provided in this section, the actual purchasers, or “Beneficial Owners,” of the global note or Notes representing Notes in book-entry form will not be entitled to receive physical delivery of Notes in certificated form and will not be considered to be the holders of the Notes for any purpose under the Indenture, and no global note representing Notes in book-entry form will be exchangeable or transferable. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if a person is not a participant, on the procedures of the participant through which the person owns its interest in order to exercise any rights of a holder under the Indenture.

We may elect to allow Beneficial Owners to hold their interest in a Global Note held by DTC through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank SA/NV, as operator of the Euroclear system (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their customers through accounts held in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold the interests in the depositaries’ names on the books of DTC.
We understand that under existing industry practices, if we request any action of holders or if a Beneficial Owner of a global note desires to give or take any action that a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize Beneficial Owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of Beneficial Owners. Euroclear or Clearstream, as the case may be, will take action on behalf of their participants only in accordance with its relevant rules and procedures and subject to its respective depositaries’ ability to effect such actions on its behalf through DTC.
The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive certificated form. These limits and laws may impair the ability to transfer beneficial interests in a global note representing Notes in book-entry form. Further, because DTC can act only on behalf of its participants, who in turn act on behalf of indirect participants, the ability of Beneficial Owners to pledge their interest in the Notes to persons or entities that do not participate in the DTC system, or otherwise take action with respect to such interest, may be limited by the lack of a definitive certificate of such interest.
Settlement Procedures
The initial depository for the Notes will be DTC. The depository will act as securities depository for the Notes in book-entry form. The Notes in book-entry form will be issued as fully registered securities registered in the name of Cede & Co., the depository’s nominee or such other name as may be requested by an authorized representative of DTC. One global note will be issued to represent each $500,000,000 of aggregate principal amount of Notes of the same issue. Additional global notes will be issued to represent any remaining principal amount of the issue.
Purchases of Notes in book-entry form under DTC’s system must be made by or through direct participants, which will receive a credit for Notes in book-entry form on DTC’s records. The ownership interest of each Beneficial Owner is in turn recorded on the records of direct participants and indirect participants. Beneficial Owners of Notes in book-entry form will not receive written confirmation from DTC of their purchase, but each Beneficial Owners is expected to receive written confirmation providing details of the related transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which such Beneficial Owner entered into the related transaction. Transfers of ownership interests in a global note representing Notes in book-entry form are accomplished by entries made on the books of participants acting on behalf of the Beneficial Owners. Beneficial Owners of global notes representing Notes in book-entry form will not receive Notes in certificated form representing their ownership interests in the Notes, unless use of the book-entry system for Notes in book-entry form is discontinued.
To facilitate subsequent transfers, all global notes representing Notes in book-entry form which are deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of global notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the global notes representing the Notes in book-entry form; DTC’s records reflect only the identity of the direct participants to whose accounts the Notes in book-entry form are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers and for forwarding all notices concerning the Notes to their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the Notes in book-entry form are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global notes representing the Notes in book-entry form unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants, identified in a listing attached to the omnibus proxy, to whose accounts the Notes in book-entry form are credited on the applicable record date.
So long as DTC, or its nominee, is a registered owner of the global notes representing the Notes in book-entry form, we will make principal and interest payments on the global notes representing the Notes in book-entry form to DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from TAFR LLC or the Indenture Trustee, on the applicable Payment Date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participant and not of DTC, the Indenture Trustee or TAFR LLC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of TAFR LLC or the Indenture Trustee. Disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of payments to the Beneficial Owners is the responsibility of direct participants and indirect participants. Distributions with respect to Notes held through Clearstream or Euroclear will be credited, to the extent received by their respective depositaries, to the cash accounts of their participants in accordance with the relevant system’s rules and procedures.
DTC may discontinue providing its services as securities depository with respect to the Notes in book-entry form at any time by giving reasonable notice to TAFR LLC or the Indenture Trustee. Under these circumstances, if a successor securities depository is not obtained, Notes in certificated form are required to be printed and delivered.
We may decide (subject to the procedures of the securities depository) to discontinue use of a system of book-entry transfers through the depository or a successor securities depository. In that event, Notes in definitive certificated form will be printed and delivered.
If DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by us within 90 days, we will issue Notes in certificated form in exchange for the Notes represented by the global notes. In addition, we may at any time and in our sole discretion determine (subject to the procedures of the securities depositary) to discontinue use of a global note and, in that event, will issue Notes in certificated form in exchange for the Notes represented by the global note. The Notes of each class shall be issued in U.S. Dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (except for one Note of each class which may be issued in a denomination other than an integral multiple of $1,000) and will be issued in registered form only, without coupons.
Secondary Market Trading
Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any Notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
Trading between participants of DTC, or “DTC Participants.”  Secondary market sales of Notes held in DTC between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to United States corporate debt obligations.
Trading between participants of Euroclear, or “Euroclear Participants” and/or participants of Clearstream, or “Clearstream Participants.”  Secondary market sales of beneficial interests in the Notes held through Euroclear or Clearstream to purchasers that will hold beneficial interests through Euroclear or Clearstream will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds.
Trading between DTC Seller and Euroclear/Clearstream Purchaser.  When book-entry interests in Notes are to be transferred from the account of a DTC Participant to the account of a Euroclear or Clearstream accountholder, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day (European time) prior to the settlement date, in accordance with its rules and procedures and within its established deadlines (European time). Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC Participant’s account and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to the U.S. depositary for Euroclear or Clearstream, as the case may be. Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next business day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date (which will be the preceding business day (European time) if settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date. Since the settlement will occur during New York business hours, a DTC Participant selling an interest in the Notes can use its usual procedures for transferring notes to the U.S. depositary for Euroclear or Clearstream, as the case may be, for the benefit of Euroclear Participants or Clearstream Participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC Participants.
Trading between a Euroclear or Clearstream Seller and a DTC Purchaser.  Due to time zone differences in their favor, Euroclear Participants and Clearstream Participants can use their usual procedures to transfer Notes through the applicable U.S. depositary to a DTC Participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day (European time) prior to the settlement date. Euroclear or Clearstream will then instruct its U.S. Depositary to credit the Notes to the DTC Participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream Participant on the following business day (European time), but the receipt of the cash proceeds will be back-valued to the value date (which will be the preceding business day (European time) if settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.
The Clearing Systems
DTC.  DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC Direct Participants deposit with DTC.  DTC also facilitates the post-trade settlement among DTC Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates.  DTC Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC Direct Participant, either directly or indirectly. The DTC Rules applicable to DTC Direct Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Clearstream.  Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for Clearstream Participants and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository in Luxembourg, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.  Distributions with respect to the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.
Euroclear.  Euroclear holds securities and book-entry interests in securities for Euroclear Participants and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.  Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear Participants include investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations. Non-participants in Euroclear may hold and transfer beneficial interests in a global note through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global note through one or more securities intermediaries standing between such other securities intermediary and Euroclear.  Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants. Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depository for Euroclear.
Although the foregoing sets out the procedures of Euroclear, Clearstream and DTC in order to facilitate the transfers of interests in the Notes among participants of DTC, Clearstream and Euroclear, none of Euroclear, Clearstream or DTC is under any obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor any agent or any paying agent, any underwriter or any affiliate of any of the above, or any person by whom any of the above is controlled for the purposes of the Securities Act of 1933, as amended (the “Securities Act”) will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the arrangements described above.
Definitive Securities
The Certificate will be issued in fully registered, certificated form (the “Definitive Certificates”).  The Notes will be issued in fully registered, certificated form (“Definitive Notes” and together with the Definitive Certificates, collectively referred to in this prospectus as “Definitive Securities”) to Noteholders or their respective nominees, instead of to DTC or its nominee, only if (i) DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Notes and the Administrator or the Owner Trustee is unable to locate a qualified successor (and if it is the Administrator that has made such determination, the Administrator so notifies the Indenture Trustee in writing), (ii) the Depositor or the Administrator or the Indenture Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to the Notes, holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, advise the Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor to DTC) with respect to the Notes is no longer in the best interest of the holders of the Notes.
Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all applicable Noteholders through participants of the availability of Definitive Notes.  Upon surrender by DTC of the definitive certificates representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue such Notes as Definitive Notes to such Noteholders.
Payments of principal of, and interest on, such Definitive Notes will thereafter be made by the Indenture Trustee in accordance with the procedures described in the Indenture or the Trust Agreement, as applicable, directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the applicable Record Date.  Such payments will be made by check mailed to the address of such holder as it appears on the register maintained by the Indenture Trustee.  The final payment on any such Definitive Note, however, will be made only upon presentation and surrender of such Definitive Note at the office or agency specified in the notice of final payment to the applicable Noteholders.  The Indenture Trustee will provide such notice to the applicable Noteholders not less than 15 or more than 30 days prior to the date on which such final payment is expected to occur.
Definitive Securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of Definitive Securities.  No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee or the Owner Trustee, as applicable, may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.
List of Securityholders
Separately from the requirement to include a request to communicate in a Form 10-D, three or more holders of the Notes or one or more holders of the Notes evidencing not less than 25% of the aggregate outstanding principal amount of the Notes may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating directly with other Noteholders with respect to their rights under the Indenture or under the Notes.  The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders.
The Depositor or an affiliate will be the initial Certificateholder.
The Trust Agreement and Indenture will not provide for the holding of annual or other meetings of Securityholders.
Reports to Securityholders
On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee and the Owner Trustee statements to be delivered to the Noteholders and Certificateholders, respectively, on such Payment Date.  Each such statement to be delivered to Securityholders will include (to the extent applicable) the following information as to the Notes and as to the Certificate with respect to such Payment Date or the period since the previous Payment Date, as applicable:
•	the amount paid or distributed in respect of interest on each class of Notes, including One-Month LIBOR for the related Interest Period;
•	the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount, the Regular Principal Distribution Amount and the amount paid or distributed in respect of principal on or with respect to each Class of Notes;
•	the amount paid or distributed to the Certificateholders;

•	the number of Receivables, the Pool Balance and the Adjusted Pool Balance as of the close of business on the first day and the last day of the related Collection Period;
•	the aggregate outstanding principal amount and the Pool Factor for each class of Notes, before and after giving effect to all payments in respect of principal on such Payment Date;
•	the amount of the Basic Servicing Fee paid to the Servicer, with respect to the related Collection Period and the amount of any unpaid Basic Servicing Fees from the prior Payment Date;
•	the amount of any shortfall of interest applicable to each class of Notes after giving effect to all payments on interest on such Payment Date, and the change in such amounts from the preceding Payment Date;
•	the amount of fees, expenses and indemnification amounts due and payable to each of the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, before and after giving effect to payments on such Payment Date;
•	the balance of the Reserve Account on such Payment Date and the Specified Reserve Account Balance for such Payment Date, before and after giving effect to changes thereto on such Payment Date;
•	the Yield Supplement Overcollateralization Amount for such Payment Date;
•	the amount of Available Collections for the related Collection Period;
•	delinquency and loss information with respect to the Receivables for the related Collection Period;
•	any material change in practices with respect to charge-offs, collection and management of delinquent Receivables, and the effect of any grace period, re-aging, re-structure, partial payments or other practices on delinquency and loss experience;
•	any material modifications, extensions or waivers to Receivables terms, fees, penalties or payments during the related Collection Period, or that have cumulatively become material over time;
•	any material breaches of representations and warranties made with respect to the Receivables, or covenants, contained in the Transfer and Servicing Agreements; and
•	whether a Delinquency Trigger has occurred as of the end of the related Collection Period.
Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder and received any payment on the Securities held by such Person a statement containing certain information for the purposes of such Securityholder’s preparation of federal income tax returns.  The Servicer will make the foregoing statements available to the Noteholder each month via its Internet website, which is presently located at http://www.toyotafinancial.com.  For additional information, you should refer to “Certain Federal Income Tax Consequences” in this prospectus.
PAYMENTS TO NOTEHOLDERS
On the second Business Day preceding each Payment Date (each, a “Determination Date”), the Servicer will inform the Owner Trustee and the Indenture Trustee of, among other things, the amount of funds collected on or in respect of the Receivables and  the Servicing Fee (which includes any Supplemental Servicing Fee) payable to the Servicer, in each case with respect to the calendar month immediately preceding the month in which the related Payment Date occurs (the “Collection Period”).  On each Determination Date, the Servicer will also inform the Owner Trustee and the Indenture Trustee of the amount of any fees, expenses and indemnification amounts  required to be paid to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer on the related Payment Date.  On or before each Determination Date, the Servicer will also determine the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount, the Regular Principal Distribution Amount

and, based on the Available Collections and other amounts available for distribution on the related Payment Date as described below, the amount to be distributed to the Securityholders.
The Indenture Trustee will make payments to the Noteholders out of the amounts on deposit in the Collection Account.  The amounts to be distributed to the Noteholders will be determined in the manner described below.
Calculation of Available Collections
The amount of funds available for payment on a Payment Date (without taking into account amounts withdrawn from the Reserve Account, if available) (“Available Collections”) will generally be the sum (without duplication) of the following amounts with respect to the Collection Period preceding such Payment Date or, in the case of the first Payment Date, the period from the Cutoff Date through the last day of the calendar month preceding such Payment Date:
(i)	all collections of interest and principal on or in respect of the Receivables other than Defaulted Receivables;
(ii)	all insurance proceeds and proceeds of the liquidation of Defaulted Receivables, net of expenses incurred by the Servicer in accordance with its Customary Servicing Practices in connection with such liquidation, including amounts received in subsequent Collection Periods as and when received;
(iii)	all Warranty Purchase Payments with respect to Warranty Receivables repurchased by the Sponsor and Administrative Purchase Payments with respect to Administrative Receivables purchased by the Servicer, in each case in respect of such Collection Period;
(iv)	any recovery in respect of any Receivable pursuant to any Dealer Recourse; and
(v)	the amount paid by the Servicer pursuant to any exercise of the Servicer’s option, if any, to purchase the Receivables.
Available Collections on any Payment Date will exclude late fees, extension fees and other administrative fees and expenses or similar charges allowed by applicable law with respect to the Receivables (which amounts are payable to the Servicer as supplemental servicing fees (together with investment earnings on deposit in the Collection Account, the “Supplemental Servicing Fee”)).
“Defaulted Receivable” means a Receivable (other than an Administrative Receivable or a Warranty Receivable) as to which (a) all or any part of a Scheduled Payment is 120 or more days past due, or (b) if all or any part of a Scheduled Payment is less than 120 days past due, the Servicer has, in accordance with its Customary Servicing Practices, (i) determined that eventual payment in full is unlikely, (ii) repossessed and liquidated the related Financed Vehicle or (iii) repossessed and held the related Financed Vehicle in its repossession inventory for 90 days, whichever of clauses (i), (ii) or (iii) occurs first.  The Principal Balance of any Receivable that becomes a Defaulted Receivable will be deemed to be zero as of the date it becomes a Defaulted Receivable.  The Servicer’s policy is to charge-off retail installment sales contracts as soon as disposition of the vehicle has been effected and sales proceeds have been received, and may in some circumstances charge-off an auto loan contract prior to repossession.  When repossession and disposition of the collateral related to a Receivable has not been effected, TMCC’s policy with respect to Receivables included in the Issuing Entity is to charge-off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.
Calculation of Principal Distribution Amounts
First Priority Principal Distribution Amount.  The “First Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes as of such Payment Date (before giving effect to any principal payments made on the Class A Notes on such Payment Date), over (b) the Adjusted Pool Balance as of the last day of the related Collection

Period; provided, however, that (i) the First Priority Principal Distribution Amount on the Class A-1 Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero; (ii) the First Priority Principal Distribution Amount on the Class A-2a Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-2a Notes to zero; (iii) the First Priority Principal Distribution Amount on the Class A-2b Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-2b Notes to zero; (iv)the First Priority Principal Distribution Amount on the Class A-3 Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero; and (v) the First Priority Principal Distribution Amount on the Class A-4 Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-4 Notes to zero.
The “Pool Balance” means, as of any date, an amount equal to the aggregate Principal Balance of the Receivables as of that date.
The “Adjusted Pool Balance” means, as of any date, the Pool Balance less the Yield Supplement Overcollateralization Amount.
The “Principal Balance” of a Receivable, as of any date, means an amount equal to the Amount Financed (as defined in the Sale and Servicing Agreement) minus the sum of (i) that portion of all Scheduled Payments actually received on or prior to such date allocable to principal, (ii) any Warranty Purchase Payment or Administrative Purchase Payment with respect to such Receivable allocable to principal (to the extent not included in clause (i) above) and (iii) any prepayments or other payments applied to reduce the unpaid Principal Balance of such Receivable (to the extent not included in clauses (i) and (ii) above).
Second Priority Principal Distribution Amount.  The “Second Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of such Payment Date (before giving effect to any principal payments made on the Class A Notes and the Class B Notes on such Payment Date), over (ii) the Adjusted Pool Balance as of the last day of the related Collection Period minus (b) the First Priority Principal Distribution Amount for such Payment Date; provided, however, that the Second Priority Principal Distribution Amount on the Class B Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.
Regular Principal Distribution Amount.  The “Regular Principal Distribution Amount” means, with respect to any Payment Date, an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the Notes as of such Payment Date (before giving effect to any principal payments made on the Notes on such Payment Date), over (ii) the excess, if any, of the Adjusted Pool Balance as of the last day of the related Collection Period less the Overcollateralization Target Amount, minus (b) the sum of the First Priority Principal Distribution Amount and the Second Priority Principal Distribution Amount for such Payment Date.
The “Overcollateralization Target Amount” with respect to any Payment Date is equal to approximately 0.85% of the Adjusted Pool Balance as of the Cutoff Date.
Priority of Payments
On each Payment Date, except after an Event of Default resulting in an acceleration of the Notes, the Issuing Entity will make the following payments in the following order of priority from Available Collections for the related Collection Period and, if necessary and available, from amounts withdrawn from the Reserve Account:
1.	Servicing Fee –– to the Servicer, the Total Servicing Fee (which includes any Supplemental Servicing Fee, to the extent not previously retained by the Servicer);
2.	Transaction Fees and Expenses ––to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, the amount of any fees, expenses and indemnification amounts due to each such party, pro rata, based on amounts due to each such party, in an aggregate amount not to exceed $300,000 in any calendar year;

3.	Class A Note Interest ––to the Class A Noteholders (pro rata, based upon the aggregate amount of interest due to each class of the Class A Notes), accrued and unpaid interest on each class of the Class A Notes, together with any amounts that were to be paid pursuant to this clause (3) on any prior Payment Date but were not paid because Available Collections were not sufficient to make such payment (with interest accrued on such unpaid amounts at the rate or rates at which interest accrued on the related Notes during the relevant Interest Period or Interest Periods;
4.	Class A Note Principal –– to the Noteholders, for distribution in respect of principal of the Notes, in the priority described above under “Description of the Notes—Payments of Principal,” an amount equal to the First Priority Principal Distribution Amount for such Payment Date;
5.	Class B Note Interest –– to the Class B Noteholders, accrued and unpaid interest on the Class B Notes, together with any amounts that were to be paid pursuant to this clause (5) on any prior Payment Date but were not paid because Available Collections were not sufficient to make such payment (with interest accrued on such unpaid amounts at the rate at which interest accrued on the Class B Notes during the relevant Interest Period or Interest Periods);
6.	Note Principal –– to the Noteholders, for distribution in respect of principal of the Notes, in the priority described above under “Description of the Notes—Payments of Principal,” an amount equal to the Second Priority Principal Distribution Amount for such Payment Date;
7.	Reserve Account Deposit –– to the Reserve Account, to the extent amounts then on deposit in the Reserve Account are less than the Specified Reserve Account Balance described below under “—Credit and Cash Flow Enhancement—Reserve Account,” until the amount on deposit in the Reserve Account equals such Specified Reserve Account Balance;
8.	Note Principal –– to the Noteholders, for distribution in respect of principal of the Notes, in the priority described above under “Description of the Notes—Payments of Principal,” an amount equal to the Regular Principal Distribution Amount for such Payment Date;
9.	Additional Transaction Fees and Expenses––to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, the amount of any fees, expenses and indemnification amounts due to each such party and not paid in clause (2) above, pro rata, based on amounts due to each such party; and
10.	Excess Amounts –– to the Certificateholder, any remaining Available Collections for such Payment Date.
Payments After Occurrence of Event of Default Resulting in Acceleration
After an Event of Default that results in the acceleration of the maturity of the Notes and unless and until such acceleration has been rescinded, the Issuing Entity will make the following payments in the following order of priority from Available Collections for the related Collection Period:
1.	Servicing Fee –– to the Servicer, the Total Servicing Fee (which includes any Supplemental Servicing Fee, to the extent not previously retained by the Servicer);
2.	Transaction Fees and Expenses ––to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, the amount of any fees, expenses and indemnification amounts due to each such party, pro rata, based on amounts due to each such party;
3.	Class A Note Interest––to the Class A Noteholders (pro rata, based upon the aggregate amount of interest due to each class of the Class A Notes), accrued and unpaid interest on each class of the Class A Notes, together with any amounts that were to be paid as interest on the Class A Notes on any prior Payment Date but were not paid because Available Collections were not sufficient to make such payment (with interest accrued on such unpaid amounts at the rate or rates at which interest accrued on the related Notes during the relevant Interest Period or Interest Periods;

4.	Class A Note Principal –– first, to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes is reduced to zero, and second, pro rata, based upon their respective unpaid principal amounts, to the holders of the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes, until the principal amount of each such class of Notes is reduced to zero;
5.	Class B Note Interest –– to the Class B Noteholders, accrued and unpaid interest on the Class B Notes, together with any amounts that were to be paid as interest on the Class B Notes on any prior Payment Date but were not paid because Available Collections were not sufficient to make such payment (with interest accrued on such unpaid amounts at the rate at which interest accrued on the Class B Notes during the relevant Interest Period or Interest Periods);
6.	Class B Note Principal –– to the holders of the Class B Notes, until the principal amount of the Class B Notes is reduced to zero; and
7.	Excess Amounts –– to the Certificateholder, any remaining Available Collections for such Payment Date.
Following the occurrence of an Event of Default under the Indenture that results in the acceleration of the maturity of the Notes, amounts on deposit in the Reserve Account will be withdrawn and used to the extent necessary to pay principal of the Notes as described in clauses (4) and (6) above, in that order of priority.
Credit and Cash Flow Enhancement
The presence of credit enhancement for the benefit of any class of Notes is intended to enhance the likelihood of receipt by the Noteholders of such class of the full amount of principal and interest due thereon and to decrease the likelihood that such Noteholders will experience losses.  The credit enhancement for a class of Notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal amount and interest thereon.  If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, Noteholders of any class will bear their allocable share of deficiencies.  In addition, if a form of credit enhancement covers more than one class of Notes, Noteholders of any such class will be subject to the risk that such credit enhancement will be exhausted by the claims of Noteholders of other classes.
Subordination of Principal and Interest.  The subordination of the Class B Notes to the Class A Notes, as described under “—Priority of Payments” above is intended to provide credit enhancement to the Class A Notes. Payments of principal will not be made on the Class B Notes until the principal on the Class A Notes has been paid in full. Payments of interest will not be made on the Class B Notes on a Payment Date until accrued and unpaid interest on the Class A Notes and the First Priority Principal Distribution Amount has been paid.  Also, if payment of the Notes has been accelerated after an Event of Default, then no payments of interest or principal will be made on the Class B Notes until the Class A Notes have been paid in full.  While any Class A Notes are outstanding, the failure to pay interest on the Class B Notes will not be an Event of Default.  When the Class A Notes are no longer outstanding, an Event of Default will occur if the full amount of interest due on the Class B Notes is not paid within five Business Days after the related Payment Date.
Reserve Account.  The Reserve Account will be a segregated trust account established by the Depositor pursuant to the Sale and Servicing Agreement on the Closing Date and held by the Indenture Trustee for the benefit of the Noteholders (the “Reserve Account”).  Any amounts held on deposit in the Reserve Account will be owned by the Depositor, subject to the right of the Indenture Trustee to withdraw such amounts as described below.  Prior to an Event of Default that results in an acceleration of the maturity of the Notes, any investment earnings thereon will be distributed to the Sponsor on each Payment Date and will be taxable to the Sponsor for federal income tax purposes.  Except as described below, no funds will be withdrawn from, and no amounts will be deposited into, the Reserve Account.
The Depositor will grant to the Indenture Trustee, for the benefit of the Noteholders, a security interest in the accounts of the Issuing Entity, including any funds in the Reserve Account and the proceeds thereof (subject to the right of the Sponsor to investment earnings thereon), to secure the payment of interest on the Notes, the payment of principal on the Notes on any Payment Date to the extent the aggregate principal amount of the Notes exceeds the

Adjusted Pool Balance as of the last day of the related Collection Period and the payment of principal on any class of Notes on the Final Scheduled Payment Date of that class of Notes, and the Indenture Trustee shall have all of the rights of a secured party under the Uniform Commercial Code (the “UCC”) with respect thereto.
On the Closing Date, (a) if the aggregate initial principal amount of the Notes is $1,200,000,000, the Depositor will cause to be deposited $3,000,018.11 into the Reserve Account, and (b) if the aggregate initial principal amount of the Notes is $1,600,000,000, the Depositor will cause to be deposited $4,000,052.35 into the Reserve Account, which in each case is approximately 0.25% of the related Adjusted Pool Balance as of the Cutoff Date.  On each Payment Date, after making required payments to the Servicer and the Noteholders, as described under “—Priority of Payments” above, the Issuing Entity will make a deposit into the Reserve Account to the extent that funds are available therefor to the extent necessary to maintain the amount on deposit in the Reserve Account at a Specified Reserve Account Balance.
The “Specified Reserve Account Balance” with respect to any Payment Date will be an amount equal to (a) if the aggregate initial principal amount of the Notes is $1,200,000,000, the lesser of (i) $3,000,018.11 (which is approximately 0.25% of the Adjusted Pool Balance as of the Cutoff Date) and (ii) the outstanding principal amount of the Notes (after giving effect to any principal payments made on the Notes on such Payment Date) or (b) if the aggregate initial principal amount of the Notes is $1,600,000,000, the lesser of (i) $4,000,052.35 (which is approximately 0.25% of the Adjusted Pool Balance as of the Cutoff Date) and (ii) the outstanding principal amount of the Notes (after giving effect to any principal payments made on the Notes on such Payment Date).
The amount of funds on deposit in the Reserve Account may decrease on each Payment Date by withdrawals of funds (i) to cover shortfalls in the amounts required to be distributed pursuant to clauses (1) through (6) under “—Priority of Payments” above, (ii) after an Event of Default that results in the acceleration of the maturity of the Notes, to pay principal on the Notes, and (iii) to pay principal on any class of Notes on the Final Scheduled Payment Date of that class of Notes.
If the principal amount of a class of Notes is not paid in full on the related Final Scheduled Payment Date, the Indenture Trustee will withdraw amounts (if available) from the Reserve Account, to reduce the principal amount of such class of Notes to zero.
The Servicer may amend the formula or percentage for determining the Specified Reserve Account Balance that is different from that described above or make certain changes with respect to the manner by which the Reserve Account is funded pursuant to the amendment provisions of the Sale and Servicing Agreement described under “Transfer and Servicing Agreements—Amendment” in this prospectus.
As of the close of business on any Payment Date that occurs prior to an Event of Default that results in the acceleration of the maturity of the Notes and on which the amount of funds on deposit in the Reserve Account (excluding investment income, which will be distributed on each such Payment Date to the Sponsor) is greater than the Specified Reserve Account Balance for such Payment Date, the Servicer will instruct the Indenture Trustee to release and distribute such excess to the Depositor.
Funds on deposit in the Reserve Account may be invested in Eligible Investments.  Prior to the occurrence of an Event of Default resulting in an acceleration of the maturity of the Notes, investment income on monies on deposit in the Reserve Account will be released to the Sponsor and will not be available for payment to Noteholders or otherwise subject to any claims or rights of the Noteholders.  Any net loss on such investments will be charged to the Reserve Account.
After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Notes and (ii) the outstanding principal amount of the Notes, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the Depositor.
Overcollateralization.  Overcollateralization represents the amount by which the Adjusted Pool Balance exceeds the outstanding principal amount of the Notes.  The Adjusted Pool Balance as of the Cutoff Date is expected to be approximately equal to the aggregate principal amount of the Notes as of the Closing Date.  In addition to providing credit enhancement, overcollateralization also serves to provide limited protection against losses and low-interest Receivables.

The following table shows the Notes as a percentage of the initial Pool Balance and as a percentage of the initial Adjusted Pool Balance, if the aggregate initial principal amount of the Notes is $1,200,000,000.  The percentages may not add to the total percentage shown due to rounding.
	Percentage of Initial Pool Balance	Percentage of Adjusted Pool Balance
Class A Notes	91.62%	97.50%
Class B Notes	2.35%	2.50%
Total	93.97%	100.00%

The following table shows the Notes as a percentage of the initial Pool Balance and as a percentage of the initial Adjusted Pool Balance, if the aggregate initial principal amount of the Notes is $1,600,000,000.  The percentages may not add to the total percentage shown due to rounding.
	Percentage of Initial Pool Balance	Percentage of Adjusted Pool Balance
Class A Notes	91.61%	97.50%
Class B Notes	2.35%	2.50%
Total	93.96%	100.00%

The application of funds on each Payment Date according to clause (8) of the first paragraph under “—Priority of Payments” above is designed to achieve and maintain the level of overcollateralization as of any Payment Date to the Overcollateralization Target Amount.  The overcollateralization is an additional source of funds to absorb losses on the Receivables that are not otherwise covered by excess collections for the Receivables, if any.
To achieve and maintain the amount of overcollateralization on any Payment Date at the Overcollateralization Target Amount, the Issuing Entity must make principal payments on the Notes in an amount greater than the decline in the Adjusted Pool Balance for the preceding month.  The use of Available Collections to make Regular Principal Distribution Amount payments is expected to achieve and maintain overcollateralization at an amount equal to the Overcollateralization Target Amount.   When the actual amount of overcollateralization is less than the Overcollateralization Target Amount, principal payments will be made to the Noteholders from Available Collections until the Overcollateralization Target Amount is reached.
 Yield Supplement Overcollateralization Amount.  Because the Receivables include a substantial number of low APR Receivables, the Receivables could generate less collections of interest than the sum of (i) the Servicing Fee, (ii) fees, expenses and indemnification amounts required to be paid to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer and (iii) interest payments on the Notes and any required deposits in the Reserve Account if the low APR Receivables are not adequately offset by high APR Receivables.  The yield supplement overcollateralization amount is intended to compensate for low APRs on some of the Receivables.
The “Yield Supplement Overcollateralization Amount” for each Payment Date, or with respect to the Closing Date, is the aggregate amount by which the Principal Balance as of the last day of the related Collection Period or as of the Cutoff Date, as applicable, of each of the related Receivables with an APR as stated in the related contract of less than the Required Rate, other than a Defaulted Receivable, exceeds the present value, calculated using a discount rate of the Required Rate, of each scheduled payment of each such Receivable assuming such scheduled payment is made on the last day of each month and each month has 30 days.
If the aggregate initial principal amount of the Notes is $1,200,000,000, the Yield Supplement Overcollateralization Amount on the Closing Date will be $76,947,750.46  and, if the aggregate initial principal amount of the Notes is $1,600,000,000, the Yield Supplement Overcollateralization Amount on the Closing Date will be $102,860,209.62.
Excess Interest. More interest is expected to be paid by the Obligors in respect of the Receivables than is necessary to pay the sum of (i) the Servicing Fee, (ii) fees required to be paid to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer and (iii) interest on the Notes each month.  Any such excess in interest payments from Obligors will serve as additional credit enhancement.

TRANSFER AND SERVICING AGREEMENTS
The Transfer and Servicing Agreements
The following summary describes certain terms of the Transfer and Servicing Agreements.  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.  Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement.  Copies of the Transfer and Servicing Agreements will be filed as current reports on Form 8-K with the SEC.  For additional information regarding reports required to be filed by the Depositor, you should refer to “Where You Can Find More Information about Your Notes—The Depositor” in this prospectus.
Sale and Assignment of Receivables
On the Closing Date, TMCC will sell and assign to the Depositor, without recourse, pursuant to the Receivables Purchase Agreement, its entire interest in the Receivables comprising the Receivables Pool, including the security interests in the Financed Vehicles.  On the Closing Date, the Depositor will transfer and assign to the Issuing Entity, without recourse, pursuant to the Sale and Servicing Agreement, its entire interest in the Receivables comprising the Receivables Pool, including its security interests in the related Financed Vehicles.  Each such Receivable will be identified in the transfer notice (the “Transfer Notice”) delivered to the Issuer pursuant to the Sale and Servicing Agreement.  The Issuing Entity will pledge its assets, including the Receivables, to the Indenture Trustee for the benefit of the Noteholders.  The Indenture Trustee will, concurrently with such transfer and assignment, on behalf of the Issuing Entity, execute and deliver the Notes and the Certificate.  The net proceeds received from the sale of the Notes will be applied to the purchase of the Receivables from TMCC and to make the required initial deposit into the accounts of the Issuing Entity.
Pursuant to the Sale and Servicing Agreement, to ensure uniform quality in servicing both the Receivables and the Servicer’s own portfolio of car, minivan, light-duty truck and sport utility vehicle retail installment sales contracts, as well as to reduce administrative costs, the Depositor and the Issuing Entity will designate the Servicer as custodian to maintain possession or, in the case of electronic contracts, control (directly or through an agent), on behalf of the Issuing Entity, of the related installment sales contracts and any other documents relating to the Receivables.  In performing its duties as custodian, the Servicer will act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the Receivable files relating to comparable automotive Receivables that the Servicer services for itself or others.  The Servicer will make available to the Issuing Entity and the Indenture Trustee a list of the locations of the Receivable files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as instructed by the Issuing Entity or the Indenture Trustee with reasonable advance notice.  The Receivables will not be physically segregated from other car, minivan, light-duty truck and sport utility vehicle retail installment sales contracts of the Servicer, or those which the Servicer services for others, to reflect the transfer to the Issuing Entity.  However, UCC financing statements perfecting the sale and assignment of the Receivables by TMCC to the Depositor and by the Depositor to the Issuing Entity and the pledge of the Receivables by the Issuing Entity to the Indenture Trustee will be filed, and the respective accounting records and computer files of TMCC and the Depositor will reflect such sale and assignment.  The Depositor, or the Servicer on behalf of the Depositor, will be responsible for maintaining the perfection of such interest through the filing of continuation statements or amended financing statements, as applicable.  Because the Receivables will remain in the possession or control of the Servicer or its agent and will not be stamped or otherwise marked to reflect the assignment to the Indenture Trustee, if a subsequent purchaser were able to take physical possession or, in the case of electronic Receivables, control of the Receivables without knowledge of the assignment, the Indenture Trustee’s interest in the Receivables could be defeated.  For additional information, you should refer to “Risk Factors—The issuing entity’s interests in financed vehicles may be unenforceable or defeated” and “Certain Legal Aspects of the Receivables—Security Interests” in this prospectus.  In addition, under certain circumstances the Indenture Trustee’s security interest in collections that have been received by the Servicer but not yet remitted to the Collection Account could be defeated.
Accounts
On or prior to the Closing Date, the Servicer will establish and the Indenture Trustee will maintain a trust account in the name of the Indenture Trustee for the benefit of the Noteholders, into which collections on or in respect of the Receivables, and all amounts released from  the Reserve Account, will be deposited (the “Collection Account”), together with income received on the investment of funds on deposit in the Collection Account.  The Depositor will establish and will maintain with the Indenture Trustee the accounts of the Issuing Entity for the benefit of the Noteholders.  The accounts of the Issuing Entity will not be assets of the Issuing Entity.
Servicing Procedures
The Servicer, for the benefit of the Issuing Entity, will manage, service, administer and make collections on the Receivables (other than Administrative Receivables and Warranty Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle retail installment sales contracts that it services for itself or others.  The Servicer’s duties will include collection and posting of all payments, responding to inquiries of Obligors or federal, state or local government authorities with respect to the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors in accordance with its Customary Servicing Practices, policing the collateral, accounting for collections and furnishing monthly and annual statements to the Indenture Trustee and Owner Trustee with respect to distributions, generating federal income tax information and performing the other duties specified in the Sale and Servicing Agreement.  The Servicer will, in accordance with its Customary Servicing Practices, have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable.  Without limiting the generality of the foregoing, the Servicer will be authorized and empowered to execute and deliver, on behalf of itself, the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Securityholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables and the Financed Vehicles.  The Servicer is authorized to commence, in its own name or in the name of the Issuing Entity, a legal proceeding to enforce a defaulted Receivable or to commence or participate in a legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, including a defaulted Receivable.  If the Servicer commences or participates in such a legal proceeding in its own name, the Issuing Entity will be deemed to have automatically assigned, solely for the purpose of collection on behalf of the party retaining an interest in such Receivable, such Receivable and the other related property of the Issuing Entity with respect to such Receivable to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant.  The Servicer is also authorized and empowered under the Sale and Servicing Agreement to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding.  If in any enforcement suit or legal proceeding, it will be held that the Servicer may not enforce a Receivable on the grounds that it will not be a real party in interest or a holder entitled to enforce such Receivable, the Issuing Entity will, at the Servicer’s expense and written direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Indenture Trustee, the Noteholders or the Certificateholders.  The Issuing Entity is required to furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under the Sale and Servicing Agreement.
The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by the Issuing Entity and will, consistent with the Sale and Servicing Agreement, follow the collection procedures it follows with respect to comparable motor vehicle retail installment sales contracts it services for itself and others.
Consistent with its normal procedures, the Servicer will be authorized to grant certain rebates, adjustments or extensions with respect to the Receivables without the prior written consent of the Owner Trustee or the Indenture Trustee.  However, if the amount of any Scheduled Payment due in a subsequent Collection Period is reduced as a result of any modification to the related APR or the Amount Financed (as defined in the Sale and Servicing Agreement), an increase in the total number of Scheduled Payments or an extension of the maturity of a Receivable beyond the end of the Collection Period preceding the Class B Final Scheduled Payment Date, the Servicer will be obligated to purchase such Administrative Receivable, as described below, provided that the Servicer will have no such obligation to repurchase an Administrative Receivable as a result of any such extension of the maturity of such Administrative Receivable if it is required to grant such extension under law or pursuant to a court order.  However, the Servicer may, if a default, breach, violation, delinquency or event permitting acceleration under the terms of any Receivable has occurred or, in the judgment of the Servicer, is imminent:
(A)	extend such Receivable for credit-related reasons that would be acceptable to the Servicer with respect to comparable Receivables that it services for itself, but only if the Final Scheduled

Payment Date of such Receivable as extended would not be later than the Class B Final Scheduled Payment Date; or
(B)	reduce an Obligor’s monthly payment amount in the event of a prepayment resulting from refunds of credit life and disability insurance premiums and service contracts and make similar adjustments in an Obligor’s payment terms to the extent required by law.
Additionally, if at the end of the scheduled term of any Receivable, the outstanding principal amount of the Receivable is such that the final payment to be made by the related Obligor is larger than the regularly scheduled payment of principal and interest made by such Obligor, the Servicer may permit such Obligor to pay such remaining principal amount in more than one payment of principal and interest, provided that the last such payment will be due on or prior to the last day of the Collection Period preceding the Class B Final Scheduled Payment Date.  The Servicer may, in accordance with its Customary Servicing Practices, waive any prepayment charge, late payment charge or any other fees that may be collected in the ordinary course of servicing the Receivables.
If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its Customary Servicing Practices to recover all amounts due upon such Receivable, including the repossession and disposition of the related Financed Vehicle at a public or private sale, or the taking of any other action permitted by applicable law.  For additional information, you should refer to “Certain Legal Aspects of the Receivables” in this prospectus.
Servicing Compensation and Payment of Expenses
The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid to the Servicer on each Payment Date solely to the extent of Available Collections and, to the extent available, the amount on deposit in the Reserve Account.  The Servicer will be entitled to collect and retain as additional servicing compensation the Supplemental Servicing Fee (together with the Servicing Fee, the “Total Servicing Fee”), plus any investment earnings or interest earned during such Collection Period from the investment of monies on deposit in the Collection Account.  For additional information, you should refer to “—Collections” in this prospectus.  The Servicer will be paid the Servicing Fee for each Collection Period on the following Payment Date related to that Collection Period.  The Servicing Fee will be paid from Available Collections in accordance with the priority of payments described under “Payments to Noteholders––Priority of Payments” in this prospectus.
The Total Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of Receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, providing payment information, paying costs of collections and policing the collateral.  The Total Servicing Fee will also compensate the Servicer for administering the particular Receivables Pool, including accounting for collections and furnishing monthly and annual statements to the Owner Trustee and Indenture Trustee with respect to payments and generating federal income tax information for the Issuing Entity and for the Securityholders.  The Total Servicing Fee will also reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables Pool.
As compensation for the performance of the Administrator’s obligations and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee, which will be paid by the Servicer from the Servicing Fee.
Insurance on Financed Vehicles
Each Receivable requires the related Obligor to possess physical damage insurance which covers loss or damage to the Financed Vehicle in an amount not less than the actual cash value thereof pursuant to which TMCC is named as a loss payee.  Since the Obligors may select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies may vary.  The terms of each Receivable allow, but do not require, TMCC to obtain any such coverage on behalf of the Obligor.  In accordance with its normal servicing procedures, TMCC currently does not obtain insurance coverage on behalf of the Obligor.  TMCC currently does not monitor ongoing insurance compliance in connection with its Customary Servicing Practices.  In the event that the failure of an Obligor to maintain any such required insurance results in a shortfall in amounts to be paid to Securityholders, to the extent such shortfall is not covered by amounts on deposit in the Reserve Account or other methods of credit enhancement, the Securityholders could suffer a loss on their investment.
Collections
Except as described under “—Servicing Compensation and Payment of Expenses” above, the Servicer will deposit all payments on the Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the Collection Account.
For as long as (i) TMCC is the Servicer, (ii) a Servicer Default or an Event of Default has not occurred and is not continuing and (iii) the short-term unsecured debt of TMCC is rated at least “P-1” by Moody’s Investors Service, Inc. and “A-1” by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or has ratings that are otherwise acceptable to each Rating Agency rating the Notes (or alternative arrangements acceptable to such Rating Agencies are made), the Servicer generally may retain all payments on or in respect of the Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period without segregation in its own accounts until deposited in the Collection Account on or prior to the related Payment Date.  However, if the conditions stated in the immediately preceding sentence are not met, the Servicer will deposit all such payments and proceeds into the Collection Account not later than two Business Days after identification.  Pending deposit into the Collection Account, the Servicer may invest collections at its own risk and for its own benefit.  Such amounts will not be segregated from its own funds.  The Servicer, at its own risk and for its own benefit, may instruct the Indenture Trustee to invest amounts held in the Collection Account in Eligible Investments from the time deposited until the related Payment Date.  The Sponsor, at its own risk and for its own benefit, may instruct the Indenture Trustee to invest amounts held in the Reserve Account, if any, in Eligible Investments from each Payment Date (or the Closing Date) to the next Payment Date.  The Sponsor or the Servicer, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments, respectively, of any Receivables to be purchased from the Issuing Entity into the Collection Account on or before the related Payment Date.  Prior to an Event of Default or a Servicer Default, all decisions regarding deposits and withdrawals from the Collection Account shall be made by the Servicer in accordance with the terms of the Transfer and Servicing Agreements and will not be independently verified.
The Servicer will not be required to, and is not expected to, make advances of interest or principal payments on the Receivables.
Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, extension fees or certain other similar fees or charges will be applied to the related Scheduled Payment.  Any collections on or in respect of a Receivable remaining after such applications will be considered an “Excess Payment.”  Excess Payments will be applied as a prepayment.  On the records and computer systems maintained by the Servicer, Excess Payments that do not constitute a prepayment in full typically result in future payments not being due on such Receivable in the amount of such Excess Payments.
Eligible Investments
Funds in the Collection Account and the Reserve Account (collectively, the “Trust Accounts”) will be invested, at the direction of the Servicer, in Eligible Investments.
“Eligible Investments” means, at any time, any one or more of the following obligations and securities, which are subject to other requirements as specified in the Sale and Servicing Agreement: (a) obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States; (b) general obligations of or obligations guaranteed by Federal National Mortgage Association, or any State of the United States, the District of Columbia or the Commonwealth of Puerto Rico which obligations are rated in the highest available credit rating for such obligations of each Rating Agency; (c) certificates of deposit issued by any depository institution or trust company (including the Indenture Trustee) incorporated under the laws of the United States or of any State thereof, the District of Columbia or the Commonwealth of Puerto Rico and subject to supervision and examination by banking authorities of one or more of such jurisdictions, provided that the short-term unsecured debt obligations of such depository institution or trust company are then rated the highest available rating of each Rating Agency for such obligations; (d) certificates of deposit, commercial paper, demand or time deposits of, bankers’ acceptances issued by, or federal funds sold by, any depository institution or trust company (including the Indenture Trustee or any affiliate of the Indenture Trustee) incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities and the deposits of which are fully insured by the Federal Deposit Insurance Corporation (the “FDIC”), so long as at the time of such investment or contractual commitment providing for such investment, either such depository institution or trust company is an Eligible Institution (or if such investment will mature after more than one month, the long-term, unsecured debt of the issuer has the highest available rating from each Rating Agency) or as to which the Indenture Trustee and the Owner Trustee shall have either received written confirmation from each Rating Agency to the effect that such investment would not result in the reduction or withdrawal of the ratings then assigned to any Notes issued by the Issuing Entity or, after notice to each applicable Rating Agency, such Rating Agency shall not have, within 10 calendar days of such notice, notified the Indenture Trustee or the Owner Trustee that such investment would result in the reduction or withdrawal of the ratings then assigned to any Notes issued by the Issuing Entity; (e) certificates of deposit issued by any bank, trust company, savings bank or other savings institution that is an Eligible Institution and is fully insured by the FDIC (or if such investment will mature after more than one month, the long-term, unsecured debt of the issuer has the highest available rating from each Rating Agency); (f) repurchase obligations held by the Indenture Trustee that are acceptable to the Indenture Trustee with respect to any security described in clauses (a), (b) or (g) hereof or any other security issued or guaranteed by any other agency or instrumentality of the United States, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in clause (d) above (including the Indenture Trustee), subject to the limitations described in the Sale and Servicing Agreement; (g) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State (including commercial paper of the Sponsor or its affiliates) so long as, at the time of such investment or contractual commitment providing for such investment, (i) the long-term, unsecured debt, or if such securities are commercial paper, the short-term unsecured debt, of such corporation has the highest available rating from each Rating Agency or (ii) the Indenture Trustee and the Owner Trustee shall have received written confirmation from each Rating Agency to the effect that such investment would not result in the reduction or withdrawal of the ratings then assigned to any Notes issued by the Issuing Entity or, after notice to each applicable Rating Agency, such Rating Agency shall not have, within 10 calendar days of such notice, notified the Indenture Trustee or the Owner Trustee that such investment would result in the reduction or withdrawal of the ratings then assigned to any Notes issued by the Issuing Entity; (h) money market funds, mutual funds or other pooled investment vehicles, including any such fund for which the Indenture Trustee or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian, subject to the requirements described in the Sale and Servicing Agreement; (i) investments in Eligible Investments maintained in “sweep accounts,” short-term asset management accounts and the like utilized for the investment, on an overnight basis, of residual balances in investment accounts maintained at the Indenture Trustee or any other depository institution or trust company (including the Indenture Trustee) incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities and the deposits of which are fully insured by the FDIC, so long as, at the time of such investment or contractual commitment providing for such investment, either such depository institution or trust company is an Eligible Institution (or if such investment will mature after more than one month, the long-term, unsecured debt of the issuer has the highest available rating from each Rating Agency) or the Indenture Trustee and the Owner Trustee shall have received written confirmation from each Rating Agency to the effect that such investment would not result in the reduction or withdrawal of the ratings then assigned to any Notes issued by the Issuing Entity or, after notice to each applicable Rating Agency, such Rating Agency shall not have, within 10 calendar days of such notice, notified the Indenture Trustee or the Owner Trustee that such investment would result in the reduction or withdrawal of the ratings then assigned to any Notes issued by the Issuing Entity and (j) such other investments acceptable to each Rating Agency and that will not result in the downgrading or withdrawal of the ratings then assigned by such Rating Agency to any of the Notes; provided that each of the foregoing investments will mature or be liquidated (i) on the Payment Date next succeeding such investment or (ii) if the short-term unsecured debt obligations of the Indenture Trustee has the highest available rating from each Rating Agency on the date such investment is made, on the Business Day immediately preceding the Payment Date next succeeding such investment.  Eligible Investments are limited to obligations or securities that mature on or before the next Payment Date.  However, to the extent permitted by the Rating Agencies, funds in any Trust Account may be invested in securities that will not mature prior to the date of the next payment with respect to such Notes and will not be sold to meet any shortfalls.  Thus, the amount of cash in the accounts of the Issuing Entity at any time may be less than the balance of the amount specified for their respective purposes.  If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the aggregate amount of cash in the available credit enhancement methods, a temporary shortfall in the amounts paid to the related Noteholders could result, which could, in turn, increase the weighted average lives of the Notes.  Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, “Investment Earnings”), will be released to the Servicer on each Payment Date as additional servicing compensation, or to the Sponsor (in the case of Investment Earnings in the Reserve Account).
The Trust Accounts will be maintained as either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, of at least BBB, if it is a Rating Agency, and a credit rating from each other Rating Agency in one of its generic rating categories which signifies investment grade (an “Eligible Deposit Account”).  “Eligible Institution” means a depository institution or trust company (which may be the Owner Trustee, the Indenture Trustee or any of their respective affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.  In the event that the Collection Account maintained with the Indenture Trustee is no longer an Eligible Deposit Account, then the Servicer will, with the Indenture Trustee’s assistance as necessary, use reasonable efforts to cause the Collection Account to be moved to an Eligible Institution within 30 days.
Payments
Beginning on the Payment Date in June 2016, payments on each class of Securities entitled thereto will be made by the Indenture Trustee to the Noteholders and by the Owner Trustee to the Certificateholders.
Net Deposits
As an administrative convenience, unless the Servicer is required to remit collections daily as described under “—Collections” above, the Servicer will be permitted to make the deposit of collections and amounts deposited in respect of purchases of Receivables by the Depositor or the Servicer for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to such Collection Period.  The Servicer, however, will account to the Indenture Trustee and the Owner Trustee as if all of the foregoing deposits, payments, distributions and transfers were made individually.
Optional Purchase of Receivables and Redemption of Notes
In order to avoid excessive administrative expenses, the Notes will be redeemed in whole, but not in part, on any Payment Date on which the Servicer exercises its clean-up call option to purchase the Receivables.  The Servicer, or any successor to the Servicer, may purchase the Receivables on any Payment Date on or after the Payment Date when the Pool Balance is equal to or less than 5% of the Pool Balance as of the Cutoff Date, as described under “––Termination” below.  The “Redemption Price” for the outstanding Notes will be equal to at least the sum of the unpaid principal amount of the outstanding Notes plus accrued and unpaid interest thereon.  The Owner Trustee or the Indenture Trustee will give written notice of termination to each Securityholder.
Removal of Servicer
If a Servicer Default occurs, the Indenture Trustee or the holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their affiliates), voting together as a single class, may terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement, or waive any Servicer Default, without the consent of the Certificateholder.
Each of the following is a “Servicer Default” as specified in the Sale and Servicing Agreement:

(a)	any failure by the Servicer to deliver to the Indenture Trustee for deposit in the Collection Account or Reserve Account any required payment or to direct the Indenture Trustee to make any required payment or distribution therefrom, which failure continues unremedied for a period of five Business Days after discovery of the failure by an officer of the Servicer or written notice of such failure is received (i) by the Servicer from the Owner Trustee or the Indenture Trustee or (ii) by the Servicer and the Owner Trustee or the Indenture Trustee, as applicable, from the holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class;
(b)	failure by the Servicer to duly observe or to perform in any material respect any other covenants or agreements of the Servicer described in the Sale and Servicing Agreement, which failure shall materially and adversely affect the rights of the Certificateholder or Noteholders and shall continue unremedied for a period of 90 days after the date on which written notice of such failure is received (i) by the Servicer from the Owner Trustee or the Indenture Trustee or (ii) by the Servicer and the Owner Trustee and Indenture Trustee, from the holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class; or
(c)	the occurrence of an Insolvency Event with respect to the Servicer;
provided, however, that a delay or failure of performance referred to under clauses (a) or (b) above for an additional period of 60 days will not constitute a Servicer Default if such delay or failure was caused by force majeure or other similar occurrence.
“Insolvency Event” means, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Servicer or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Servicer or for any substantial part of its property, or ordering the winding-up or liquidation of the Servicer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by the Servicer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Servicer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Servicer or for any substantial part of its property, or the making by the Servicer of any general assignment for the benefit of creditors, or the failure by the Servicer generally to pay its debts as such debts become due, or the taking of action by the Servicer in furtherance of any of the foregoing.
Upon receipt of notice of the occurrence of a Servicer Default, prompt written notice thereof will be delivered to the Rating Agencies.
For additional information regarding the removal of the Servicer, you should refer to “––Rights upon Servicer Default” below.
Statements to Trustees and Issuing Entity
On each Determination Date, the Servicer will provide to the Indenture Trustee and the Owner Trustee a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders described under “Description of the Notes—Reports to Securityholders” in this prospectus.
Evidence as to Compliance
The Sale and Servicing Agreement will provide that a firm of nationally recognized independent accountants will furnish to the Issuing Entity, Administrator, Indenture Trustee and Owner Trustee annually a statement as to compliance in all material respects by the Servicer with certain standards relating to the servicing of the applicable Receivables during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date, which will be a shorter period).

The Sale and Servicing Agreement will also provide for delivery to the Issuing Entity, Indenture Trustee and Owner Trustee, substantially simultaneously with the delivery of such accountants’ statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) in all material respects or, if there has been a material default in the fulfillment of any such obligation, describing each such default.  The Servicer has agreed to give the Indenture Trustee and the Owner Trustee notice of certain Servicer Defaults under the Sale and Servicing Agreement.
The Sale and Servicing Agreement will require the Servicer to furnish to the Issuing Entity and the Indenture Trustee any report or information required to facilitate compliance by the Issuing Entity with Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as that regulation may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the related adopting releases or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
Copies of such statements and certificates may be obtained by Noteholders by a request in writing addressed to the Indenture Trustee.
Certain Matters Regarding the Servicer; Servicer Liability
The Sale and Servicing Agreement will provide that TMCC may not resign from its obligations and duties as Servicer under the Sale and Servicing Agreement, except upon determination that TMCC’s performance of such duties is no longer permissible under applicable law, except as provided in the immediately following paragraph.  No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed TMCC’s servicing obligations and duties under the Sale and Servicing Agreement.
Under the circumstances specified in the Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to all or substantially all of the business of the Servicer will be the successor of the Servicer under the Sale and Servicing Agreement.
The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the Issuing Entity or the Securityholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer’s duties under the Sale and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Sale and Servicing Agreement.  In addition, the Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer’s servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.
Upon a termination of the Servicer, the Indenture Trustee will select and appoint a successor servicer to perform the outgoing Servicer’s duties and undertake its responsibilities and liabilities.  The appointed successor servicer must be an established financial institution with a net worth of at least $25,000,000 and whose regular business includes the servicing of contracts.  The successor servicer will hold all the rights of the outgoing Servicer under the Transfer and Servicing Agreements and will be entitled to receive the Servicing Fee.  No successor servicer appointed in accordance with the Transfer and Servicing Agreements may resign from its duties unless the law prohibits it from continuing to perform such duties.
Upon the termination or resignation of the Servicer, the outgoing Servicer will transfer all cash amounts that are to be held by the successor servicer to the successor servicer and will provide the successor servicer with all information regarding the Receivable files that is required for the proper servicing of the Receivables.   All reasonable and documented costs, expenses and fees incurred in connection with the transfer of Receivable files to the successor servicer under the provisions described in this paragraph will be paid by the outgoing Servicer.  The Owner Trustee and the Indenture Trustee will provide prompt written notice of any resignation or termination of the Servicer to the Certificateholders and Noteholders, respectively, upon either occurrence.

Rights upon Servicer Default
As long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the Indenture Trustee or holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, may terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement (except for obligations that expressly survive termination), whereupon the Indenture Trustee or a successor servicer appointed by the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements.  If the Servicer becomes a debtor in bankruptcy or, if not eligible to be a debtor in bankruptcy, becomes the subject of insolvency proceedings, and no Servicer Default other than such commencement of a bankruptcy or insolvency proceeding has occurred, the Indenture Trustee or such Noteholders may be unable to effect a transfer of servicing.  In the event that the Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of Receivables.  The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under the Sale and Servicing Agreement.  Notwithstanding such termination, the Servicer will be entitled to payment of certain amounts payable to it prior to such termination for services rendered prior to such termination.
Waiver of Past Defaults
The holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, may, on behalf of all such Noteholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts in accordance with the Sale and Servicing Agreement.  No such waiver will impair such Noteholders’ rights with respect to subsequent defaults.
Amendment
Each of the Transfer and Servicing Agreements may be amended by the parties thereto (including, in the case of the Sale and Servicing Agreement, with the consent of the Owner Trustee in the event that it would be affected by such amendment), without the consent of the Securityholders, to cure any ambiguity, to correct or supplement any provisions in the Transfer and Servicing Agreements or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of the Noteholders; provided, that either (i) an officer’s certificate has been delivered by the Servicer to the Indenture Trustee certifying that such officer reasonably believes that such supplemental indenture will not materially and adversely affect the interest of any Noteholder or (ii) each Rating Agency either has provided the Indenture Trustee a letter to the effect that such amendment will not result in the reduction or withdrawal of any rating it currently assigns to any class of Notes or has not notified the Indenture Trustee, within 10 days following delivery of notice to such Rating Agency of the proposed amendment,  that the proposed amendment might or would result in the reduction or withdrawal of the rating it has currently assigned to any class of Notes.  Each Transfer and Servicing Agreement may also be amended by the parties thereto, without the consent of the Securityholders, for the purpose of conforming the provisions in such agreement to the descriptions thereof contained in this prospectus.
Each Transfer and Servicing Agreement may also be amended by the parties thereto (including, in the case of the Sale and Servicing Agreement, with the consent of the Owner Trustee in the event that it would be affected by such amendment) without the consent of any Securityholder for the purpose of changing the formula or percentage for determining the Specified Reserve Account Balance, the manner in which the Reserve Account is funded, changing the remittance schedule for deposit of collections in accounts or changing the definition of Eligible Investments if each Rating Agency either has provided the Indenture Trustee a letter to the effect that such amendment will not result in the reduction or withdrawal of any rating it currently assigns to any class of Notes or has not notified the Indenture Trustee, within 10 days following delivery of notice to such Rating Agency of the proposed amendment,  that the proposed amendment might or would result in the reduction or withdrawal of the rating it has currently assigned to any class of Notes.

The Transfer and Servicing Agreements may also be amended by the parties thereto (including, in the case of the Sale and Servicing Agreement, with the consent of the Owner Trustee in the event that it would be affected by such amendment) with the consent of the Indenture Trustee and with prior notice to the Rating Agencies, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of any such agreement or of modifying in any manner the rights of the Securityholders under such agreement; provided, that if the interests of the Noteholders are materially and adversely affected, the holders of Notes evidencing not less than a majority of principal amount of the Notes of the Controlling Class then outstanding, acting together as a single class, have consented to such amendment.
However, no amendment to a Transfer and Servicing Agreement may (x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders without the consent of all Securityholders adversely affected thereby, or (y) reduce the percentage of the Notes or the Certificate which are required to consent to any such amendment without the consent of the Securityholders adversely affected thereby; provided, that any amendment referred to in clause (x) or (y) above will be deemed to not adversely affect any Noteholder if each Rating Agency either has provided the Indenture Trustee a letter to the effect that such amendment will not result in the reduction or withdrawal of any rating it currently assigns to such class of Notes or has not notified the Indenture Trustee, within 10 days following delivery of notice to such Rating Agency of the proposed amendment, that the proposed amendment might or would result in the reduction or withdrawal of the rating it has currently assigned to such class of Notes.  No amendment referred to in clause (x) in the immediately preceding sentence will be permitted unless an officer’s certificate has been delivered by the Servicer to the Indenture Trustee certifying that such officer reasonably believes that such proposed amendment will not materially and adversely affect the interest of any such Noteholder whose consent was not obtained.
For additional information regarding the modification of the Indenture, see “Description of the Notes—Indenture” in this prospectus.
Non-Petition
The Trust Agreement will provide that the Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the Issuing Entity without the unanimous prior approval of all Certificateholders (including the Depositor) of the Issuing Entity and the delivery to the Owner Trustee by each such Certificateholder (including the Depositor) of a certificate certifying that such Certificateholder reasonably believes that the Issuing Entity is insolvent.
In addition, each Transfer and Servicing Agreement will contain a non-petition clause, whereunder all applicable parties covenant not to institute any bankruptcy or insolvency proceedings (or take any related actions) against either the Issuing Entity or the Depositor at any time in connection with any obligations relating to the Notes or any of the Transfer and Servicing Agreements.
Payment of Notes
Upon the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders will succeed to all the rights of the Noteholders, under the Sale and Servicing Agreement, except as otherwise provided in the Sale and Servicing Agreement.
Depositor Liability
Under the Sale and Servicing Agreement, the Depositor will agree to be liable directly to an injured party solely to the extent described in the Sale and Servicing Agreement.
Termination
With respect to the Issuing Entity, the obligations of the Servicer, the Depositor, the Owner Trustee and the Indenture Trustee, as the case may be, pursuant to the Transfer and Servicing Agreements, will terminate upon the earlier of (i) the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Issuing Entity and (ii) the payment to Noteholders, if any, and Certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements.
The Indenture Trustee will give written notice of termination to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of that holder’s Note at any office or agency of the Indenture Trustee specified in the notice of termination.  Any funds remaining in the Issuing Entity, after the Indenture Trustee has taken measures to locate Noteholders as described in the Sale and Servicing Agreement or Indenture and those measures have failed, will be distributed, subject to applicable law, as provided in the Indenture or the Trust Agreement, as applicable.
Upon termination of the Issuing Entity, the Owner Trustee will, or will direct the Indenture Trustee to, promptly sell the assets of the Issuing Entity (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms.  The proceeds from any such sale, disposition or liquidation of the Trust Estate of the Issuing Entity will be treated as collections on the Receivables and deposited in the Collection Account.  With respect to the Issuing Entity, if the proceeds from the liquidation of the Trust Estate and any amounts on deposit in the accounts of the Issuing Entity and the Collection Account are not sufficient to pay the Notes in full, the amount of principal returned to Noteholders will be reduced and some or all of such Noteholders will incur a loss.
Any outstanding Notes will be redeemed concurrently with any of the events specified above and the subsequent payment to the Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement will effect early retirement of the Certificate.
Administration Agreement
Pursuant to the Administration Agreement, the Administrator will agree, to the extent provided in such Administration Agreement, to perform certain administrative obligations of the Issuing Entity.  As compensation for the performance of such obligations, the Administrator will be entitled to a monthly administration fee, which will be paid to it by the Servicer from the Servicing Fee.
The Administrator may not resign or be removed until (i) a successor administrator is appointed by the Issuing Entity, (ii) such successor administrator has agreed in writing to be bound by the terms of the Administration Agreement in the same manner as the Administrator and (iii) each Rating Agency either has provided the Owner Trustee a letter to the effect that such action will not result in the reduction or withdrawal of any rating it currently assigns to any class of Notes or has not notified the Owner Trustee or the Depositor, within 10 days following delivery of notice to such Rating Agency of the proposed amendment, that such action might or would result in the reduction or withdrawal of the rating it has currently assigned to any class of Notes.
Under the circumstances specified in the Administration Agreement, any entity into which the Administrator may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Administrator is a party, or any entity succeeding to all or substantially all of the business of the Administrator will be the successor of the Administrator under such Administration Agreement.
The Administration Agreement may be amended by a written amendment signed by the Issuing Entity, the Administrator, the Owner Trustee and the Indenture Trustee, but without the consent of the Noteholders or the Certificateholders, for the purpose of adding any provisions to or modifying or changing in any manner or eliminating any of the provisions of the Administration Agreement; provided, however, that an officer’s certificate is delivered by the Servicer to the Indenture Trustee in connection with such amendment certifying that either (i) such officer reasonably believes such amendment will not, adversely affect in any material respect the interests of any Noteholder or (ii) each Rating Agency either has provided the Indenture Trustee a letter to the effect that such action will not result in the reduction or withdrawal of any rating it currently assigns to any class of Notes or has not notified the Indenture Trustee, within 10 days following delivery of notice to such Rating Agency of the proposed amendment, that such action might or would result in the reduction or withdrawal of the rating it has currently assigned to any class of Notes.  The Administration Agreement may also be amended by the parties thereto, without the consent of the Securityholders, for the purpose of conforming the provisions in the Administration Agreement to the descriptions thereof contained in this prospectus.

Investor Communications
A Noteholder or a Note Owner may send a written request to the Administrator stating that the Noteholder or Note Owner is interested in communicating with other Noteholders and Note Owners about the possible exercise of rights under the transaction documents. The Administrator has agreed in the Administration Agreement to include in the Form 10-D for any Collection Period any written request received by the Administrator during that Collection Period from a Noteholder or Verified Note Owner to communicate with other Noteholders and Note Owners regarding exercising their rights under the transaction documents.
Upon receipt of such a request, the Administrator will include in the Form 10-D for the relevant Collection Period the following information:
•	the name of the requesting Noteholder or Verified Note Owner,
•	the date the request was received,
•	a statement that the Administrator has received the request from that Noteholder or Verified Note Owner that it is interested in communicating with other Noteholders and Note Owners about the possible exercise of rights under the transaction documents, and
•	a description of the method by which the other Noteholders and Note Owners may contact the requesting Noteholder or Verified Note Owner.
The Administrator is not required to include any additional information in the Form 10-D, and is required to disclose a Noteholder’s or a Verified Note Owner’s request only where the communication relates to the exercise by a Noteholder or a Verified Note Owner of its rights under the transaction documents.  The expenses of administering the foregoing investor communication provisions will be the responsibility of the Administrator.
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES
General
The transfer of the Receivables to the Issuing Entity and the pledge of the Receivables to the Indenture Trustee, the perfection of the interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states.  The Servicer and the Depositor will take the actions described below to perfect the rights of the Indenture Trustee in the Receivables.  If another party purchases (including the taking of a security interest in) the Receivables for new value in the ordinary course of its business, without actual knowledge of the Issuing Entity’s interest, and takes possession or, in the case of electronic Receivables, control of the Receivables, that purchaser would acquire an interest in the Receivables superior to the interest of the Issuing Entity and the Indenture Trustee.
Security Interests
General. In states in which retail installment sales contracts such as the Receivables evidence the credit sale of cars, minivans, light-duty trucks and sport utility vehicles by dealers to Obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC in effect in the applicable state(s).  Perfection of security interests in financed cars, minivans, light-duty trucks and sport utility vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located.  In most states, a security interest in a car, minivan, light-duty truck or sport utility vehicle is perfected by obtaining possession of the certificate of title to the Financed Vehicle or by a notation of the secured party’s lien on the vehicle’s certificate of title, as applicable.
All retail installment sales contracts acquired by TMCC from Dealers name TMCC as obligee or assignee and as the secured party.  TMCC’s possession of tangible contracts and its control of electronic contracts perfects its interest in the contracts against the Dealers and their creditors and also provides TMCC priority over any prior secured creditor, such as an inventory financer, that has a security interest in the contracts.  TMCC also takes all actions necessary under the laws of the state in which the related Financed Vehicle is located to perfect its security interest in that Financed Vehicle, including, where applicable, having a notation of its lien recorded on the related certificate of title or with the department of motor vehicles of such state and, where applicable, obtaining possession of that certificate of title.  Because TMCC continues to service the contracts as Servicer under the Sale and Servicing Agreement, the Obligors on the contracts will not be notified of the sale from TMCC to the Depositor or the sale from the Depositor to the Issuing Entity.
Perfection.  Pursuant to the Receivables Purchase Agreement, TMCC will sell and assign its interest in the Receivables, including its security interest in the Financed Vehicles to the Depositor and, pursuant to the Sale and Servicing Agreement, the Depositor will sell and assign its interest in the Receivables, including its security interest in the Financed Vehicles to the Issuing Entity.  The Issuing Entity will pledge its interest in the Receivables, including its security interest in the Financed Receivables to the Indenture Trustee.  UCC financing statements with respect to the transfer to the Depositor of TMCC’s interest in the Receivables, including its security interest in the Financed Vehicles, the transfer to the Issuing Entity of the Depositor’s interest in the Receivables, including its security interest in the Financed Vehicles and the transfer to the Indenture Trustee of the Issuing Entity’s interest in the Receivables, including its security interest in the Financed Vehicles will be filed with the appropriate governmental authorities.  However, because of the administrative burden and expense, none of TMCC, the Depositor, the Issuing Entity or the Indenture Trustee will amend any certificate of title to identify the Issuing Entity or the Indenture Trustee as the new secured party on such certificate of title relating to a Financed Vehicle.  The Servicer will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the Depositor and the Issuing Entity pursuant to the Sale and Servicing Agreement.
The requirements for the creation, perfection, transfer and release of liens in Financed Vehicles generally are governed by state law and thus vary on a state-by-state basis. Failure to comply with these detailed requirements could result in liability to the Issuing Entity or the release of the lien on the vehicle or other adverse consequences.
In most states, an assignment of contracts and interests in motor vehicles such as that under the Receivables Purchase Agreement or the Sale and Servicing Agreement is an effective conveyance of a security interest and the assignee succeeds thereby to the assignor’s rights as secured party.  In those states, the Issuing Entity will have a perfected security interest in the vehicles even though the Issuing Entity’s or the Indenture Trustee’s security interest will not be noted on a vehicle’s certificate of title, as discussed above.  In those states, in the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of TMCC’s lien on the certificates of title will be sufficient to protect the Issuing Entity against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle.  However, the security interest of the Issuing Entity and the Indenture Trustee in the vehicle could be defeated through fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies because neither the Issuing Entity nor the Indenture Trustee will be listed as lienholder on the certificates of title.  For example, the State of New York passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied without any signature or formal release by the prior lienholder. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a Financed Vehicle could be released without prior payment in full of the Receivable.  In the other states, the amendment of any lien noted on a vehicle’s certificate of title is required to effectively convey the related security interest.  In the Receivables Purchase Agreement, TMCC will represent and warrant, and in the Sale and Servicing Agreement, the Depositor will represent and warrant, that it has taken all action necessary to obtain a perfected security interest in each Financed Vehicle.  If there are any Financed Vehicles as to which TMCC failed to obtain and assign to the Depositor a perfected security interest, the security interest of the Depositor in the Financed Vehicles would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests in the Financed Vehicles.  To the extent that such failure has a material and adverse effect on the Issuing Entity’s interest in the related Receivables, it would constitute a breach of the warranties of TMCC under the Receivables Purchase Agreement or the Depositor under the Sale and Servicing Agreement, as applicable.  Accordingly, pursuant to the Sale and Servicing Agreement, the Depositor would be required to repurchase the related Warranty Receivable from the Issuing Entity and, pursuant to the Receivables Purchase Agreement, TMCC would be required to purchase that Warranty Receivable from the Depositor, in each case unless the breach was cured by the last day of the second Collection Period following the Collection Period in which the

Depositor discovers or receives notice of such breach.  Pursuant to the Sale and Servicing Agreement, the Depositor will assign its rights to the Issuing Entity or cause TMCC to purchase the Warranty Receivable under the Receivables Purchase Agreement.  For additional information, you should refer to “Repurchases of Receivables” and “Risk Factors—The issuing entity’s interests in financed vehicles may be unenforceable or defeated” in this prospectus.
Continuity of Perfection in Financed Vehicles.  Under the laws of most states, the perfected security interest in a vehicle would continue for up to four months after the vehicle is moved to and re-registered by its owner in a state that is different from the one in which it is initially registered.  A majority of states generally require surrender of a certificate of title to re-register a vehicle.  In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re‑registration through the Obligor’s request under the related installment sales contract that the secured party surrenders possession of the certificate of title.  In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re‑registration if the security interest is noted on the certificate of title.  Thus, in either case, there are procedural safeguards in place to provide the secured party with notice of re-registration and an opportunity to re‑perfect its security interest in the vehicle in the state of relocation.  However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor procures a new certificate of title that does not list the secured party’s lien.  Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re‑registration could defeat perfection.  In the ordinary course of servicing the Receivables, TMCC will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation.  Similarly, when an Obligor sells a Financed Vehicle, TMCC must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien.  Under the Sale and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer’s expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so and that failure has a material and adverse effect on the Issuing Entity’s interest in the Receivable.
Priority of Liens in Financed Vehicles Arising by Operation of Law.  Under the laws of most states (including California), liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle.  The Code also grants priority to specified federal tax liens over the lien of a secured party.  The laws of some states and federal law permit the confiscation of vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle.  For additional information, you should refer to “—Forfeiture for Drug, RICO and Money Laundering Violations” in this prospectus.  TMCC will represent and warrant to the Depositor in the Receivables Purchase Agreement, and the Depositor will represent and warrant to the Issuing Entity in the Sale and Servicing Agreement, that, as of the Closing Date, each security interest in a Financed Vehicle is prior to all other present liens (other than tax liens and any other liens that arise by operation of law) upon and security interests in such Financed Vehicle.  However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable.  No notice will be given to the Owner Trustee, the Indenture Trustee, any Noteholders or the Certificateholders if a lien arises or confiscation occurs which would not give rise to the Depositor’s repurchase obligation under the Sale and Servicing Agreement or TMCC’s repurchase obligation under the Receivables Purchase Agreement.
Repossession of Financed Vehicles
In the event of default by an Obligor, the holder of the related retail installment sales contract has all the remedies of a secured party under the UCC as in effect in the applicable state, except where specifically limited by other state laws.  Among the UCC remedies, the secured party has the right to repossess by means of self‑help, unless it would constitute a breach of the peace or is otherwise limited by applicable state law.  Unless a vehicle financed by TMCC is voluntarily surrendered, self-help repossession is the method employed by TMCC in most states and is accomplished simply by retaking possession of the Financed Vehicle.  In cases where an Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and that vehicle must then be recovered in accordance with that order.  In some jurisdictions, the secured party is required to notify that Obligor of the default and the secured party’s intent to repossess the collateral and to give that Obligor a time period within which to cure the default prior to repossession.  In some states, an Obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments and other amounts due.
Notice of Sale of Financed Vehicles; Reinstatement and Redemption Rights
In the event of default by an Obligor under a retail installment sales contract, some jurisdictions require that the Obligor be notified of the default and be given a time period within which to cure the default prior to repossession.  Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.
The UCC and other state laws require the secured party to provide an Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral, such as a Financed Vehicle, may be held.  In most states, under certain circumstances after any such financed vehicle has been repossessed, the related Obligor may reinstate the related contract by paying the delinquent installments and other amounts due.  Additionally, in most states, an Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees.  In some states, an Obligor has the right to redeem the collateral prior to actual sale by payment of only delinquent installments or the unpaid balance.
Deficiency Judgments and Excess Proceeds
The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to satisfaction of the indebtedness.  In the event that net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment, which is a personal judgment against the Obligor, for the shortfall can be sought in those states that do not prohibit or limit such judgments.  In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.”  Generally, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment.  However, because a defaulting Obligor can be expected to have very little capital or sources of income available following repossession, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.  In addition, the UCC permits the Obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC.  Also, prior to a sale, the UCC permits the Obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.
Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds.  In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or, if no such lienholder exists, the UCC requires the creditor to remit the surplus to the Obligor.
Certain Bankruptcy Considerations
In structuring the transactions contemplated in this prospectus, the Depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by TMCC under the U.S. Bankruptcy Code (the “Bankruptcy Code”) or similar applicable state laws (collectively, “Insolvency Laws”) will result in consolidation of the assets and liabilities of the Issuing Entity with those of TMCC or the Depositor.  These steps include the creation of both the Depositor as a wholly-owned, limited purpose subsidiary pursuant to a limited liability company agreement containing certain limitations (including requiring that the Depositor must at all times have at least one “Independent Manager” and restrictions on the nature of the Depositor’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of a majority of its managers, including each Independent Manager) and the Issuing Entity as a wholly-owned, limited purpose subsidiary pursuant to the Trust Agreement containing certain limitations (including restrictions on the nature of the Issuing Entity’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law).  However, delays in payments on the Notes and possible reductions in the amount of those payments could occur if:

1.	a court were to conclude that the assets and liabilities of the Issuing Entity should be consolidated with those of TMCC or the Depositor in the event of the application of applicable Insolvency Laws to TMCC or the Depositor;
2.	a filing were made under any Insolvency Law by or against the Depositor or the Issuing Entity; and
3.	an attempt were made to litigate any of the foregoing issues.
On the Closing Date, counsel to the Depositor will give an opinion to the effect that, based on a reasoned analysis of analogous case law (although there is no case law directly on point), and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles described in the opinion, in the event of a voluntary or involuntary bankruptcy proceeding in respect of the Depositor under Title 11 of the Bankruptcy Code, the property of the Issuing Entity would not properly be substantively consolidated with the property of the estate of the Depositor.  Among other things, that opinion will assume that each of the Depositor and the Issuing Entity will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debt of the other.  The Depositor and the Issuing Entity intend to follow these and other procedures related to maintaining their separate corporate identities.  However, there can be no assurance that a court would not conclude that the assets and liabilities of the Issuing Entity should be consolidated with those of the Depositor.
TMCC, the Depositor and the Issuing Entity will treat the transactions described in this prospectus as a sale of the Receivables from TMCC to the Depositor and from the Depositor to TMCC, in order to reduce the likelihood that the automatic stay provisions of the Bankruptcy Code would apply to the Receivables in the event that TMCC or the Depositor were to become a debtor in a bankruptcy proceeding.  TMCC and the Depositor will represent and warrant in the Receivables Purchase Agreement and the Sale and Servicing Agreement, respectively, that each sale of the Receivables to the Depositor and the Issuing Entity is a valid sale.  Notwithstanding the foregoing, if TMCC or the Depositor were to become a debtor in a bankruptcy proceeding, a court could take the position that the sale of Receivables to the Issuing Entity should instead be treated as a pledge of those Receivables to secure a borrowing by TMCC or the Depositor.  In addition, if the transfer of Receivables to the Issuing Entity is treated as a pledge instead of a sale, a tax or government lien on the property of TMCC or the Depositor arising before the transfer of a Receivable to the Issuing Entity may have priority over the Issuing Entity’s interest in that Receivable.  In addition, while TMCC is the Servicer, cash collections on the Receivables may be commingled with funds of TMCC and, in the event of a bankruptcy of TMCC, the Issuing Entity may not have a perfected ownership interest in those collections and the Indenture Trustee may not have a perfected security interest in those collections.
Dodd-Frank Act Orderly Liquidation Authority Provisions
General.  On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).  The Dodd-Frank Act, among other things, gives the FDIC authority to act as receiver of certain bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority provisions (“OLA”) of the Dodd-Frank Act.  The proceedings, standards, powers of the receiver and many substantive provisions of the OLA differ from those of the Bankruptcy Code in several respects.  In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including TMCC, the Depositor, the Issuing Entity or any of their respective creditors.
Potential Applicability to TMCC, the Depositor and the Issuing Entity.  There is uncertainty about which companies will be subject to the OLA rather than the Bankruptcy Code.  For a company to become subject to the OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that such company is in default or in danger of default, that the company’s failure and its resolution under the Bankruptcy Code “would have serious adverse effects on financial stability in the United States,” that no viable private sector alternative is available to prevent the default of the company and  that an OLA proceeding would mitigate these adverse effects.

TMCC’s senior unsecured debt is currently assigned an investment grade rating.  TMCC’s business is generally limited to providing retail financing, dealer financing and certain other financial products and services to vehicle and industrial equipment dealers and their customers and marketing, underwriting and administering insurance agreements related to covering certain risks of vehicle dealers and their customers.  TMCC has many competitors in these businesses with substantial resources.  Notwithstanding the foregoing, there can be no assurance that circumstances will not change in the future or that, regardless of the nature and scope of TMCC’s business and competitive market, the Secretary of the Treasury would not determine that the failure of TMCC and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States.
Under certain circumstances, if TMCC were determined to be a “covered financial company,” the Issuing Entity or the Depositor could also be subject to the provisions of the OLA as a “covered subsidiary” of TMCC.  For a covered subsidiary to be considered a covered financial company for purposes of the OLA and therefore be subject to receivership under the OLA, (1) the FDIC would have to be appointed as receiver for TMCC under the OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the Issuing Entity or Depositor, as applicable, is in default or in danger of default, (b) appointment of the FDIC as receiver of the covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of TMCC.  To reduce the likelihood that the Issuing Entity or the Depositor would be subject to the OLA, the Issuing Entity does not intend to issue non-investment grade debt and the Depositor will not issue any debt. Moreover, the Issuing Entity will own a relatively small amount of the Receivables originated and serviced by TMCC and the Issuing Entity and the Depositor will be structured as separate legal entities from TMCC and other issuing entities sponsored by TMCC.  Notwithstanding the foregoing, because of the novelty of the Dodd-Frank Act and the OLA provisions, the uncertainty of the Secretary of the Treasury’s determination and the fact that such determination would be made in the future under potentially different circumstances, no assurance can be given that the OLA provisions would not apply to TMCC, the Issuing Entity or the Depositor or, if they were to apply, that the timing and amounts of payments to the Noteholders would not be less favorable than under the Bankruptcy Code.
FDIC’s Repudiation Power Under the OLA.  If the FDIC were appointed receiver of TMCC or of a covered subsidiary, including the Issuing Entity or the Depositor, under the OLA, the FDIC would have various powers under the OLA, including the power to repudiate any contract to which TMCC or such covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome to the estate and that repudiation would promote the orderly administration of TMCC’s or such covered subsidiary’s affairs, as applicable.  In January 2011, the acting General Counsel of the FDIC (the “FDIC Counsel”) issued an advisory opinion (the “FDIC Counsel Opinion”) confirming, among other things, its intended application of the FDIC’s repudiation power under the OLA. The FDIC Counsel Opinion states that the Dodd-Frank Act does not change the existing law governing the separate existence of separate entities under other applicable law and thus, in the FDIC Counsel’s opinion, the FDIC, as receiver for a covered financial company (which could include TMCC or its subsidiaries (including the Depositor or the Issuing Entity)), cannot repudiate a contract or lease of an entity unless (1) it has been appointed as receiver for that entity or (2) the separate existence of that entity may be disregarded under other applicable law.  In addition, the FDIC Counsel Opinion states the FDIC Counsel’s opinion that, until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company (which could include TMCC or its subsidiaries (including the Depositor or the Issuing Entity)), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of such covered financial company or claim receivership of any asset transferred by such covered financial company prior to the end of the applicable transition period of a regulation, provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of such covered financial company under the Bankruptcy Code.  The FDIC Counsel Opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts.  No such regulations have been proposed, and therefore the foregoing FDIC Counsel’s interpretation currently remains applicable.  The FDIC Counsel Opinion also states that the FDIC staff anticipates recommending consideration of future regulations related to the Dodd-Frank Act.  The FDIC Counsel Opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future.  To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving TMCC or its subsidiaries (including the

Depositor or the Issuing Entity) are contrary to the FDIC Counsel Opinion, payment or distributions of principal and interest on the Securities issued by the Issuing Entity could be delayed or reduced.
As discussed above, we will structure each transfer of Receivables under the Receivables Purchase Agreement and the Sale and Servicing Agreement with the intent that it would be characterized as a legal true sale under applicable state law and that the Receivables would not be included in the transferor’s bankruptcy estate under the Bankruptcy Code.  If the transfers are so characterized, based on the FDIC Counsel Opinion and applicable law, the FDIC would not be able to recover the transferred Receivables using its repudiation power.  However, if the FDIC were to successfully assert that a transfer of Receivables was not a legal true sale and should instead be characterized as a transfer of a security interest to secure loans, and if the FDIC repudiated those loans, the purchasers of the Receivables or the Noteholders, as applicable, would, in lieu of their interests in the Receivables themselves, have a claim for their “actual direct compensatory damages,” which claim would be no less than the amount lent plus interest accrued to the date the FDIC was appointed receiver.  In addition, to the extent that the value of the collateral securing the loan exceeds such amount, the purchaser or the Noteholders, as applicable, would also have a claim for any interest that accrued after such appointment at least through the date of repudiation or disaffirmance.  In addition, even if an initial determination by the FDIC that the transfers were not legal true sales or that the FDIC could use its repudiation power to recover the Receivables were reversed by a court, Noteholders could suffer delays in the payments on their Notes.
If the FDIC were appointed receiver of TMCC or of a covered subsidiary (including the Issuing Entity or the Depositor) under the OLA, the FDIC’s repudiation power would also extend to continuing obligations of TMCC or such covered subsidiary, as applicable, including such party’s obligations to repurchase Warranty Receivables as well as its obligation to service the Receivables.  If the FDIC were to exercise this repudiation power, Noteholders would not be able to compel TMCC or any applicable covered subsidiary to repurchase Warranty Receivables and instead would have a claim for damages in TMCC’s or that covered subsidiary’s receivership, as applicable, and thus would suffer delays and may suffer losses of payments on their Notes.  Noteholders would also be prevented from replacing the Servicer during a stay in connection with these proceedings.  In addition, if the FDIC were to repudiate TMCC’s obligations as Servicer, there may be disruptions in servicing as a result of a transfer of servicing to a third party, which could cause Noteholders to suffer delays or losses of payments on their Notes.  In addition, there are other statutory provisions under the OLA enforceable by the FDIC under which, if the FDIC takes action, payments or distributions of principal and interest on the Notes could be delayed or reduced.
In addition, under the OLA, none of the parties to the Receivables Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement or the Indenture could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect TMCC’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the FDIC is appointed as receiver.  Similar to an “automatic stay” in a bankruptcy proceeding, during the same period, the FDIC’s consent would also be required for any attempt to obtain possession of or exercise control over any property of TMCC or of a covered subsidiary.
If the Issuing Entity were to become subject to the OLA, the FDIC may repudiate the debt of the Issuing Entity.  In such an event, the Noteholders would have a secured claim in the receivership of the Issuing Entity for “actual direct compensatory damages” as described above, and payments on the Notes would be delayed and could be reduced.  In addition, for a period of 90 days after a receiver was appointed, Noteholders would be stayed from accelerating the debt or exercising any remedies under the Indenture.
FDIC’s Avoidance Power Under the OLA.  Under statutory provisions of the OLA similar to those of the Bankruptcy Code, the FDIC could avoid transfers of Receivables that are deemed “preferential.”  On July 15, 2011, the FDIC Board of Directors issued a final rule (the “Final Rule”), which, among other things, clarifies that the treatment of preferential transfers under the OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code.  The Final Rule became effective on August 15, 2011.  Based on the Final Rule, a transfer of the Receivables perfected by the filing of a UCC financing statement against TMCC, the Depositor and the Issuing Entity as provided in the Transfer and Servicing Agreements would not be avoidable by the FDIC as a preference under the OLA.  For additional information, you should refer to “—Certain Bankruptcy Considerations” above.

Consumer Protection Laws
Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance.  These laws and regulations include the Truth in Lending Act and its implementing regulation, Regulation Z, the Equal Credit Opportunity Act and its implementing regulation, Regulation B, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Debt Collections Practices Act, the Magnuson Moss Warranty Act, the Gramm-Leach-Bliley Act, the Relief Act and similar state laws protecting servicemembers, the National Consumer Credit Protection Act, the Texas Consumer Credit Code, the Dodd-Frank Act, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts and other similar laws.  Many states have adopted “lemon laws” that provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period.  Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law.  These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions.  In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the Receivables.
Any licensing requirements of the Issuing Entity are governed by state and sometimes local law, and thus vary on a jurisdiction-by-jurisdiction basis.  For example, the City of New York passed legislation requiring a purchaser of delinquent loans to be licensed as a debt collector.  It is not clear what “delinquent” means under that law.  It is possible that, as a result of not being properly licensed under a state or local law, the Issuing Entity could be subject to liability or other adverse consequences.
With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (the “FTC Rule”) requires all sellers of used vehicles to prepare, complete and display a “Buyers Guide” which explains the warranty coverage for such vehicles.  The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers.  Holders of the Receivables may have liability or claims and defenses under those statutes, the FTC Rule and similar state statutes.
The “Holder in Due Course” Rule of the Federal Trade Commission (the “HDC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses which the Obligor in the transaction could assert against the seller of the goods.  Liability under the HDC Rule is limited to the amounts paid by the Obligor under the contract, and the holder of the Receivable may also be unable to collect any balance remaining due under that contract from the Obligor.
Most of the Receivables will be subject to the requirements of the HDC Rule.  Accordingly, the Issuing Entity, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of an applicable Financed Vehicle may assert against the seller of such Financed Vehicle.  For each Obligor, these claims are limited to a maximum liability equal to the amounts paid by the Obligor on the related Receivable.  Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale.  Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading at the time of sale.  If the seller is not properly licensed or if a written odometer disclosure statement was not provided to the related Obligor, the Obligor may be able to assert a defense against the seller of the vehicle.  If an Obligor were successful in asserting any of those claims or defenses, that claim or defense would evidence a breach of the Depositor’s representations and warranties under the Sale and Servicing Agreement and a breach of TMCC’s warranties under the Receivables Purchase Agreement and would, if the breach materially and adversely affects the Receivable or the interest of the Noteholders, create an obligation of the Depositor and TMCC, respectively, to repurchase the Warranty Receivable unless the breach is cured by the last day of the second Collection Period following the Collection Period in which the Depositor discovers or receives notice of such breach.  For additional information, you should refer to “Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “Repurchases of Receivables” in this prospectus.
Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances.  These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.  Any such shortfall, to the extent not covered by amounts payable to the Noteholders from amounts on deposit in the Reserve Account or from coverage provided under any other credit enhancement mechanism, could result in losses to the Noteholders.
The Consumer Financial Protection Bureau (the “CFPB”) is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and non-depository institutions offering financial products and services to consumers, including automobile loans and leases.  The CFPB has broad regulatory and enforcement authority over entities offering consumer financial services or products, including non-bank companies, such as TMCC.  The CFPB has supervisory and examination authority over certain bank and non-bank entities (“Covered Entities”) and can examine Covered Entities for compliance with applicable laws and has authority to order remediation of violations of consumer financial protection laws in a number of ways, including imposing civil monetary penalties and requiring Covered Entities to provide customer restitution and to improve their compliance management systems.  TMCC became subject to the CFPB’s supervisory and examination authority on August 31, 2015, when the CFPB’s final rule establishing its supervisory authority over non-bank larger participants in the auto finance industry took effect, as described below.
Under the so-called “larger participant” rule, which became effective August 31, 2015, the CFPB expanded the scope of its supervisory authority to include non-bank larger participants in the auto finance industry, including TMCC.  Such supervisory authority allows the CFPB to conduct comprehensive and rigorous on-site examinations to assess compliance with consumer financial protection laws, which could result in enforcement actions, regulatory fines and mandated changes to TMCC’s business products, policies and procedures.
In addition to its supervisory and examination authority, the CFPB has enforcement authority.  Under this authority, the CFPB is authorized to conduct investigations (which may include a joint investigation with other regulators) to determine whether any person is engaging in, or has engaged in, conduct that violates federal consumer financial protection laws and to initiate enforcement actions for such violations.  The CFPB has the authority to obtain cease and desist orders (which can include orders for restitution or rescission of contracts, as well as other kinds of affirmative relief), or other forms of remediation, and/or impose monetary penalties.  The CFPB and the Federal Trade Commission (“FTC”) have become more active in investigating the products, services and operations of credit providers, including banks and other finance companies engaged in auto finance activities.  Both the FTC and CFPB announced various enforcement actions against lenders in the past few years involving significant penalties, consent orders, cease and desist orders and similar remedies that, if applicable to auto finance providers and the products, services and operations TMCC offers, may require TMCC to cease or alter certain business practices, which could have a material effect on TMCC’s financial condition, liquidity and results of operations.
The CFPB has focused on the area of auto finance, particularly with respect to fair lending compliance, including the payment of discretionary dealer compensation in indirect financing arrangements.  In March 2013, the CFPB issued a bulletin stating that indirect auto lenders may be liable for violations under the Equal Credit Opportunity Act based on dealer-specific and portfolio-wide disparities on a prohibited basis related to discretionary dealer compensation.  According to the CFPB, allowing dealers to exercise discretion in marking up the interest rate above the indirect auto lender’s buy rate when negotiating terms with consumers on automobile installment sales contracts may create a disparate impact resulting in pricing disparities on the basis of prohibited bases.   In addition, the bulletin outlined steps that indirect auto lenders should take in order to comply with fair lending laws regarding dealer compensation policies.  TMCC has adopted a dealer monitoring program regarding the payment of dealer compensation in connection with retail installment sales contracts as part of its larger fair lending compliance management system.
On February 2, 2016 (the “Effective Date”), TMCC reached a settlement with the CFPB and the U.S. Department of Justice (the “DOJ” and, together with the CFPB, the “Agencies”) related to the Agencies’ previously disclosed investigation of, and allegations regarding, discretionary dealer compensation practices related to its purchases of auto finance contracts from dealers.  TMCC entered into a consent order with each of the Agencies to reflect such settlement (collectively, the “Consent Orders”).  Pursuant to the Consent Orders, TMCC agreed to pay $19.9 million plus an additional amount up to $2 million in consumer restitution, which is not material to TMCC’s financial condition or results of operations and within the amount TMCC had previously recorded as a loss contingency. Additionally, TMCC agreed to implement a new dealer compensation policy within 180 days of the Effective Date.  In connection with the implementation of such policy, TMCC also agreed to maintain general compliance management systems reasonably designed to assure compliance with all relevant federal consumer financial laws.  TMCC has also received a request for documents and information from the New York State Department of Financial Services relating to its lending practices (including fair lending), and TMCC is fully cooperating with this request.  TMCC cannot predict the outcome of this request given its preliminary status.
The CFPB has also indicated a strong interest in debt collection and consumer reporting practices.  In November 2013, the CFPB issued an advance notice of proposed rulemaking regarding debt collection, seeking input on, among other issues, whether it should issue rules to cover the conduct of creditors collecting in their own names on their own consumer loans and whether it should generally seek to apply rules developed for third party collectors to first party collectors, such as ourselves.  The timing and impact of these anticipated rules on TMCC’s business remain uncertain.
In addition, the CFPB has increased scrutiny of the sale of certain ancillary or add-on products, including extended warranties and credit insurance.  Regulators have questioned such products’ value and how such products are marketed and sold.  If any of TMCC’s practices in these categories were found to violate applicable laws, the Depositor could be obligated to repurchase from the Issuing Entity any Receivable that fails to comply with law.  In addition, TMCC, the Depositor or the Issuing Entity could be subject to claims by the Obligors on those Receivables, and any relief granted by a court could adversely affect the Issuing Entity.  For additional discussion of how a failure to comply with consumer protection laws may impact the Issuing Entity, the Receivables or your investment in the Notes, see “Risk Factors—Receivables that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment” in this prospectus.
TMCC periodically performs reviews of its lending and servicing policies and analyzes both dealer-specific and portfolio-wide data for potential disparities resulting from dealer compensation policies.  Depending upon the results of these reviews and analyses or any regulatory agency actions, TMCC may take corrective actions, including modifying the interest rate or making payments with respect to certain Receivables.  Certain corrective actions may result in TMCC, as Servicer, being required under the related Sale and Servicing Agreement to repurchase the affected Receivables.  See “Description of the Transfer and Servicing Agreements—Servicing Procedures” in this prospectus for a discussion of purchase obligations of the Servicer.
TMCC and the Depositor will represent and warrant under the Receivables Purchase Agreement and the Sale and Servicing Agreement, as applicable, that each Receivable complies with all requirements of law in all material respects.  Accordingly, if an Obligor has a claim against the Issuing Entity for violation of any law and such claim materially and adversely affects the Issuing Entity’s interest in a Receivable, such violation would constitute a breach of the representations and warranties of TMCC under the Receivables Purchase Agreement and the Depositor under the Sale and Servicing Agreement and would create an obligation of TMCC and the Depositor to repurchase the affected Warranty Receivable unless the breach is cured by the last day of the second Collection Period following the Collection Period in which the Depositor discovers or receives notice of such breach.  For additional information, you should refer to “Repurchases of Receivables” in this prospectus.
Forfeiture for Drug, RICO and Money Laundering Violations
Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized and ordered forfeited to the United States of America.  The offenses that can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant thereto, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.
Other Limitations
In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment.  For example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a creditor from repossessing a vehicle and, as part of the repayment plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness.

A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.
Under the terms of the Relief Act, an Obligor who enters the military service (including members of the Army, Navy, Air Force, Marines, National Guard, and officers of the National Oceanic and Atmospheric Administration and U.S. Public Health Service assigned to duty with the military) after the origination of that Obligor’s Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor’s Receivable and is later called to active duty) may not be charged interest and fees above an annual rate of 6% during the period of that Obligor’s active duty status after a request for relief by the Obligor.  The Relief Act provides for extension of payments during a period of service upon request of the Obligor.  Interest and fees at a rate in excess of 6% that would have been incurred but for the Relief Act are forgiven.  The Servicer will modify any Receivable impacted by the Relief Act and will be obligated to purchase any such modified Receivable by depositing an amount equal to the remaining outstanding Principal Balance of such Receivable into the Collection Account.  In addition, the Relief Act and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the Servicer to repossess the released Financed Vehicle during the Obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter.  Thus, if that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Issuing Entity’s rights with respect to the Receivable and the related Financed Vehicle in a timely fashion.
Any shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the Securityholders from amounts on deposit in the Reserve Account or from coverage provided under any other credit enhancement mechanism, could result in losses to the Securityholders.  For additional information, you should refer to “Risk Factors—Prepayments on receivables may cause prepayments on the notes, resulting in reduced returns on your investment and reinvestment risk to you” in this prospectus.
LEGAL PROCEEDINGS
To the knowledge of the Sponsor and the Depositor, there are no legal proceedings pending, or governmental proceedings contemplated, against the Depositor or the Issuing Entity that would be material to holders of any Notes.
To the knowledge of the Sponsor and the Depositor, except for those proceedings described under “Risk Factors—Federal financial regulatory legislation could have an adverse effect on TMCC, the depositor and the issuing entity, which could result in losses or delays in payments on your notes” in this prospectus, there are no legal proceedings pending, or governmental proceedings contemplated, against the Sponsor or the Servicer that would be material to holders of any Notes.
For a description of any legal proceedings pending, or governmental proceedings contemplated, against the Trustees that would be material to holders of any Notes, you should refer to “The Trustees” in this prospectus.
ERISA CONSIDERATIONS
Subject to the following discussion, the Notes sold to parties unaffiliated with the issuing entity may be acquired by pension, profit-sharing or other employee benefit plans that are subject to Title I of ERISA, individual retirement accounts, Keogh Plans and other plans covered by the Code, and entities deemed to hold the plan assets of the foregoing (each, a “Plan”).  Section 406 of ERISA and Section 4975 of the Code prohibit a Plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan.  A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Plan. Title I of ERISA also requires that fiduciaries of a Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.
Certain transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased the Notes if assets of the Issuing Entity were deemed to be assets of a Plan.  Under a regulation issued by the United States Department of Labor (the “Regulation”) and Section 3(42) of ERISA, the assets of the Issuing Entity would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the Issuing Entity and none of the exceptions to plan asset treatment contained in the Regulation, as effectively amended by Section (3)(42) of ERISA, were applicable.  An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Issuing Entity believes that those Notes acquired by parties unaffiliated with the Issuing Entity should be treated as indebtedness without substantial equity features for purposes of the Regulation.  This determination is based in part upon (i) tax counsel’s opinion that Notes held by parties unaffiliated with the Issuing Entity will be classified as debt for federal income tax purposes and (ii) the traditional debt features of such Notes, including the reasonable expectation of purchasers of the Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.  Based upon the foregoing and other considerations, and subject to the considerations described below, such Notes may be acquired by a Plan.
However, without regard to whether the Notes are treated as indebtedness for purposes of the Regulation, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the Owner Trustee, the Indenture Trustee, any Underwriter or certain of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan.  In such case, certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the Notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such note. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 90‑1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by “in-house asset managers”; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.”  In addition to the class exemptions listed above, there is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Plan and a person or entity that is a party in interest to such Plan solely by reason of providing services to a Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan involved in such transaction), provided that there is adequate consideration for the transaction. Even if the conditions described in one or more of these exemptions are met, the scope of relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions.  There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Notes and prospective purchasers that are Plans should consult with their advisors regarding the applicability of any such exemption.
The Underwriters, the Owner Trustee, the Indenture Trustee, the Depositor, the Servicer or their affiliates may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale or holding of Notes, the purchase of Notes using plan assets over which any of these parties or their affiliates has investment authority might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code.  Accordingly, Notes may not be purchased using the assets of any Plan if the Underwriter, the Owner Trustee, the Indenture Trustee, the Depositor, the Servicer or their affiliates has investment authority for those assets, or is an employer maintaining or contributing to the Plan, unless an applicable prohibited transaction exemption is available to cover such purchase.
Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans are not subject to ERISA requirements; however, governmental or non-U.S. plans may be subject to comparable non-U.S., federal, state or local law restrictions.
By acquiring a Note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring such note with the assets of a Plan or any other plan subject to any law that is substantially similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code (“Similar Law”), or (ii) the acquisition, holding and disposition of such Notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a nonexempt violation under any Similar Law.
The sale of Notes to a Plan is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by Plan generally or by a particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code or any other substantially similar applicable law, the effect of the assets of the Issuing Entity being deemed “plan assets” and the applicability of any applicable exemption prior to making an investment in the Notes.  Each Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
The following discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificate, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Morgan, Lewis & Bockius LLP, special tax counsel to the Issuing Entity (“Tax Counsel”), on the material matters associated with those consequences, subject to the qualifications described in this prospectus.  The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, and does not address which forms should be used to report information related to the Notes and the Certificate to the Internal Revenue Service (the “IRS”).  For example, it does not discuss the tax treatment of Securityholders that are insurance companies, regulated investment companies or dealers in securities.  Moreover, there are no cases or IRS  rulings on similar transactions involving both debt and equity interests issued with terms similar to those of the Notes and the Certificate.  As a result, the IRS may disagree with all or one or more parts of the discussion below.  It is suggested that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificate.
The following discussion is based upon current provisions of the Code, the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  Each Issuing Entity will be provided with an opinion of Tax Counsel regarding the federal income tax matters discussed below.
In the opinion of Tax Counsel, under current law, assuming the execution of, and compliance with, the Indenture and the Trust Agreement and subject to the discussion described below, the Issuing Entity will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  Further, with respect to the Notes, Tax Counsel will advise the Issuing Entity that the Notes held by parties unaffiliated with the Issuing Entity will be classified as debt for federal income tax purposes.  Beneficial owners of Notes will be deemed to agree, by their purchase of the Notes, to treat the Notes as debt for federal and state income tax, franchise tax and any other tax measured in whole or in part by income.
An opinion of Tax Counsel, however, is not binding on the IRS or the courts.  No ruling on any of the issues discussed below will be sought from the IRS.
Tax Characterization of the Issuing Entity
The following discussion of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificate nominally referred to herein as the “owner trust” (the “Owner Trust”), to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel on the material matters associated with those consequences, subject to the qualifications described in this prospectus.  In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under “Summary of Terms—Tax Status” in this prospectus as they relate to federal income tax matters and under “Certain Federal Income Tax Consequences” in this prospectus and is of the opinion that such statements are correct in all material respects.  Such statements are intended as an explanatory discussion of the possible effects of the classification of the Issuing Entity as a partnership for federal income tax purposes on investors generally and of related federal income tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor’s specific tax circumstances that would be provided by an investor’s own tax adviser.  Accordingly, each investor is advised to consult its own tax advisor with regard to the tax consequences to it of investing in Notes or the Certificate.
On the Closing Date, Tax Counsel will deliver its opinion that the Owner Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  This opinion will be based on the assumption that the terms of the Transfer and Servicing Agreements will be complied with, and on Tax Counsel’s conclusion that the nature of the income of the Issuing Entity will exempt it from the rule that some publicly traded partnerships are taxable as corporations.
If the Owner Trust were taxable as a corporation for federal income tax purposes, the Issuing Entity would be subject to corporate income tax on its taxable income.  The Issuing Entity’s taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes.  Any corporate income tax could materially reduce cash available to make payments on the Notes and the Certificate.
The Depositor, the Sponsor, and the Servicer will agree to treat the Issuing Entity (i) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Issuing Entity, the partners of the partnership being the owners of the Certificate, and the Notes being debt of the partnership, or (ii) if a single party owns the Certificate (and any Notes characterized as equity interests in the Issuing Entity), as a disregarded entity separate from the beneficial owner of the Certificate for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the Issuing Entity and the Notes treated as assets and indebtedness of the beneficial owner of the Certificate.  However, the proper characterization of the arrangement involving the Issuing Entity, the Notes, the Depositor, the Sponsor, and the Servicer is not clear because there is no legal authority on transactions closely comparable to the transaction described in this prospectus.
Changes Made by the Bipartisan Budget Act of 2015
On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “Budget Act”).  The Budget Act includes new rules applicable to the audit of partnerships and entities treated as partnerships.  These new audit rules are scheduled to become effective for taxable years beginning in 2018 and apply to both new and existing entities.  Under the Budget Act, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members.  The parties responsible for the tax administration of the Issuing Entity will have the authority to utilize, and intend to utilize, any exceptions available under the new provisions (including any changes) and Treasury regulations so that the beneficial owners of the certificates, to the fullest extent possible, rather than the Issuing Entity itself, will be liable for any taxes arising from audit adjustments to the Issuing Entity’s taxable income if the Issuing Entity is treated as a partnership.  It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections.
Tax Consequences to Owners of the Notes
Treatment of the Notes as Indebtedness.  The Depositor and any Noteholders will agree, and the beneficial owners of the Notes (which we refer to in this prospectus as the “Note Owners”) will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes.  Tax Counsel will deliver its opinion that the Notes held by parties unaffiliated with the Issuing Entity will be classified as debt for federal income tax purposes.  The discussion below assumes this characterization of the Notes is correct.
OID, Etc.  The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not entitled to interest payments with disproportionate, nominal or no principal payments.  Moreover, subject to the discussion below for short-term notes, the discussion assumes that the interest formula for the Notes meets the requirements for “qualified stated interest” under Treasury regulations relating to original issue discount (“OID” and such regulations, the “OID regulations”), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in determining their term), all within the meaning of the OID regulations.  In determining whether any OID on the Notes is de minimis, the Depositor expects to use a reasonable assumption regarding prepayments (a “Prepayment Assumption”) to determine the weighted average maturity of the Notes.
We do not anticipate issuing Notes with any original issue discount, other than original issue discount of a de minimis amount or, if applicable, as a result of any class of Notes that are not held by the Depositor or its affiliates having a fixed maturity of not more than one year from the date of issue.  For additional information, you should refer to “—Interest Income on the Notes” below.  The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 1.30% ABS.  For additional information, you should refer to “Prepayment and Yield Considerations” in this prospectus.  No representation is made that the Receivables will prepay in accordance with this assumption or in accordance with any other assumption.
Interest Income on the Notes.  Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID.  The stated interest on the Notes will be taxable to a Note Owner as ordinary interest income when received or accrued in accordance with that Note Owner’s method of tax accounting.  Under the OID regulations, the Note Owner of a Note issued with a de minimis amount of OID must include that OID in income, on a pro rata basis, as principal payments are made on the Note.  Subject to a statutorily defined de minimis rule for market discount and a required election for premium, absent an exception based on a taxpayer’s unique circumstances, a purchaser who buys a Note for more or less than its principal amount will be subject to the premium amortization or market discount rules, respectively, of the Code.
The Note Owner of a Note that has a fixed maturity date of not more than one year from the issue date of that note (a “Short-Term Note”) may be subject to special rules.  An accrual basis Note Owner of a Short-Term Note (and some cash method Note Owners, including regulated investment companies, as described in Section 1281 of the Code) is required to report interest income as interest accrues on a straight-line basis or under a constant yield method over the term of each interest period.  Other cash basis Note Owners of a Short-Term Note are required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note).  However, a cash basis Note Owner of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note.  A cash basis Note Owner that is not required to report interest income as it accrues under Section 1281 may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the Note Owner would not be subject to the interest expense deferral rule referred to in the preceding sentence.  Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.
Sale or Other Disposition.  If a Note Owner sells a Note, the Note Owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Note Owner’s adjusted tax basis in the Note.  The adjusted tax basis of a Note to a particular Note Owner will equal the Note Owner’s cost for the Note, increased by any market discount, acquisition discount and OID previously included in income by that Note Owner with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that Note Owner with respect to that Note.  Any resulting gain or loss, and any gain or loss recognized on a prepayment of the Notes, will be capital gain or loss if the Note was held as a capital asset, except for any gain representing accrued interest and accrued market discount not previously included in income.  Except for an annual $3,000 exception applicable to individuals, capital losses may be used only to offset capital gains or gains treated as capital gains.
Net Investment Income.  A tax of 3.8% is imposed on the “net investment income” of certain U.S. individuals, trusts and estates.  Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions.  Note Owners that are U.S. Persons should consult their own tax advisors regarding the possible implications of this tax in their particular circumstances.
Foreign Owners.  Except as described below with respect to backup withholding or FATCA (defined below), interest paid (or accrued) to a Note Owner who is not a U.S. Person (a “Foreign Owner”) will be considered “portfolio interest,” and will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and:
1.	the Foreign Owner is not actually or constructively a “10 percent shareholder” of the Issuing Entity or the Depositor (including a holder of 10% or more of the Certificate) or a “controlled foreign corporation” with respect to which the Issuing Entity or the Depositor is a “related person” within the meaning of the Code;
2.	the Foreign Owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

3.	the interest is not contingent interest as described in Section 871(h)(4) of the Code; and
4.	the Foreign Owner does not bear any of certain specified relationships to any certificateholder.
To qualify for the portfolio interest exemption, the Foreign Owner must provide the applicable trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on IRS Form W-8BEN, IRS Form W-8BEN-E or applicable similar or successor forms), signed under penalty of perjury, certifying that the Note Owner is a Foreign Owner and providing the Foreign Owner’s name and address.  Interest paid to a Foreign Owner is also not subject to United States federal withholding tax if such interest is effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and such foreign person submits a properly executed IRS Form W-8ECI (or applicable successor form).  If a Note is held through a securities clearing organization or other financial institution, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the Foreign Owner must provide the security clearing organization or other financial institution with an IRS Form W-8BEN, IRS Form W-8BEN-E, Form W-8ECI or applicable similar or successor form.  An IRS Form W-8BEN, IRS Form W-8BEN-E and Form W-8ECI remains in effect for a period beginning on the date the form is signed and ending on the last day of the third succeeding calendar year, absent a change in circumstances causing any information on the form to be incorrect.  Under certain circumstances, the IRS Form W-8BEN and IRS Form W-8BEN-E can remain in effect indefinitely.  The Foreign Owner must notify the person to whom it provided the IRS Form W-8BEN, IRS Form W-8BEN-E, Form W-8ECI or applicable similar or successor form of any changes to the information on the Form or applicable similar or successor form.  If interest paid to a Foreign Owner is not considered portfolio interest and is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.  In order to claim the benefit of any applicable tax treaty, the Foreign Owner must provide the applicable trustee or other person who is required to withhold U.S. tax with respect to the Notes with an appropriate statement (on IRS Form W-8BEN, IRS Form W-8BEN-E or applicable similar or successor form), signed under penalties of perjury, certifying that the Foreign Owner is entitled to benefits under the treaty.
Except as described below with respect to backup withholding or FATCA, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Owner will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner and (2) in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more during the taxable year of disposition.
If interest paid to a Foreign Owner or gain on the sale, redemption, retirement or other taxable disposition of a Note is effectively connected with the conduct of a trade or business within the United States by the Foreign Owner, then although the foreign person will be exempt from the withholding of tax previously discussed if an appropriate statement is provided, such foreign person generally will be subject to United States federal income tax on such interest, including OID, or gain at applicable graduated federal income tax rates. In addition, if the Foreign Owner is a foreign corporation, it may be subject to a branch profits tax equal to 30% of the “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless such Foreign Owner qualifies for a lower rate under an applicable tax treaty.
As used in this prospectus, a “U.S. Person” means:
1.	a citizen or resident of the United States;
2.	an entity treated as a corporation or a partnership for United States federal income tax purposes created or organized under the laws of the United States, any state thereof, or the District of Columbia;
3.	an estate, the income of which from sources outside the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

4.	a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) such trust was in existence on August 20, 1996 and is eligible to elect, and has made a valid election, to be treated as a U.S. Person despite not meeting the requirements of clause (a).
Backup Withholding.  Each Note Owner (other than an exempt Note Owner such as a tax-exempt organization, qualified pension and profit- sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate (on Form W-9) providing the Note Owner’s name, address, correct federal taxpayer identification number and a statement that the Note Owner is not subject to backup withholding.  Should a nonexempt Note Owner fail to provide the required certification, amounts otherwise payable to the Note Owner may be subject to backup withholding tax, and the Issuing Entity will be required to withhold and remit the withheld amount to the IRS.  Any such amount withheld would be credited against the Note Owner’s federal income tax liability.
Possible Alternative Treatments of the Notes.  If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Issuing Entity.  If so treated, the Issuing Entity might be taxable as a corporation or publicly traded partnership with the adverse consequences described above (and the taxable corporation or publicly traded partnership would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity).  Alternatively, and most likely in the view of Tax Counsel, the Issuing Entity might be treated as a partnership (including a publicly traded partnership) that would not be taxable as a corporation.  Nonetheless, treatment of the Notes as equity interests in a partnership or publicly traded partnership could have adverse tax consequences to some Note Owners.  For example, income to some tax-exempt entities (including pension funds) may be “unrelated business taxable income,” income to Foreign Owners may be subject to U.S. income tax and withholding taxes and cause Foreign Owners to be subject to U.S. tax return filing and withholding requirements, and individual Note Owners might be subject to some limitations on their ability to deduct their share of Issuing Entity expenses.
Treasury and the IRS recently promulgated Treasury regulations in proposed form that address the debt or equity treatment of instruments held by parties affiliated to the Issuing Entity.  If these proposed Treasury regulations are published as final in their current form or substantially similar form, the tax treatment of Notes purchased by an investor after this initial offering from an affiliate of the Issuing Entity may not be entirely clear.  Prospective investors are urged to consult their tax advisors regarding the possible effects of the new rules.
Foreign Account Tax Compliance.  In addition to the rules described above regarding the potential imposition of U.S. withholding taxes on payments to non-U.S. persons, withholding taxes could also be imposed under the Foreign Account Tax Compliance Act (“FATCA”) regime.  Under FATCA, foreign financial institutions (defined broadly to include hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) must comply with information gathering and reporting rules with respect to their U.S. account holders and investors and may be required to enter into agreements with the IRS pursuant to which such foreign financial institutions must gather and report certain information to the IRS (or, pursuant to an applicable intergovernmental agreement, to their local tax authorities who will report such information to the IRS) and withhold U.S. tax from certain payments made by it.  Foreign financial institutions that fail to comply with the FATCA requirements will be subject to a 30% withholding tax on U.S. source payments, including interest, OID and gross proceeds from the sale of any equity or debt instruments of U.S. issuers.  Payments of interest or OID to foreign non-financial entities and gross proceeds will also be subject to a withholding tax of 30% if the entity does not certify that it does not have any substantial U.S. owner or provide the name, address and TIN of each substantial U.S. owner.  The FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain) and regardless of whether the foreign financial institution is the beneficial owner of such payment.  Pursuant to final regulations, although FATCA withholding tax currently applies to payments of interest on debt instruments issued after June 30, 2014, the withholding tax on gross proceeds from a disposition of debt instruments to which the FATCA provisions apply will not be imposed prior to January 1, 2019.  Prospective investors should consult their tax advisors regarding FATCA.

Reportable Transactions.  A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex, but include (and are not limited to) transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.
CERTAIN STATE TAX CONSEQUENCES
The above discussion does not address the tax treatment of the Owner Trust, any Notes or any Note Owners under any state or local tax laws.  The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in various states and, therefore, many different state and local tax regimes potentially apply to different portions of these transactions.  Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of the Owner Trust as well as any state and local tax consequences for them purchasing, holding and disposing of Notes or the Certificate.
You should consult your tax advisor with respect to the tax consequences to you of the purchase, ownership and disposition of Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.
WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR NOTES
The Issuing Entity
The Indenture Trustee will provide to Noteholders (which will be Cede & Co. as the nominee of DTC unless Definitive Notes are issued under the limited circumstances described in this prospectus) unaudited monthly and annual reports concerning the Receivables and certain other matters.  For additional information, you should refer to “Description of the Notes—Reports to Securityholders” and “Transfer and Servicing Agreements—Evidence as to Compliance” in this prospectus.  Copies of such reports may be obtained at no charge.
The Depositor
The Depositor has filed with the SEC the Registration Statement under the Securities Act of which this prospectus forms a part.  This prospectus does not contain all the information contained in the Registration Statement.  The Depositor has satisfied the registrant requirements for use of Form SF-3 contained in General Instruction I.A.1 of Form SF-3.  The Registration Statement is available for inspection without charge at the public reference facilities maintained at the principal office of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the SEC’s reference room by calling the SEC at (800) SEC-0330.  You may obtain copies of such materials at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements and other information regarding issuers that file electronically with the SEC using the SEC’s Electronic Data Gathering Analysis and Retrieval system (commonly known as EDGAR).  All reports filed by the Depositor is available for inspection without charge at the public reference facilities maintained at the principal office of the SEC at 100 F Street, N.E., Washington, D.C. 20549 and may be found on EDGAR, or any successor electronic filing website, filed under the name of the Depositor and under the SEC Central Index Key set forth on the front cover of this prospectus, and all reports filed with respect to the Issuing Entity will be filed under registration file number 333-205778-02.  Copies of the transaction agreements relating to the Notes will also be filed with the SEC on EDGAR under the registration number shown above.
For the time period that the Issuing Entity is required to report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Depositor, on behalf of the Issuing Entity, will file the reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.  These reports include (but are not limited to):
•	Reports on Form 8-K (Current Report) including as Exhibits to the Form 8-K, the transaction agreements;

•	Reports on Form 8-K (Current Report) following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;
•	Reports on Form 10-D (Asset-Backed Issuer Distribution Report) containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each Payment Date; and
•	Report on Form 10-K (Annual Report) containing the items specified in Form 10-K with respect to a fiscal year, and the items required pursuant to Items 1122 and 1123 of Regulation AB of the Exchange Act.
Unless specifically stated in such a report, neither the report nor any information included in such report will be examined or reported on by an independent public accountant.
The distribution and pool performance reports filed on Form 10-D will be forwarded to each Securityholder as specified under “Description of the Notes—Reports to Securityholders” in this prospectus.  The Depositor will post these reports on its website located at “www.toyotafinancial.com” as soon as reasonably practicable after such reports are filed with the SEC.
UNDERWRITING
Subject to the terms and conditions described in the underwriting agreement, the Depositor has agreed to sell to each of the underwriters named below (collectively, the “Underwriters”), and each of the Underwriters has severally agreed to purchase the initial principal amounts of the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the “Underwritten Notes”) described opposite its name below:
	Principal Amount of Class A-2a Notes(1)	Principal Amount of Class A-2b Notes(1)	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
Citigroup Global Markets Inc.	$__________	$__________	$__________	$__________
Lloyds Securities Inc.	$__________	$__________	$__________	$__________
RBC Capital Markets, LLC	$__________	$__________	$__________	$__________
Credit Agricole Securities (USA) Inc.	$__________	$__________	$__________	$__________
Mizuho Securities USA Inc.	$__________	$__________	$__________	$__________
U.S. Bancorp Investments, Inc.	$__________	$__________	$__________	$__________
Total	$__________(2)	$__________(2)	$325,800,000(3)	$92,700,000(3)
____________________
(1)	The allocation of the initial principal amount between the Class A-2a Notes and Class A-2b Notes will be determined at the time of pricing of the Notes offered hereunder.
(2)	If the aggregate initial principal amount of the Notes is $1,200,000,000, the aggregate initial principal amount of the Class A-2a Notes and the Class A-2b Notes to be underwritten will be $331,200,000 If the aggregate initial principal amount of the Notes is $1,600,000,000, the aggregate initial principal amount of the Class A-2a Notes and the Class A-2b Notes to be underwritten will be $441,000,000.
(3)	Represents the initial principal amount of the Class A-3 Notes and the Class A-4 Notes to be underwritten if the aggregate initial principal amount of the Notes is $1,200,000,000. If the aggregate initial principal amount of the Notes is $1,600,000,000, the initial principal amount of the Class A-3 Notes and the Class A-4 Notes to be underwritten will be $441,000,000 and $120,600,000, respectively.
The Depositor has been advised by the Underwriters that they propose initially to offer the Underwritten Notes to the public at the prices described in this prospectus.  The underwriting discounts and commissions, the selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of Underwritten Notes and as an aggregate dollar amount, shall be as follows:

	Underwriting Discount and Commissions	Net Proceeds to the Depositor(1)	Selling Concessions Not to Exceed(2)	Reallowance Not to Exceed
Class A-2a Notes	____%	____%	____%	____%
Class A-2b Notes	____%	____%	____%	____%
Class A-3 Notes	____%	____%	____%	____%
Class A-4 Notes	____%	____%	____%	____%
Total for the Notes	$_________	$_________
____________________
(1)	Before deducting expenses payable by the Depositor, estimated to be $1,000,000.
(2)	In the event of possible sales to affiliates, one or more of the underwriters may be required to forego a de minimus portion of the selling concession they would otherwise be entitled to receive.
The closing of the sale of any class of the Notes will be conditioned on the closing of the sale of all other classes of the Notes.  After the initial public offering of the Underwritten Notes, the public offering prices and the concessions may change.
Until the distribution of the Underwritten Notes is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Underwritten Notes.  As an exception to these rules, the Underwriters are permitted to engage in certain transactions to stabilize the price of the Underwritten Notes.  Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Notes.
If the Underwriters create a short position in the Underwritten Notes in connection with this offering, (i.e., they sell more Underwritten Notes than are described on the front cover of this prospectus), the Underwriters may reduce that short position by purchasing Underwritten Notes in the open market.
The Underwriters may also impose a penalty bid on certain Underwriters and selling group members.  This means that if the Underwriters purchase Underwritten Notes in the open market to reduce the Underwriters’ short position or to stabilize the price of the Underwritten Notes, they may reclaim the amount of the selling concession from any Underwriter or selling group member who sold those Underwritten Notes as part of the offering.
In general, purchases of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.  The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.
Neither the Sponsor nor the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above may have on the price of the Underwritten Notes.  In addition, neither the Sponsor nor any of the Underwriters make any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
The Underwritten Notes are new issues of securities and there currently is no secondary market for the Underwritten Notes.  The Underwriters for the Underwritten Notes expect to make a market in the Underwritten Notes but will not be obligated to do so.  There is no assurance that a secondary market for the Underwritten Notes will develop.  If a secondary market for the Underwritten Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Underwritten Notes.
The Indenture Trustee may, from time to time, invest the funds in the Collection Account and the Reserve Account at the direction of the Servicer and the Sponsor, in investments acquired from or issued by the Underwriters.
In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the Servicer and its affiliates.
The Sponsor and the Depositor have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act or to contribute to payments which the Underwriters may be required to make in respect thereof.

Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle within three business days, unless the parties thereto expressly agree otherwise.  Accordingly, purchasers who wish to trade the Underwritten Notes more than three business days prior to the expected delivery date will be required to specify an alternate settlement cycle at the time of any such trade to avoid a failed settlement.
The Class A-1 Notes, the Class B Notes and approximately 10% (by initial principal amount) of each of the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the “Retained Notes”) are offered by this prospectus but will not be sold to the Underwriters under the underwriting agreement on the Closing Date.  The Retained Notes will be retained by TAFR LLC or its affiliate on the Closing Date. The Retained Notes may be sold by the Depositor or its affiliate directly, including through TFSS USA acting as placement agent, on or after the Closing Date, or through underwriters after the Closing Date, in each case, in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.  Any underwriters or placement agents that participate in the distribution of any class of Retained Notes retained or purchased by the Depositor or an affiliate of the Depositor may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of those Notes by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.
TFSS USA is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (formerly known as the National Association of Securities Dealers, Inc., or NASD).  The principal business of TFSS USA is to sell debt securities of its affiliates, including those of TMCC.  TFSS USA is an affiliate of TMCC and may participate as a placement agent in the distribution of the Retained Notes offered pursuant to this prospectus. Rule 2720 of the NASD Conduct Rules imposes certain requirements when a FINRA member such as TFSS USA distributes an affiliated company’s securities.  Any offering of a class of Retained Notes using this prospectus in which TFSS USA participates will be made in compliance with the applicable requirements of Rule 2720.  Subject to the terms and conditions described in an agreement among the Depositor, the Sponsor and TFSS USA, TFSS USA has agreed to act as a placement agent in the offering of the Retained Notes, if requested by the Depositor or an affiliate of the Depositor.
European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State, other than:
(a)	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;
(b)	to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Underwriter or Underwriters nominated by the Issuing Entity for any such offer; or
(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;
provided that no such offer of Notes referred to in (a), (b) or (c) above will require the Issuing Entity or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and  the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

EU Risk Retention and Due Diligence Requirements
Articles 404-410 of Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, 2013, known as the Capital Requirements Regulation (“CRR”), as supplemented by (i) the Commission Delegated Regulation (EU) No 625/2014 of March 13, 2014, and (ii) the Commission Implementing Regulation (EU) No 602/2014 of June 4, 2014, place certain restrictions on the ability of a credit institution or investment firm regulated by the national authorities of a member state of the European Economic Area (“EEA”) and its consolidated group affiliates (“CRR Investors”) to invest in securitizations (as defined in the CRR). The CRR has direct effect in EU member states and is expected to be implemented by national legislation or rulemaking in the other EEA countries.
The CRR allows CRR Investors to invest in securitizations only if the sponsor, originator or original lender has disclosed to investors that it will retain, on an ongoing basis, a specified minimum (5%) net economic interest in the securitization transaction in the manner contemplated by Article 405 of the CRR. Prior to investing in a securitization, and while it holds that investment, a CRR Investor must also be able to demonstrate that, among other things, it has a comprehensive and thorough understanding of the securitization transaction and its structural features, including the underlying securitization exposures, by satisfying the due diligence requirements and ongoing monitoring obligations of CRR Article 406.
Furthermore, Article 17 of EU Directive 2011/61/EU on Alternative Investment Fund Managers (the “AIFMD”) (as supplemented by Section 5 of Chapter III of Commission Delegated Regulation (EU) 231/2013 and Article 135(2) of the European Union Solvency II Directive 2009/138/EC (as supplemented by Articles 254-257 of Commission Delegated Regulation (EU) No 2015/35) contain requirements similar to those set out in Articles 405 and 406 of the CRR and apply, respectively, to EEA regulated alternative investment fund managers which assume exposure to the credit risk of a securitization on behalf of one or more alternative investment funds and EEA regulated insurance/reinsurance undertakings.  While such requirements are similar to those which apply under the CRR, they are not identical and, in particular, additional due diligence obligations apply to the relevant alternative investment fund managers and insurance/reinsurance undertakings.
Similar requirements are also expected to apply in the future to investment in in securitizations by EEA regulated undertakings for collective investment in transferable securities (UCITS).  When implemented, such requirements may apply to investment in securities already issued, including the Notes offered hereby.
For the purposes of this prospectus, the EU risk retention requirements discussed above are referred to as “EU Retention Rules” and any investor subject to the EU Retention Rules, including CRR Investors, is referred to as an “Affected Investor.”
None of the Sponsor, the Depositor nor any of their respective affiliates nor any other party to the transaction, as an originator, sponsor, original lender or otherwise, is required to retain a material net economic interest in the securitization described in this prospectus or to provide any additional information that may be required to enable an Affected Investor to satisfy the due diligence and ongoing monitoring requirements of any EU Retention Rules.
With respect to an investment in the Notes, a failure by an Affected Investor to comply with one or more requirements for an investment in a securitization set forth in the applicable EU Retention Rules may result in the imposition of a penalty regulatory capital charge on the securities acquired by or on behalf of that investor or of other regulatory sanctions. In addition, EU Retention Rules and any other changes to the regulation or regulatory treatment of the Notes, whether in the United States, EU or elsewhere, may negatively impact the regulatory position of affected investors and/or investment managers and have an adverse impact on the value and liquidity of the Notes.  Potential investors or purchasers of the Notes should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with any applicable EU Retention Rules or other applicable regulations and the suitability of the Notes for investment.
United Kingdom
Each Underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)), received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity or the Depositor; and
(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
LEGAL OPINIONS
In addition to the legal opinions described in this prospectus, certain legal matters relating to the Notes and certain federal income tax and other matters will be passed upon for the Issuing Entity by Morgan, Lewis & Bockius LLP.  Certain legal matters relating to the Notes will be passed upon for the Underwriters by Mayer Brown LLP.

INDEX OF TERMS

60-Day Delinquent Receivable	73	DBNTC	52
AAA	78	DBTCA	52
ABS	82	Dealer Agreements	48
ABS Tables	83	Dealer Recourse	45
Adjusted Pool Balance	112	Defaulted Receivable	111
Administration Agreement	45	Definitive Certificates	108
Administrative Purchase Payment	78	Definitive Notes	108
Administrative Receivable	78	Definitive Securities	108
Administrator	45	Delinquency Trigger	73
Agencies	29, 136	Delinquency Trigger Percentage	75
AIFMD	149	Depositor	44
ARR Receivables	74	Depository	104
Asset Representations Review	73	Determination Date	110
Asset Representations Review Agreement	56	Dodd-Frank Act	132
Asset Representations Reviewer	56	DOJ	136
auto-decisioning	48	DSSOs	48
Available Collections	111	DTC	104, A-1
Bankruptcy Code	131	DTC Participants	104
Beneficial Owners	104	DTCC	107
Budget Act	141	EEA	149
Business Day	97	Effective Date	136
carLOS	48	Eligible Deposit Account	122
Certificate	44	Eligible Institution	122
Certificateholders	44	Eligible Investments	120
CFPB	136	Euroclear	105, A-1
Class A Notes	44	Euroclear Participants	106
Class A-1 Final Scheduled Payment Date	99	Event of Default	101
Class A‑1 Notes	44	Excess Payment	120
Class A-2a Final Scheduled Payment Date	99	Exchange Act	145
Class A‑2a Notes	44	FDIC	121
Class A-2b Final Scheduled Payment Date	99	FDIC Counsel	133
Class A‑2b Notes	44	FDIC Counsel Opinion	133
Class A-3 Final Scheduled Payment Date	99	Final Rule	134
Class A‑3 Notes	44	Final Scheduled Payment Date	99
Class A-4 Final Scheduled Payment Date	99	Financed Vehicles	46
Class A‑4 Notes	44	First Priority Principal Distribution Amount	111
Class B Final Scheduled Payment Date	99	Foreign Owner	142
Class B Notes	44	FSMA	150
Clayton	56	FTC	136
Clearstream	105, A-1	FTC Rule	135
Clearstream Participants	106	Global Notes	A-1
Closing Date	46	HDC Rule	135
Code	103	IKB Action	53
Collection Account	118	Indenture	44
Collection Period	110	Indenture Trustee	44
Consent Orders	29, 136	Insolvency Event	123
Controlling Class	81	Insolvency Laws	131
Covered Entities	136	Interest Period	97
CRR	149	Interest Rate	97
CRR Investors	149	Investment Earnings	122
CSCs	48	IRS	140
Customary Servicing Practices	51	Issuing Entity	44
Cutoff Date	46

LIBOR Determination Date	99	Sample	69
London Business Day	99	Sample Pool	69
Non-U.S. Person	A-4	Scheduled Payments	59
Note Owners	141	SDNY Action	53
Noteholders	44	SEC	52
Notes	44	Second Priority Principal Distribution Amount	112
Obligor	45	Securities	44
OID	141	Securities Act	108
OID regulations	141	Securityholders	44
OLA	132	Servicer	45, 50
One-Month LIBOR	98	Servicer Default	122
Overcollateralization Target Amount	112	Servicing Fee	55
Owner Trust	140	Short-Term Note	142
Owner Trustee	44	Similar Law	139
Payment Date	97	Simple Interest Receivables	58
Plan	138	Specified Reserve Account Balance	115
Pool Balance	112	Sponsor	45
Pool Factor	97	Supplemental Servicing Fee	111
Prepayment Assumption	141	TAFR LLC	44
Principal Balance	112	Tax Counsel	140
Proceeds Accounts	79	TFSC	47
Prospectus Directive	148	TFSS USA	57
PTCE	139	TMC	47
Qualifying Model	79	TMCC	7
Rating Agency	100	Total Servicing Fee	119
Receivables	46	Transfer and Servicing Agreements	54
Receivables Pool	46	Transfer Notice	117
Receivables Purchase Agreement	45	Trust Accounts	120
Redemption Price	122	Trust Agreement	44
Registration Statement	52	Trust Estate	45
Regular Principal Distribution Amount	112	U.S. Person	A-4
Regulation	138	U.S.A.	48
Related Documents	103	UCC	115
Relevant Member State	148	Underwriters	146
Relief Act	51	Underwritten Notes	146
Requesting Noteholders	73	Verified Note Owner	73
Required Rate	84	Warranty Purchase Payment	77
Reserve Account	114	Warranty Receivable	77
Retained Notes	148	weighted average life	81
RMBS	52	Wells Fargo	52
Rule 193 Information	69
Sale and Servicing Agreement	45

ANNEX A
GLOBAL CLEARANCE, SETTLEMENT AND
 TAX DOCUMENTATION PROCEDURES
Except in certain limited circumstances, the globally offered Notes (the “Global Notes”) will be available only in book-entry form. Investors in the Global Notes may hold such Global Notes through The Depository Trust Company (“DTC”) or, upon request, Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank SA/NV, as operator for the Euroclear System (“Euroclear”) (or their successors or assigns).  The Global Notes will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.
Secondary market trading between investors holding Global Notes through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).
Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed notes issues.
Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.
Non-U.S. Persons (as defined below under “—Certain U.S. Federal Income Tax Documentation Requirements”) holding Global Notes will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the Notes clearing organizations or their participants.
Initial Settlement
All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC Participants.
Investors electing to hold their Global Notes through DTC will follow the settlement practice. Investor Notes custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.
Investors electing to hold their Global Notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Notes will be credited to Notes custody accounts on the settlement date against payment in same-day funds.
Secondary Market Trading
Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and depositor’s accounts are located to ensure that settlement can be made on the desired value date.
Trading Between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed notes issues in same-day funds.
Trading Between Clearstream and/or Euroclear System Participants.  Secondary market trading between Clearstream Participants or Euroclear System Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Depositor and Clearstream or Euroclear System Participants.  When Global Notes are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear System Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear System Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Notes against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year of twelve 30-day months or a 360-day year and the actual number of days in the Interest Period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Notes. After settlement has been completed, the Global Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear System Participant’s account. The Notes credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear System cash debt will be valued instead as of the actual settlement date.
Clearstream Participants and Euroclear System Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Notes are credited to their accounts one day later.
As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear System Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear System Participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts. However, interest on the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear System Participant’s particular cost of funds.
Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Notes to the respective European Depositary for the benefit of Clearstream Participants or Euroclear System Participants. The sale proceeds will be available to the DTC depositor on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.
Trading Between Clearstream or Euroclear System Depositor and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Participants and Euroclear System Participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The Depositor will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear System Participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Notes to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year of twelve 30-day months or a 360-day year and the actual number of days in the Interest Period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear System Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear System Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear System Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear System Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Notes from DTC Participants for delivery to Clearstream Participants or Euroclear System Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:
(a)            borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system’s customary procedures;
(b)            borrowing the Global Notes in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or
(c)            staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear System Participant.
Certain U.S. Federal Income Tax Documentation Requirements
A beneficial owner of Global Notes holding Notes through Clearstream Banking Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ Notes in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:
Exemption for Non-U.S. Persons (IRS Form W-8BEN and IRS Form W-8BEN-E).  Beneficial owners of Global Notes that are Non-U.S. Individuals generally can obtain a complete exemption from the withholding tax by filing a signed IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)) or applicable successor form.  Beneficial owners of Global Notes that are Non-U.S. entities can obtain a complete exemption from the withholding tax by filing a signed IRS Form W-8BEN-E (Certificate of Status of Beneficial Owner for United States Withholding (Entities)).
Exemption for Non-U.S. Persons with Effectively Connected Income (Form W-8ECI).  A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States).
Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (IRS Form W-8BEN and IRS Form W-8BEN-E).  Non-U.S. Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (claiming treaty benefits), or applicable successor form.  IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, may be filed by the beneficial owners or agents with legal authority to act on behalf of the beneficial owners.
Exemption for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).
The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).
An IRS Form W-8ECI, IRS Form W-8BEN and IRS Form W-8BEN-E generally remains in effect for a period beginning on the date the form is signed and ending on the last day of the third succeeding calendar year, absent a change in circumstances causing any information on the form to be incorrect. However, under certain conditions, an IRS Form W-8BEN or IRS Form W-8BEN-E will remain in effect indefinitely until a change in circumstances occurs.  If the information shown on an IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E changes, a new form must be filed within 30 days of the change.
As used in the foregoing discussion, the term “U.S. Person” means (i) a citizen or resident of the United States who is a natural person, (ii) a corporation or partnership (or an entity treated as a corporation or partnership) organized in or under the laws of the United States or any state thereof, including the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), (iii) an estate, the income of which is subject to United States Federal income taxation, regardless of its source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the Issuing Entity and one or more United States persons (as such term is defined in the Code and Treasury Regulations) have the authority to control all substantial decisions of the Issuing Entity. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence prior to August 20, 1996 that are eligible to elect and have made a valid election to be treated as United States persons (despite not satisfying the requirements in clause (iv) above) shall also be U.S. Persons. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Notes. Investors are advised to consult their tax advisors for specific tax advice concerning their holding and disposing of Global Notes.
There may ultimately be additional certification requirements imposed to avoid withholding under the recently adopted Foreign Account Tax Compliance Act provisions.  See “Certain Federal Income Tax Consequences─Tax Consequences to Owners of the Notes─Foreign Account Tax Compliance” in this prospectus.

ANNEX B
STATIC POOL INFORMATION

Original Summary Characteristics by Prior Securitization:	TAOT 2011-A	TAOT 2011-B	TAOT 2012-A	TAOT 2012-B
Number of Pool Assets	77,857	111,163	95,915	62,985
Original Pool Balance	$1,038,130,389.12	$1,573,816,681.42	$1,558,792,742.98	$1,034,333,677.88
Average Loan Balance	$13,333.81	$14,157.74	$16,251.81	$16,421.90
Weighted Average Interest Rate	3.57%	2.99%	2.89%	2.85%
Weighted Average Original Term	60 months	60 months	61 months	61 months
Weighted Average Remaining Term	41 months	42 months	46 months	46 months
Weighted Average FICO®	755	755	754	754
Minimum FICO®	620	620	620	620
Maximum FICO®	886	900	883	886

Geographic Distribution of Receivables representing the 5 states with the greatest aggregate original principal balance:
	CA - 19.0%	CA - 18.9%	CA - 19.8%	CA - 21.4%
	TX - 12.2%	TX - 12.0%	TX - 12.4%	TX - 13.3%
	PA - 5.4%	PA - 4.8%	IL - 4.5%	NJ - 4.7%
	IL - 4.6%	NY - 4.5%	VA - 4.5%	IL - 4.5%
	NY - 4.5%	IL - 4.5%	MD - 4.1%	NY - 4.5%
Distribution of Receivables by Contract Rate(1):
Less than 2.00%	38.22%	44.76%	40.63%	40.11%
2.00%-3.99%	19.93%	23.70%	35.03%	37.95%
4.00%-5.99%	18.66%	16.33%	14.31%	13.35%
6.00%-7.99%	15.33%	9.84%	5.95%	4.89%
8.00%-9.99%	5.11%	3.13%	2.15%	1.98%
10.00%-11.99%	1.60%	1.08%	0.97%	0.87%
12.00%-13.99%	0.86%	0.45%	0.40%	0.37%
14.00%-15.99%	0.29%	0.43%	0.35%	0.31%
16.00% and greater	0.00%	0.27%	0.21%	0.17%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Vehicle Type(1):
Percentage of Passenger Cars	52.02%	54.93%	53.60%	51.58%
Percentage of Minivans	6.26%	5.02%	5.96%	6.65%
Percentage of Light-Duty Trucks	15.67%	14.77%	13.66%	13.37%
Percentage of Sport Utility Vehicles	26.05%	25.27%	26.78%	28.40%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Make(1):
Percentage of Toyota and Scion Vehicles	87.58%	86.70%	84.40%	83.20%
Percentage of Lexus Vehicles	12.42%	13.30%	15.60%	16.80%
Total	100.00%	100.00%	100.00%	100.00%
Share of Original Assets:
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Monthly Payments Greater Than 60 Months	21.46%	19.89%	22.51%	23.46%
Percentage of Used Vehicles	20.34%	23.78%	27.26%	26.32%

________________________________________________________________
(1)            Percentages may not add to 100% due to rounding.

Original Summary Characteristics by Prior Securitization:	TAOT 2013-A	TAOT 2013-B	TAOT 2014-A	TAOT 2014-B
Number of Pool Assets	84,513	66,096	115,093	98,798
Original Pool Balance	$1,301,545,574.10	$1,054,454,800.94	$1,845,073,346.03	$1,583,044,329.52
Average Loan Balance	$15,400.54	$15,953.38	$16,031.15	$16,023.04
Weighted Average Interest Rate	2.56%	2.24%	2.10%	2.09%
Weighted Average Original Term	61 months	61 months	61 months	61 months
Weighted Average Remaining Term	45 months	46 months	46 months	46 months
Weighted Average FICO®	756	757	757	756
Minimum FICO®	620	620	620	620
Maximum FICO®	886	883	886	884

Geographic Distribution of Receivables representing the 5 states with the greatest aggregate original principal balance:
	CA - 20.0%	CA - 21.3%	CA - 22.6%	CA - 26.3%
	TX - 13.3%	TX - 13.4%	TX - 13.4%	TX - 12.9%
	VA - 4.3%	IL - 4.2%	IL - 4.6%	IL - 4.4%
	IL - 4.3%	VA - 4.1%	PA - 4.3%	PA - 4.0%
	NJ - 4.2%	PA - 4.0%	NJ - 4.2%	VA - 3.9%
Distribution of Receivables by Contract Rate(1):
Less than 2.00%	47.45%	54.76%	58.74%	59.38%
2.00%-3.99%	32.52%	28.33%	25.16%	24.80%
4.00%-5.99%	12.21%	10.56%	10.17%	10.04%
6.00%-7.99%	4.52%	3.63%	3.42%	3.28%
8.00%-9.99%	1.84%	1.48%	1.41%	1.45%
10.00%-11.99%	0.84%	0.64%	0.58%	0.56%
12.00%-13.99%	0.27%	0.24%	0.23%	0.21%
14.00%-15.99%	0.22%	0.23%	0.18%	0.16%
16.00% and greater	0.13%	0.13%	0.11%	0.11%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Vehicle Type(1):
Percentage of Passenger Cars	50.02%	50.67%	52.26%	52.51%
Percentage of Minivans	7.35%	7.86%	7.78%	7.93%
Percentage of Light-Duty Trucks	13.15%	12.43%	11.93%	11.49%
Percentage of Sport Utility Vehicles	29.49%	29.04%	28.03%	28.07%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Make(1):
Percentage of Toyota and Scion Vehicles	84.65%	85.44%	86.06%	85.81%
Percentage of Lexus Vehicles	15.35%	14.56%	13.94%	14.19%
Total	100.00%	100.00%	100.00%	100.00%
Share of Original Assets:
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Monthly Payments Greater Than 60 Months	24.16%	21.96%	22.34%	23.09%
Percentage of Used Vehicles	22.72%	21.84%	21.43%	20.81%

________________________________________________________________
(1)            Percentages may not add to 100% due to rounding.

Original Summary Characteristics by Prior Securitization:	TAOT 2014-C	TAOT 2015-A	TAOT 2015-B	TAOT 2015-C
Number of Pool Assets	80,419	96,067	80,216	113,017
Original Pool Balance	$1,321,305,070.93	$1,598,310,293.48	$1,325,639,344.01	$1,852,012,326.06
Average Loan Balance	$16,430.26	$16,637.45	$16,525.87	$16,387.02
Weighted Average Interest Rate	2.01%	1.97%	2.03%	2.10%
Weighted Average Original Term	61 months	61 months	61 months	62 months
Weighted Average Remaining Term	46 months	46 months	46 months	46 months
Weighted Average FICO®	758	757	757	755
Minimum FICO®	620	620	620	620
Maximum FICO®	886	886	883	885

Geographic Distribution of Receivables representing the 5 states with the greatest aggregate original principal balance:
	CA - 23.3%	CA - 23.2%	CA - 24.0%	CA - 24.3%
	TX - 13.3%	TX - 13.7%	TX - 13.7%	TX - 14.3%
	IL - 4.7%	IL - 4.7%	IL - 4.8%	IL - 4.8%
	PA - 4.3%	PA - 4.3%	PA - 4.0%	PA - 4.0%
	VA - 4.0%	VA - 4.0%	NJ - 3.9%	VA - 3.8%
Distribution of Receivables by Contract Rate(1):
Less than 2.00%	62.18%	63.42%	62.81%	61.50%
2.00%-3.99%	23.07%	21.87%	22.22%	22.38%
4.00%-5.99%	9.38%	9.16%	9.23%	9.86%
6.00%-7.99%	3.07%	3.13%	3.25%	3.58%
8.00%-9.99%	1.31%	1.37%	1.45%	1.56%
10.00%-11.99%	0.53%	0.58%	0.56%	0.63%
12.00%-13.99%	0.20%	0.20%	0.17%	0.20%
14.00%-15.99%	0.14%	0.18%	0.20%	0.20%
16.00% and greater	0.12%	0.08%	0.11%	0.09%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Vehicle Type(1):
Percentage of Passenger Cars	51.86%	51.57%	51.60%	50.93%
Percentage of Minivans	7.98%	8.08%	7.80%	7.60%
Percentage of Light-Duty Trucks	11.36%	11.32%	11.52%	12.40%
Percentage of Sport Utility Vehicles	28.81%	29.03%	29.08%	29.06%
Total	100.00%	100.00%	100.00%	100.00%
Distribution of Receivables by Make(1):
Percentage of Toyota and Scion Vehicles	86.23%	85.92%	85.52%	85.64%
Percentage of Lexus Vehicles	13.76%	14.08%	14.48%	14.36%
Total	100.00%	100.00%	100.00%	100.00%
Share of Original Assets:
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Monthly Payments Greater Than 60 Months	22.60%	24.74%	26.08%	28.82%
Percentage of Used Vehicles	20.45%	19.44%	19.61%	19.56%

________________________________________________________________
(1)            Percentages may not add to 100% due to rounding.

Original Summary Characteristics by Prior Securitization:	TAOT 2016-A
Number of Pool Assets	75,279
Original Pool Balance	$1,331,797,102.57
Average Loan Balance	$17,691.48
Weighted Average Interest Rate	2.00%
Weighted Average Original Term	62 months
Weighted Average Remaining Term	47 months
Weighted Average FICO®	757
Minimum FICO®	620
Maximum FICO®	883

Geographic Distribution of Receivables representing the 5 states with the greatest aggregate original principal balance:
CA - 25.1%
TX - 15.4%
IL - 4.5%
PA - 4.1%
NY - 3.8%
Distribution of Receivables by Contract Rate(1):
Less than 2.00%	62.39%
2.00%-3.99%	22.01%
4.00%-5.99%	9.57%
6.00%-7.99%	3.67%
8.00%-9.99%	1.71%
10.00%-11.99%	0.56%
12.00%-13.99%	0.09%
14.00%-15.99%	0.00%
16.00% and greater	0.00%
Total	100.00%
Distribution of Receivables by Vehicle Type(1):
Percentage of Passenger Cars	49.06%
Percentage of Minivans	8.00%
Percentage of Light-Duty Trucks	13.45%
Percentage of Sport Utility Vehicles	29.49%
Total	100.00%
Distribution of Receivables by Make(1):
Percentage of Toyota and Scion Vehicles	86.76%
Percentage of Lexus Vehicles	13.24%
Total	100.00%
Share of Original Assets:
Percentage of Total Principal Balance Consisting of Receivables with Original Scheduled Monthly Payments Greater Than 60 Months	29.41%
Percentage of Used Vehicles	18.92%

________________________________________________________________
(1)        Percentages may not add to 100% due to rounding.

TAOT 2011-A - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	955,725,693.67	2,876,018.72	218	234,156.25	15	-	-	0.02%
2	911,129,614.26	2,957,836.96	224	551,338.61	35	95,398.01	6	0.07%
3	870,432,080.70	3,180,997.45	251	470,445.29	29	337,566.13	20	0.09%
4	830,054,878.51	3,788,425.51	296	548,071.50	34	202,572.30	12	0.09%
5	790,962,999.02	3,675,219.63	290	725,988.05	51	336,631.77	21	0.13%
6	754,555,614.50	4,608,739.83	350	806,676.49	54	423,726.43	28	0.16%
7	716,465,342.40	3,736,432.70	306	868,498.93	59	292,193.44	19	0.16%
8	681,507,096.14	3,908,953.70	329	686,684.20	56	446,721.89	32	0.17%
9	647,229,585.71	3,386,469.73	290	606,129.79	60	224,546.76	17	0.13%
10	615,335,229.31	3,393,499.36	312	742,471.46	59	310,144.55	33	0.17%
11	583,746,028.77	4,031,195.51	368	696,141.37	56	286,162.09	22	0.17%
12	553,310,243.50	3,672,125.33	330	723,187.54	60	335,904.06	24	0.19%
13	523,258,059.44	2,666,966.70	236	691,785.26	62	163,785.54	17	0.16%
14	492,055,183.13	2,454,012.79	248	508,540.82	46	184,167.70	15	0.14%
15	463,815,905.96	2,440,096.19	248	445,788.86	44	253,534.08	20	0.15%
16	435,897,433.00	3,015,228.71	293	447,464.98	42	228,468.04	20	0.16%
17	410,040,435.62	2,731,832.61	267	590,693.02	53	180,294.80	17	0.19%
18	384,772,856.59	2,575,080.33	267	411,480.53	37	263,099.63	22	0.18%
19	359,758,061.03	2,422,808.28	258	453,137.65	47	144,192.90	12	0.17%
20	338,711,622.50	3,009,223.97	315	536,546.97	53	189,234.73	20	0.21%
21	316,962,173.54	2,661,386.97	291	583,868.99	57	229,067.00	24	0.26%
22	296,178,307.03	2,683,275.28	303	566,521.51	58	265,273.35	22	0.28%
23	276,546,528.31	2,500,743.97	289	429,973.82	57	205,092.99	20	0.23%
24	257,774,259.62	2,593,066.67	308	470,096.69	55	109,740.11	16	0.22%
25	240,572,954.45	2,094,739.39	256	399,475.89	53	125,783.33	18	0.22%
26	222,630,963.12	2,094,644.90	258	304,271.67	44	168,815.35	20	0.21%
27	205,484,638.67	1,648,208.54	205	329,632.41	40	78,661.19	17	0.20%
28	189,834,977.37	1,672,374.12	219	235,331.06	36	135,831.48	14	0.20%
29	176,119,652.92	1,731,789.15	235	373,559.81	45	76,233.26	10	0.26%
30	162,036,546.92	1,564,007.22	223	309,004.57	40	98,873.55	14	0.25%
31	149,129,381.14	1,818,438.57	254	312,841.74	41	100,010.56	13	0.28%
32	136,870,583.18	1,556,593.88	227	221,265.00	38	97,737.48	15	0.23%
33	125,096,278.69	1,526,945.49	205	297,934.65	45	70,856.53	13	0.29%
34	114,666,414.52	1,556,580.25	227	319,351.20	48	125,000.45	20	0.39%
35	104,171,345.80	1,582,345.43	236	298,729.48	44	107,547.54	15	0.39%
36	94,555,567.29	1,448,728.43	226	249,523.08	42	107,235.03	16	0.38%
37	85,222,022.80	1,029,879.49	171	212,899.53	37	66,820.39	14	0.33%
38	75,533,642.77	929,522.20	161	119,962.66	22	73,253.53	10	0.26%
39	66,827,402.97	954,781.05	171	154,422.41	24	33,399.49	6	0.28%
40	58,903,876.59	810,222.26	157	250,313.48	39	50,941.29	10	0.51%
41	51,373,716.00	795,849.37	166	136,871.84	29	70,767.78	10	0.40%
42	44,388,108.67	733,839.67	168	120,114.66	25	30,818.14	9	0.34%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2011-B - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,513,486,959.07	4,020,711.33	288	30,571.04	1	-	-	0.00%
2	1,453,334,805.15	4,933,717.14	358	614,530.04	41	20,392.83	1	0.04%
3	1,395,996,337.20	4,563,307.43	358	707,403.35	46	229,179.51	13	0.07%
4	1,337,634,173.84	5,384,705.27	420	839,340.09	66	276,970.02	19	0.08%
5	1,278,983,458.35	5,346,054.87	393	721,431.34	64	389,054.98	28	0.09%
6	1,223,115,690.01	4,406,462.57	340	390,869.13	35	238,434.27	18	0.05%
7	1,165,300,753.46	3,968,581.14	308	489,565.44	39	182,833.91	14	0.06%
8	1,110,111,413.87	3,917,880.67	329	590,500.83	46	322,114.15	23	0.08%
9	1,056,602,059.51	4,538,839.72	370	561,331.07	51	310,707.66	24	0.08%
10	1,004,341,940.09	4,706,369.69	379	829,761.51	58	322,379.36	28	0.11%
11	953,047,910.18	4,692,539.07	398	720,245.07	60	489,506.49	33	0.13%
12	903,173,030.24	4,189,022.82	368	588,182.01	50	369,001.16	25	0.11%
13	858,834,362.24	5,752,777.05	483	819,562.08	64	301,903.36	22	0.13%
14	811,498,653.57	5,434,022.99	471	889,211.93	76	485,338.74	34	0.17%
15	768,892,392.71	5,456,688.35	486	976,525.39	81	333,052.18	30	0.17%
16	727,151,207.96	5,755,430.55	533	1,042,694.02	87	414,987.54	36	0.20%
17	685,701,416.89	5,286,668.31	509	979,700.46	89	455,510.59	34	0.21%
18	648,375,743.36	4,015,231.61	375	888,853.68	87	348,040.87	31	0.19%
19	608,532,051.98	4,269,945.11	428	677,941.08	55	299,920.12	24	0.16%
20	569,616,385.07	3,424,744.43	367	559,488.63	60	267,389.01	18	0.15%
21	533,450,896.00	3,666,845.29	376	659,149.30	67	152,685.80	17	0.15%
22	500,861,097.06	4,261,045.43	436	737,125.78	78	251,303.10	27	0.20%
23	466,559,782.92	3,824,854.56	412	630,174.62	71	259,248.27	30	0.19%
24	434,844,377.22	3,681,650.52	413	703,394.33	72	286,089.67	26	0.23%
25	405,703,786.71	3,497,849.45	397	633,349.14	71	237,750.17	25	0.21%
26	377,687,405.11	3,452,988.05	402	511,348.29	54	249,352.98	28	0.20%
27	352,515,519.94	3,711,856.77	446	609,412.15	67	239,074.37	22	0.24%
28	327,164,118.05	3,739,211.79	469	722,471.42	85	216,343.72	20	0.29%
29	302,503,760.60	3,223,608.54	422	676,566.05	86	205,662.08	26	0.29%
30	279,406,233.36	2,977,146.05	384	524,962.03	72	205,909.89	26	0.26%
31	255,257,937.24	2,479,587.66	339	439,919.18	56	165,901.08	27	0.24%
32	233,432,267.20	2,523,667.68	341	450,725.99	60	127,008.23	22	0.25%
33	212,630,383.39	2,526,605.76	373	458,944.19	61	170,543.68	24	0.30%
34	192,627,599.50	2,318,777.13	359	365,458.48	60	194,237.48	22	0.29%
35	173,514,458.80	2,304,841.97	375	344,751.61	58	126,524.09	21	0.27%
36	155,713,785.43	2,373,207.60	403	430,089.87	74	202,240.02	28	0.41%
37	138,569,767.95	2,275,851.30	409	289,144.03	54	106,471.49	21	0.29%
38	122,902,906.99	1,765,290.98	338	365,724.86	70	69,258.26	14	0.35%
39	109,230,032.75	2,006,475.87	405	400,852.50	84	111,647.84	24	0.47%
40	94,595,362.36	1,884,081.49	387	266,871.48	63	145,981.51	33	0.44%
41	81,469,338.48	1,512,833.98	346	332,476.75	80	102,838.91	26	0.53%
42	69,289,755.33	1,266,679.20	293	201,087.57	51	74,369.62	20	0.40%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2012-A - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,502,616,936.19	3,788,781.81	229	-	-	-	-	0.00%
2	1,447,858,525.35	4,966,019.41	299	750,574.47	42	-	-	0.05%
3	1,393,475,184.42	4,910,570.82	310	937,860.88	49	456,204.74	23	0.10%
4	1,338,821,458.90	5,384,993.46	355	763,101.51	46	360,990.27	19	0.08%
5	1,285,393,469.24	5,628,419.10	361	860,449.92	54	345,958.65	17	0.09%
6	1,237,703,022.38	7,363,837.45	475	1,047,305.71	67	560,181.18	32	0.13%
7	1,185,963,860.02	7,027,749.62	472	1,220,258.96	80	449,875.25	26	0.14%
8	1,138,035,099.06	6,483,656.56	424	1,263,995.55	88	624,606.51	37	0.17%
9	1,090,571,744.59	7,067,484.08	510	1,266,259.91	80	734,352.31	45	0.18%
10	1,042,143,264.08	6,828,943.25	498	1,061,834.05	72	715,924.37	42	0.17%
11	997,806,494.62	5,504,358.19	388	1,097,361.85	75	300,462.25	19	0.14%
12	951,051,183.56	6,031,493.01	436	918,908.87	63	488,790.08	28	0.15%
13	903,662,919.15	5,014,723.87	383	1,118,046.32	72	301,921.98	19	0.16%
14	858,592,712.35	5,722,429.10	427	1,014,353.09	77	480,193.70	31	0.17%
15	818,420,564.88	5,732,339.47	452	1,087,831.99	81	547,535.01	43	0.20%
16	775,460,051.51	5,935,303.82	476	943,785.44	70	399,392.40	30	0.17%
17	735,409,480.83	5,719,275.25	464	1,062,643.95	87	431,618.50	30	0.20%
18	697,343,752.35	6,112,332.65	476	929,608.29	80	354,302.40	29	0.18%
19	660,183,214.94	6,094,126.89	506	1,018,966.31	79	386,921.97	28	0.21%
20	626,230,121.18	6,298,718.81	528	1,278,451.82	107	483,643.84	36	0.28%
21	590,999,652.54	6,432,631.17	563	1,196,359.10	94	610,128.69	47	0.31%
22	556,834,133.30	6,030,910.43	524	1,079,951.06	96	448,806.88	32	0.27%
23	524,756,499.79	4,503,546.97	401	1,052,083.70	88	416,905.24	29	0.28%
24	491,618,375.06	4,389,829.79	400	646,944.16	63	383,838.60	32	0.21%
25	460,383,312.39	4,071,426.85	382	722,772.98	71	304,305.72	24	0.22%
26	431,374,766.41	4,492,144.20	442	710,335.15	64	270,780.71	29	0.23%
27	402,503,675.30	4,200,821.46	432	868,882.24	80	313,431.15	26	0.29%
28	374,223,647.55	4,229,944.65	445	663,272.25	66	380,279.43	34	0.28%
29	348,562,172.90	4,342,175.01	470	964,648.99	91	146,021.42	18	0.32%
30	322,801,693.73	3,883,707.01	439	666,431.81	74	348,137.12	30	0.31%
31	298,738,588.78	4,057,839.76	457	601,887.79	76	218,586.80	23	0.27%
32	277,711,856.63	3,842,531.43	463	1,026,898.45	108	203,698.95	26	0.44%
33	255,040,744.25	3,812,907.94	468	651,692.19	82	353,687.04	36	0.39%
34	234,039,921.61	3,643,189.63	444	746,898.54	93	152,929.91	21	0.38%
35	214,268,095.71	2,730,533.38	350	523,489.91	65	167,805.13	24	0.32%
36	192,856,749.27	2,440,459.30	321	317,060.39	41	122,663.97	17	0.23%
37	174,088,658.23	2,255,330.81	321	469,857.80	60	111,157.29	14	0.33%
38	157,302,184.26	2,533,715.54	391	433,370.91	64	192,348.77	24	0.40%
39	140,285,584.69	2,222,347.23	331	357,385.25	66	116,164.02	18	0.34%
40	124,850,294.35	2,059,043.39	341	411,868.81	64	86,885.61	26	0.40%
41	110,596,004.92	1,953,197.36	325	434,230.04	75	142,760.22	23	0.52%
42	97,506,862.64	1,923,377.86	333	405,047.50	69	166,436.18	30	0.59%
43	85,203,190.53	1,723,851.61	334	335,508.40	53	95,906.70	17	0.51%
44	74,334,355.55	1,726,057.11	338	313,878.92	70	82,949.35	19	0.53%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2012-B - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	999,897,679.76	3,440,854.05	211	59,190.50	2	-	-	0.01%
2	962,396,717.73	3,084,015.07	183	544,719.41	27	37,626.58	2	0.06%
3	927,319,138.96	3,281,525.00	215	445,487.31	22	338,417.98	17	0.08%
4	892,368,482.27	4,196,796.33	266	579,845.49	35	266,366.35	13	0.09%
5	857,818,086.55	3,759,133.35	246	789,073.36	49	214,231.18	12	0.12%
6	824,978,425.50	3,878,895.80	249	519,876.92	36	357,835.02	22	0.11%
7	789,575,062.39	3,604,584.36	241	723,163.11	43	198,796.54	12	0.12%
8	754,545,473.51	3,341,415.06	221	655,188.75	46	475,399.09	24	0.15%
9	720,070,068.56	3,394,954.81	227	551,268.15	38	347,063.82	20	0.12%
10	689,168,791.70	4,256,195.16	301	755,524.81	50	230,254.83	15	0.14%
11	656,454,912.26	3,705,677.01	264	836,016.88	58	268,473.91	16	0.17%
12	625,672,605.21	3,512,482.92	251	779,562.85	49	431,115.35	31	0.19%
13	596,172,686.21	4,043,498.19	284	536,520.18	36	359,785.18	22	0.15%
14	567,280,614.98	4,148,340.13	303	608,377.82	44	257,791.69	15	0.15%
15	540,843,651.63	4,545,469.91	330	733,378.38	53	238,775.39	19	0.18%
16	513,445,948.59	4,817,335.99	368	755,779.86	55	389,353.87	29	0.22%
17	486,311,278.14	3,898,288.73	304	820,962.43	66	344,764.79	24	0.24%
18	461,594,243.30	3,605,398.49	278	572,250.16	43	254,777.08	18	0.18%
19	435,004,433.02	3,293,357.59	270	605,454.86	45	146,527.36	11	0.17%
20	410,266,959.85	2,715,500.16	229	654,042.23	46	192,300.95	11	0.21%
21	386,599,758.40	3,271,945.32	283	602,388.10	48	311,811.15	20	0.24%
22	363,412,781.88	3,594,438.43	312	586,622.30	49	226,106.71	18	0.22%
23	341,110,414.16	3,277,769.43	317	549,202.43	49	313,525.02	24	0.25%
24	319,644,667.66	3,183,635.03	315	775,202.10	71	260,050.97	21	0.32%
25	298,728,753.49	3,142,310.14	298	526,836.69	54	272,949.56	25	0.27%
26	279,374,232.58	2,818,765.53	287	501,152.67	47	164,212.13	17	0.24%
27	261,792,830.03	3,295,853.62	340	585,151.21	62	212,835.27	20	0.30%
28	242,758,936.16	2,848,457.33	297	559,172.50	62	175,920.40	20	0.30%
29	225,224,901.25	2,423,024.16	281	451,546.45	50	326,543.74	31	0.35%
30	208,647,520.60	2,179,041.63	259	315,531.83	37	127,621.21	15	0.21%
31	191,260,823.22	1,846,411.17	221	348,175.57	43	71,783.84	10	0.22%
32	175,805,868.91	2,006,712.27	233	225,587.55	27	125,742.34	14	0.20%
33	161,938,627.62	1,940,517.75	258	484,457.59	55	74,296.25	10	0.35%
34	147,531,440.37	1,926,140.83	243	223,289.67	32	136,286.80	18	0.24%
35	134,213,627.43	1,977,840.91	259	247,125.53	40	60,481.66	11	0.23%
36	122,288,631.28	1,861,508.92	255	412,201.54	52	91,489.12	18	0.41%
37	110,764,182.30	1,797,677.86	254	249,044.79	39	137,053.15	17	0.35%
38	99,849,125.99	1,608,082.96	234	363,400.90	51	114,569.42	17	0.48%
39	89,936,339.04	1,696,775.97	250	265,945.48	43	88,941.11	14	0.39%
40	80,019,835.74	1,766,561.92	276	329,779.56	48	70,757.50	14	0.50%
41	71,354,132.08	1,624,122.37	279	324,989.29	59	112,404.23	19	0.61%
42	62,683,239.36	1,335,070.83	223	155,093.87	33	67,081.10	15	0.35%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2013-A - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,249,581,599.38	2,367,024.11	140	-	-	-	-	0.00%
2	1,200,271,196.83	3,448,082.20	215	340,288.31	18	25,205.99	1	0.03%
3	1,153,865,376.14	4,462,822.21	278	661,049.15	41	172,504.21	8	0.07%
4	1,104,220,310.98	4,237,223.76	273	539,854.00	33	318,414.06	18	0.08%
5	1,058,077,702.35	4,353,256.17	290	738,370.09	49	356,839.79	21	0.10%
6	1,012,356,165.28	4,306,824.50	297	742,939.87	46	292,850.28	19	0.10%
7	968,894,101.11	4,781,726.61	318	857,114.81	59	363,090.69	23	0.13%
8	928,669,857.48	5,371,044.05	374	789,778.33	50	324,262.99	24	0.12%
9	887,440,204.32	5,596,565.95	396	1,009,271.23	70	458,516.11	26	0.17%
10	846,478,448.00	6,015,438.73	409	907,809.48	63	429,959.23	28	0.16%
11	807,977,771.14	3,930,384.36	295	981,896.17	61	284,529.22	22	0.16%
12	766,879,918.63	4,521,468.52	319	693,676.37	47	476,849.07	27	0.15%
13	727,380,748.29	3,905,886.37	299	720,600.67	48	253,901.10	22	0.13%
14	690,134,240.96	4,729,543.04	375	772,863.29	60	290,137.60	16	0.15%
15	653,284,233.73	4,332,589.61	345	736,322.49	60	320,321.89	22	0.16%
16	616,974,853.88	4,435,419.95	364	765,815.71	57	328,430.30	27	0.18%
17	583,742,661.54	4,966,949.37	408	963,374.81	73	305,251.55	22	0.22%
18	551,309,059.11	4,598,665.91	394	833,011.29	61	492,948.88	32	0.24%
19	519,964,363.73	4,256,337.12	382	763,275.01	67	391,404.50	26	0.22%
20	492,809,609.91	5,247,384.59	465	829,621.65	74	370,322.19	30	0.24%
21	463,014,614.94	4,913,519.12	434	1,036,152.04	88	258,499.74	24	0.28%
22	434,845,650.46	4,428,365.01	405	859,927.73	76	413,468.19	38	0.29%
23	408,632,925.21	3,348,207.97	316	611,231.37	51	246,306.86	24	0.21%
24	380,650,059.80	2,905,763.39	294	569,316.71	46	183,637.80	17	0.20%
25	355,628,916.68	2,510,035.26	274	614,483.23	60	85,250.66	9	0.20%
26	333,237,575.58	3,370,787.71	346	549,394.08	61	198,936.75	21	0.22%
27	309,850,394.34	2,949,486.38	322	699,377.16	67	197,914.13	23	0.29%
28	287,632,415.63	2,942,370.08	343	553,598.69	67	310,365.46	32	0.30%
29	267,177,863.80	3,241,957.67	366	568,559.32	78	168,103.38	22	0.28%
30	247,672,439.15	2,778,847.23	318	557,198.40	68	163,661.92	24	0.29%
31	229,444,251.21	2,773,043.18	336	484,848.68	66	209,897.35	27	0.30%
32	212,538,396.48	2,582,745.54	321	545,427.35	67	180,791.91	25	0.34%
33	195,526,929.43	2,890,033.97	367	524,203.97	69	166,510.92	21	0.35%
34	179,966,725.00	2,517,322.88	332	666,002.97	80	220,162.57	28	0.49%
35	164,304,263.41	1,866,739.59	255	424,197.96	54	158,107.05	20	0.35%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2013-B - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,015,518,831.48	2,671,485.68	173	-	-	-	-	0.00%
2	977,300,192.15	3,250,131.09	195	399,928.10	24	-	-	0.04%
3	942,650,158.10	4,168,707.33	270	736,507.37	39	156,116.58	9	0.09%
4	906,699,546.02	3,904,478.20	264	563,604.32	35	391,522.51	21	0.11%
5	870,044,837.19	3,607,917.56	249	501,594.52	33	220,728.54	14	0.08%
6	835,339,694.47	3,015,717.25	209	555,361.27	37	171,050.28	12	0.09%
7	798,975,879.95	2,980,342.24	207	624,660.14	39	260,604.45	17	0.11%
8	763,723,830.03	2,969,451.04	212	678,389.24	37	423,736.88	23	0.14%
9	729,687,288.87	3,778,481.05	265	682,479.03	44	303,253.14	14	0.14%
10	695,953,808.39	3,649,688.81	260	746,958.65	48	271,302.12	15	0.15%
11	663,229,734.83	3,488,284.31	247	586,525.35	40	368,195.61	22	0.14%
12	632,421,238.22	3,877,473.00	297	760,135.44	52	293,155.60	19	0.17%
13	601,440,309.86	3,394,276.05	262	665,040.39	45	437,107.70	25	0.18%
14	572,113,839.60	3,354,141.43	258	557,324.77	43	400,668.01	23	0.17%
15	546,761,959.65	4,618,394.75	358	543,492.51	50	388,282.76	27	0.17%
16	518,205,522.96	4,407,003.75	345	808,757.34	65	142,130.18	15	0.18%
17	492,099,860.22	4,031,983.53	330	744,345.39	56	385,386.81	28	0.23%
18	467,362,956.53	3,168,519.80	265	567,902.34	47	236,627.94	21	0.17%
19	440,366,552.71	2,805,313.39	245	438,255.73	36	277,220.26	18	0.16%
20	415,460,179.70	2,706,433.46	234	478,387.19	43	250,874.24	15	0.18%
21	393,214,463.04	3,245,028.40	283	593,036.16	48	168,354.60	15	0.19%
22	369,847,155.96	2,954,547.06	264	668,288.10	53	202,819.97	15	0.24%
23	347,729,539.15	3,007,785.13	281	554,540.10	50	212,742.77	17	0.22%
24	327,497,019.74	2,920,693.11	286	661,680.01	60	296,470.89	24	0.29%
25	307,513,958.68	2,859,508.39	271	525,071.12	53	311,546.12	25	0.27%
26	288,290,203.58	2,745,280.00	276	398,016.10	47	214,093.96	18	0.21%
27	270,693,127.84	2,671,980.68	265	545,081.77	56	115,304.86	14	0.24%
28	253,203,982.04	2,968,145.05	296	493,180.98	55	204,961.52	19	0.28%
29	236,438,325.85	2,823,927.49	310	493,788.85	48	236,978.81	25	0.31%
30	219,689,530.79	2,314,120.53	239	372,450.50	45	223,322.66	19	0.27%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2014-A - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,710,609,380.02	4,454,418.56	275	568,810.56	32	-	-	0.03%
2	1,643,293,781.35	4,542,051.37	293	554,037.03	32	317,720.08	15	0.05%
3	1,578,874,624.35	6,055,749.31	380	984,929.98	60	355,451.05	21	0.08%
4	1,514,172,883.64	5,870,018.14	376	1,264,233.18	75	524,696.37	30	0.12%
5	1,450,214,661.79	6,526,774.73	414	1,066,006.08	65	737,501.35	42	0.12%
6	1,391,180,368.08	7,336,537.85	487	1,214,160.46	73	681,616.63	40	0.14%
7	1,331,567,026.28	6,390,913.64	418	1,169,698.28	82	509,708.80	29	0.13%
8	1,275,231,561.41	6,693,971.74	453	1,292,536.55	86	447,517.85	35	0.14%
9	1,224,330,037.01	7,861,243.39	549	1,744,833.56	111	504,490.38	37	0.18%
10	1,168,331,983.00	7,559,549.92	531	1,638,139.31	104	644,696.07	41	0.20%
11	1,115,965,459.07	7,169,172.30	516	1,501,555.82	93	804,104.63	50	0.21%
12	1,066,442,425.00	5,997,358.70	422	1,010,417.15	78	672,829.95	40	0.16%
13	1,011,879,833.97	5,538,467.68	405	756,386.40	53	539,730.51	33	0.13%
14	961,016,665.91	5,120,208.21	394	920,410.09	60	282,834.49	17	0.13%
15	913,797,383.59	6,032,117.57	464	1,099,230.20	90	498,175.65	30	0.17%
16	865,830,477.30	5,539,894.85	413	1,040,899.49	82	417,604.63	31	0.17%
17	820,348,247.51	5,515,774.20	433	1,078,948.44	76	390,340.85	28	0.18%
18	778,184,388.47	6,352,793.79	510	912,124.19	83	526,178.62	38	0.18%
19	736,312,582.63	5,937,505.26	493	990,908.64	84	344,540.52	27	0.18%
20	697,345,167.41	6,450,136.95	537	1,181,049.37	90	357,956.18	32	0.22%
21	659,846,406.26	6,260,823.58	532	1,218,463.98	102	397,179.06	29	0.24%
22	621,704,725.50	6,386,188.74	542	1,295,722.29	123	533,013.21	43	0.29%
23	586,894,948.21	6,480,750.43	573	1,269,999.82	115	480,214.40	45	0.30%
24	551,521,334.03	4,787,178.04	440	767,864.31	75	352,119.26	30	0.20%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2014-B - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,464,992,997.82	5,098,552.93	301	687,978.33	41	89,824.63	2	0.05%
2	1,405,924,311.94	5,251,108.24	320	798,921.50	40	358,204.41	22	0.08%
3	1,351,623,837.85	6,832,308.64	425	959,159.36	57	434,289.09	21	0.10%
4	1,296,756,939.81	6,623,533.55	408	1,052,199.01	62	414,145.38	21	0.11%
5	1,244,577,363.97	6,843,349.59	435	1,016,240.28	62	482,506.97	29	0.12%
6	1,197,614,955.83	7,547,194.97	514	1,215,448.13	80	518,633.18	30	0.14%
7	1,145,729,829.40	7,524,300.31	500	1,431,988.07	90	587,106.48	32	0.18%
8	1,097,598,107.86	7,276,519.56	493	1,324,963.55	91	737,692.20	39	0.19%
9	1,051,566,703.49	5,259,650.55	382	1,163,775.85	76	508,406.30	31	0.16%
10	1,001,784,107.28	5,041,222.93	364	878,178.31	54	569,149.29	33	0.14%
11	954,189,159.80	4,945,591.56	357	991,893.26	70	428,188.83	25	0.15%
12	910,696,657.48	6,238,050.22	442	823,129.81	60	427,025.48	33	0.14%
13	866,083,071.20	6,164,529.11	442	1,423,070.71	96	352,967.01	26	0.21%
14	823,270,821.80	5,165,272.21	394	1,326,203.05	91	568,847.84	37	0.23%
15	782,485,718.92	6,147,374.65	459	1,187,247.14	82	570,651.51	37	0.22%
16	743,457,231.16	5,891,877.57	437	1,223,084.68	88	477,055.84	30	0.23%
17	704,807,437.84	6,335,578.00	491	1,036,019.92	75	422,090.22	34	0.21%
18	669,159,151.96	6,380,772.56	498	1,386,608.91	99	364,831.34	28	0.26%
19	632,427,939.45	6,069,234.67	499	1,400,694.40	109	633,529.62	48	0.32%
20	598,776,572.49	6,889,452.76	552	1,189,416.71	103	435,687.08	40	0.27%
21	564,968,967.61	4,835,460.51	405	841,529.17	76	374,919.22	35	0.22%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2014-C - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,227,044,118.01	3,822,733.01	247	603,067.04	35	22,474.45	2	0.05%
2	1,185,048,136.10	4,849,191.61	322	1,037,569.80	54	310,048.89	18	0.11%
3	1,137,789,005.42	5,632,450.83	370	938,208.70	57	449,258.31	24	0.12%
4	1,094,344,776.23	4,926,330.89	313	1,203,515.70	82	448,784.47	24	0.15%
5	1,052,018,780.42	4,647,465.35	306	800,329.73	43	490,221.55	31	0.12%
6	1,005,246,348.49	3,759,831.24	247	617,815.76	37	400,863.10	21	0.10%
7	962,087,724.95	3,906,493.33	250	733,161.47	45	371,030.05	21	0.11%
8	922,498,084.62	4,800,335.91	326	845,354.73	54	355,008.90	22	0.13%
9	881,331,040.47	4,746,993.95	324	1,036,611.63	65	376,513.20	23	0.16%
10	842,163,995.99	4,966,325.89	345	855,833.87	57	471,791.00	31	0.16%
11	803,642,072.04	4,762,552.37	340	823,594.55	64	526,970.23	34	0.17%
12	766,411,524.15	4,447,755.15	318	809,018.03	68	411,624.69	27	0.16%
13	730,591,212.38	4,659,409.60	331	689,141.11	44	382,728.06	31	0.15%
14	696,815,831.51	4,886,989.50	365	953,358.16	63	318,040.59	19	0.18%
15	662,533,761.07	4,916,007.50	391	1,145,362.77	70	451,775.58	31	0.24%
16	631,349,885.78	5,209,652.67	416	1,047,173.77	86	559,711.82	27	0.25%
17	599,355,498.93	4,570,534.04	356	629,747.67	59	455,091.92	34	0.18%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2015-A - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,484,836,555.66	3,276,678.09	216	622,825.80	28	2,059.97	1	0.04%
2	1,428,223,060.92	4,579,906.01	267	563,235.53	30	365,360.38	16	0.07%
3	1,375,206,516.09	5,338,121.41	334	704,971.52	39	270,099.53	16	0.07%
4	1,319,918,780.93	5,344,439.92	329	819,118.44	53	375,717.20	19	0.09%
5	1,265,357,685.60	6,059,916.45	378	775,589.22	52	400,964.30	24	0.09%
6	1,214,161,555.01	5,772,564.86	369	1,147,465.59	74	351,513.44	23	0.12%
7	1,164,436,811.19	6,570,408.45	415	1,267,052.43	70	541,104.09	36	0.16%
8	1,116,052,794.63	6,916,166.30	446	1,159,071.60	66	525,166.62	30	0.15%
9	1,071,242,157.97	7,346,635.70	466	1,579,354.33	95	572,205.43	30	0.20%
10	1,022,666,767.15	7,432,982.81	517	1,547,351.09	93	626,748.38	39	0.21%
11	979,011,172.53	8,035,827.28	527	1,607,512.04	113	793,710.75	50	0.25%
12	933,871,309.60	7,050,344.97	460	1,356,767.79	90	555,464.70	39	0.20%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2015-B - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,229,132,987.44	5,281,101.53	316	933,748.62	47	20,782.04	1	0.08%
2	1,181,417,525.84	5,296,709.03	314	1,048,496.98	61	639,669.12	33	0.14%
3	1,136,791,264.15	5,702,352.54	350	1,095,329.18	63	497,730.51	28	0.14%
4	1,092,003,405.77	5,837,207.99	365	1,184,249.17	63	561,542.02	30	0.16%
5	1,047,752,707.30	7,061,730.33	440	1,325,053.94	84	380,919.86	21	0.16%
6	1,007,872,914.60	6,452,687.05	403	1,313,528.76	80	673,730.56	39	0.20%
7	964,623,057.97	6,990,102.88	455	1,919,739.67	100	751,425.93	46	0.28%
8	924,972,226.50	7,436,756.75	484	1,685,208.91	99	976,299.44	49	0.29%
9	885,385,330.82	5,867,671.52	377	1,248,700.74	87	518,369.94	32	0.20%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

TAOT 2015-C - Delinquencies(1)(2)
Month	Ending Pool Balance ($)	30-59 Days Delinquent ($)	Number of Receivables 30-59 Days Delinquent	60-89 Days Delinquent ($)	Number of Receivables 60-89 Days Delinquent	90-119 Days Delinquent ($)	Number of Receivables 90-119 Days Delinquent	60+ Days Delinquent as % of Ending Pool Balance
1	1,717,128,312.41	9,401,584.62	567	1,728,162.19	100	223,949.75	10	0.11%
2	1,652,310,074.67	9,051,726.89	549	1,802,181.21	100	926,105.72	48	0.17%
3	1,587,920,927.64	9,520,844.91	600	1,967,285.45	108	739,868.30	46	0.17%
4	1,527,692,012.53	10,321,551.64	663	2,249,113.46	125	847,795.30	41	0.20%
5	1,463,597,334.38	10,701,583.63	676	2,482,193.87	152	1,095,304.35	57	0.24%
6	1,406,622,256.50	12,063,854.95	771	2,727,528.62	175	1,107,571.59	68	0.27%
7	1,347,660,407.77	8,792,557.32	574	2,029,585.34	131	860,913.40	53	0.21%
_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

60+ Day Delinquencies(1)(2)(3)

TAOT 2011-A
TAOT 2011-B
TAOT 2012-A
TAOT 2012-B
TAOT 2013-A
TAOT 2013-B
TAOT 2014-A
TAOT 2014-B
TAOT 2014-C
TAOT 2015-A
TAOT 2015-B
TAOT 2015-C
0.70%
0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
1
5
9
13
17
21
25
29
33
37
41

_______________
(1)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made.
(2)	Calculated as aggregate principal balance of receivables 60 or more days contractually delinquent as a percentage of the pool balance, in each case as of the end of the related month.
(3)	Delinquent Receivables are charged off as soon as TMCC determines that the vehicle cannot be recovered, but not later than when the contract is 120 days contractually delinquent.

Prepayment Speeds(1)
Month	TAOT 2011-A	TAOT 2011-B	TAOT 2012-A	TAOT 2012-B	TAOT 2013-A	TAOT 2013-B	TAOT 2014-A	TAOT 2014-B	TAOT 2014-C	TAOT 2015-A	TAOT 2015-B	TAOT 2015-C
1	2.69%	1.25%	1.29%	1.09%	1.44%	1.29%	2.81%	2.90%	2.85%	2.81%	2.86%	2.81%
2	1.60%	1.29%	1.27%	1.33%	1.37%	1.30%	1.37%	1.44%	1.07%	1.32%	1.36%	1.28%
3	1.47%	1.24%	1.30%	1.22%	1.29%	1.12%	1.33%	1.30%	1.39%	1.21%	1.25%	1.31%
4	1.51%	1.33%	1.36%	1.26%	1.49%	1.26%	1.39%	1.38%	1.25%	1.36%	1.31%	1.21%
5	1.51%	1.40%	1.37%	1.28%	1.38%	1.35%	1.42%	1.32%	1.24%	1.39%	1.34%	1.40%
6	1.42%	1.35%	1.15%	1.21%	1.42%	1.28%	1.30%	1.13%	1.52%	1.30%	1.16%	1.20%
7	1.58%	1.48%	1.39%	1.43%	1.37%	1.44%	1.37%	1.40%	1.40%	1.29%	1.39%	1.32%
8	1.47%	1.44%	1.27%	1.46%	1.25%	1.43%	1.31%	1.30%	1.27%	1.28%	1.25%
9	1.50%	1.44%	1.30%	1.48%	1.36%	1.41%	1.14%	1.25%	1.41%	1.16%	1.30%
10	1.42%	1.45%	1.39%	1.30%	1.40%	1.45%	1.40%	1.47%	1.36%	1.39%
11	1.47%	1.47%	1.25%	1.47%	1.33%	1.45%	1.31%	1.44%	1.38%	1.22%
12	1.46%	1.48%	1.42%	1.40%	1.52%	1.38%	1.25%	1.31%	1.36%	1.34%
13	1.50%	1.31%	1.50%	1.37%	1.50%	1.45%	1.50%	1.42%	1.34%
14	1.63%	1.50%	1.46%	1.38%	1.45%	1.40%	1.43%	1.40%	1.27%
15	1.53%	1.36%	1.28%	1.26%	1.49%	1.16%	1.34%	1.36%	1.36%
16	1.57%	1.38%	1.47%	1.38%	1.53%	1.46%	1.43%	1.33%	1.23%
17	1.51%	1.43%	1.39%	1.42%	1.43%	1.34%	1.39%	1.37%	1.34%
18	1.54%	1.30%	1.35%	1.30%	1.45%	1.30%	1.30%	1.27%
19	1.59%	1.48%	1.36%	1.49%	1.45%	1.52%	1.35%	1.39%
20	1.36%	1.51%	1.25%	1.42%	1.25%	1.44%	1.27%	1.28%
21	1.49%	1.45%	1.37%	1.40%	1.48%	1.30%	1.26%	1.35%
22	1.49%	1.34%	1.37%	1.43%	1.45%	1.45%	1.35%
23	1.46%	1.49%	1.32%	1.43%	1.39%	1.41%	1.25%
24	1.46%	1.43%	1.44%	1.42%	1.56%	1.32%	1.34%
25	1.39%	1.35%	1.40%	1.45%	1.46%	1.36%
26	1.52%	1.35%	1.34%	1.39%	1.34%	1.36%
27	1.53%	1.23%	1.40%	1.29%	1.48%	1.27%
28	1.47%	1.31%	1.43%	1.48%	1.47%	1.33%
29	1.34%	1.33%	1.34%	1.43%	1.42%	1.32%
30	1.45%	1.29%	1.41%	1.41%	1.41%	1.39%
31	1.39%	1.44%	1.38%	1.55%	1.38%
32	1.39%	1.37%	1.22%	1.46%	1.34%
33	1.41%	1.37%	1.42%	1.38%	1.42%
34	1.30%	1.40%	1.38%	1.51%	1.36%
35	1.39%	1.42%	1.37%	1.48%	1.45%
36	1.34%	1.41%	1.55%	1.42%
37	1.38%	1.44%	1.47%	1.45%
38	1.51%	1.42%	1.41%	1.46%
39	1.47%	1.33%	1.51%	1.43%
40	1.45%	1.51%	1.49%	1.51%
41	1.49%	1.50%	1.48%	1.45%
42	1.50%	1.53%	1.48%	1.54%
43			1.51%
44			1.48%
_______________
(1)	The ABS Speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM. The SMM is the ratio of the prepayment amount divided by the beginning of month pool balance less the calculated scheduled principal amount times one hundred. The prepayment amount is calculated as the excess of (i) the monthly change in the reported receivables balance minus (ii) the calculated scheduled payment. The scheduled principal is calculated based on the weighted average remaining term and weighted average APR of the receivables assuming the receivables have been aggregated into one loan. The SMM is expressed as an ABS Speed by dividing (a) the product of one hundred and the SMM by (b) the sum of (i) one hundred and (ii) the SMM multiplied by the age of the pool, in months, minus one.

Prepayment Speeds(1)

TAOT 2011-A
TAOT 2011-B
TAOT 2012-A
TAOT 2012-B
TAOT 2013-A
TAOT 2013-B
TAOT 2014-A
TAOT 2014-B
TAOT 2014-C
TAOT 2015-A
TAOT 2015-B
TAOT 2015-C
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1
5
9
13
17
21
25
29
33
37
41

_______________
(1)	The ABS Speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM. The SMM is the ratio of the prepayment amount divided by the beginning of month pool balance less the calculated scheduled principal amount times one hundred. The prepayment amount is calculated as the excess of (i) the monthly change in the reported receivables balance minus (ii) the calculated scheduled payment. The scheduled principal is calculated based on the weighted average remaining term and weighted average APR of the receivables assuming the receivables have been aggregated into one loan. The SMM is expressed as an ABS Speed by dividing (a) the product of one hundred and the SMM by (b) the sum of (i) one hundred and (ii) the SMM multiplied by the age of the pool, in months, minus one.

Cumulative Net Losses(1)
Month	TAOT 2011-A	TAOT 2011-B	TAOT 2012-A	TAOT 2012-B	TAOT 2013-A	TAOT 2013-B	TAOT 2014-A	TAOT 2014-B	TAOT 2014-C	TAOT 2015-A	TAOT 2015-B	TAOT 2015-C
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.01%	0.01%
3	0.01%	0.00%	0.00%	0.00%	0.00%	0.01%	0.02%	0.02%	0.02%	0.02%	0.05%	0.05%
4	0.03%	0.02%	0.03%	0.03%	0.02%	0.02%	0.03%	0.04%	0.05%	0.03%	0.08%	0.07%
5	0.04%	0.03%	0.04%	0.04%	0.04%	0.06%	0.05%	0.05%	0.07%	0.05%	0.11%	0.10%
6	0.07%	0.04%	0.06%	0.04%	0.05%	0.07%	0.08%	0.07%	0.08%	0.07%	0.11%	0.14%
7	0.08%	0.04%	0.08%	0.06%	0.06%	0.07%	0.10%	0.08%	0.09%	0.08%	0.14%	0.17%
8	0.10%	0.05%	0.09%	0.07%	0.08%	0.06%	0.10%	0.10%	0.10%	0.10%	0.16%
9	0.12%	0.06%	0.12%	0.10%	0.09%	0.08%	0.11%	0.11%	0.11%	0.11%	0.20%
10	0.12%	0.07%	0.14%	0.12%	0.12%	0.10%	0.12%	0.12%	0.13%	0.12%
11	0.13%	0.08%	0.16%	0.11%	0.12%	0.12%	0.15%	0.13%	0.15%	0.13%
12	0.13%	0.09%	0.15%	0.12%	0.13%	0.12%	0.16%	0.13%	0.16%	0.16%
13	0.14%	0.10%	0.16%	0.14%	0.15%	0.13%	0.16%	0.14%	0.17%
14	0.14%	0.10%	0.16%	0.15%	0.15%	0.14%	0.18%	0.15%	0.17%
15	0.14%	0.12%	0.18%	0.17%	0.15%	0.15%	0.18%	0.18%	0.18%
16	0.14%	0.13%	0.19%	0.17%	0.16%	0.17%	0.18%	0.19%	0.19%
17	0.15%	0.13%	0.20%	0.18%	0.16%	0.17%	0.19%	0.20%	0.20%
18	0.16%	0.14%	0.21%	0.19%	0.17%	0.19%	0.19%	0.21%
19	0.16%	0.16%	0.20%	0.20%	0.18%	0.18%	0.20%	0.21%
20	0.16%	0.16%	0.22%	0.19%	0.19%	0.19%	0.21%	0.23%
21	0.16%	0.15%	0.23%	0.20%	0.20%	0.19%	0.21%	0.23%
22	0.18%	0.15%	0.25%	0.21%	0.22%	0.18%	0.23%
23	0.19%	0.16%	0.25%	0.22%	0.23%	0.19%	0.24%
24	0.19%	0.16%	0.26%	0.23%	0.23%	0.19%	0.24%
25	0.18%	0.17%	0.26%	0.23%	0.22%	0.21%
26	0.18%	0.17%	0.27%	0.23%	0.22%	0.22%
27	0.18%	0.17%	0.27%	0.23%	0.22%	0.22%
28	0.18%	0.17%	0.27%	0.23%	0.22%	0.21%
29	0.18%	0.17%	0.28%	0.23%	0.23%	0.23%
30	0.18%	0.16%	0.28%	0.25%	0.23%	0.22%
31	0.18%	0.16%	0.28%	0.24%	0.23%
32	0.18%	0.17%	0.28%	0.24%	0.23%
33	0.18%	0.16%	0.28%	0.24%	0.24%
34	0.18%	0.16%	0.29%	0.24%	0.24%
35	0.18%	0.17%	0.29%	0.24%	0.24%
36	0.18%	0.17%	0.28%	0.24%
37	0.18%	0.17%	0.28%	0.24%
38	0.18%	0.17%	0.28%	0.24%
39	0.18%	0.17%	0.28%	0.24%
40	0.18%	0.16%	0.28%	0.24%
41	0.18%	0.17%	0.28%	0.24%
42	0.18%	0.16%	0.28%	0.25%
43			0.28%
44			0.28%
_______________
(1)	The monthly net cumulative loss percent is the cumulative net dollars charged off, which is the net remaining principal balance, including earned but not yet received finance charges, repossession expenses and unpaid extension fees, less any proceeds from the liquidation of the related vehicle and any subsequent post-charge-off recoveries, divided by the original pool balance of the receivables.

Cumulative Net Losses(1)

TAOT 2011-A
TAOT 2011-B
TAOT 2012-A
TAOT 2012-B
TAOT 2013-A
TAOT 2013-B
TAOT 2014-A
TAOT 2014-B
TAOT 2014-C
TAOT 2015-A
TAOT 2015-B
TAOT 2015-C
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
1
5
9
13
17
21
25
29
33
37
41

_______________
(1)	The monthly net cumulative loss percent is the cumulative net dollars charged off, which is the net remaining principal balance, including earned but not yet received finance charges, repossession expenses and unpaid extension fees, less any proceeds from the liquidation of the related vehicle and any subsequent post-charge-off recoveries, divided by the original pool balance of the receivables.

Toyota Auto Receivables 2016-B Owner Trust

If the aggregate initial principal amount of the notes is $1,200,000,000, Toyota Auto Receivables Trust 2016-B will issue the following classes of asset-backed notes:
$337,000,000 Asset-Backed Notes, Class A‑1(1)
$________ Asset-Backed Notes, Class A-2a(1)(2)
$________ Asset-Backed Notes, Class A-2b(1)(2)
$362,000,000 Asset-Backed Notes, Class A‑3(1)
$103,000,000 Asset-Backed Notes, Class A‑4(1)
$30,000,000 Asset-Backed Notes, Class B(1)
If the aggregate initial principal amount of the notes is $1,600,000,000, Toyota Auto Receivables Trust 2016-B will issue the following classes of asset-backed notes:
$446,000,000 Asset-Backed Notes, Class A‑1(1)
$________ Asset-Backed Notes, Class A-2a(1)(3)
$________ Asset-Backed Notes, Class A-2b(1)(3)
$490,000,000 Asset-Backed Notes, Class A‑3(1)
$134,000,000 Asset-Backed Notes, Class A‑4(1)
$40,000,000 Asset-Backed Notes, Class B(1)
______________
(1)	The Class A-1 Notes, the Class B Notes and approximately 10% (by initial principal amount) of each of the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes will be retained by Toyota Auto Finance Receivables LLC or its affiliate on the closing date.
(2)	If the aggregate initial principal amount of the notes is $1,200,000,000, the aggregate initial principal amount of the Class A-2a Notes and the Class A-2b Notes will be $368,000,000. The allocation of the initial principal amount between the Class A-2a Notes and Class A-2b Notes will be determined at the time of pricing of the notes offered hereunder. Toyota Auto Finance Receivables LLC expects that the initial principal amount of the Class A-2b Notes will not exceed $276,000,000.
(3)	If the aggregate initial principal amount of the notes is $1,600,000,000, the aggregate initial principal amount of the Class A-2a Notes and the Class A-2b Notes will be $490,000,000. The allocation of the initial principal amount between the Class A-2a Notes and Class A-2b Notes will be determined at the time of pricing of the notes offered hereunder. Toyota Auto Finance Receivables LLC expects that the initial principal amount of the Class A-2b Notes will not exceed $367,500,000.

Toyota Auto Finance Receivables LLC
Depositor

Toyota Motor Credit Corporation
Sponsor, Administrator and Servicer
__________________
PROSPECTUS
__________________

Joint Bookrunners
Citigroup	Lloyds Securities	RBC Capital Markets
Co-Managers
Credit Agricole Securities	Mizuho Securities	US Bancorp

You should rely only on the information contained in or incorporated by reference into this prospectus.  We have not authorized anyone to give you different information.  We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the front cover of this prospectus.  We are not offering the notes in any jurisdiction where it is not permitted.
Dealer prospectus delivery obligation.  Until August ___, 2016, which is ninety days following the date of this prospectus, all dealers that effect transactions in these notes, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.